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AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES INDEX OF CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

Exhibit 99.1

 TABLE OF DEFINITIONS

AeroTurbine	AeroTurbine, Inc.
AerCap	AerCap Holdings N.V. and its subsidiaries
AerCap Transaction	AerCap and AerCap Ireland Limited, a wholly-owned subsidiary of AerCap, purchase of 100 percent of ILFC's common stock from AIG on May 14, 2014
AerCap Trust	AerCap Global Aviation Trust and its consolidated subsidiaries
AIG	American International Group, Inc.
Airbus	Airbus S.A.S.
AOCI	Accumulated other comprehensive income (loss)
Boeing	The Boeing Company
Closing Date	May 14, 2014
The Company, management, we, our, us	Prior to May 14, 2014, ILFC and its consolidated subsidiaries and on and after May 14, 2014, AerCap Trust and its consolidated subsidiaries
CVA	Credit Valuation Adjustment
ECA	Export Credit Agency
ECAPS	Enhanced Capital Advantaged Preferred Securities
Embraer	Embraer S.A.
EOL contract	End of lease contract
Ex-Im	Export-Import Bank of the United States
FASB	Financial Accounting Standards Board
ILFC	International Lease Finance Corporation and its consolidated subsidiaries
IRS	Internal Revenue Service
LIBOR	London Interbank Offered Rates
MR contract	Maintenance reserved contract
MVA	Market Valuation Adjustment
OCI	Other comprehensive income (loss)
Part-out	Disassembly of an aircraft for the sale of its parts
PB	Primary beneficiary
Predecessor	ILFC and its consolidated subsidiaries prior to May 14, 2014
Reorganization	The transfer of substantially all of ILFC's assets to AerCap Trust and AerCap Trust's assumption of substantially all of ILFC's liabilities on May 14, 2014

SEC	U.S. Securities and Exchange Commission
SPE	Special purpose entity
Successor	AerCap Trust from its inception on February 5, 2014 and ILFC and its subsidiaries consolidated with AerCap Trust for the time period after May 13, 2014
U.S. GAAP	Accounting Principles Generally Accepted in the United States of America
VIE	Variable interest entity

Cautionary Statement Regarding Forward-looking Information

        This Annual Report and other publicly available documents may contain or incorporate statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements appear in a number of places in this Annual Report and include statements regarding, among other matters, the integration of ILFC with AerCap, the Reorganization and its potential impact, the state of the airline industry, our access to the capital markets, our ability to restructure leases and repossess aircraft, the structure of our leases, regulatory matters pertaining to compliance with governmental regulations and other factors affecting our financial condition or results of operations. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and "should," and variations of these words and similar expressions, are used in many cases to identify these forward-looking statements. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results to vary materially from our future results, performance or achievements, or those of our industry, expressed or implied in such forward-looking statements. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for aircraft, availability and creditworthiness of current and prospective lessees, lease rates, availability and cost of financing and operating expenses, governmental actions and initiatives, and environmental and safety requirements, as well as the factors discussed under the heading "Risk Factors", in this Annual Report. We do not intend and undertake no obligation to update any forward-looking information to reflect actual results or future events or circumstances.

Business

Our Company

        AerCap Trust, a Delaware statutory trust, was formed on February 5, 2014. On the Closing Date, immediately after completing the AerCap Transaction, all of ILFC's assets were transferred substantially as an entirety to, and substantially all of ILFC's liabilities were assumed by, AerCap Trust (the "Reorganization").

        In connection with the Reorganization, AerCap Trust agreed to assume ILFC's obligations under its debt agreements, including under its various indentures, and AerCap and certain of its subsidiaries agreed to guarantee such obligations. ILFC also agreed to continue to be an obligor under these debt agreements. Accordingly, AerCap Trust became the successor obligor in respect of the bonds issued under ILFC's various indentures, and as of the Closing Date, AerCap Trust succeeded ILFC as the entity for which financial information is filed with the SEC.

        AerCap Ireland Capital Limited, a wholly-owned subsidiary of AerCap Ireland Limited, and ILFC, an indirect wholly-owned subsidiary of AerCap Trust, are the sole beneficiaries of AerCap Trust. Neither AerCap Ireland Limited nor AerCap Ireland Capital Limited are consolidated into the financial statements presented herein, but are related parties to the consolidated AerCap Trust.

        Prior to May 14, 2014, ILFC was an indirect wholly-owned subsidiary of AIG. On December 16, 2013, AIG entered into an agreement with AerCap and AerCap Ireland Limited, a wholly-owned subsidiary of AerCap, for the sale of 100 percent of ILFC's common stock for consideration consisting of $2.4 billion in cash and 97,560,976 newly-issued AerCap common shares (the "AerCap Transaction"). In addition, ILFC paid a special dividend of $600.0 million to AIG prior to the consummation of the AerCap Transaction. On May 14, 2014 (the "Closing Date"), the AerCap Transaction was completed.

        In this Annual Report, unless otherwise mentioned or unless the context requires otherwise, we use the terms the "Company," "management," "we," "our," and "us" to refer to ILFC and its consolidated subsidiaries prior to May 14, 2014 and AerCap Trust and its consolidated subsidiaries on and after May 14, 2014. AerCap Trust is an indirect wholly-owned subsidiary of AerCap, the world's largest independent aircraft leasing company. Consistent with Aercap, we focus on acquiring in-demand aircraft at attractive prices, funding them efficiently, hedging interest rate risk conservatively and using our platform to deploy those assets with the objective of delivering superior risk adjusted returns. We operate our business from offices in Amsterdam, Los Angeles, Shannon, Dublin, Miami, Singapore, Shanghai, Abu Dhabi, and a facility in Goodyear, Arizona. As of December 31, 2014, we had 122 permanent employees, relating to our aircraft leasing business, and 103 employees with short-term contracts, most of which will terminate in fiscal 2015, who are assisting with the integration of ILFC. In addition, AeroTurbine had 390 employees.

        We operate our business on a global basis, leasing aircraft to customers in every major geographical region. As of December 31, 2014, we owned 915 aircraft, excluding three aircraft owned by AeroTurbine, managed 57 aircraft, and had 347 new aircraft on order, including 200 A320neo family aircraft, four A321 aircraft, 20 A350 aircraft, 15 Boeing 737 aircraft, 58 Boeing 787 aircraft and 50 Embraer E-Jets E2 aircraft. The average age of our 915 owned aircraft fleet, weighted by net book value, was 8.7 years as of December 31, 2014.

        We lease most of our aircraft to airlines under operating leases. Under an operating lease, the lessee is responsible for the maintenance and servicing of the equipment during the lease term and the lessor receives the benefit and assumes the risk of the residual value of the equipment at the end of the lease. As of December 31, 2014, our owned and managed aircraft were leased to 190 commercial airline and cargo operator customers in 84 countries.

        Through our wholly-owned subsidiary, AeroTurbine, we provide engine leasing; certified aircraft engines, airframes, and engine parts; and supply chain solutions, and we possess the capabilities to disassemble aircraft and engines into parts. These capabilities allow us to maximize the value of our aircraft and engines across their complete life cycle and offer an integrated value proposition to our airline customers as they transition out aging aircraft. AeroTurbine seeks to purchase engines for which there is high market demand, or for which it believes demand will increase in the future, and opportunistically sells and exchanges those engines.

        We are a statutory trust formed in the State of Delaware, United States and our principal offices are located at Westpark Business Campus, Bldg. 4000, 4450 Atlantic Avenue, Shannon, Co. Clare, Ireland. Our general telephone number is +353 61 723 600 and our filings are located at www.aercap.com. Our EDGAR filings with the SEC are available, free of charge, on our website or by written request to us. Information contained on this website does not constitute a part of this Annual Report. Puglisi & Associates is our authorized representative in the United States. The address of Puglisi & Associates is 850 Liberty Avenue, Suite 204, Newark, DE 19711 and their general telephone number is +1 (302) 738-6680.

        We are an indirect wholly-owned subsidiary of AerCap (NYSE: AER). You may read and copy any document that we or AerCap file with or furnish to the SEC, including this report, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our or AerCap's SEC filings, including this annual report, by accessing the SEC's Internet website at www.sec.gov.

Risk Factors

        Our business is subject to numerous significant risks and uncertainties as described below. Many of these risks are interrelated and occur under similar business and economic conditions, and the occurrence of certain of them may in turn cause the emergence, or exacerbate the effect, of others. Such a combination could materially increase the severity of the impact on us. The risks and uncertainties to which our business is subject are described below and in the section titled "Quantitative and Qualitative Disclosures about Market Risk."

Risks Related to Our Business

We require significant capital to fund our business.

        As of December 31, 2014 we had 347 new aircraft on order. Due to the capital-intensive nature of our business, we expect that we will incur additional indebtedness in the future and continue to maintain substantial levels of indebtedness. We have significant principal and interest payments on our outstanding indebtedness and substantial aircraft forward purchase contract payments. In order to meet these commitments, and to maintain an adequate level of unrestricted cash, we will need to raise additional funds by accessing committed debt facilities, securing additional financing from banks or through capital market transactions, or possibly selling aircraft. Our typical sources of funding may not be sufficient to meet our liquidity needs, in which case we may be required to raise capital from new sources, including by issuing new types of debt.

Despite our substantial indebtedness, we might incur significantly more debt.

        Despite our current indebtedness levels, we expect to incur additional debt in the future to finance our operations, including purchasing aircraft and meeting our contractual obligations. The agreements relating to our debt, including our indentures, term loan facilities, ECA guaranteed financings, revolving credit facility, and other financings, limit but do not prohibit our ability to incur additional debt. If we increase our total indebtedness, our debt service obligations will increase. We will become more exposed to the risks arising from our substantial level of indebtedness as described above as we become more leveraged. As of December 31, 2014, we had approximately $250 million of undrawn commitments available under our AeroTurbine revolving credit agreement, subject to certain conditions, including compliance with certain financial covenants. We regularly consider market conditions and our ability to incur indebtedness to either refinance existing indebtedness or for working capital. If additional debt is added to our current debt levels, the related risks we could face would increase.

Our level of indebtedness requires significant debt service payments.

        The principal amount of our outstanding indebtedness, which excludes fair value adjustments of $1.3 billion, was approximately $23.3 billion as of December 31, 2014 (approximately 68% of our total assets as of that date), and our interest payments were $873.2 million for the period beginning February 5, 2014 and ending December 31, 2014. Due to the capital-intensive nature of our business, we expect that we will incur additional indebtedness in the future and continue to maintain significant levels of indebtedness. Our fixed rate debt of $17.7 billion equals 76.0% of our principal amount of outstanding indebtedness, as of December 31, 2014. Our level of indebtedness:

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  requires a substantial portion of our cash flows from operations to be dedicated to interest and principal payments and therefore not available to fund our operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

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  restricts the ability of some of our subsidiaries to make distributions to us;

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  may impair our ability to obtain additional financing on favorable terms or at all in the future;

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  may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

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  may make us more vulnerable to downturns in our business, our industry or the economy in general.

An increase in our cost of borrowing or changes in interest rates may adversely affect our net income.

        We use a mix of fixed rate and floating rate debt to finance our business. Any increase in our cost of borrowing directly impacts our net income. Our cost of borrowing is affected primarily by the market's assessment of our credit risk and fluctuations in interest rates and general market conditions. Interest rates that we obtain on our debt financings can fluctuate based on, among other things, changes in views of our credit risk, fluctuations in Treasury rates and LIBOR rates, as applicable, changes in credit spreads and swap spreads, and the duration of the debt being issued. If we incur significant debt in the future, increased interest rates prevailing in the market at the time of the incurrence or refinancing of such debt will also increase our interest expense. If interest rates increase, we would be obligated to make higher interest payments to our lenders on the floating rate debt to the extent that it is not hedged. In addition, we are exposed to the credit risk that the counterparties to our derivative contracts will default in their obligations.

        Moreover, if interest rates were to rise sharply, we would not be able to increase our lease rates quickly enough to compensate for the negative impact on our net income, even if the market were able to bear such increases in lease rates. Our leases are generally for multiple years with fixed lease rates over the life of the lease and, therefore, lags will exist because our lease rates with respect to a particular aircraft cannot generally be increased until the expiration of the lease.

The agreements governing our debt contain various covenants that impose restrictions on us that may affect our ability to operate our business.

        Our indentures, term loan facilities, ECA guaranteed financings, revolving credit facility, and other agreements governing our debt impose operating and financial restrictions on our activities that limit or prohibit our ability to, among other things:

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  incur additional indebtedness;

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  create liens on assets;

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  sell certain assets;

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  make certain investments in other parties;

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  declare or pay certain dividends and distributions;

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  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

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  enter into transactions with our affiliates; and

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  access cash in restricted bank accounts;

        The agreements governing certain of our indebtedness also contain financial covenants, such as requirements that we comply with certain loan-to-value, interest coverage and leverage ratios. These restrictions could impede our ability to operate our business by, among other things, limiting our ability to take advantage of financing and other corporate opportunities.

        Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements would result in a default under those agreements and under other agreements containing cross default provisions. Under these circumstances, we may have insufficient funds or other resources to satisfy all our obligations.

To service our debt and meet our other cash needs, we will require a significant amount of cash, which may not be available.

        Our ability to make payments on, or repay or refinance, our debt and to fund planned aircraft purchases and other cash needs, will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on our maintaining specified financial ratios and satisfying financial condition tests and other covenants in the agreements governing our debt now and in the future. Our business may not generate sufficient cash flow from operations and future borrowings may not be available in amounts sufficient to pay our debt or to satisfy our other liquidity needs.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to seek alternatives, such as to reduce or delay investments and aircraft purchases, or to sell assets, seek additional capital or restructure or refinance our indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and might require us to comply with more onerous covenants, which could further restrict our business operations. The terms of our existing or future debt instruments may restrict us from adopting some of these alternatives. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations or to meet our aircraft purchase commitments as they come due.

If we are unable to obtain sufficient cash, we might fail to meet our aircraft purchase commitments.

        If we are unable to meet our aircraft purchase commitments as they come due, we will be subject to several risks, including:

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  forfeiting deposits and progress payments to manufacturers and having to pay certain significant costs related to these commitments such as actual damages and legal, accounting and financial advisory expenses;

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  defaulting on our lease commitments, which could result in monetary damages and relationships with lessees;

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  failing to realize the benefits of purchasing and leasing such aircraft; and

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  risking harm to our business reputation, which would make it more difficult to purchase and lease aircraft in the future on agreeable terms, if at all.

Any of these events could materially and adversely affect our financial results.

We may be unable to generate sufficient returns on our aircraft investments.

        Our results depend on our ability to consistently acquire strategically attractive aircraft, continually and profitably lease and re-lease them, and finally sell or otherwise dispose of them, in order to generate returns on the investments we have made, provide cash to finance our growth and operations, and service our existing debt. Upon acquiring new aircraft we may not be able to enter into leases that generate sufficient cash flow to justify the cost of purchase. When our leases expire or our aircraft are returned prior to the date contemplated in the lease, we bear the risk of re-leasing, selling or parting-out the aircraft. Because our leases are predominantly operating leases, only a portion of an aircraft's value is recovered by the revenues generated from the lease and we may not be able to realize the aircraft's residual value after lease expiration.

        Our ability to profitably purchase, lease, re-lease, sell or part-out our aircraft will depend on conditions in the airline industry and general market and competitive conditions at the time of purchase, lease, and disposition. In addition to factors linked to the aviation industry in general, other factors that may affect our ability to generate adequate returns from of our aircraft include the maintenance and operating history of the airframe and engines, the number of operators using the particular type of aircraft, and aircraft age.

Customer demand for certain types of our aircraft may decline.

        Aircraft are long-lived assets and demand for a particular model and type of aircraft can change over time. Demand may decline for a variety of reasons, including obsolescence following the introduction of newer technologies, market saturation due to increased production rates, technical problems associated with a particular model, new manufacturers entering the marketplace or existing manufacturers entering new market segments, additional governmental regulation such as environmental rules or aircraft age limitations, or the overall health of the airline industry.

        The supply and demand for aircraft is affected by various factors that are outside of our control, including:

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  passenger and air cargo demand;

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  fuel costs and general economic conditions;

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  geopolitical events, including war, prolonged armed conflict and acts of terrorism;

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  epidemics and natural disasters;

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  governmental regulation;

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  interest rates;

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  the availability and cost of financing;

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  airline restructurings and bankruptcies;

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  manufacturer production levels and technological innovation;

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  manufacturers merging, entering or exiting the industry;

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  retirement and obsolescence of aircraft models;

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  increases in production rates from manufacturers;

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  reintroduction into service of aircraft previously in storage; and

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  airport and air traffic control infrastructure constraints.

        For example, over recent years and in the face of volatile fuel prices, the market for leasing, financing and selling aircraft has experienced an oversupply of certain older, less fuel-efficient aircraft. Moreover, during roughly the same period, the airline industry has committed to a significant number of aircraft deliveries through order placements with manufacturers, and in response, aircraft manufacturers have raised their production output. The increase in these production levels could result in an oversupply of relatively new aircraft if growth in airline traffic does not meet airline industry expectations.

        As demand for particular aircraft declines as a result of any of these factors, lease rates are likely to correspondingly decline, the residual values of that type of aircraft could be negatively impacted, and we may be unable to lease such aircraft on favorable terms, if at all. In addition, the risks associated with a decline in demand for particular aircraft model or type increase if we acquire a high concentration of such aircraft. For example, as of December 31, 2014, we had 347 new aircraft on order, including 200 Airbus A320neo family aircraft, 58 Boeing 787s, 50 Embraer E-Jets E2 aircraft, 20 A350 aircraft, 15 Boeing 737 aircraft, and four A321 aircraft. If demand declines for a model or type of aircraft of which we own or will acquire a relatively high concentration, it could materially and adversely affect our financial results.

The value and lease rates of our aircraft could decline.

        Aircraft values and lease rates have previously experienced sharp decreases due to a number of factors, including, but not limited to, decreases in passenger air travel and air cargo demand, changes in fuel costs, government regulation and changes in interest rates. In addition to factors linked to the aviation industry generally, many other factors may affect the value and lease rates of particular types or models of aircraft, including:

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  the particular maintenance, operating history and documentary records of the aircraft;

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  the number of operators using that type of aircraft;

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  the regulatory authority under which the aircraft is operated;

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  whether the aircraft is subject to a lease and, if so, whether the lease terms are favorable to the lessor;

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  the age of the aircraft;

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  any renegotiation of a lease on less favorable terms;

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  the negotiability of clear title free from mechanics liens and encumbrances;

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  any regulatory and legal requirements that must be satisfied before the aircraft can be purchased, sold or re-leased;

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  decrease in the credit-worthiness of lessees;

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  compatibility of aircraft configurations or specifications with other aircraft owned by operators of that type;

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  comparative value based on newly manufactured competitive aircraft; and

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  the availability of spare parts.

        Any decrease in the value and lease rates of our aircraft that results from the above factors or other factors may have a material adverse effect on our financial results.

Strong competition from other aircraft lessors could adversely affect our financial results.

        The aircraft leasing industry is highly competitive. Our competition is primarily comprised of major aircraft leasing companies, but we may also encounter competition from other entities such as:

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  airlines;

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  aircraft manufacturers;

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  financial institutions, including those seeking to dispose of re-possessed aircraft at distressed prices;

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  aircraft brokers;

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  public and private partnerships, investors and funds with excess capital to invest in aircraft and engines; and

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  emerging aircraft leasing companies that we do not currently consider our major competitors.

        Some of these competitors may have greater operating and financial resources than we do. We may not always be able to compete successfully with such competitors and other entities, which could materially and adversely affect our financial results.

Our financial condition is dependent, in part, on the financial strength of our lessees.

        Our financial condition depends on the ability of lessees to perform their payment and other obligations to us under our leases. We generate the primary portion of our revenue from leases to the aviation industry, and as a result we are indirectly affected by all the risks facing airlines today. The ability of our lessees to perform their obligations depends primarily on their financial condition and cash flows, which may be affected by factors outside our control, including:

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  passenger air travel and air cargo demand;

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  competition;

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  economic conditions and currency fluctuations in the countries and regions in which a lessee operates;

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  price and availability of jet fuel;

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  availability and cost of financing;

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  fare levels;

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  geopolitical and other events, including war, acts of terrorism, outbreaks of epidemic diseases and natural disasters;

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  increases in operating costs, including labor costs and other general economic conditions affecting our lessees' operations;

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  labor difficulties;

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  the availability of financial or other governmental support extended to a lessee; and

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  governmental regulation and associated fees affecting the air transportation business, including restrictions on carbon emissions and other environmental regulations, and fly over restrictions imposed by route authorities.

        Generally, airlines with high financial leverage are more likely than airlines with stronger balance sheets to be affected, and affected more quickly, by the factors listed above. Such airlines are also more likely to seek operating leases.

        Any downturns in the aviation industry could greatly exacerbate the weakened financial condition and liquidity problems of some of our lessees and further increase the risk that they will delay, reduce or fail to make rental payments when due. At any point in time, our lessees may be significantly in arrears. Some lessees encountering financial difficulties may seek a reduction in their lease rates or other concessions, such as a decrease in their contribution toward maintenance obligations. Moreover, we may not correctly assess the credit risk of each lessee or charge lease rates that incorrectly reflect related risks. Many of our lessees are not rated investment grade by the principal U.S. rating agencies and may be more likely to suffer liquidity problems than those that are so rated.

        If lessees of a significant number of our aircraft fail to perform their obligations to us, our financial results and cash flows will be materially and adversely affected.

A return to historically high fuel prices or continued volatility in fuel prices could affect the profitability of the aviation industry and our lessees' ability to meet their lease payment obligations to us.

        Historically, fuel prices have fluctuated widely depending primarily on international market conditions, geopolitical and environmental events and currency exchange rates. Factors such as natural disasters can also significantly affect fuel availability and prices. The cost of fuel represents a major expense to airlines that is not within their control, and significant increases in fuel costs or hedges that inaccurately assess the direction of fuel costs can materially and adversely affect their operating results. Due to the competitive nature of the aviation industry, operators may be unable to pass on increases in fuel prices to their customers by increasing fares in a manner that fully offsets the increased fuel costs they may incur. In addition, they may not be able to manage this risk by appropriately hedging their exposure to fuel price fluctuations. The profitability and liquidity of those airlines that do hedge their fuel costs can also be adversely affected by swift movements in fuel prices, if such airlines are required as a result to post cash collateral under hedge agreements. Therefore, if for any reason fuel prices return to historically high levels or show significant volatility, our lessees are likely to incur higher costs or generate lower revenues, which may affect their ability to meet their obligations to us.

Interruptions in the capital markets could impair our lessees' ability to finance their operations which could prevent the lessees from complying with payment obligations to us.

        The global financial markets have been highly volatile and the availability of credit from financial markets and financial institutions can vary substantially depending on developments in the global financial markets. Many of our lessees have expanded their airline operations through borrowings and are leveraged. These lessees will depend on banks and the capital markets to provide working capital and to refinance existing indebtedness. To the extent such funding is unavailable, or available only at high interest costs or on unfavorable terms, and to the extent financial markets do not allow equity financing as an alternative, our lessees' operations and operating results may be materially and adversely affected and they may not comply with their respective payment obligations to us.

The sovereign debt crisis could result in higher borrowing costs and more limited availability of credit, as well as impact the overall airline industry and the financial health of our lessees.

        In recent years, significant concerns regarding the sovereign debt of numerous countries have developed and required some of these countries to seek emergency financing. Specifically, the debt crisis in certain European countries could cause the value of the Euro to further deteriorate, thus reducing the purchasing power of our European customers. Many of the structural issues facing the Eurozone remain and problems could resurface that could have material adverse effects on our business, results of operations, financial condition and liquidity, particularly if they lead to sovereign debt default, significant bank failures or defaults, or the exit of one or more countries from the European Monetary Union (the "EMU"). Financial market conditions could materially worsen if, for example, consecutive Eurozone countries were to default on their sovereign debt, significant bank failures or defaults in these countries were to occur, or one or more of the members of the Eurozone were to exit the EMU. Further, the effects of the Eurozone debt crisis could be even more significant if they lead to a partial or complete breakup of the EMU. The partial or full breakup of the EMU would be unprecedented and its impact highly uncertain. The exit of one or more countries from the EMU, or the dissolution of the EMU, could lead to redenomination of certain obligations of obligors in exiting countries. Any such exit and redenomination would cause significant uncertainty with respect to outstanding obligations of counterparties and debtors in any exiting country, whether sovereign or otherwise, and lead to complex and lengthy disputes and litigation.

        The downgrade of the credit rating of the United States in 2011 and the ongoing European debt crisis have contributed to the instability in global credit markets. A sovereign debt crisis could further adversely impact the financial health of the global banking system, not only due to its exposure to the sovereign debt, but also by the imposition of stricter capital requirements, which could limit availability of credit. Further, a sovereign debt crisis could lower consumer confidence, which could impact global financial markets and economic conditions in the United States and throughout the world. As a result, any combination of lower consumer confidence, disrupted global capital markets or reduced economic conditions could have a material adverse effect on our financial results.

If the effects of terrorist attacks and geopolitical conditions adversely affect the financial condition of the airline industry, our lessees might not be able to meet their lease payment obligations to us.

        Terrorist attacks, war or armed hostilities, or the fear of such events, have historically had a negative impact on the aviation industry and could result in:

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  higher costs to the airlines due to the increased security measures;

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  decreased passenger demand and revenue due to the inconvenience of additional security measures or concerns about the safety of flying;

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  the imposition of "no-fly zone" or other restrictions on commercial airline traffic in certain regions;

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  uncertainty of the price and availability of jet fuel and the cost and practicability of obtaining fuel hedges under current market conditions;

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  higher financing costs and difficulty in raising the desired amount of proceeds on favorable terms, if at all;

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  significantly higher costs of aviation insurance coverage for future claims caused by acts of war, terrorism, sabotage, hijacking and other similar perils, or the unavailability of certain types of insurance;

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  inability of airlines to reduce their operating costs and conserve financial resources, taking into account the increased costs incurred as a consequence of such events; and

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  special charges recognized by some operators, such as those related to the impairment of aircraft and engines and other long-lived assets stemming from the grounding of aircraft as a result of terrorist attacks, the economic slowdown and airline reorganizations.

        For example, as a result of the September 11, 2001 terrorist attacks in the United States and subsequent terrorist attacks abroad, notably in the Middle East, Southeast Asia and Europe, increased security restrictions were implemented on air travel, costs for aircraft insurance and security measures increased, passenger and cargo demand for air travel decreased, and operators faced difficulties in acquiring war risk and other insurance at reasonable costs. In the future, uncertainty regarding increasing tensions between Ukraine and Russia and the possibility of increased sanctions against Russia, the situation in Iraq, Syria, the Israeli/Palestinian conflict, tension over the nuclear programs of Iran and North Korea, political instability in the Middle East and North Africa, and the dispute between Japan and China could lead to further instability in these regions.

        Terrorist attacks, war or armed hostilities, or the fear of such events, in these or any other regions, could adversely affect the aviation industry and the financial condition and liquidity of our lessees, as well as aircraft values and rental rates. In addition, such events might cause certain aviation insurance to become available only at significantly increased premiums or with reduced amounts of coverage insufficient to comply with the current requirements of aircraft lenders and lessors or by applicable government regulations, or not to be available at all. Although some governments provide for limited coverage under government programs for specified types of aviation insurance, these programs may not be available at the relevant time or governments may not pay under these programs in a timely fashion.

        Such events are likely to cause our lessees to incur higher costs and to generate lower revenues, which could result in a material adverse effect on their financial condition and liquidity, including their ability to make rental and other lease payments to us or to obtain the types and amounts of insurance we require. This in turn could lead to aircraft groundings or additional lease restructurings and repossessions, increase our cost of re-leasing or selling aircraft, impair our ability to re-lease or otherwise dispose of aircraft on favorable terms or at all, or reduce the proceeds we receive for our aircraft in a disposition.

The effects of epidemic diseases and natural disasters, such as extreme weather conditions, floods, earthquakes and volcano eruptions, may adversely affect our lessees' ability to meet their lease payment obligations to us.

        The outbreak of epidemic diseases, such as previously experienced with Ebola, measles, Severe Acute Respiratory Syndrome (SARS) and H1N1 (swine flu), could materially and adversely affect passenger demand for air travel. Similarly the lack of air travel demand or the inability of airlines to operate to or from certain regions due to severe weather conditions and natural disasters, including floods, earthquakes and volcano eruptions, could impact the financial health of certain airlines, including our lessees. These consequences could result in our lessees' inability to satisfy their lease payment obligations to us, which in turn would materially and adversely affect our financial results.

Airline reorganizations could impair our lessees' ability to comply with their lease payment obligations to us.

        In recent years, several airlines have filed for protection under their local bankruptcy and insolvency laws and, over the past several years, certain airlines have gone into liquidation. Historically, airlines involved in reorganizations have undertaken substantial fare discounting to maintain cash flows and to encourage continued customer loyalty. The bankruptcies have led to the grounding of significant numbers of aircraft, rejection of leases and negotiated reductions in aircraft lease rentals, with the effect of depressing aircraft market values. For example, in 2012 ILFC had 11 customers cease operations or declare bankruptcy or its equivalent and returned 55 aircraft to them. Additional reorganizations or liquidations by airlines under applicable bankruptcy or reorganization laws or further rejection or abandonment of aircraft by airlines in bankruptcy proceedings may depress aircraft values and aircraft lease rates. Additional grounded aircraft and lower market values would adversely affect our ability to sell certain of our aircraft or re-lease other aircraft at favorable rates, if at all.

Our lessees may fail to properly maintain our aircraft.

        We may be exposed to increased maintenance costs for our leased aircraft if lessees fail to properly maintain the aircraft or pay supplemental maintenance rent. Under our leases, our lessees are primarily responsible for maintaining our aircraft and complying with all governmental requirements applicable to the lessee and the aircraft, including operational, maintenance, government agency oversight, registration requirements and airworthiness directives. We also require many of our lessees to pay us supplemental maintenance rent. If a lessee fails to perform required maintenance on our aircraft during the term of the lease, its market value may decline, which would result in lower revenues from its subsequent lease or sale, or the aircraft might be grounded. Maintenance failures by a lessee would also likely require us to incur maintenance and modification costs, which could be substantial, upon the termination of the applicable lease to restore the aircraft to an acceptable condition prior to sale or re-leasing. Supplemental maintenance rent paid by our lessees may not be sufficient to fund such maintenance costs. If our lessees fail to meet their obligations to pay supplemental maintenance rent or fail to perform required scheduled maintenance, or if we are required to incur unexpected maintenance costs, our financial results may be materially and adversely affected.

Our lessees may fail to adequately insure our aircraft.

        While an aircraft is on lease, we do not directly control its operation. Nevertheless, because we hold title to such aircraft, we could be held liable for losses resulting from its operation under one or more legal theories in certain jurisdictions around the world, or at a minimum, we might be required to expend resources in our defense. We require our lessees to obtain specified levels of insurance and indemnify us for, and insure against, such operational liabilities. However, some lessees may fail to maintain adequate insurance coverage during a lease term, which, although constituting a breach of the lease, would require us to take some corrective action, such as terminating the lease or securing insurance for the aircraft.

        In addition, there are certain risks of losses our lessees face that insurers may be unwilling to cover or for which the cost of coverage would be prohibitively expensive. For example, following the terrorist attacks of September 11, 2001, aviation insurers significantly reduced the amount of coverage available to airlines for liability to persons other than airline employees or passengers for claims resulting from acts of terrorism, war or similar events and significantly increased the premiums for third party war risk and terrorism liability insurance and coverage in general. Therefore, our lessees' insurance coverage may not be sufficient to cover all claims that could be asserted against us arising from the operation of our aircraft.

        Inadequate insurance coverage or default by lessees in fulfilling their indemnification or insurance obligations to us will reduce the insurance proceeds that would be received by us in the event we are sued and are required to make payments to claimants. Moreover, our lessees' insurance coverage is dependent on the financial condition of insurance companies, which might not be able to pay claims. A reduction in insurance proceeds otherwise payable to us as a result of any of these factors could materially and adversely affect our financial results.

If our lessees fail to cooperate in returning our aircraft following lease terminations, we may encounter obstacles and are likely to incur significant costs and expenses conducting repossessions.

        Our legal rights and the relative difficulty of repossession vary significantly depending on the jurisdiction in which an aircraft is located and the applicable law. We may need to obtain a court order or consents for de-registration or re-export, a process that can differ substantially in different countries. Where a lessee or other operator flies only domestic routes in the jurisdiction in which the aircraft is registered, repossessing and exporting the aircraft may be challenging, especially if the jurisdiction permits the lessee or the other operator to resist de-registration. When a defaulting lessee is in bankruptcy, protective administration, insolvency or similar proceedings, additional limitations may apply. For example, certain jurisdictions give rights to the trustee in bankruptcy or a similar officer to assume or reject the lease or to assign it to a third party, or entitle the lessee or another third party to retain possession of the aircraft without paying lease rentals or performing all or some of the obligations under the relevant lease. Certain of our lessees are partially or wholly owned by government-related entities, which can complicate our efforts to repossess our aircraft in that government's jurisdiction. If we encounter any of these difficulties, we may be delayed in, or prevented from, enforcing certain of our rights under a lease and in re-leasing the affected aircraft.

        When conducting a repossession, we are likely to incur significant costs and expenses that are unlikely to be recouped. These include legal and other expenses of court or other governmental proceedings, including the cost of posting security bonds or letters of credit necessary to effect repossession of the aircraft, particularly if the lessee is contesting the proceedings or is in bankruptcy. We must absorb the cost of lost revenue for the time the aircraft is off-lease. We may incur substantial maintenance, refurbishment or repair costs that a defaulting lessee has failed to pay and are necessary to put the aircraft in suitable condition for re-lease or sale. We may incur significant costs in retrieving or recreating aircraft records required for registration of the aircraft, and in obtaining the certificate of airworthiness for an aircraft. It may be necessary to pay liens, taxes and other governmental charges on the aircraft to obtain clear possession and to remarket the aircraft effectively, including, in some cases, liens that the lessee may have incurred in connection with the operation of its other aircraft. We may also incur other costs in connection with the physical possession of the aircraft.

        At least some of our lessees are likely to default on their lease obligations or file for bankruptcy in the ordinary course of our business. If we incur significant costs in repossessing our aircraft, our financial results may be materially and adversely affected.

If our lessees fail to discharge aircraft liens for which they are responsible, we may be obligated to pay to discharge the liens.

        In the normal course of their business, our lessees are likely to incur aircraft and engine liens that secure the payment of airport fees and taxes, custom duties, Eurocontrol and other air navigation charges, landing charges, crew wages, and other liens that may attach to our aircraft. Aircraft may also be subject to mechanical liens as a result of routine maintenance performed by third parties on behalf of our customers. Some of these liens can secure substantial sums, and if they attach to entire fleets of aircraft, as permitted in certain jurisdictions for certain kinds of liens, they may exceed the value of the aircraft itself. Although the financial obligations relating to these liens are the contractual responsibility of our lessees, if they fail to fulfill their obligations, the liens from an economic perspective may ultimately become our legal responsibility. Until they are discharged, these liens could impair our ability to repossess, re-lease or sell our aircraft or engines. In some jurisdictions, aircraft and engine liens may give the holder thereof the right to detain or, in limited cases, sell or cause the forfeiture of the aircraft. If we are obliged to pay a large amount to discharge a lien, or if we are unable take possession of our aircraft subject to a lien in a timely and cost-effective manner, it could materially and adversely affect our financial results.

In certain countries, an engine affixed to an aircraft may become an accession to the aircraft and we may not be able to exercise our ownership rights over the engine.

        In some jurisdictions, an engine affixed to an aircraft may become an accession to the aircraft, whereby the ownership rights of the owner of the aircraft supersede the ownership rights of the owner of the engine. If an aircraft is security for the owner's obligations to a third party, the security interest in the aircraft may supersede our rights as owner of the engine. This legal principle could limit our ability to repossess an engine in the event of a lease default while the aircraft with our engine installed remains in such jurisdiction. We would suffer a substantial loss if we were not able to repossess engines leased to lessees in these jurisdictions, which would materially and adversely affect our financial results.

If our lessees encounter financial difficulties and we restructure or terminate our leases, we are likely to obtain less favorable lease terms.

        If a lessee delays, reduces, or fails to make rental payments when due, or has advised us that it will do so in the future, we may elect or be required to restructure or terminate the lease. A restructured lease will likely contain terms less favorable to us. If we are unable to agree on a restructuring deal and we terminate the lease, we may not receive all or any payments still outstanding, and we may be unable to re-lease the aircraft promptly and at favorable rates, if at all. We have conducted restructurings and terminations in the ordinary course of our business, and we expect more will occur in the future. If we are obliged to perform a significant number of restructurings and terminations, the associated reduction in lease revenue could materially and adversely affect our financial results and cash flows.

The advent of superior aircraft and engine technology or the introduction of a new line of aircraft could cause our existing aircraft portfolio to become outdated and therefore less desirable.

        As manufacturers introduce technological innovations and new types of aircraft and engines, some of the aircraft and engines in our aircraft portfolio may become less desirable to potential lessees. New aircraft manufacturers, such as Mitsubishi Aircraft Corporation in Japan, JSC United Aircraft Corporation in Russia and Commercial Aircraft Corporation of China, Ltd. in China could produce aircraft that compete with current offerings from Airbus, Aerei da Trasporto Regionale (ATR), Boeing, Bombardier and Embraer. Additionally, new manufacturers may develop a narrowbody aircraft that competes with established aircraft types from Boeing and Airbus, putting downward price pressure on and decreasing the marketability for aircraft from Boeing and Airbus. New aircraft types that are introduced into the market could be more attractive for the target lessees of our aircraft. In addition, the imposition of increasingly stringent noise or emissions regulations may make some of our aircraft and engines less desirable in the marketplace. A decrease in demand for our aircraft as a result of any of these factors could materially and adversely affect our financial results.

Airbus and Boeing have launched new aircraft types, which could decrease the value and lease rates of aircraft in our fleet.

        Airbus and Boeing have launched several new aircraft types in recent years, including the Boeing 787 family, the Boeing 737 Max family, the Boeing 777X, the Airbus A320neo family, Airbus A330neo family and the Airbus A350 family. The initial variants of the Boeing 787 and the A350 have already been introduced in to service, and the other new aircraft types are scheduled to be introduced into service between 2015 and 2020. The availability of these new aircraft types may have an adverse effect on residual value and future lease rates of older aircraft types. The development of these new types could decrease the desirability of the older types and thereby increase the supply of the older types in the marketplace. This increase in supply could, in turn, reduce both future residual values and lease rates for such older aircraft types.

Airbus and Boeing have announced scheduled production increases, which could result in overcapacity and decrease the value and lease rates of aircraft in our fleet.

        The market may not be able to absorb the scheduled production increases announced by Airbus and Boeing. If the additional capacity scheduled to be produced by the manufacturers exceeds demand, the resulting overcapacity could have a negative effect on aircraft values and lease rates. If lending capacity does not increase in line with the increased aircraft production, the cost of lending or the ability to obtain debt could be negatively affected. Any such decrease in aircraft values and lease rates, or increase in the cost or availability of funding, could materially and adversely affect our financial results.

There are a limited number of aircraft and engine manufacturers and we depend on their ability to meet their obligations to us.

        The supply of commercial jet aircraft is dominated by a small number of airframe and engine manufacturers. As a result, we are dependent on their ability to remain financially stable, manufacture products and related components that meet the airlines' demands and fulfill their contractual obligations to us. In the past we have experienced delays by the manufacturers in meeting their obligations to us, including the Boeing 787 and the Airbus A350 programs. If in the future the manufacturers fail to fulfill their contractual obligations to us, bring aircraft to market that do not meet customers' expectations, or do not respond appropriately to changes in the market environment, we may experience among others:

  •
  missed or late delivery of aircraft and engines ordered by us and an inability to meet our contractual obligations to our customers, resulting in lost or delayed revenues, lower growth rates and strained customer relationships;

  •
  an inability to acquire aircraft and engines and related components on terms which will allow us to lease those aircraft and engines to customers at a profit, resulting in lower growth rates or a contraction in our aircraft portfolio;

  •
  a market environment with too many aircraft and engines available, creating downward pressure on demand for the aircraft and engines in our fleet and reduced market lease rates and sale prices;

  •
  poor customer support or reputational damage from the manufacturers of aircraft, engines and components resulting in reduced demand for a particular manufacturer's product, creating downward pressure on demand for those aircraft and engines in our fleet and reduced market lease rates and sale prices for those aircraft and engines; and

  •
  reduction in our competitiveness due to deep discounting by the manufacturers, which may lead to reduced market lease rates and sale prices and may affect our ability to remarket or sell some of the aircraft and engines in our portfolio.

        Moreover, our purchase agreements with manufacturers and the leases we have signed with our customers for future lease commitments are all subject to cancellation rights related to delays in delivery dates. Any manufacturer delays for aircraft that we have committed to lease could strain our relations with our customers, and cancellation of such leases by the lessees could have a material adverse effect on our financial results.

Our international operations expose us to geopolitical, economic and legal risks associated with a global business.

        We conduct our business in many countries. There are risks inherent in conducting our business internationally, including:

  •
  general political and economic instability in international markets;

  •
  limitations in the repatriation of our assets;

  •
  expropriation of our international assets; and

  •
  different liability standards and legal systems that may be less developed and less predictable than those in advanced economies.

        These factors may have a material and adverse effect on our financial results.

We are indirectly subject to many of the economic and political risks associated with emerging markets.

        We derive substantial revenues from airlines in frontier and emerging market countries. Frontier and emerging market countries have less developed economies and are more vulnerable to economic and political problems and may experience significant fluctuations in gross domestic product, interest rates and currency exchange rates, as well as civil disturbances, government instability, nationalization and expropriation of private assets and the imposition of taxes or other charges by government authorities. The occurrence of any of these events in markets served by our lessees and the resulting economic instability that may arise as a result of these events could adversely affect the value of our ownership interest in aircraft subject to lease in such countries, or the ability of our lessees that operate in these markets to meet their lease obligations. As a result, lessees that operate in emerging market countries may be more likely to default than lessees that operate in developed countries. In addition, legal systems in emerging market countries may be less developed, which could make it more difficult for us to enforce our legal rights in such countries. For these and other reasons, our financial results may be materially and adversely affected by economic and political developments in emerging market countries.

Because our lessees are concentrated in certain geographical regions, we have concentrated exposure to the political and economic risks associated with those regions.

        Through our lessees and the countries in which they operate, we are exposed to the specific economic and political conditions and associated risks of those jurisdictions. For example, we have large concentrations of lessees in Russia, and therefore have increased exposure to the economic and political conditions in that country. These risks can include, economic recessions, burdensome local regulations or, in extreme cases, increased risks of requisition of our aircraft. An adverse political or economic event in any region or country in which our lessees are concentrated or where we have a large number of aircraft could affect the ability of our lessees in that region or country to meet their obligations to us, or expose us to various legal or political risks associated with the affected jurisdictions, all of which could have a material and adverse effect on our financial results.

We are subject to various risks and requirements associated with transacting business in many countries.

        Our international operations expose us to trade and economic sanctions and other restrictions imposed by the United States, the United Kingdom, or other governments or organizations. For example, the U.S. Departments of Justice, Commerce, State and Treasury and other federal agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of economic sanctions laws, export control laws, the Foreign Corrupt Practices Act ("FCPA"), and other federal statutes and regulations, including those established by the Office of Foreign Asset Control ("OFAC"). Under these laws and regulations, the government may require export licenses, may seek to impose modifications to business practices, including cessation of business activities in sanctioned countries, and modifications to compliance programs, which may increase compliance costs, and may subject us to fines, penalties and other sanctions. A violation of these laws or regulations could materially and adversely impact our business, operating results, and financial condition.

        We have implemented and maintain in effect policies and procedures designed to ensure compliance by us, our subsidiaries and our directors, officers, employees, consultants and agents with respect to various export control, anti-corruption, anti-terrorism and anti-money laundering laws and regulations. However, such personnel could engage in unauthorized conduct for which we may be held responsible. Violations of such laws and regulations may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could materially and adversely affect our financial results.

Our ability to operate in some countries is restricted by foreign regulations and controls on investments.

        Many countries restrict, or in the future might restrict, foreign investments in a manner adverse to us. These restrictions and controls have limited, and may in the future restrict or preclude, our investment in joint ventures or the acquisition of businesses in certain jurisdictions or may increase the cost to us of entering into such transactions. Various governments, particularly in the Asia/Pacific region, require governmental approval before foreign persons may make investments in domestic businesses and also limit the extent of any such investments. Furthermore, various governments may reserve the right to approve the repatriation of capital by, or the payment of dividends to, foreign investors. Restrictive policies regarding foreign investments may increase our costs of pursuing growth opportunities in foreign jurisdictions, which could materially and adversely affect our financial results.

Our aircraft are subject to various environmental regulations.

        Governmental regulations regarding aircraft and engine noise and emissions levels apply based on where the relevant airframe is registered and where the aircraft is operated. For example, jurisdictions throughout the world have adopted noise regulations which require all aircraft to comply with noise level standards. In addition, the United States and the International Civil Aviation Organization ("ICAO") has adopted a more stringent set of standards for noise levels which apply to engines manufactured or certified beginning in 2006. Currently, United States regulations do not require any phase-out of aircraft that qualify with the older standards, but the European Union has established a framework for the imposition of operating limitations on aircraft that do not comply with the newer standards. These regulations could limit the economic life of certain of our aircraft and engines, reduce their value, limit our ability to lease or sell the non-compliant aircraft and engines or, if engine modifications are permitted, require us to make significant additional investments in the aircraft and engines to make them compliant.

        In addition to more stringent noise restrictions, the United States, European Union and other jurisdictions are beginning to impose more stringent limits on the emission of nitrogen oxide, carbon monoxide and carbon dioxide from engines. Although current emissions control laws generally apply to newer engines, new laws could be passed in the future that also impose limits on older engines, and therefore any new engines we purchase, as well as our older engines, could be subject to existing or new emissions limitations or indirect taxation. For example, the European Union issued a directive in January 2009 to include aviation within the scope of its greenhouse gas emissions trading scheme, thereby requiring that all flights arriving, departing or flying within any European Union country, beginning on January 1, 2012, comply with the scheme and surrender allowances for emissions, regardless of the age of the engine used in the aircraft. Similar legislation is currently being proposed in the United States. Limitations on emissions such as the one in the European Union could favor younger more fuel efficient aircraft since they generally produce lower levels of emissions per passenger, which could adversely affect our ability to re-lease or otherwise dispose of less efficient aircraft on a timely basis, at favorable terms, or at all. This is an area of law that is rapidly changing and as of yet remains specific to certain jurisdictions. While we do not know at this time whether new emission control laws will be passed, and if passed what impact such laws might have on our business, any future emissions limitations could adversely affect us.

Our operations are subject to various environmental regulations.

        Our operations, including AeroTurbine's operations, are subject to various federal, state and local environmental, health and safety laws and regulations in the United States, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. A violation of these laws and regulations or permit conditions can result in substantial fines, permit revocation or other damages. Many of these laws impose liability for clean-up of contamination that may exist at our facilities (even if we did not know of or did not cause the contamination) or related personal injuries or natural resource damages or costs relating to contamination at third party waste disposal sites where we have sent or may send waste. We might not be in complete compliance with these laws, regulations or permits at all times. We may have liability under environmental laws or be subject to legal actions brought by governmental authorities or other parties for actual or alleged violations of, or liability under, environmental, health and safety laws, regulations or permits.

If a decline in demand for an aircraft causes a decline in its projected lease rates, or if we dispose of an aircraft for a price that is less than its depreciated book value on our balance sheet, then we will recognize impairments or make fair value adjustments.

        We test long-lived assets for impairment whenever events or changes in circumstances indicate that the assets' carrying amounts are not recoverable from their undiscounted cash flows. The difference between the fair value and the carrying amount of the aircraft is recognized as an impairment loss. Factors that may contribute to impairment charges include, but are not limited to, unfavorable airline industry trends affecting the residual values of certain aircraft types; high fuel prices and development of more fuel efficient aircraft shortening the useful lives of certain aircraft; management's expectations that certain aircraft are more likely than not to be parted out or otherwise disposed of sooner than their expected life; and new technological developments. Cash flows supporting carrying values of older aircraft are more dependent upon current lease contracts. In addition, we believe that residual values of older aircraft are more exposed to non-recoverable declines in value in the current economic environment.

        During 2011, 2012 and 2013, ILFC was required to write down the value of some of their assets, and if economic conditions deteriorate, we may be required to make additional write downs. In that event, our estimates and assumptions regarding forecasted cash flows from our long-lived assets would need to be reassessed, including the duration of the economic downturn and the timing and strength of the pending recovery, both of which are important variables for purposes of our long-lived asset impairment tests. Any of our assumptions may prove to be inaccurate, which could adversely impact forecasted cash flows of certain long-lived assets, especially for older aircraft. If so, it is possible that an impairment may be triggered for other long-lived assets in the future and that any such impairment amounts may be material. As of December 31, 2014, 160 of our owned aircraft held for operating leases were 15 years of age, or older. These aircraft represented approximately 7.3% of our net book value of flight equipment held for operating leases as of December 31, 2014.

A cyber-attack could lead to a material disruption of our IT systems and the loss of business information, which may hinder our ability to conduct our business effectively and may result in lost revenues and additional costs.

        Parts of our business depend on the secure operation of our computer systems to manage, process, store and transmit information associated with aircraft leasing. Like other global companies, we have, from time to time, experienced threats to our data and systems, including malware and computer virus attacks, internet network scans, systems failures and disruptions. A cyber-attack that bypasses our information technology, or IT, security systems, causing an IT security breach, could lead to a material disruption of our IT systems and adversely impact our daily operations and cause the loss of sensitive information, including our own proprietary information and that of our customers, suppliers and employees. Such losses could harm our reputation and result in competitive disadvantages, litigation, regulatory enforcement actions, lost revenues, additional costs and liability. While we devote substantial resources to maintaining adequate levels of cyber-security, our resources and technical sophistication may not be adequate to prevent all types of cyber-attacks.

We could suffer material damage to, or interruptions in, our IT systems as a result of external factors, staffing shortages or difficulties in updating our existing software or developing or implementing new software.

        We depend largely upon our IT systems in the conduct of all aspects of our operations. Such systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, security breaches, fire and natural disasters. Damage or interruption to our information systems may require a significant investment to fix or replace them, and we may suffer interruptions in our operations in the interim. In addition, we are currently pursuing a number of IT related projects that will require ongoing IT related development and conversion of existing systems. Costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could also disrupt or reduce the efficiency of our operations. Any material interruptions or failures in our information systems may have a material adverse effect on our business or results of operations.

Risks Related to Our Organization and Structure

We are a wholly owned subsidiary of AerCap.

        We are an indirect wholly-owned subsidiary of AerCap. Therefore circumstances affecting AerCap are likely to have an impact on us, and if AerCap suffers from an event that causes a material adverse effect to its business or results of operations, the event is likely to have a similar effect on our business and results of operations.

The AerCap Transaction may not be successful or achieve its anticipated benefits.

        If AerCap and ILFC are not successfully integrated, we may not realize the anticipated growth or cost savings opportunities of the AerCap Transaction. Moreover, even if AerCap's and ILFC's businesses and operations are successfully integrated, it may not result in the realization of the full benefits of the anticipated growth or cost savings opportunities that we expect within the anticipated time frame, or at all.

        The process of integrating the operations of AerCap and ILFC may require a disproportionate amount of resources and management attention. Our future operations and cash flows will depend largely upon the ability to operate the combined company efficiently, achieve the strategic operating objectives for the combined business and realize significant cost savings and synergies. The management team may encounter unforeseen difficulties in managing the integration, and any substantial diversion of management attention to difficulties in operating the combined business could affect our revenues and ability to achieve operational, financial and strategic objectives.

        The AerCap Transaction could also cause disruptions in our business. For example, our customers may refrain from leasing or re-leasing our aircraft until they determine how the AerCap Transaction will affect our business, including, but not limited to, the pricing of our leases, the availability of certain aircraft, and our customer support. Our customers may also choose to lease aircraft and purchase services from our competitors until they determine whether the AerCap Transaction will affect our business or our relationship with them. Uncertainty concerning potential changes to us and our business could also harm our ability to enter into agreements with new customers. In addition, key personnel may depart for a variety of reasons arising out of the AerCap Transaction.

Risks Related to Taxation

We may become subject to income or other taxes in jurisdictions which would adversely affect our financial results.

        We and our subsidiaries are subject to the income tax laws of Ireland, the United States and other jurisdictions in which our subsidiaries are incorporated or based. Our effective tax rate in any period is impacted by the source and the amount of earnings among our different tax jurisdictions. A change in the division of our earnings among our tax jurisdictions could have a material impact on our effective tax rate and our financial results. In addition, we or our subsidiaries may be subject to additional income or other taxes in these and other jurisdictions by reason of the management and control of our subsidiaries, our activities and operations, where our aircraft operate, where the lessees of our aircraft (or others in possession of our aircraft) are located or changes in tax laws, regulations or accounting principles. Although we have adopted guidelines and operating procedures to ensure our subsidiaries are appropriately managed and controlled, we may be subject to such taxes in the future and such taxes may be substantial. The imposition of such taxes could have a material adverse effect on our financial results.

We may incur current tax liabilities in our primary operating jurisdictions in the future.

        We expect to make current tax payments in some of the jurisdictions where we do business in the normal course of our operations. Our ability to defer the payment of some level of income taxes to future periods is dependent upon the continued benefit of accelerated tax depreciation on our flight equipment in some jurisdictions, the continued deductibility of external and intercompany financing arrangements and the application of tax losses prior to their expiration in certain tax jurisdictions, among other factors. The level of current tax payments we make in any of our primary operating jurisdictions could adversely affect our cash flows and have a material adverse effect on our financial results.

We may become subject to additional Irish taxes based on the extent of our operations carried on in Ireland.

        Our Irish tax resident subsidiaries are currently subject to Irish corporate income tax on trading income at a rate of 12.5%, on capital gains at 33% and on other income at 25%. We expect that substantially all of our Irish income will be treated as trading income for tax purposes in future periods. As of December 31, 2014, we had significant Irish tax losses available to carry forward against our trading income. The continued application of the 12.5% tax rate to trading income generated in our Irish tax resident subsidiaries and the ability to carry forward Irish tax losses to offset future taxable trading income depends in part on the extent and nature of activities carried on in Ireland both in the past and in the future. AerCap Ireland Limited and its Irish tax resident subsidiaries intend to carry on their activities in Ireland so that the 12.5% rate of tax applicable to trading income will apply and that they will be entitled to offset future income with tax losses arising from the same trading activity. We may not continue to be entitled to apply our loss carry-forwards against future taxable trading income in Ireland.

We may fail to qualify for benefits under one or more tax treaties.

        We do not expect that our subsidiaries located outside of the United States will have any material U.S. federal income tax liability by reason of activities we carry out in the United States and the lease of assets to lessees that operate in the United States. This conclusion will depend, in part, on continued qualification for the benefits of income tax treaties between the United States and other countries in which we are subject to tax (particularly The Netherlands and Ireland). That in turn may depend on, among others, the nature and level of activities carried on by us and our subsidiaries in each jurisdiction, the identity of the owners of equity interests in subsidiaries that are not wholly owned and the identities of the direct and indirect owners of our indebtedness.

        The nature of our activities may be such that our subsidiaries may not continue to qualify for the benefits under income tax treaties with the United States and that may not otherwise qualify for treaty benefits. Failure to so qualify could result in the imposition of U.S. federal taxes, which could have a material adverse effect on our financial results.

Unresolved Staff Comments

        None

Properties

Aircraft Portfolio

        As of December 31, 2014, we owned 915 aircraft, including 885 aircraft held for operating lease, 25 aircraft under finance and sales-type lease, four aircraft that met the criteria for being classified as held for sale, and one aircraft under contract to be parted-out. We also managed 57 aircraft and had 347 new aircraft on order. The average age of our 915 owned aircraft fleet, weighted by net book value, was 8.7 years as of December 31, 2014.

        The following table provides details regarding our aircraft portfolio by type of aircraft as of December 31, 2014:

	Owned		Managed
					Total owned, managed and aircraft on order(b)
Aircraft type	Number of aircraft owned	Percentage of total net book value	Number of aircraft	Number of aircraft on order(a)
Airbus A319	122	8%	5	—	127
Airbus A320	160	12	7	—	167
Airbus A320neo	—	—	—	150	150
Airbus A321	90	8	1	4	95
Airbus A321neo	—	—	—	50	50
Airbus A330	89	14	3	—	92
Airbus A350	—	—	—	20	20
Boeing 737 (NG)	241	27	12	15	268
Boeing 767	44	2	—	—	44
Boeing 777	69	20	2	—	71
Boeing 787	10	5	—	58	68
ERJ190 E2/195 E2	—	—	—	50	50
Other	90	4	27	—	117

Total	915	100%	57	347	1,319

(a)
Excludes commitments to purchase 17 new spare engines.

(b)
Excludes three aircraft owned and leased by AeroTurbine.

Aircraft on Order

        As of December 31, 2014, we had committed to purchase 347 new aircraft, scheduled for delivery as set forth below:

Aircraft Type	2015	2016	2017	2018	2019	2020	2021	2022	Total
A320neo/A321neo(a)	1	16	41	42	40	40	20	—	200
A321-200	4	—	—	—	—	—	—	—	4
A350XWB-900	2	8	8	2	—	—	—	—	20
B737-800	14	1	—	—	—	—	—	—	15
B787-8/9(a)	14	9	13	17	5	—	—	—	58
E190/E195 E2	—	—	—	5	14	14	14	3	50

Total(b)	35	34	62	66	59	54	34	3	347

(a)
We have certain contractual rights for aircraft type substitution.

(b)
Excludes commitments to purchase 17 new spare engines.

Aircraft Leases and Transactions

        Our current operating aircraft leases have initial terms ranging in length up to approximately 14 years. Upon expiration of an operating lease, we extend the lease term or take redelivery of the aircraft, remarket and re-lease it to new lessees or sell the aircraft. Typically, we re-lease our leased aircraft well in advance of the expiration of the then-current lease and deliver the aircraft to a new lessee in less than two months following redelivery by the prior lessee.

        The following table provides details on our operating lease portfolio by aircraft type, including the scheduled lease expirations (for the minimum non-cancelable period which does not include contracted unexercised lease extension options) by aircraft type, as of December 31, 2014.

Aircraft Type	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	Total
Airbus A319	5	27	17	13	13	27	13	5	1	1	—	—	122
Airbus A320	12	36	26	27	20	27	7	1	2	—	—	—	158
Airbus A321	4	22	14	11	9	12	11	—	1	2	—	—	86
Airbus A330	7	12	19	7	6	10	7	4	4	3	3	2	84
Boeing 737 (NG)	11	40	48	32	23	19	12	11	5	15	9	12	237
Boeing 767	6	6	8	12	6	3	1	—	—	—	—	—	42
Boeing 777	1	4	12	28	10	1	1	2	5	2	2	—	68
Boeing 787	—	—	—	—	—	—	—	—	3	—	—	7	10
Other	22	12	17	7	7	2	1	—	—	—	—	—	68

Total(a)	68	159	161	137	94	101	53	23	21	23	14	21	875	(b)

(a)
This includes placed and unplaced aircraft.

(b)
Excludes ten off-lease aircraft. As of March 23, 2015, four of the off-lease aircraft were under commitments for re-lease, and the remaining six aircraft were designated to be sold. None of these off-lease aircraft met the criteria for being classified as held for sale. Also, excludes three aircraft owned and leased by AeroTurbine.

Facilities

        AerCap Trust's headquarters are in Shannon, Ireland. We also occupy space in Los Angeles, California that served as ILFC's headquarters prior to the AerCap Transaction under a lease which expires in August 2015. We have entered into a new lease in Los Angeles, California, which commences in August 2015 and expires in August 2025. As of December 31, 2014, we occupied approximately 127,000 square feet of office space. In addition, we lease 22,000 square feet of office space that is currently subleased to third parties. Additionally, we lease small offices in Dublin and Singapore.

        Through our AeroTurbine subsidiary we also occupy approximately 264,000 square feet of space near Miami, Florida that is used as the corporate office and warehouse, under a lease that expires in March 2024. We also lease approximately 1,100,000 square feet in AeroTurbine's Goodyear facility in Arizona, which includes two hangars and substantial additional space for outdoor storage of aircraft, pursuant to long-term leases that expire in 2018 and 2026.

Legal Proceedings

        Please refer to Note 24 of Notes to Consolidated Financial Statements of this Annual Report for a detailed description of the legal proceedings in which we are a party.

Mine Safety Disclosures

        Not applicable.

Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

        We are an indirect wholly-owned subsidiary of AerCap and we do not have common stock that is listed on any national exchange or traded in any established market. The Predecessor paid a special distribution of $600 million to AIG prior to the consummation of the AerCap Transaction. Under the terms of our subordinated debt, we may be restricted from paying cash dividends in the future if we fail to comply with certain covenants. See Note 13 of Notes to Consolidated Financial Statements for additional information.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

        We manage our business and analyze and report our results of operations on the basis of one business segment: the leasing, sales and management of commercial aircraft and engines. AeroTurbine is not material to our financial statements and therefore is not considered a reportable segment.

        As of December 31, 2014, 875 out of our 885 owned aircraft in the operating lease portfolio were on lease to 167 lessees in 74 countries. As of December 31, 2014, our operating lease portfolio included ten aircraft off-lease. As of March 23, 2015, four of the off-lease aircraft were under commitments for re-lease, and the remaining six aircraft were designated to be sold. None of these off-lease aircraft met the criteria for being classified as held for sale.

        As discussed in greater detail in Note 1 of Notes to Consolidated Financial Statements, on May 14, 2014, upon the consummation of the AerCap Transaction, we measured the identifiable assets acquired, the liabilities assumed, and non-controlling interest at the Closing Date fair value by applying the acquisition method of accounting. Accordingly, a new basis of accounting was established and, for accounting purposes the old entity, the Predecessor, was terminated and a new entity, the Successor, was created. Predecessor represents ILFC and its consolidated subsidiaries' historical accounting basis and covers the time period prior to May 14, 2014. Successor represents AerCap Trust from its inception on February 5, 2014 and ILFC and its subsidiaries consolidated with AerCap Trust for the time period from May 14, 2014, reflecting the assets and liabilities at fair value by allocating the purchase price to the identifiable assets acquired and liabilities assumed and non-controlling interest pursuant to accounting guidance related to business combinations. The distinction between these periods has been indicated in this Annual Report by the inclusion of a vertical line between the Predecessor and Successor columns of our financial statements and in the notes thereto. These separate periods are presented in order to reflect our new accounting basis as of the Closing Date, after applying the acquisition method of accounting. Results presented for periods subsequent to the AerCap Transaction reflect Successor accounting policies. The timing and amount of revenues and expenses recognized in results of operations and the classification of amounts recorded in the financial statements in periods subsequent to the Closing Date may differ from Predecessor's presentation. Consequently, the financial statements and notes for the Predecessor periods are not comparable to the Successor periods. Despite the separate presentation, our core operations have not changed.

        The following table presents U.S. GAAP results for Successor and Predecessor for the following periods:

	Successor	Predecessor

	Period beginning February 5, 2014 and ending December 31, 2014	Period beginning January 1, 2014 and ending May 13, 2014
			Year Ended December 31, 2013

(Dollars in thousands)
REVENUES AND OTHER INCOME
Lease revenue	$2,513,179	$1,526,885	$4,166,033
Net gain on sale of assets	19,340	—	—
Flight equipment marketing and gain on aircraft sales		56,921	128,120
Other income	90,843	44,153	123,232

TOTAL REVENUES AND OTHER INCOME	2,623,362	1,627,959	4,417,385

EXPENSES
Depreciation and amortization	932,782	666,134	1,850,303
Asset impairment	7,153	49,247	1,401,400
Interest expense	502,052	496,535	1,426,900
Loss on early extinguishment of debt	—	—	17,695
Leasing expenses	135,148	37,619	71,594
Transaction and integration related expenses	46,962	—	—
Other expenses	—	3,298	111,637
Selling, general and administrative expenses	183,935	153,890	334,340

TOTAL EXPENSES	1,808,032	1,406,723	5,213,869

INCOME (LOSS) BEFORE INCOME TAXES	815,330	221,236	(796,484)
Provision (benefit) for income taxes	127,516	77,328	(279,401)

NET INCOME (LOSS)	$687,814	$143,908	$(517,083)

Net (income) attributable to non-controlling interest	—

NET INCOME ATTRIBUTABLE TO BENEFICIAL OWNERS	$687,814

        Flight Equipment:    We had the following activity related to flight equipment under operating lease during the periods presented:

	Successor	Predecessor

	Period beginning February 5, 2014 and ending December 31, 2014	Period beginning January 1, 2014 and ending May 13, 2014

Number of aircraft at beginning of period(a)	—	911
AerCap Transaction	901	—
Aircraft purchases	18	7
Aircraft reclassified from Net investment in finance and sales-type leases	—	1
Aircraft reclassified to Net investment in finance and sales-type leases	(7)	(4)
Aircraft sold from Flight equipment	(11)	(5)
Aircraft transferred to a related party	(6)	—
Aircraft reclassified to Held for sale	(4)	—
Aircraft designated for part-out	(6)	(9)

Number of aircraft at end of period(a)	885	901

(a)
Excludes three, ten and nine aircraft owned by AeroTurbine at December 31, 2014, May 13, 2014 and January 1, 2014, respectively.

        Income (Loss) before Income Taxes:    Successor recognized income before income taxes of $815.3 million for the period beginning February 5, 2014 and ending December 31, 2014. Predecessor recognized income before income taxes of $221.2 million for the period beginning January 1, 2014 and ending May 13, 2014, and a loss before income taxes of $796.5 million for the year ended December 31, 2013. Successor income before income taxes includes the effect of remeasuring identifiable assets acquired and the liabilities assumed to fair value and the adoption of new accounting policies and is therefore not comparable with the Predecessor periods. Predecessor increase in income before income taxes for the period beginning January 1, 2014 and ending May 13, 2014, as compared to the year ended December 31, 2013 was primarily due to: (i) a decrease in aircraft impairments; (ii) a decrease in depreciation expense; and (iii) a decrease in interest expense. These decreases in expenses were partially offset by a decrease in revenue for the shorter period beginning January 1, 2014 and ending May 13, 2014, as compared to the year ended December 31, 2013. See below for a detailed analysis of each category affecting income (loss) before income taxes.

        Lease Revenue:    Successor recognized Lease revenue of $2,513.2 million for the period beginning February 5, 2014 and ending December 31, 2014. Predecessor recognized Lease revenue of $1,526.9 million for the period beginning January 1, 2014 and ending May 13, 2014, and $4,166.0 million for the year ended December 31, 2013. Lease revenue recognized for the period beginning January 1, 2014 and ending May 13, 2014, as compared to the year ended December 31, 2013 decreased primarily due to fewer days over which Predecessor earned revenue.

        Net Gain on Sale of Assets:    Successor recognized Net gain on sale of assets of $19.3 million during the period beginning February 5, 2014 and ending December 31, 2014 related to the sale of 11 aircraft and seven aircraft converted to sales-type leases. Predecessor presented gains on aircraft sales in Flight equipment marketing and gain on aircraft sales on its Consolidated Statements of Operations.

        Flight Equipment Marketing and Gain on Aircraft Sales:    Successor presented gains on aircraft sales in Net gain on sale of assets on its Consolidated Statement of Operations. Predecessor recognized Flight equipment marketing and gain on aircraft sales of $56.9 million for the period beginning January 1, 2014 and ending May 13, 2014, and $128.1 million for the year ended December 31, 2013. The decrease is due to lower gains recorded on five aircraft sold, and four aircraft converted to sales-type leases, for the period beginning January 1, 2014 and ending May 13, 2014, as compared to the gains recorded on 24 aircraft sold and ten aircraft converted to sales-type leases, for the year ended December 31, 2013. The amount of the gain depends on the type and age of, and demand for, flight equipment marketed in each period.

        Other Income:    Other income consisted of the following:

	Successor	Predecessor

	Period beginning February 5, 2014 and ending December 31, 2014	Period beginning January 1, 2014 and ending May 13, 2014
			Year Ended December 31, 2013

(Dollars in thousands)
AeroTurbine
Engines, airframes, parts and supplies revenue	$275,315	$123,695	$330,880
Cost of goods sold	(234,478)	(102,566)	(284,432)

Gross profit	40,837	21,129	46,448
Management fees, interest and other	50,006	23,024	76,784

	$90,843	$44,153	$123,232

        Depreciation and amortization:    Successor recorded depreciation of flight equipment and other depreciable assets of $932.8 million for the period beginning February 5, 2014 and ending December 31, 2014. Successor began recognizing depreciation expense on flight equipment in conjunction with the AerCap Transaction on May 14, 2014. Successor benefits from a reduced carrying value of flight equipment held for operating leases after the effect of remeasuring the flight equipment to fair value as of the Closing Date. Predecessor recorded depreciation of $666.1 million for the period beginning January 1, 2014 and ending May 13, 2014 and $1,850.3 million for the year ended December 31, 2013. The decrease in Predecessor depreciation is primarily due to flight equipment depreciated over fewer days during the period beginning January 1, 2014 and ending May 13, 2014, as compared to the year ended December 31, 2013. We had 885, 901, and 911 aircraft held for operating lease at December 31, 2014, May 13, 2014, and December 31, 2013, respectively.

        Asset Impairment:    Successor recorded impairments on flight equipment of $7.2 million for the period beginning February 5, 2014 and ending December 31, 2014, primarily related to six Boeing 757-200 aircraft that were returned early from our lessees, and four engines and one airframe, which were parted-out subsequent to the AerCap Transaction. Aircraft impairment charges on flight equipment held for use were $1,162.8 million relating to 44 aircraft for the Predecessor year ended December 31, 2013, primarily in connection with our third quarter of 2013 recoverability assessment whereby we concluded that the net book values of certain four-engine widebody aircraft in our fleet were no longer supportable based upon the latest cash flow estimates because the estimated holding periods were not likely to be as long as previously anticipated. The increasing number of aircraft operators looking to completely or partially replace their Airbus A340s and Boeing 747s is expected to increase the available supply of these aircraft types and diminish future lease placement opportunities. Sustained high fuel prices, the introduction of more fuel-efficient aircraft, and the success of competing aircraft models have resulted in a shrinking operator base for these aircraft types. These factors along with the latest updates to airline fleet plans and recent efforts to remarket these aircraft informed our conclusions. Approximately $1.0 billion of the $1.2 billion in impairment charges recorded for the year ended December 31, 2013, resulted from the four-engine widebody aircraft and in particular the Airbus A340-600s, which has a limited operator base. Predecessor had no impairment charges on flight equipment held for use for the period beginning January 1, 2014 and ending May 13, 2014.

        Predecessor recorded the following aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed for the respective periods:

	Predecessor
	Period beginning January 1, 2014 and ending May 13, 2014				Year Ended December 31, 2013
(Dollars in millions)	Aircraft Impaired or Adjusted		Impairment Charges and Fair Value Adjustments		Aircraft Impaired or Adjusted	Impairment Charges and Fair Value Adjustments
Impairment charges and fair value adjustments on aircraft likely to be sold or sold (including sales-type leases)	3		$21.2		19	$95.0	(a)
Impairment charges on aircraft intended to be or designated for part-out	9	(b)	28.0	(c)	25	143.6	(c)

Total impairment charges and fair value adjustments on flight equipment	12		$49.2		44	$238.6

(a)
Includes charges relating to 11 aircraft that met the criteria to be classified as Flight equipment held for sale, and were reclassified into Flight equipment held for sale. During the year ended December 31, 2013, ten of these aircraft were sold to a third party and one of these aircraft was converted to a finance and sales-type lease.

(b)
Four of the nine aircraft were impaired twice during the period beginning January 1, 2014 and ending May 13, 2014

(c)
Includes charges relating to four engines for the period beginning January 1, 2014 and ending May 13, 2014 and seven engines for the year ended December 31, 2013.

        Interest Expense:    Successor recorded Interest expense of $502.1 million for the period beginning February 5, 2014 and ending December 31, 2014. Successor Interest expense includes the effect of remeasuring the outstanding debt and effective interest rates to fair value as of the Closing Date. Successor weighted-average interest rate, including the effect from the remeasurement was 3.12% for the period beginning February 5, 2014 and ending December 31, 2014. Predecessor recorded Interest expense of $496.5 million for the period beginning January 1, 2014 and ending May 13, 2014 and $1,426.9 million for the year ended December 31, 2013. The decrease in Predecessor Interest Expense is primarily due to: (i) fewer days of interest expense recorded during the period beginning January 1, 2014 and ending

May 13, 2014, as compared to the year ended December 31, 2013; and (ii) $0.8 billion decrease in average debt outstanding. Predecessor weighted-average effective cost of borrowing, which excluded the effect of amortization of deferred debt issue costs, was 5.87% and 6.02% for the period beginning January 1, 2014 and ending May 13, 2014 and for the year ended December 31, 2013, respectively.

        Loss on Extinguishment of Debt:    During the year ended December 31, 2013, Predecessor prepaid in full its $550 million secured term loan that was originally scheduled to mature in April 2016, the total then-outstanding under both tranches of the $106.0 million secured financing, and the total then outstanding under the $55.4 million secured financing, and prepaid $150 million of the $900 million then outstanding principal amount of its secured term loan due June 30, 2017. In connection with these prepayments, Predecessor recorded charges aggregating $17.7 million from the write off of unamortized deferred financing costs and deferred debt discounts. See Note 13 of Notes to Consolidated Financial Statements.

        Leasing Expenses:    Successor recorded Leasing expenses of $135.1 million for the period beginning February 5, 2014 and ending December 31, 2014. Predecessor recorded Leasing expenses of $37.6 million for the period beginning January 1, 2014 and ending May 13, 2014, and $71.6 million for the year ended December 31, 2013. Successor Leasing expenses are higher primarily due to amortization of Maintenance rights intangibles, as a result of the AerCap Transaction.

        Transaction and Integration Related Expenses:    Successor recorded Transaction and integration related expenses of $47.0 million for the period beginning February 5, 2014 and ending December 31, 2014 related to the AerCap Transaction. These expenses consist primarily of severance and other compensation expenses.

        Selling, General and Administrative Expenses:    Successor recorded Selling, general and administrative expenses of $183.9 million for the period beginning February 5, 2014 and ending December 31, 2014. Predecessor recorded Selling, general and administrative expenses of $153.9 million for the period beginning January 1, 2014 and ending May 13, 2014, and $334.3 million for the year ended December 31, 2013. The decrease in Predecessor Selling, general and administrative expenses of $180.5 million was primarily due to (i) fewer days over which expenses were recorded during the period beginning January 1, 2014 and ending May 13, 2014, as compared to the year ended December 31, 2013; and (ii) costs incurred during the year ended December 31, 2013 relating to ILFC's future separation from AIG, including salary and employee-related expenses, and professional, consulting and legal fees.

        Other Expenses:    Predecessor Other expenses decreased to $3.3 million for the period beginning January 1, 2014 and ending May 13, 2014, as compared to $111.6 million for the year ended December 31, 2013, primarily due to a decrease in provisions for asset value guarantees. Predecessor recorded $100.5 million for the year ended December 31, 2013, associated with six aircraft, with no such expenses recorded for the period beginning January 1, 2014 and ending May 13, 2014.

        Provision for Income Taxes:    Successor effective tax rate was impacted by the Reorganization which resulted in certain of our earnings now being taxed at the lower Irish income tax rate. Successor effective tax rate for the period beginning February 5, 2014 and ending December 31, 2014 was 15.6%. The decrease in our effective tax rate for the period beginning February 5, 2014 and ending December 31, 2014 was primarily due to the effect of the Reorganization in conjunction with the consummation of the AerCap Transaction.

        Predecessor effective tax rate remained relatively consistent at 35.0% for the period beginning January 1, 2014 and ending May 13, 2014, as compared to 35.1% for the year ended December 31, 2013. Predecessor effective tax rate for the period beginning January 1, 2014 and ending May 13, 2014 was impacted by minor permanent items and interest accrued on uncertain tax positions and IRS audit adjustments. Predecessor effective tax rate for the year ended December 31, 2013 was impacted by a

$7.5 million interest refund allocation from AIG related to IRS audit adjustments, which had a beneficial impact to our effective tax rate and was discretely recorded for the year ended December 31, 2013. The rate was also impacted by minor permanent items and interest accrued on uncertain tax positions.

        Our reserve for uncertain tax positions increased by $31.8 million for the period beginning January 1, 2014 and ending May 13, 2014, the benefits of which, if realized, would have had a significant impact on our effective tax rate. As a result of the AerCap Transaction and the Section 338(h)(10) election, all previous uncertain tax positions of the Predecessor that were included in the combined filing with AIG were eliminated as of May 14, 2014. For the period beginning May 14, 2014 and ending December 31, 2014, the Successor reserve for uncertain tax positions increased by $7.0 million. See Note 15 of Notes to Consolidated Financial Statements.

Quantitative and Qualitative Disclosures about Market Risk

        Market risk represents the risk of changes in value of a financial instrument, caused by fluctuations in interest rates and foreign exchange rates. Changes in these factors could cause fluctuations in our results of operations and cash flows. We are exposed to the market risks described below.

  Interest Rate Risk

        Interest rate risk is the exposure to changes in the level of interest rates and the spread between different interest rates. Interest rate risk is highly sensitive to many factors, including the governments' monetary policies, global economic factors and other factors beyond our control.

        We enter into leases whose rents are based on fixed and variable interest rates, and fund our operations primarily with a mixture of fixed and floating rate debt. Interest rate exposure arises to the extent that the mix of these obligations is not matched with our assets. AerCap centrally manages the interest rate exposure primarily through the use of interest rate caps, fixing the rate on debt, interest rate swaps and interest rate floors using a cash flow-based risk management model. This model takes the expected cash flows generated by our assets and liabilities and then calculates by how much the value of these cash flows will change for a given movement in interest rates.

        Our primary interest rate exposures relate to our floating rate debt obligations, which are based on interest rate indices such as LIBOR. Increases in the interest rate index would increase the cost of our debt and negatively impact our results and cash flows. As of December 31, 2014, our floating interest rate risk was managed primarily through interest rate swap contracts. After taking our swap agreements into consideration, which in effect have fixed the interest rates of the hedged variable interest rate debt, our floating rate debt comprised approximately $5.6 billion in aggregate principal amount or approximately 24.0% of our total outstanding debt obligations at December 31, 2014.

        The fair market value of our interest rate swaps is affected by changes in interest rates, the credit risks of us and the counterparty to our swaps, and the liquidity of those instruments. We determine the fair value of our derivative instruments using a discounted cash flow model, which incorporates an assessment of the risk of swap counterparty non-performance. The model uses various inputs including contractual terms, interest rate, credit spreads and volatility rates, as applicable. Predecessor recorded the effective part of the changes in fair value of derivative instruments designated as cash flow hedges in Other comprehensive income and Successor records changes in the market value in income.

        Without including the impact of the offsetting assets, which is centrally managed by AerCap, a hypothetical 100 basis-point increase in our variable interest rates would have increased our interest expense, and accordingly our cash flows, by approximately $56.3 million on an annualized basis. A decrease in interest rates would result in savings in our interest expense, which would be partially offset by a reduction in the interest revenue and lease revenue, when applicable. This sensitivity analysis is limited by several factors, and should not be viewed as a forecast. This forward-looking disclosure also is selective in nature and addresses only the potential impact on our debt obligations. It does not include a variety of other potential impacts that a change in interest rates could have on our business.

  Foreign Currency Exchange Risk

        Our functional currency is U.S. dollars. Foreign exchange risk arises from our and our lessees' operations in multiple jurisdictions. All of our aircraft purchase agreements are negotiated in U.S. dollars, we currently receive substantially all of our revenue in U.S. dollars and we pay substantially all of our expenses in U.S. dollars. We currently have a limited number of leases denominated in foreign currencies, maintain part of our cash in foreign currencies, pay taxes in foreign currencies, and incur some of our expenses in foreign currencies, primarily the Euro. A decrease in the U.S. dollar in relation to foreign currencies increases our expenses paid in foreign currencies and an increase in the U.S. dollar in relation to foreign currencies decreases our lease revenue received from foreign currency denominated leases. Because we currently receive most of our revenues in U.S. dollars and pay most of our expenses in U.S. dollars, a change in foreign exchange rates would not have a material impact on our results of operations or cash flows. We do not have any restrictions or repatriation issues associated with our foreign cash accounts.

Financial Statements and Supplementary Data

        Financial Statements and Supplementary data are submitted as a separate section of this report.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Controls and Procedures

(A)
Evaluation of Disclosure Controls and Procedures

        We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our filings under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the periods specified in the rules and forms of the Securities and Exchange Commission. Such information is accumulated and communicated to our management, including the Chief Executive Officer and the Chief Financial Officer (collectively, the "Certifying Officers"), as appropriate, to allow timely decisions regarding required disclosure.

        In conjunction with the close of each fiscal quarter, we conduct a review and evaluation, under the supervision and with the participation of our management, including the Certifying Officers, of the effectiveness of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934. Based on that evaluation, our Certifying Officers have concluded that our disclosure controls and procedures were effective at a reasonable assurance level as of December 31, 2014, the end of the period covered by this report.

(B)
Management's Report on Internal Control over Financial Reporting

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process, under the supervision of the Certifying Officers, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our financial statements for external purposes in accordance with GAAP.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

        Our management, including the Certifying Officers, conducted an assessment of the effectiveness of our internal control over financial reporting as of December 31, 2014, based on the criteria established in the 2013 Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO"). Our management has concluded that, as of December 31, 2014, our internal control over financial reporting was effective based on the criteria in the 2013 Internal Control—Integrated Framework issued by the COSO.

        This annual report does not include an attestation report of our independent accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by our independent accounting firm pursuant to rules of the Securities and Exchange Commission that permit us to provide only management's report in this annual report.

(C)
Changes in Internal Controls Over Financial Reporting

        There were no changes in AerCap Trust's internal controls over financial reporting during the fourth quarter of 2014 that materially affected, or were reasonably likely to materially affect, the effectiveness of the internal controls over financial reporting. In the fourth quarter of 2014, AerCap has substantially completed the integration of information systems, processes and related internal control over financial reporting as a result of the acquisition of ILFC.

Other Information

        None.

Principal Accountant Fees and Services

        Professional services were rendered by PricewaterhouseCoopers Accountants N.V. ("PwC") for Successor and by PricewaterhouseCoopers LLP for Predecessor. Aggregate fees for professional services rendered to us for the period beginning February 5, 2014 and ending December 31, 2014, for the period beginning January 1, 2014 and ending May 13, 2014, and the year ended December 31, 2013 were as follows:

	Successor	Predecessor
	Period beginning February 5, 2014 and ending December 31, 2014	Period beginning January 1, 2014 and ending May 13, 2014
(Dollars in thousands)			Year Ended December 31, 2013
Audit Fees	$7,205	$2,538	$3,450
Tax and Other Fees	$1,101	399	3,657

Total Fees	$8,306	$2,937	$7,107

        Audit Fees consist of fees for professional services provided in connection with the audits of our financial statements, services rendered in connection with our registration statements filed with the SEC, the delivery of consents and the issuance of comfort letters. This also includes Sarbanes-Oxley Section 404 work performed at ILFC for AIG's 2013 assessment.

        Tax and Other Fees consist of the aggregate fees for services rendered for tax compliance, tax planning, tax advice, customs related services and services related to the AerCap Transaction.

        AerCap's audit committee approves all audit and non-audit services rendered by PwC.

Exhibits and Financial Statement Schedules

        Financial Statements and Financial Statement Schedules disclosure is submitted as a separate section of this report.

        Exhibits disclosure is submitted as a separate section of this report.

 AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

INDEX OF CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

        The following consolidated financial statements of the Company and its subsidiaries required to be included in Financial Statements and Supplementary Data are listed below:

Page
Independent Auditor's Reports	43
Consolidated Financial Statements:
Balance Sheets as of December 31, 2014 (Successor) and 2013 (Predecessor)	45
Statements of Operations for the period beginning February 5, 2014 and ending December 31, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014, and the years ended December 31, 2013 and 2012 (Predecessor)	46
Statements of Comprehensive (Loss) Income for the period beginning February 5, 2014 and ending December 31, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014, and the years ended December 31, 2013 and 2012 (Predecessor)	47
Statement of Equity for the period beginning February 5, 2014 and ending December 31, 2014 (Successor)	48
Statement of Shareholders' Equity for the period beginning January 1, 2014 and ending May 13, 2014, and the years ended December 31, 2013 and 2012 (Predecessor)	49
Statements of Cash Flows for the period beginning February 5, 2014 and ending December 31, 2014 (Successor), period beginning January 1, 2014 and ending May 13, 2014, and the years ended December 31, 2013 and 2012 (Predecessor)	50
Notes to Financial Statements	54

        All other financial statements and schedules not listed have been omitted since the required information is included in the consolidated financial statements or the notes thereto, or is not applicable or required.

        The following discloses the exhibits of the Company and its subsidiaries:

Exhibit Number	Description
2.1	AerCap Share Purchase Agreement, dated as of December 16, 2013 by and among AIG Capital Corporation, American International Group, Inc., AerCap Holdings N.V., and AerCap Ireland Limited (filed as an exhibit to AIG's Current Report on Form 8-K (file no. 001-8787) filed on December 16, 2013 and incorporated herein by reference).
3.1	Trust Agreement of AerCap Global Aviation Trust, by and among Wilmington Trust, National Association, AerCap Ireland Capital Limited, dated as of February 5, 2014 (filed as an exhibit to Form 8-K filed on August 14, 2014 and incorporated herein by reference).
3.2	Joinder to Trust Agreement of AerCap Global Aviation Trust of International Lease Finance Corporation, dated as of May 14, 2014 (filed as an exhibit to Form 8-K filed on August 14, 2014 and incorporated herein by reference).
4.1	Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank Trust National Association, as Trustee (successor to Continental Bank, National Association) (filed as an exhibit to the Predecessor's Registration Statement No. 33-43698 and incorporated herein by reference).
4.2	First Supplemental Indenture, dated as of November 1, 2000, to the Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank Trust National Association, as Trustee (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).

Exhibit Number	Description
4.3	Second Supplemental Indenture, dated as of February 28, 2001, to the Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank Trust National Association, as Trustee (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference).
4.4	Third Supplemental Indenture, dated as of September 26, 2001, to the Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank Trust National Association, as Trustee (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended September 30, 2000 and incorporated herein by reference).
4.5	Fourth Supplemental Indenture, dated as of November 6, 2002, to the Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank National Association, as Trustee (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
4.6	Fifth Supplemental Indenture, dated as of December 27, 2002, to the Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank National Association, as Trustee (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).
4.7	Sixth Supplemental Indenture, dated as of June 2, 2003, to the Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank National Association, as Trustee (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended September 30, 2003 and incorporated herein by reference).
4.8	Seventh Supplemental Indenture, dated as of October 8, 2004, to the Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank National Association, as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on October 14, 2004 and incorporated herein by reference).
4.9	Eighth Supplemental Indenture, dated as of October 5, 2005, to the Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank National Association, as Trustee (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).
4.10	Ninth Supplemental Indenture, dated as of October 5, 2006, to the Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank National Association, as Trustee (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2007 and incorporated herein by reference).
4.11	Tenth Supplemental Indenture, dated as of October 9, 2007, to the Indenture dated as of November 1, 1991, between the Predecessor and U.S. Bank National Association, as Trustee (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2007 and incorporated herein by reference).
4.12	Eleventh Supplemental Indenture, dated as of May 14, 2014, to the Indenture dated as of November 1, 1991, by and among the Predecessor, AGAT and U.S. Bank National Association, as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.13	Indenture dated as of November 1, 2000, between the Predecessor and the Bank of New York, as Trustee (filed as an exhibit to the Predecessor's Registration No. 333-49566 and incorporated herein by reference).

Exhibit Number	Description
4.14	First Supplemental Indenture, dated as of August 16, 2002 to the Indenture dated as of November 1, 2000, between the Predecessor and the Bank of New York, as Trustee (filed as Exhibit 4.2 to the Predecessor's Registration Statement No. 333-100340 and incorporated herein by reference).
4.15	Second Supplemental Indenture, dated as of May 14, 2014, to the Indenture dated as of November 1, 2000, between the Predecessor and Bank of New York, as Trustee (filed as an exhibit to the AerCap Form 8-K on May 15, 2014 (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.16	Indenture, dated as of August 1, 2006, between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as Exhibit 4.1 to the Predecessor's Registration Statement No. 333-136681 and incorporated herein by reference).
4.17	First Supplemental Indenture, dated as of August 20, 2010, to the Indenture dated as of August 1, 2006, between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.18	Second Supplemental Indenture, dated as of December 7, 2010, to the Indenture dated as of August 1, 2006, between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on December 7, 2010 and incorporated herein by reference).
4.19	Third Supplemental Indenture, dated as of May 24, 2011, to the Indenture dated as of August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2011, and incorporated herein by reference).
4.20	Fourth Supplemental Indenture, dated as of December 22, 2011, to the Indenture dated as of August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on December 22, 2011 and incorporated herein by reference).
4.21	Fifth Supplemental Indenture, dated as of March 19, 2012, to the Indenture dated as of August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company America, as Trustee s (filed as an exhibit to the Predecessor's Form 8-K filed on March 19, 2012 and incorporated herein by reference).
4.22	Sixth Supplemental Indenture, dated as of August 21, 2012, to the Indenture dated as of August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 21, 2012 and incorporated herein by reference).
4.23	Seventh Supplemental Indenture, dated as of March 11, 2013, to the Indenture dated as of August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on March 11, 2013 and incorporated herein by reference).
4.24	Eighth Supplemental Indenture, dated as of May 24, 2013, to the Indenture dated as of August 1, 2006, by and between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2013 and incorporated herein by reference).

Exhibit Number	Description
4.25	Ninth Supplemental Indenture, dated as of May 14, 2014, to the Indenture dated as of August 1, 2006, by and among the Predecessor, AGAT and Deutsche Bank Trust Company Americas, as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.26	Officers' Certificate, dated as of August 20, 2010, establishing the terms of the 8.875% senior notes due 2017 (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.27	Officers' Certificate, dated as of December 7, 2010, establishing the terms of the 8.25% senior notes due 2020 (filed as an exhibit to the Predecessor's Form 8-K filed on December 7, 2010 and incorporated herein by reference).
4.28	Officers' Certificate, dated as of May 24, 2011, establishing the terms of the 5.75% senior notes due 2016 and the 6.25% senior notes due 2019 (filed as an exhibit to the Predecessor's Form 8-K filed on May 24, 2011 and incorporated herein by reference).
4.29	Officers' Certificate, dated as of December 22, 2011, establishing the terms of the 8.625% senior notes due 2022 (filed as an exhibit to the Predecessor's Form 8-K filed on December 22, 2011 and incorporated herein by reference).
4.30	Officers' Certificate, dated as of March 19, 2012, establishing the terms of the 4.875% senior notes due 2015 and the 5.875% senior notes due 2019 (filed as an exhibit to the Predecessor's Form 8-K filed on March 19, 2012 and incorporated herein by reference).
4.31	Officers' Certificate, dated as of August 21, 2012, establishing the terms of the 5.875% senior notes due 2022 (filed as an exhibit to the Predecessor's Form 8-K filed on August 21, 2012 and incorporated herein by reference).
4.32	Officers' Certificate, dated as of March 11, 2013, establishing the terms of the 3.875% senior notes due 2018 and the 4.625% senior notes due 2021 (filed as an exhibit to the Predecessor's Form 8-K filed on March 11, 2013 and incorporated herein by reference).
4.33	Indenture, dated as of March 22, 2010, among the Predecessor, Wilmington Trust FSB, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Security Registrar and Authentication Agent (filed as an exhibit to the Predecessor's Form 8-K filed on March 24, 2010 and incorporated herein by reference).
4.34	First Supplemental Indenture, dated as of May 14, 2014, to the Indenture dated as of March 22, 2010, by and among the Predecessor, AGAT, Wilmington Trust FSB, as Trustee, and Deutsche Bank Trust Company Americas (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.35	Indenture, dated as of August 11, 2010, between the Predecessor and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on August 20, 2010 and incorporated herein by reference).
4.36	First Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of August 11, 2010, by and among the Predecessor, AGAT, the guarantors party thereto and The Bank of Mellon Trust Company, N.A., as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.37	Junior Subordinated Indenture, dated as of December 21, 2005, by and between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).

Exhibit Number	Description
4.38	First Supplemental Indenture, dated as of July 25, 2013, to the Junior Subordinated Indenture, dated as of December 21, 2005, by and between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.39	Second Supplemental Indenture, dated as of July 25, 2013, to the Junior Subordinated Indenture, dated as of December 21, 2005, by and between the Predecessor and Deutsche Bank Trust Company Americas, as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.40	Amended and Restated 5.90% Junior Subordinated Debenture due 2065 (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.41	Amended and Restated 6.25% Junior Subordinated Debenture due 2065 (filed as an exhibit to the Predecessor's Form 8-K filed on July 26, 2013 and incorporated herein by reference).
4.42	Third Supplemental Indenture, dated as of May 14, 2014, to the Junior Subordinated Indenture, dated as of December 21, 2005, by and among the Predecessor, AGAT and Deutsche Bank Trust Company Americas, as Trustee (filed as an exhibit to the Predecessor's Form 8-K filed on May 15, 2014 and incorporated herein by reference).
4.43	Indenture, dated as of May 14, 2014, among AerCap Ireland Limited, AerCap Global Aviation Trust, AerCap Holdings N.V., the Guarantors party thereto and Wilmington Trust, as Trustee.
4.44	First Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of May 14, 2014, by and among AerCap Ireland Limited, AerCap Global Aviation Trust, AerCap Holdings N.V., the Guarantors party thereto and Wilmington Trust, as Trustee.
4.45	Second Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of May 14, 2014, by and among AerCap Ireland Limited, AerCap Global Aviation Trust, AerCap Holdings N.V., the Guarantors party thereto and Wilmington Trust, as Trustee.
4.46	Third Supplemental Indenture, dated as of May 14, 2014, to the Indenture, dated as of May 14, 2014, by and among AerCap Ireland Limited, AerCap Global Aviation Trust, AerCap Holdings N.V., the Guarantors party thereto and Wilmington Trust, as Trustee.
4.47	Fourth Supplemental Indenture, dated as of September 29, 2014, to the Indenture, dated as of May 14, 2014, by and among AerCap Ireland Limited, AerCap Global Aviation Trust, AerCap Holdings N.V., the Guarantors party thereto and Wilmington Trust, as Trustee.
4.48	Fifth Supplemental Indenture, dated as of September 29, 2014, to the Indenture, dated as of May 14, 2014, by and among AerCap Ireland Limited, AerCap Global Aviation Trust, AerCap Holdings N.V., the Guarantors party thereto and Wilmington Trust, as Trustee.
4.49	Exchange and Registration Rights Agreement, dated as of May 14, 2014, AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the Guarantors party thereto, UBS Securities LLC and Citigroup Global Markets Inc.
4.50	Exchange and Registration Rights Agreement, dated as of September 29, 2014, AerCap Ireland Capital Limited, AerCap Global Aviation Trust, the Guarantors party thereto and J.P. Morgan Securities LLC.
4.51	The Company agrees to furnish to the Commission upon request a copy of each instrument with respect to issues of long-term debt of the Company and its subsidiaries, the authorized principal amount of which does not exceed 10% of the consolidated assets of the Company and its subsidiaries.

Exhibit Number	Description
10.1	Aircraft Mortgage and Security Agreement and Guaranty, dated as of August 11, 2010, among the Predecessor, ILFC Ireland Limited, ILFC (Bermuda) III, Ltd., the additional grantors referred to therein, and Wells Fargo Bank Northwest, National Association, entered into in connection with the Indenture, dated as of August 11, 2010, between the Predecessor and The Bank of New York Mellon Trust Company, N.A., as Trustee (portions of this exhibit have been omitted pursuant to a request for confidential treatment) (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended September 30, 2010 and incorporated herein by reference).
10.2	Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Predecessor, as guarantor and the Bank of Scotland, as security trustee and agent, and the other financial institutions listed therein (filed as an exhibit to Form 10-Q for the quarter ended June 30, 2004 and incorporated herein by reference), as amended (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended June 30, 2009 and incorporated herein by reference).
10.3	Deed of Amendment, dated as of May 8, 2013, relating to Aircraft Facility Agreement, dated as of May 18, 2004, among Bank of Scotland, as security trustee and agent, the financial institutions listed therein, Whitney Leasing Limited, as borrower, Aircraft SPC-12 Inc., as borrower parent, and the Predecessor, as guarantor and subordinated lender (filed as an exhibit to the Predecessor's Form 10-Q for the three months ended March 31, 2013 and incorporated herein by reference).
10.4	Deed of Amendment, Consent and Guarantee, dated as of April 17, 2014, relating to the Facility Agreement, dated as of May 18, 2004, among Bank of Scotland PLC, as security trustee and agent, Whitney Leasing Limited and Sierra Leasing Limited, as borrowers, Aircraft SPC-12, Inc. and Aircraft SPC-9, Inc., as borrower parents, the Predecessor, as guarantor and subordinated lender, and the companies named therein as new guarantors (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.5	Deed of Amendment and Release dated as of February 26, 2015 among Bank of Scotland PLC, as security trustee and agent, Whitney Leasing Limited and Sierra Leasing Limited, as borrowers, Aircraft SPC-12, LLC and Aircraft SPC-9, LLC, as borrower parents, the Predecessor and AerCap Global Aviation Trust, as guarantors and subordinated lenders, and the companies named therein as guarantors (filed as an exhibit to AerCap Holdings N.V. Form 20-F for the year ended December 31, 2013 and incorporated herein by reference).
10.6	Term Loan Credit Agreement, dated as of March 30, 2011, among Temescal Aircraft Inc., as borrower, the Predecessor, Park Topanga Aircraft Inc., Charmlee Aircraft Inc., and Ballysky Aircraft Ireland Limited, as obligors, the lenders identified therein, Citibank N.A., as administrative agent and collateral agent, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as joint lead structuring agents and joint lead placement agents, and BNP Paribas, as joint placement agent (portions of this exhibit have been omitted pursuant to a request for confidential treatment) (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2011 and incorporated herein by reference).
10.7	Aircraft Mortgage and Security Agreement, dated as of March 30, 2011, among Park Topanga Aircraft Inc., Temescal Aircraft Inc., Ballysky Aircraft Ireland Limited, Charmlee Aircraft Inc., the additional grantors referred to therein, and Citibank, N.A., as collateral agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2011 and incorporated herein by reference).

Exhibit Number	Description
10.8	Incremental Lender Assumption Agreement, dated as of April 21, 2011, among Temescal Aircraft Inc., the Predecessor, Park Topanga Aircraft Inc., Charmlee Aircraft Inc., Ballysky Aircraft Ireland Limited, KfW IPEX-Bank GmbH, as the incremental lender, and Citibank, N.A., as administrative agent (portions of this exhibit have been omitted pursuant to a request for confidential treatment) (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2011 and incorporated herein by reference).
10.9	First Amendment to Term Loan Credit Agreement, dated as of April 2, 2014, among Temescal Aircraft Inc., as borrower, the Predecessor, Park Topanga Aircraft Inc., Charmlee Aircraft Inc., Ballysky Aircraft Ireland Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Citibank N.A., as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.10	Term Loan Credit Agreement, dated as of February 23, 2012, among Flying Fortress Inc., as borrower, the Predecessor, Flying Fortress Financing Inc., Flying Fortress US Leasing Inc., Flying Fortress Ireland Leasing Limited, and the additional grantors referred to therein, as grantors, and Bank of America N.A., as collateral agent, and Deutsche Bank Securities Inc., as syndication agent (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2011 and incorporated herein by reference).
10.11	Term Loan Security Agreement, dated as of February 23, 2012, among Flying Fortress Inc., Flying Fortress Financing Inc., Flying Fortress Ireland Leasing Limited, Flying Fortress US Leasing Inc., and the additional grantors referred to therein, as grantors, and Bank of America N.A., as collateral agent (filed as an exhibit to the Predecessor's Form 10-K for the year ended December 31, 2011 and incorporated herein by reference).
10.12	First Amendment to Credit Agreement, dated as of April 5, 2013, among Flying Fortress Inc., as borrower, the Predecessor, Flying Fortress Financing Inc., Flying Fortress US Leasing Inc. and Flying Fortress Ireland Leasing Limited, as the borrower parties, the Consenting Lenders named therein, the New Lenders named therein and Bank of America, N.A., as collateral agent and administrative agent (portions of this exhibit have been omitted pursuant to a request for confidential treatment) (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2013 and incorporated herein by reference).
10.13	Second Amendment to Term Loan Credit Agreement, dated as of April 2, 2014, among Flying Fortress Inc., as borrower, the Predecessor, Flying Fortress Financing Inc., Flying Fortress US Leasing Inc., Flying Fortress Ireland Leasing Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Bank of America N.A., as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.14	Term Loan Credit Agreement, dated as of March 6, 2014, among Delos Finance S.À.R.L., as borrower, the Predecessor, Hyperion Aircraft Limited, Delos Aircraft Limited, Apollo Aircraft Inc., and Artemis (Delos) Limited as obligors, the lenders identified therein, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (portions of this exhibit have been omitted pursuant to a request for confidential treatment) (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.15	Term Loan Security Agreement, dated as of March 6, 2014, among Hyperion Aircraft Limited, Delos Aircraft Limited, Delos Finance S.À.R.L., Artemis (Delos) Limited, Apollo Aircraft Inc., and the additional grantors referred to therein as grantors, and Deutsche Bank AG New York Branch, as collateral agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).

Exhibit Number	Description
10.16	First Amendment to Term Loan Credit Agreement, dated as of April 3, 2014, among Delos Finance S.À.R.L., as borrower, the Predecessor, Hyperion Aircraft Limited, Delos Aircraft Limited, Apollo Aircraft Inc., Artemis (Delos) Limited, AerCap Global Aviation Trust, the acceding obligors identified therein, and Deutsche Bank AG New York Branch, as collateral agent and administrative agent (filed as an exhibit to the Predecessor's Form 10-Q for the quarter ended March 31, 2014 and incorporated herein by reference).
10.17	Five-Year Revolving Credit Agreement dated as of December 16, 2013, among AerCap Holdings N.V., AerCap Ireland Capital Limited, the Subsidiary Guarantors Party thereto and American International Group, Inc. (filed as an exhibit to AerCap Holdings N.V. Form 20-F for the year ended December 31, 2013 and incorporated herein by reference).
10.18	Amendment to the Five-Year Revolving Credit Agreement, dated as of May 14, 2014, among AerCap Holdings N.V., AerCap Ireland Capital Limited, the Subsidiary Guarantors Party thereto and American International Group, Inc. (filed as an exhibit to AerCap Holdings N.V. Form 20-F for the year ended December 31, 2014 and incorporated herein by reference).
10.19	Amended and Restated Credit Agreement, dated as of March 11, 2014, among AerCap Holdings N.V., AerCap Ireland Capital Limited, AerCap Aviation Solutions B.V., AerCap Ireland Limited, the lending institutions party thereto and Citibank, N.A., as administrative agent (filed as an exhibit to AerCap Holdings N.V. Form 20-F for the year ended December 31, 2014 and incorporated herein by reference).
10.20	First Amendment to the Amended and Restated Credit Agreement, dated as of March 16, 2015, among AerCap Holdings N.V., AerCap Ireland Capital Limited, the Subsidiary Guarantors party thereto, the Lenders party thereto and Citibank, N.A., as administrative agent (filed as an exhibit to AerCap Holdings N.V. Form 20-F for the year ended December 31, 2014 and incorporated herein by reference).
12	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
31.1	Certification of Chief Executive Officer.
31.2	Certification of Vice President and Chief Financial Officer.
32.1	Certification under 18 U.S.C., Section 1350.
99	Temporary Hardship Exemption
101.	*	Interactive data files pursuant to Rule 405 of Regulation S-T: (i) the Consolidated Balance Sheets as of December 31, 2014 (Successor) and December 31, 2013 (Predecessor); (ii) the Consolidated Statements of Operations for the period beginning February 5, 2014 and ending December 31, 2014 (Successor), the period beginning January 1, 2014 and ending May 13, 2014, and the years ended December 31, 2013 and 2012 (Predecessor); (iii) the Consolidated Statements of Comprehensive Income (Loss) for the period beginning February 5, 2014 and ending December 31, 2014 (Successor), the period beginning January 1, 2014 and ending May 13, 2014, and the years ended December 31, 2013 and 2012 (Predecessor); (iv) the Consolidated Statement of Equity for the period beginning February 5, 2014 and ending December 31, 2014 (Successor) and the Consolidated Statements of Shareholder's Equity for the period beginning January 1, 2014 and ending May 13, 2014, and the years ended December 31, 2013 and 2012 (Predecessor); (v) the Consolidated Statements of Cash Flows for the period beginning February 5, 2014 and ending December 31, 2014 (Successor), the period beginning January 1, 2014 and ending May 13, 2014 and the years ended December 31, 2013 and 2012 (Predecessor); and (vi) the Notes to the Consolidated Financial Statements.

*
To be furnished by amendment per Temporary Hardship Exemption under Regulation S-T.

Independent Auditor's Report

To the Management of AerCap Global Aviation Trust

        We have audited the accompanying consolidated financial statements of AerCap Global Aviation Trust and its subsidiaries (Successor), which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations, comprehensive income (loss), equity and cash flows for the period beginning February 5, 2014 and ending December 31, 2014.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AerCap Global Aviation Trust and its subsidiaries (Successor) at December 31, 2014, and the results of their operations and their cash flows for the period beginning February 5, 2014 and ending December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

Amsterdam, March 30, 2015
PricewaterhouseCoopers Accountants N.V.

/s/ P.C. Dams RA

 Independent Auditor's Report

To the Management of International Lease Finance Corporation

        We have audited the accompanying consolidated financial statements of International Lease Finance Corporation and its subsidiaries (Predecessor), which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, of comprehensive income (loss), of shareholders' equity and of cash flows for the period January 1, 2014 through May 13, 2014 and for the years ended December 31, 2013 and 2012.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America and in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Lease Finance Corporation and its subsidiaries as of December 31, 2013, and the results of their operations and their cash flows for the period January 1, 2014 through May 13, 2014 and for the years ended December 31, 2013 and 2012 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

        As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it presents an unrecognized tax benefit when a net operating loss carryforward or tax credit carryforward exists. Our opinion is not modified with respect to this matter.

Los Angeles, California
March 30, 2015

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

		Successor	Predecessor
	Note	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents, including interest bearing accounts of $379,014 (2014) and $1,265,074 (2013)		$586,349	$1,351,405
Restricted cash, including interest bearing accounts of $407,819 (2014) and $451,179 (2013)	4	421,170	464,824
Trade receivables		148,454	—
Flight equipment held for operating leases, net of accumulated depreciation of $886,360 (2014) and $14,121,522 (2013)	5	23,604,926	32,453,037
Maintenance rights intangible and lease premium, net	6	3,901,737	—
Flight equipment held for sale		14,082	—
Net investment in finance and sales-type leases	8	317,062	211,116
Prepayments on flight equipment	24	3,166,381	636,483	(a)
Other intangibles, net	7	523,709	—
Deferred income tax asset	15	52,316	—
Receivable from AerCap, net	9	1,345,153	—
Other assets	10	495,705	—
Lease receivables and other assets	10		934,063
Deferred debt issue costs, less accumulated amortization of $309,499 (2013)			258,189

TOTAL ASSETS		$34,577,044	$36,309,117

LIABILITIES AND EQUITY
Accrued expenses, accounts payable and other liabilities	11	$979,365	$—
Accrued interest and other payables			639,082
Current income taxes and other tax liabilities			285,499
Accrued maintenance liability	12	2,744,510	—
Lessee deposit liability		760,608	—
Secured debt financing, net of deferred debt discount of $5,058 (2013)	13		8,202,791
Unsecured debt financing, net of deferred debt discount of $31,456 (2013)	13		12,238,066
Subordinated debt	13		1,000,000
Debt	13	24,568,509	—
Deferred income tax liability	15	186,861	3,854,452
Derivative liabilities	27		8,348
Security deposits, deferred overhaul rental and other customer deposits	14		2,637,994
Commitments and Contingencies	24

Total Liabilities		29,239,853	28,866,232

Market Auction Preferred Stock, $100,000 per share liquidation value; Series A and B, each series having 500 shares issued and outstanding			100,000
Common stock—no par value; 100,000,000 authorized shares, 45,267,723 issued and outstanding			1,053,582
Beneficial ownership interests		4,557,641	—
Additional paid-in capital	16	14,876	1,272,604
Accumulated other comprehensive loss	16	—	(4,184)
Accumulated retained earnings		687,814	5,020,883	(b)

Total equity before non-controlling interest		5,260,331	7,442,885
Non-controlling interest	17	76,860	—

Total equity		5,337,191	7,442,885

TOTAL LIABILITIES AND EQUITY		$34,577,044	$36,309,117

(a)
Amounts were presented as Deposits on flight equipment purchases in the Predecessor financial statements.

(b)
Amounts were presented as Retained earnings in the Predecessor financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

		Successor		Predecessor
		Period beginning February 5, 2014 and ending December 31, 2014		Period beginning January 1, 2014 and ending May 13, 2014		Years Ended December 31,

	Note					2013		2012

REVENUES AND OTHER INCOME
Lease revenue	18,23	$2,513,179		$1,526,885	(a)	$4,166,033	(a)	$4,345,602	(a)
Net gain on sale of assets		19,340		—		—		—
Flight equipment marketing and gain on aircraft sales				56,921		128,120		35,388
Other income	19	90,843	(b)	44,153		123,232		123,250

TOTAL REVENUES AND OTHER INCOME		2,623,362		1,627,959		4,417,385		4,504,240

EXPENSES
Depreciation and amortization		932,782		666,134	(c)	1,850,303	(c)	1,918,728	(c)
Asset impairment	20	7,153		49,247	(d)	1,401,400	(d)	192,362	(d)
Interest expense		502,052		496,535	(e)	1,426,900	(e)	1,555,567	(e)
Loss on early extinguishment of debt	13	—		—		17,695		22,934
Leasing expenses		135,148		37,619	(f)	71,594	(f)	134,825	(f)
Transaction and integration related expenses	3	46,962		—		—		—
Other expenses	28	—		3,298		111,637		51,814
Selling, general and administrative expenses	21,22	183,935	(g)	153,890		334,340		256,919

TOTAL EXPENSES		1,808,032		1,406,723		5,213,869		4,133,149

INCOME (LOSS) BEFORE INCOME TAXES		815,330		221,236		(796,484)		371,091
Provision (benefit) for income taxes	15	127,516		77,328		(279,401)		(39,231)

NET INCOME (LOSS)		$687,814		$143,908		$(517,083)		$410,322

Net (income) attributable to non-controlling interest		—

NET INCOME ATTRIBUTABLE TO BENEFICIAL OWNERS		$687,814

(a)
Amounts were presented as Rental of flight equipment in the Predecessor financial statements.

(b)
Includes interest income of $33,262 and commission revenue of $1,445 from AerCap. See Note 9—Related Party Transactions.

(c)
Amounts were presented as Depreciation of flight equipment in the Predecessor financial statements.

(d)
Amounts were presented separately as Aircraft impairment charges on flight equipment held for use of $0 for the period beginning January 1, 2014 and ending May 13, 2014, and $1,162,843 and $102,662 for the years ended December 31, 2013 and 2012, respectively, and Aircraft impairment charges and fair value adjustments on flight equipment sold or to be disposed of $49,247 for the period beginning January 1, 2014 and ending May 13, 2014, and $238,557 and $89,700 for the years ended December 31, 2013 and 2012, respectively, in the Predecessor financial statements.

(e)
Amounts were presented as Interest in the Predecessor financial statements.

(f)
Amounts were presented as Aircraft costs in the Predecessor financial statements.

(g)
Includes allocated corporate costs of $52,712 from AerCap. See Note 9—Related Party Transactions.

The accompanying notes are an integral part of these consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Dollars in thousands)

	Successor	Predecessor
	Period beginning February 5, 2014 and ending December 31, 2014		Years Ended December 31,
		Period beginning January 1, 2014 and ending May 13, 2014

			2013	2012

NET INCOME (LOSS)	$687,814	$143,908	$(517,083)	$410,322

OTHER COMPREHENSIVE INCOME
Net changes in fair value of cash flow hedges, net of taxes of $(1,118) for the period beginning January 1, 2014 and ending May 13, 2014, $(4,394) (2013), and $(3,588) (2012) and net of reclassification adjustments	—	2,050	8,054	6,832
Change in unrealized fair value adjustments of available-for-sale securities, net of taxes of $(313) for the period beginning January 1, 2014 and ending May 13, 2014, $(138) (2013), and $(172) (2012) and net of reclassification adjustments	—	573	253	314

TOTAL OTHER COMPREHENSIVE INCOME	—	2,623	8,307	7,146

COMPREHENSIVE INCOME (LOSS)	$687,814	$146,531	$(508,776)	$417,468

The accompanying notes are an integral part of these consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EQUITY

(Dollars in thousands)

Successor
	Beneficial Ownership Interests	Paid-in Capital	Accumulated Retained Earnings	Total Equity before Non- controlling Interest	Non- controlling Interest(a)	Total Equity
Balance at February 5, 2014	$—	$—	$—	$—	$—	$—
Issuance of Series 1 Beneficial Interests to AerCap Ireland Capital Limited	4,557,641	—	—	4,557,641	77,047	4,634,688
Net income	—	—	687,814	687,814	—	687,814
Stock compensation	—	14,876	—	14,876	—	14,876
Dividends paid	—	—	—	—	(187)	(187)

Balance at December 31, 2014	$4,557,641	$14,876	$687,814	$5,260,331	$76,860	$5,337,191

(a)
Non-controlling interest represents Successor presentation of Market Auction Preferred Stock ("MAPS"), which were included in Predecessor Shareholders' equity. The MAPS are held by independent third parties and therefore are classified as Non-controlling interest in the Successor Consolidated Financial Statements. See Note 17 of Notes to Consolidated Financial Statements.

The accompanying notes are an integral part of these consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

(Dollars in thousands)

Predecessor
	Market Auction Preferred Stock
			Common Stock
							Accumulated Other Comprehensive (Loss) Income
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital			Retained Earnings		Total Equity
Balance at December 31, 2011	1,000	$100,000	45,267,723	$1,053,582	$1,243,225		$(19,637)	$5,154,699		$7,531,869
Preferred stock dividends	—	—	—	—	—		—	(420)		(420)
Net income	—	—	—	—	—		—	410,322		410,322
Other comprehensive income	—	—	—	—	—		7,146	—		7,146
Other	—	—	—	—	19,326	(a)	—	(25,375)	(b)	(6,049)

Balance at December 31, 2012	1,000	100,000	45,267,723	1,053,582	1,262,551		(12,491)	5,539,226		7,942,868
Preferred stock dividends	—	—	—	—	—		—	(336)		(336)
Net loss	—	—	—	—	—		—	(517,083)		(517,083)
Other comprehensive income	—	—	—	—	—		8,307	—		8,307
Other	—	—	—	—	10,053	(a)	—	(924)	(b)	9,129

Balance at December 31, 2013	1,000	100,000	45,267,723	1,053,582	1,272,604		(4,184)	5,020,883		7,442,885
Preferred stock dividends	—	—	—	—	—		—	(90)		(90)
Net income	—	—	—	—	—		—	143,908		143,908
Other comprehensive income	—	—	—	—	—		2,623	—		2,623
Dividend paid to AIG	—	—	—	—	—		—	(600,000)	(d)	(600,000)
Other	—	—	—	—	63	(c)	—	2,958	(e)	3,021

Balance at May 13, 2014	1,000	$100,000	45,267,723	$1,053,582	$1,272,667		$(1,561)	$4,567,659		$6,992,347

(a)
We recorded $10,053 during 2013 and $2,636 during 2012 in Paid-in capital for compensation expenses, legal expenses and other expenses paid by AIG on our behalf for which we were not required to reimburse. Additionally, we recorded $16,690, net of tax of $9,211, in Paid-in capital during 2012 when AIG contributed a corporate aircraft to us.

(b)
In 2013, we transferred shares of AIG stock with a carrying value, net of tax, of $0.9 million to AIG and recorded the transaction as a decrease to Retained earnings. In 2012, we recorded a decrease to Retained earnings of $25,379, net of tax of $11,866 when we transferred two corporate aircraft to AIG, and an increase to Retained earnings of $(4) for other miscellaneous adjustments.

(c)
We recorded an increase of $296, net of tax of $161, in connection with settlement of the AIG Non-Qualified Income Plan liability, and a decrease of $233 for adjustments to state taxes payable.

(d)
The decrease to Retained earnings during the period beginning January 1, 2014 and ending May 13, 2014, included a special distribution of $600,000, which ILFC was required to pay to AIG prior to the completion of the AerCap Transaction in accordance with the Share Purchase Agreement. See Note 3—AerCap Transaction. The special distribution was recorded in Retained earnings as a dividend.

(e)
The increase to Retained earnings during the period beginning January 1, 2014 and ending May 13, 2014, reflects a $9,626 receipt from AIG for certain expected separate company tax liabilities, as required under the AerCap sales agreement, partially offset by decreases in Retained earnings of $5,298, net of tax of $2,889, to record a non-cash dividend reflecting the difference between the proceeds received and the net carrying value of a corporate aircraft sold to AIG, and $1,370 recorded as a dividend, for a fee ILFC paid on behalf of AIG to satisfy a statutory law requirement.

The accompanying notes are an integral part of these consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

		Predecessor
	Successor
			Years Ended December 31,
	Period beginning February 5, 2014 and ending December 31, 2014	Period beginning January 1, 2014 and ending May 13, 2014

			2013	2012

OPERATING ACTIVITIES
Net income (loss)	$687,814	$143,908	$(517,083)	$410,322
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization(a)	932,782	666,134	1,850,303	1,918,728
Deferred income taxes	111,246	224,817 (b)	(293,665)	(62,971)
Amortization of fair value adjustment on debt	(330,924)	—	—	—
Amortization of lease premium intangible	14,461	—	—	—
Accretion of fair value adjustment on deposits and maintenance liabilities	71,806	—	—	—
Maintenance rights expense	128,901	—	—	—
Amortization of debt issuance costs(c)	5,088	27,011	60,148	73,935
Amortization of debt discount	—	3,963	8,031	14,191
Amortization of prepaid lease costs	—	17,882	78,082	61,518
Asset impairment(d)	7,153	49,247	1,401,400	192,362
Net gain on sale of assets	(19,340)	—	—
Forfeitures of customer deposits	—	(4,094)	(32,719)	(42,607)
Recoveries of credit losses on notes receivable and net investment in finance and sales-type leases	—	—	—	(9,728)
Loss on early extinguishment of debt	—	—	17,695	22,934
Other	(94,075)	(62,426) (e)	(103,180) (e)	(16,044) (e)
Changes in operating assets and liabilities:
Trade receivables	118,205	—	—	—
Other assets	26,632	—	—	—
Lease receivables and other assets	—	65,269	(141,074)	142,552
Accrued expenses, accounts payable and other liabilities	54,979	—	—	—
Accrued interest and other payables	—	7,728	92,575	100,343
Current income taxes and other tax liabilities	—	(148,801) (b)	15,653	17,791

Net cash provided by operating activities	1,714,728	990,638	2,436,166	2,823,326

INVESTING ACTIVITIES
Purchase of flight equipment(f)	(1,078,150)	(495,456)	(1,962,572)	(1,772,817)
Prepayments on flight equipment(g)	(231,304)	(176,339)	(306,998)	(233,677)
Proceeds from sale or disposal of assets(h)	82,961	124,974	744,372	521,231
Acquisition of ILFC, net of cash acquired	(195,311)	—	—	—
Advance on notes receivable	—	(53,468)	—	—
Advance on notes receivable related party	(639,420)	—	—	—
Movement in restricted cash(i)	332,950	(287,363)	230,564	(280,581)
Collections of notes receivable	—	1,338	6,830	11,066
Collections of finance and sales-type leases	55,078	19,838	59,303	41,879
Other	—	—	(569)	(230)

Net cash used in investing activities	(1,673,196)	(866,476)	(1,229,070)	(1,713,129)

FINANCING ACTIVITIES
Issuance of debt(j)	3,241,170	1,502,730	1,952,244	3,759,188
Repayment of debt(k)	(2,840,409)	(270,858)	(4,870,051)	(3,824,636)
Debt issuance costs paid(l)	(55,219)	(16,650)	(58,851)	(73,120)
Security deposits received(m)	93,639	69,362	108,622	130,109
Security deposits returned(n)	(77,978)	(46,010)	(95,867)	(108,191)
Transfers of security and rental deposits on sales of aircraft	—	—	(67,968)	(4,428)
Maintenance payments received(o)	447,320	196,957	595,489	574,979
Maintenance payments returned(p)	(261,914)	(136,975)	(448,340)	(494,779)
Net change in other deposits	—	24,587	—	(16,121)
Dividends paid to AIG	—	(591,744)	—	—
Payment of preferred dividends	—	(90)	(336)	(420)

Net cash provided by (used in) financing activities	546,609	731,309	(2,885,058)	(57,419)

Net increase (decrease) in cash and cash equivalents	588,141	855,471	(1,677,962)	1,052,778
Effect of exchange rate changes on cash and cash equivalents	(1,792)	(255)	1,780	(200)
Cash and cash equivalents at beginning of period	—	1,351,405	3,027,587	1,975,009

Cash and cash equivalents at end of period	$586,349	$2,206,621	$1,351,405	$3,027,587

(a)
Amounts were presented as Depreciation of flight equipment in the Predecessor financial statements.

(b)
Current income taxes and other tax liabilities of $127,418 were reclassified to Deferred income taxes on our Predecessor Consolidated Balance Sheet for the period beginning January 1, 2014 and ending May 13, 2014, as a result of our adoption of new accounting guidance on January 1, 2014. See Note 2 - Summary of Significant Accounting Policies.

(c)
Amounts were presented as Amortization of deferred debt issue costs in the Predecessor financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in thousands)

(d)
Amounts were presented as Aircraft impairment charges and fair value adjustments in the Predecessor financial statements.

(e)
Includes foreign exchange adjustments of foreign currency denominated cash, gain on aircraft sales, provision for losses on aircraft asset value guarantees, amortization of fees received on asset value guarantees, and other non-cash items.

(f)
Amounts were presented as Acquisition of flight equipment in the Predecessor financial statements.

(g)
Amounts were presented as Payments for deposits and progress payments in the Predecessor financial statements.

(h)
Amounts were presented as Proceeds from disposal of flight equipment in the Predecessor financial statements.

(i)
Amounts were presented as Restricted cash in the Predecessor financial statements.

(j)
Amounts were presented as Proceeds from debt financing in the Predecessor financial statements.

(k)
Amounts were presented as Payments in reduction of debt financing in the Predecessor financial statements.

(l)
Amounts were presented as Debt issue costs in the Predecessor financial statements.

(m)
Amounts were presented as Security and rental deposits received in the Predecessor financial statements.

(n)
Amounts were presented as Security and rental deposits returned in the Predecessor financial statements.

(o)
Amounts were presented as Overhaul rentals collected in the Predecessor financial statements.

(p)
Amounts were presented as Overhaul rentals reimbursed in the Predecessor financial statements.

The accompanying notes are an integral part of these consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in thousands)

	Successor	Predecessor

	Period beginning February 5, 2014 and ending December 31, 2014	Period beginning January 1, 2014 and ending May 13, 2014		Years Ended December 31,

				2013		2012

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest, excluding interest capitalized of $69,268 for the period beginning February 5, 2014 and ending December 31, 2014, $10,872 for the period beginning January 1, 2014 and ending May 13, 2014, $24,052 (2013) and $16,146 (2012)	$873,215	$433,718		$1,395,526		$1,437,366
Income taxes, net	32,981	1,294	(a)	2,832	(a)	5,563	(a)

(a)
Includes approximately $0.1 million, $0.4 million, and $1.7 million paid to AIG for ILFC tax liability for the period beginning January 1, 2014 and ending May 13, 2014, the year ended December 31, 2013, and the year ended December 31, 2012, respectively.

Non-Cash Investing and Financing Activities

Successor:

Period beginning February 5, 2014 and ending December 31, 2014:

  Flight equipment with a net book value of $622,464 was applied against Advance on notes receivable related party, to reflect the transfer of six aircraft.

  Prepayments on flight equipment of $296,797 were applied to Acquisition of flight equipment.

  Flight equipment in the amount of $108,324 was reclassified to Net investment in finance and sales-type leases of $124,703 with $16,379 recognized as a gain.

  Flight equipment in the amount of $51,619 was reclassified to Other assets.

Predecessor:

Period beginning January 1, 2014 and ending May 13, 2014:

  Prepayments on flight equipment of $93,662 and Security deposits, deferred overhaul rental and other customer deposits of $8,385 were applied to Acquisition of flight equipment of $85,277.

  Flight equipment in the amount of $56,168 and Security deposits, deferred overhaul rental and other customer deposits of $1,080 were reclassified to Net investment in finance and sales-type leases of $42,357, with $12,731 charged to expense.

  Net investment in finance and sales-type leases in the amount of $7,195 was reclassified to Flight equipment.

  Security deposits, deferred overhaul rental and other customer deposits of $52,390 were recorded in income when we sold an aircraft.

  Flight equipment in the amount of $52,574 was reclassified to Lease receivables and other assets.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in thousands)

2013:

  Flight equipment in the amount of $350,290 was reclassified to Flight equipment held for sale, subsequently all of which were sold.

  Prepayments on flight equipment of $176,084 were applied to Acquisition of flight equipment.

  Flight equipment in the amount of $149,935 was reclassified to Net investment in finance and sales-type leases of $157,888, with $7,953 charged to expense.

  Flight equipment in the amount of $66,449 was reclassified to Lease receivables and other assets of $53,511, with $12,938 charged to expense.

  Accrued interest and other payables of $12,971 were applied to Acquisition of flight equipment to reflect the fair value of aircraft purchased under asset value guarantees.

2012:

  Rentals received in advance of $278,076 were reclassified from Security deposits, deferred overhaul rental and other customer deposits to Accrued interest and other payables.

  Straight-line lease adjustments of $175,761 were reclassified from Security deposits, deferred overhaul rental and other customer deposits to Lease receivables and other assets.

  Flight equipment in the amount of $177,230 was reclassified to Lease receivables and other assets in the amount of $176,719, with $511 charged to expense, upon the part-out of aircraft and engines.

  Flight equipment in the amount of $68,636, Prepayments on flight equipment of $4,792 and Lease receivables and other assets of $(4,733) were reclassified to Net investment in finance and sales-type leases of $69,266, with $571 recorded in income.

  Prepayments on flight equipment of $71,229 were applied to Acquisition of flight equipment.

  Flight equipment in the amount of $50,848 was reclassified to Flight equipment held for sale.

  Flight equipment of $37,245 was reclassified to Retained earnings to record a dividend of aircraft to AIG.

  Security deposits of $20,060, deferred overhaul revenue of $5,915, other customer deposits of $34,076 and lease receivables of $11,529, were recorded in income, in the amount of $48,522, when aircraft returned early from lessees.

  Paid-in capital of $25,901 was reclassified to Lease receivables and other assets to reflect a contribution of a corporate aircraft from AIG.

  Flight equipment classified as Net investment in finance and sales-type leases in the amount of $20,819 was reclassified to Flight equipment.

  Notes receivable of $15,117 were received as partial payment for flight equipment sold with a net book value of $166,736.

The accompanying notes are an integral part of these consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Preparation

        AerCap Trust, a Delaware statutory trust, was formed on February 5, 2014. On the Closing Date, immediately after completing the AerCap Transaction, all of ILFC's assets were transferred substantially as an entirety to, and substantially all of ILFC's liabilities were assumed by, AerCap Trust. AerCap Ireland Capital Limited, a wholly-owned subsidiary of AerCap Ireland Limited, and ILFC, an indirect wholly-owned subsidiary of AerCap Trust, are the sole beneficiaries of AerCap Trust. Neither AerCap Ireland Limited nor AerCap Ireland Capital Limited are consolidated into the financial statements presented herein, but are related parties to the consolidated AerCap Trust. AerCap Trust, AerCap Ireland Capital Limited, AerCap Ireland and ILFC are all direct or indirect wholly-owned subsidiaries of AerCap.

        In connection with the Reorganization, ILFC entered into amendments to certain of its debt agreements which, in part, provide that AerCap Trust succeed ILFC as the issuer under these debt agreements, while ILFC has also agreed to remain an obligor under the debt agreements.

        Prior to May 14, 2014, ILFC was an indirect wholly-owned subsidiary of AIG. On December 16, 2013, AIG entered into an agreement with AerCap and AerCap Ireland Limited, a wholly-owned subsidiary of AerCap, for the sale of 100 percent of ILFC's common stock.

        Following the completion of the AerCap Transaction, we measured the identifiable assets acquired, the liabilities assumed, and non-controlling interest at the Closing Date fair value by applying the acquisition method of accounting. Accordingly, a new basis of accounting was established and, for accounting purposes the old entity, the Predecessor, was terminated and a new entity, the Successor, was created. Predecessor represents ILFC and its consolidated subsidiaries' historical accounting basis and covers the time period prior to May 14, 2014. Successor represents AerCap Trust from its inception on February 5, 2014 and ILFC and its subsidiaries consolidated with AerCap Trust for the time period from May 14, 2014, reflecting the assets and liabilities at fair value by allocating the purchase price to the identifiable assets acquired and liabilities assumed and non-controlling interest pursuant to accounting guidance related to business combinations. The distinction between these periods has been indicated in this Annual Report by the inclusion of a vertical line between the Predecessor and Successor columns of our financial statements and in the notes thereto. These separate periods are presented in order to reflect our new accounting basis as of the Closing Date, after applying the acquisition method of accounting. Results presented for periods subsequent to the AerCap Transaction reflect Successor accounting policies. The timing and amount of revenues and expenses recognized in results of operations and the classification of amounts recorded in the financial statements in periods subsequent to the Closing Date may differ from Predecessor's presentation. Consequently, the financial statements and notes for the Predecessor periods are not comparable to the Successor periods. Despite the separate presentation, our core operations have not changed (see Note 3 for further information on the AerCap Transaction).

        The accompanying Consolidated Financial Statements include our accounts and accounts of all other entities in which we have a controlling financial interest. See Note 25—Variable Interest Entities for discussions of VIEs. All material intercompany accounts have been eliminated in consolidation.

        Predecessor results for the year ended December 31, 2013 include out of period adjustments related to prior periods, which decreased pre-tax loss by approximately $10.7 million and decreased after-tax loss by approximately $13.4 million. The pre-tax out of period adjustments for the year ended December 31, 2013, primarily relate to, among others, (i) $19.5 million decrease to pre-tax loss due to favorable adjustments to interest expense to correct and fully align amortization of deferred debt issuance costs and debt discounts in prior periods with the effective interest method; (ii) a $3.7 million increase to pre-tax loss to correctly reflect legal expenses previously paid by AIG on our behalf; and (iii) $5.5 million increase to

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. Basis of Preparation (Continued)

pre-tax loss to correct lease revenue to fully align amortization of prepaid lease costs on certain leases with early termination options. After-tax results for the year ended December 31, 2013, were also favorably impacted by $8.3 million for the reversal of IRS audit interest expense amounts in the first quarter of 2013 that were incorrectly recognized in the fourth quarter 2011 tax provision.

        Management has determined, after evaluating the quantitative and qualitative aspects of these out of period adjustments, both individually and in the aggregate, that our current and prior period financial statements are not materially misstated.

        As discussed further in Note 3—AerCap Transaction, during the measurement period, following the Closing Date, we have made certain adjustments to the estimated fair values of identifiable assets acquired and liabilities assumed as of the Closing Date. The adjustments to the Successor opening balance sheet impacted financial results for the June and September 2014 unaudited interim periods. As a result, we have provided revised June and September 2014 financial information herein. See Note 3—AerCap Transaction and Note 30—Quarterly Financial Information (Unaudited).

        The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Certain amounts have been reclassified in the 2013 and 2012 Consolidated Statements of Operations and the Consolidated Statements of Cash Flows to conform to our Predecessor 2014 presentation. These reclassifications are not material to our financial statements. Certain information presented for Successor is not presented for Predecessor herein, as the information was not previously provided for the Predecessor in this format.

2. Summary of Significant Accounting Policies

        Following the completion of the AerCap Transaction, the results reflect the Successor's accounting policies. The timing and amount of revenues and expenses recognized in results of operations and the classification of amounts recorded in the financial statements in periods subsequent to the Closing Date may differ from the Predecessor presentation. Accordingly, we have listed our significant accounting policies applicable to both the Successor and Predecessor below.

Significant Accounting Policies of the Successor

        Principles of Consolidation:    The accompanying consolidated financial statements include the results of all entities in which we have a controlling financial interest, including VIEs for which we are the PB. The PB is the entity that has both (i) the power to direct the activities of the VIE that most significantly affect the entity's economic performance and (ii) the obligation to absorb losses or the right to receive benefits that could be potentially significant to the VIE. See Note 25—Variable Interest Entities.

        Use of estimates:    The preparation of Consolidated Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. For us, the use of estimates is or could be a significant factor affecting acquisition accounting in a business combination, the reported carrying values of flight equipment, intangibles, investments, trade and notes receivable, deferred tax assets and accruals and reserves. Management considers information available from professional appraisers, where possible, to support estimates, particularly with respect to flight

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

equipment. Despite management's best efforts to accurately estimate such amounts, actual results could materially differ from those estimates.

        Cash and cash equivalents:    Cash and cash equivalents include cash and highly liquid investments with an original maturity of three months or less.

        Restricted cash:    Restricted cash includes cash held by banks that is subject to withdrawal restrictions. Such amounts are typically restricted under secured debt agreements and can be used only to service the aircraft securing the debt and to make principal and interest payments on the debt.

        Trade receivables:    Trade receivables represent unpaid, current lessee obligations under existing lease contracts. Allowances are provided for doubtful accounts where the risk of non-recovery is probable. The risk of non-recovery is primarily based on the extent to which amounts outstanding exceed the value of security held, together with an assessment of the financial strength and condition of a debtor and the economic conditions persisting in the debtor's operating environment.

        Flight equipment held for operating leases, net:    Flight equipment held for operating leases, including aircraft, is stated at cost less accumulated depreciation and impairment. Flight equipment is depreciated to its estimated residual value using the straight-line method over the assets' useful life, generally 25 years from the date of manufacture, or different period depending on the disposition strategy. The costs of improvements to flight equipment are normally expensed unless the improvement increases the long-term value of the flight equipment or extends the useful life of the flight equipment. The capitalized cost is depreciated over the estimated remaining useful life of the aircraft. The current estimates for residual values for most aircraft types are 15 percent of original manufacture cost, in line with industry standards, except where more recent industry information indicates a different value is appropriate.

        We review estimated useful lives and residual values of aircraft periodically based on our knowledge and external factors coupled with market conditions to determine if they are appropriate and record adjustments to depreciation prospectively on an aircraft by aircraft basis as necessary.

        On a quarterly basis, we evaluate the need to perform a recoverability assessment when events or changes in circumstances indicate that the carrying value of our long-lived assets may not be recoverable. When a recoverability assessment is required, the review for recoverability includes an assessment of the estimated future cash flows associated with the use of an asset and its eventual disposal. The assets are grouped at the lowest level for which identifiable cash flows are largely independent of other groups of assets. In relation to flight equipment on operating lease, the impairment assessment is performed on each individual aircraft, including lease related assets and liabilities. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset, an impairment is recognized. The loss is measured as the excess of the carrying amount of the impaired asset over its fair value.

        Fair value reflects the present value of cash expected to be generated from the aircraft in the future, including its expected residual value discounted at a rate commensurate with the associated risk. Future cash flows are assumed to occur under then current market conditions and assume adequate time for a sale between a willing buyer and a willing seller. Expected future lease rates are based on all relevant information available, including current contracted rates for similar aircraft, appraisal data and industry trends.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Annually, we perform an impairment assessment for all of our aircraft, including a review of the undiscounted cash flows for aircraft 15 years of age, or older, as the cash flows supporting the carrying value of such older aircraft are more dependent upon current lease contracts, which leases are more sensitive to weaknesses in the global economic environment. Deterioration of the global economic environment and a decrease of aircraft values might have a negative effect on the undiscounted cash flows of older aircraft and might trigger impairments.

        Capitalization of interest:    We capitalize interest on Prepayments on flight equipment in respect of flight equipment on forward order and add such amount to Prepayments on flight equipment. The amount of interest capitalized is the actual interest costs incurred on funding specific to the prepayments, if any, or the amount of interest costs which could have been avoided in the absence of such prepayments.

        Net investment in finance and sales-type leases:    If a lease meets specific criteria under U.S. GAAP, we recognize the lease in Net investment in finance and sales-type leases on our Consolidated Balance Sheets and de-recognize the aircraft from Flight equipment held for operating leases. For sales-type leases, we recognize the difference between the aircraft carrying value and the Net investment in finance and sales-type leases as a gain on sale of assets or an impairment. The amounts recognized for finance and sales-type leases consist of lease receivables and the estimated unguaranteed residual value of the leased flight equipment on the lease termination date, less the unearned income. Expected unguaranteed residual values of leased flight equipment are based on our assessment and independent appraisals of the values of the leased flight equipment at expiration of the lease terms. The unearned income is recognized in Lease revenue on our Consolidated Statements of Operations, over the lease term, in a manner that produces a constant rate of return on the lease.

        Maintenance rights intangible and lease premium, net:    The maintenance rights intangible asset arose from the application of the acquisition method of accounting to aircraft and leases which were acquired in the AerCap Transaction and represented the fair value of our contractual aircraft return rights under our leases at the Closing Date. The maintenance rights intangible asset represents the contractual right under our leases to receive the aircraft in a specified maintenance condition at the end of the lease (EOL contracts) or our right to an aircraft in better maintenance condition by virtue of our obligation to contribute towards the cost of the maintenance events performed by the lessee either through reimbursement of maintenance deposit rents held (MR contracts), or through a lessor contribution to the lessee. The maintenance rights represented the difference between the specified maintenance return condition in our leases and the actual physical condition of our aircraft at the Closing Date.

        For EOL contracts, maintenance rights expense is recognized upon lease termination, to the extent the lease end cash compensation paid to us is less than the maintenance rights intangible asset. Maintenance rights expense is included in Leasing expenses in our Consolidated Statements of Operations. To the extent the lease end cash compensation paid to us is more than the maintenance rights intangible asset, revenue is recognized in Lease revenue in our Consolidated Statement of Operations, upon lease termination. For MR contracts, maintenance rights expense is recognized at the time the lessee provides us with an invoice for reimbursement relating to the cost of a qualifying maintenance event that relates to pre-acquisition usage.

        The lease premium represents the value of an acquired lease where the contractual rent payments are above the market rate. We amortize the lease premium on a straight-line basis over the term of the lease as a reduction of Lease revenue.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Other definite-lived intangible assets:    These primarily represent customer relationships recorded at fair value as a result of the AerCap Transaction. The rate of amortization of these definite-lived intangible assets is estimated based on the period over which we expect to derive economic benefits from such assets. The amortization expense is recorded in Depreciation and amortization on our Consolidated Statements of Operations. We evaluate all definite-lived intangible assets for impairment when events or changes in circumstances indicate that an intangible asset value may not be recoverable.

        Derivative financial instruments:    We may use derivative financial instruments to manage our exposure to interest rate risks and foreign currency risks. Derivatives are recognized on the balance sheet at their fair value, which includes consideration of the credit rating and risk attaching to the counterparty of the derivative contract. We have considered both the quantitative and qualitative factors when determining our counterparty credit risk. We currently do not apply hedge accounting to our derivatives. Changes in fair value of derivatives are recorded in Interest expense in our Consolidated Statements of Operations.

        Net cash received or paid under derivative contracts in any reporting period is classified as operating cash flows in our Consolidated Statements of Cash Flows.

        Fair Value Measurements:    Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We measure the fair value of our derivatives on a recurring basis and measure the fair values of aircraft, investment in finance and sales-type leases and asset value guarantees on a non-recurring basis. See Note 26—Fair Value Measurements.

        Other assets:    Other assets consist of inventory, lease incentives, prepaid expenses, debt issuance costs, notes receivable, other receivables and other tangible fixed assets.

        Inventory consists primarily of engine and airframe parts we sell through our subsidiary, AeroTurbine. Inventory is valued at the lower of cost or market value. Cost is primarily determined using the specific identification method for individual part purchases and on an allocated basis for engines and aircraft purchased for disassembly and for bulk purchases. Costs are allocated using the relationship of the cost of the engine, aircraft, or bulk inventory purchase to the estimated retail sales value at the time of purchase. At the time of sale this ratio is applied to the sales price of each individual part to determine its cost. We periodically evaluate this ratio and, if necessary, update sales estimates and make adjustments to this ratio. Generally, inventory that is held for more than four years is considered excess inventory and its carrying value is reduced to zero.

        We capitalize amounts paid or value provided to lessees as lease incentives. We amortize lease incentives on a straight-line basis over the term of the related lease as a reduction of Lease revenue.

        Notes receivable represent amounts advanced in the normal course of our operations and also arise from the restructuring and deferral of trade receivables from lessees experiencing financial difficulties. Allowances are made for doubtful accounts where the risk of non-recovery is probable. The assessment of the risk of non-recovery where lessees are experiencing financial difficulties is primarily based on the extent to which amounts outstanding exceed the value of security held, together with an assessment of the financial strength and condition of the debtor and the economic conditions persisting in the debtor's operating environment.

        Other tangible fixed assets consist primarily of computer equipment, leasehold improvements and office furniture, and are valued at acquisition cost and depreciated at various rates over the asset's

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

estimated useful life using the straight-line method. Depreciation expense on other tangible fixed assets is recorded in Depreciation and amortization on our Consolidated Statements of Operations.

        Accrued maintenance liability:    Under our aircraft leases, the lessee is responsible for maintenance and repairs and other operating expenses related to our flight equipment during the term of the lease. In certain instances, such as when an aircraft is not subject to a lease, we may incur maintenance and repair expenses for our aircraft. Maintenance and repair expenses are recorded in Leasing expenses in our Consolidated Statements of Operations, to the extent such expenses are incurred by us.

        We may be obligated to make additional payments to the lessee for maintenance related expenses primarily related to usage of major life-limited components existing at the inception of the lease ("lessor maintenance contributions"). For all lease contracts that were not part of the AerCap Transaction, we expense planned major maintenance activities such as lessor maintenance contributions when incurred. The charge is recorded in Leasing expenses in our Consolidated Statements of Operations. In the case we have established an accrual as an assumed liability for such payment in connection with the purchase of an aircraft with a lease attached, such payments are charged against the existing accrual.

        For all contracts outstanding at the Closing Date, we determined the fair value of our maintenance liability, including lessor maintenance contributions, using the present value of the expected cash outflows. The discounted amounts are accreted in subsequent periods to their respective nominal values, up until the expected maintenance event dates, using the effective interest method. The accretion is recorded as an increase to Interest expense in our Consolidated Statements of Operations.

        Debt and Deferred Debt Issuance Costs:    Long-term debt is carried at the principal amount borrowed, including unamortized discounts and premiums and fair value adjustments, where applicable. The fair value adjustments reflect the application of the acquisition method of accounting to the debt outstanding on the Closing Date. We amortize the amount of discount or premium and fair value adjustments over the period the debt is outstanding using the effective interest method. The costs we incur for issuing debt are capitalized and amortized as an increase to Interest expense over the life of the debt using the effective interest method.

        Lessee Security Deposits:    On the Closing Date, we discounted our lessee security deposits to their respective present values. We accrete these discounted amounts to their respective nominal values, over the period we expect to refund the security deposits to each lessee, using the effective interest method, recognizing an increase to Interest expense.

        Revenue recognition:    We lease flight equipment principally under operating leases and recognize rental income on a straight-line basis over the life of the lease. At lease inception, we review all necessary criteria to determine proper lease classification. We account for lease agreements that include step rent clauses on a straight-line basis. The difference between rental revenue recognized and the cash received is included in Other assets, and in the event it is a liability in Accrued expenses, accounts payable and other liabilities. In certain cases, leases provide for rentals contingent on usage. The usage may be calculated based on hourly usage or on the number of cycles operated, depending on the lease contract. Revenue contingent on usage is recognized at the time the lessee reports the usage to us.

        Lease agreements for which base rent is based on floating interest rates are included in minimum lease payments based on the floating interest rate existing at the inception of the lease; any increases or decreases in lease payments that result from subsequent changes in the floating interest rate are contingent

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

rentals and are recorded as increases or decreases in Lease revenue in the period of the interest rate change.

        Our lease contracts normally include default covenants, which generally obligate the lessee to pay us damages to put us in the position we would have been in had the lessee performed under the lease in full. There are no additional payments required which would increase the minimum lease payments. We cease revenue recognition on a lease contract when the collectability of such rentals is no longer reasonably assured. For past-due rentals that exceed related security deposits held, which have been recognized as revenue, provisions are established on the basis of management's assessment of collectability. Such provisions are recorded in Selling, general and administrative expenses on the Consolidated Statements of Operations.

        Revenues from Net investment in finance and sales-type leases are included in Lease revenue in our Consolidated Statements of Operations and are recognized using the interest method to produce a constant yield over the life of the lease.

        Most of our lease contracts require payment in advance. Rentals received, but unearned under these lease agreements are recorded as deferred revenue on the balance sheet.

        Under our aircraft leases, the lessee is responsible for maintenance and repairs of our flight equipment and related expenses during the term of the lease. Under the provisions of many of our leases, the lessee is required to make payments of supplemental maintenance rents which are calculated with reference to the utilization of the airframe, engines and other major life-limited components during the lease. We record as revenue all supplemental maintenance rent receipts not expected to be reimbursed to lessees. We estimate the total amount of maintenance reimbursements for the entire lease and only record revenue after we have received enough maintenance rents under a particular lease to cover the total amount of estimated maintenance reimbursements during the remaining lease term. In these leases, upon lessee presentation of invoices evidencing the completion of qualifying maintenance on the aircraft, we make a payment to the lessee to compensate for the cost of the maintenance, up to the maximum of the supplemental maintenance rent payments made with respect to the lease contract.

        In most lease contracts not requiring the payment of supplemental maintenance rents, the lessee is generally required to re-deliver the aircraft in a similar maintenance condition (normal wear and tear excepted) as when accepted under the lease, with reference to major life-limited components of the aircraft. To the extent that such components are redelivered in a different condition than at acceptance, there is generally EOL cash compensation for the difference at redelivery. We recognize receipts of EOL cash compensation as Lease revenue when received to the extent those receipts exceed the EOL contract maintenance rights intangible asset and receipts of EOL compensation as Leasing expenses to the extent those receipts do not exceed EOL contract maintenance intangible asset.

        For all of our MR contracts, any amounts of accrued maintenance liability existing at the end of a lease are released and recognized as Lease revenue at lease termination. When flight equipment is sold, the portion of the accrued maintenance liability which is not specifically assigned to the buyer is released from the balance sheet, net of any Maintenance rights intangible asset balance, and recognized as Net gain on sale of assets as part of the sale of the flight equipment.

        Net gain on sale of assets originates primarily from the sale of aircraft and engines and are recognized when the delivery of the relevant asset is complete and the risk of loss has transferred to the buyer.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Other income consists of interest income, management fees, lease termination penalties, and inventory part sales. Income from secured loans, notes receivable and other interest bearing instruments is recognized using the effective yield method as interest accrues under the associated contracts. Lease management fees are recognized as income as they accrue over the life of the contract. Income from the receipt of lease termination penalties is recorded at the time cash is received or when the lease is terminated, if collection is reasonably assured.

        Share-based compensation:    Prior to the AerCap Transaction, certain of our employees participated in various AIG share-based compensation plans, and the associated expense reflects costs allocated to us by AIG. Subsequent to the AerCap Transaction, certain employees received AerCap share-based awards, consisting of restricted stock units and restricted stock. The amount of such expense is determined by reference to the fair value of the restricted stock units or restricted stock on the grant date. The share-based compensation expense is recognized over the vesting period using the straight-line method. See Note 22—Employee Benefit Plans and Share-Based and Other Compensation Plans.

        Foreign currencies:    Foreign currency transactions are translated into U.S. dollars at the exchange rate prevailing at the time the transaction took place. Receivables or payables arising from such foreign currency transactions are remeasured into U.S. dollars at the exchange rate on each subsequent balance sheet date. All resulting exchange gains and losses are recorded in Selling, general and administrative expenses on the Consolidated Statements of Operations.

        Variable interest entities:    We consolidate VIEs in which we have determined that we are the PB. We use judgment when determining (i) whether an entity is a VIE; (ii) who are the variable interest holders; (iii) the elements and degree of control that each variable interest holder has; and (iv) ultimately which party is the PB. When determining which party is the PB, we perform an analysis which considers (i) the design of the VIE; (ii) the capital structure of the VIE; (iii) the contractual relationships between the variable interest holders; (iv) the nature of the entities' operations; and (v) the purposes and interests of all parties involved, including related parties. While we consider these factors, our conclusion about whether to consolidate ultimately depends on the breadth of our decision-making ability and our ability to influence activities that significantly affect the economic performance of the VIE. We continually re-evaluate whether we are the PB for VIEs in which we hold a variable interest.

        Income Taxes:    We recognize an uncertain tax benefit only to the extent that it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

        Deferred income tax assets and liabilities:    We report deferred taxes resulting from the temporary differences between the book values and the tax values of assets and liabilities using the liability method. The differences are calculated at nominal value using the enacted tax rate applicable at the time the temporary difference is expected to reverse. Deferred tax assets attributable to unutilized losses carried forward or other timing differences are reduced by a valuation allowance if it is more likely than not that such losses will not be utilized to offset future taxable income.

        Reportable segments:    We manage our business and analyze and report our results of operations on the basis of one business segment: leasing, financing, sales and management of commercial aircraft and engines.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

Significant Accounting Policies of the Predecessor

        Principles of Consolidation:    The accompanying consolidated financial statements include the results of all entities in which we have a controlling financial interest, including VIEs for which we are the PB. The PB is the entity that has both (i) the power to direct the activities of the VIE that most significantly affect the entity's economic performance and (ii) the obligation to absorb losses or the right to receive benefits that could be potentially significant to the VIE.

        Variable Interest Entities:    We consolidate VIEs in which we have determined that we are the PB. We use judgment when determining (i) whether an entity is a VIE; (ii) who are the variable interest holders; (iii) the elements and degree of control that each variable interest holder has; and (iv) ultimately which party is the PB. When determining which party is the PB, we perform an analysis which considers (i) the design of the VIE; (ii) the capital structure of the VIE; (iii) the contractual relationships between the variable interest holders; (iv)  the nature of the entities' operations; and (v) the purposes and interests of all parties involved, including related parties. While we consider these factors, our conclusion about whether to consolidate ultimately depends on the breadth of our decision-making ability and our ability to influence activities that significantly affect the economic performance of the VIE. We continually re-evaluate whether we are the PB for VIEs in which we hold a variable interest.

        Lease Revenue:    We lease flight equipment principally under operating leases and recognize rental revenue on a straight line basis over the life of the lease. The difference between the rental revenue recognized and the cash received under the provisions of our leases is included in Lease receivables and other assets and, in the event it is a liability, in Security deposits, deferred overhaul rental and other customer deposits on our Consolidated Balance Sheets. Past-due rental revenue is recognized on the basis of management's assessment of collectability. Management monitors all lessees that are behind in lease payments and evaluates lessee operational and financial issues to determine the amount of rental revenue to recognize for past due amounts. Our customers are required to make lease payments in advance and we generally recognize rental revenue only to the extent we have received payments or hold security deposits. In certain cases, leases provide for additional flight hour revenue based on usage. The usage may be calculated based on hourly usage or on the number of cycles operated, depending on the lease contract. A cycle is defined as one take-off and landing. The usage is typically reported monthly by the lessee. Rental revenue received under the lease agreements, but unearned, is included in Security deposits, deferred overhaul rental and other customer deposits on our Consolidated Balance Sheets.

        Lease revenues from the rental of flight equipment are reduced by the amortization of lease incentives, which primarily consist of our maintenance contributions to lessees in connection with the lease of used aircraft.

        Under the provisions of our leases, lessees are generally responsible for maintenance and repairs, including major maintenance (overhauls) over the term of the lease. Under the provisions of many of our leases, we receive overhaul rentals based on the usage of the aircraft, calculated based on number of hours or cycles operated. The usage is typically reported monthly by the lessee. For certain airframe and engine overhauls incurred by our lessees, we reimburse the lessee for costs up to, but not exceeding, related overhaul rentals that the lessee has paid to us.

        We recognize overhaul rentals received, net of estimated overhaul reimbursements, as revenue. We estimate expected overhaul reimbursements during the life of the lease, which requires significant judgment. Management determines the reasonableness of the estimated future overhaul reimbursement

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

rate considering quantitative and qualitative information including (i) changes in historical pay-out rates from period to period; (ii) trends in reimbursements made; (iii) trends in historical pay-out rates for expired leases; (iv) future estimates of pay-out rates on leases scheduled to expire in the near term; (v) changes in our business model and portfolio strategies and (vi) other factors affecting the future pay-out rates that may occur from time to time. Changes in the expected overhaul reimbursement estimate result in an adjustment to the cumulative deferred overhaul rental balance sheet amount, which is recognized in current period results. If overhaul reimbursements are different than our estimates, or if estimates of future reimbursements change, there could be a material impact on our results of operations in a given period.

        Additionally, in connection with a lease of a used aircraft, we generally agree to contribute to certain maintenance events the lessee incurs during the lease. At the time we pay the agreed upon maintenance reimbursement, we record the reimbursement against deferred overhaul rentals, to the extent we have received overhaul rentals from the lessee, and against return condition deficiency deposits, to the extent received from the prior lessee. We capitalize as lease incentives any amount of the actual maintenance reimbursement we pay in excess of overhaul rentals paid to us by the lessee and payments received from prior lessees for deficiencies in return conditions and amortize the lease incentives as a reduction of revenues from Rental of flight equipment over the remaining life of the lease.

        Capitalized Major Maintenance Costs:    When an aircraft is repossessed or when a lessee defaults on its lease obligations, we may be required to perform major maintenance on the aircraft. In these instances, if we have not received sufficient overhaul rentals under the lease, we capitalize the costs of the overhaul, to the extent that those costs meet the recognition criteria of an asset, and amortize those costs over the period until the next estimated overhaul event.

        Return Condition Payments:    We may receive payments from our lessees at the conclusion of a lease, rather than requiring them to make the required repairs to meet return conditions. These return condition payments are generally negotiated to facilitate an efficient return of the aircraft, which generally results in the aircraft being delivered to the next lessee in a condition less than anticipated during the lease negotiations. The return condition payments are initially recognized as a liability in Security deposits, deferred overhaul rental and other customer deposits on our Consolidated Balance Sheets.

        Lease Incentive Costs:    We capitalize as lease incentives any amounts paid by us to lessees or other parties in connection with the lease transactions. These amounts include the actual maintenance reimbursement we pay in excess of overhaul rentals and payments received from prior lessees for deficiencies in return conditions and lessee-specific aircraft cabin modifications. We amortize the lease incentives as a reduction of revenues from Rental of flight equipment over the remaining life of the lease.

        Flight Equipment Marketing and Gain on Aircraft Sales:    Flight equipment marketing and gain on aircraft sales consists of commissions generated from the leasing and sales of managed aircraft and gains generated from the sale of flight equipment. Flight equipment sales are recognized when substantially all of the risks and rewards of ownership have passed to the new owner. Retained lessee obligations, if any, are recognized as reductions to Flight equipment marketing and gain on aircraft sales at the time of the sale.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Cash and Cash Equivalents:    We consider cash and cash equivalents with original maturity dates of 90 days or less to be cash on hand and highly liquid investments. At December 31, 2013, cash and cash equivalents consisted of cash on hand and time deposits.

        Restricted Cash:    All cash unavailable for use in our operations is considered restricted cash. Such amounts are typically restricted under secured debt agreements and can be used only to service the aircraft securing the debt and to make principal and interest payments on the debt.

        Foreign Currency:    Assets and liabilities denominated in foreign currencies are translated into US dollars using the exchange rates at the balance sheet date. Foreign currency transaction gains or losses are translated into US dollars using the average exchange rate during the period.

        Flight Equipment:    Flight equipment is stated at cost. Purchases, major additions and modifications and interest on deposits during the construction phase are capitalized. We generally depreciate aircraft using the straight-line method over a 25-year life from the date of manufacture to an estimated residual value. At times, management may change useful lives or residual values of certain aircraft, as appropriate. Any such changes are accounted for on a prospective basis. As of December 31, 2013, 104 of our aircraft, with a net book value of $1.1 billion, are being depreciated over useful lives of less than 25-years from the date of manufacture. The weighted average useful life of these aircraft, weighted by the net book value of such aircraft, is 16.9 years.

        Vendor Payments:    As part of the purchase of new aircraft, aircraft engines and related equipment, we will often obtain payments from our vendors in the form of cash and other consideration ("vendor payments"). Generally, vendor payments are recognized as a reduction in the purchase price of aircraft, unless facts and circumstances indicate that the vendor payment was provided as compensation for a service provided by us or as a reimbursement of costs incurred by us to sell the vendor's products.

        Impairments on Flight Equipment Held for Use:    Management evaluates quarterly the need to perform a recoverability assessment of held for use aircraft considering the requirements under GAAP and performs this assessment at least annually for all aircraft in our fleet. Recoverability assessments are performed whenever events or changes in circumstances indicate that the carrying amount of our aircraft may not be recoverable. Some of these events or changes in circumstances may include potential disposals of aircraft (sales or part-outs), changes in contracted lease terms, changes in the lease status of an aircraft (leased, re-leased, or not subject to lease), repossessions of aircraft, changes in portfolio strategies, changes in demand for a particular aircraft type and changes in economic and market circumstances. Economic and market circumstances include the risk factors affecting the airline industry. Any of these events would be considered when it occurs before the financial statements are issued, including lessee bankruptcies occurring subsequent to the balance sheet date.

        Recoverability of an aircraft's carrying amount is measured by comparing the carrying amount of the aircraft to the estimated future undiscounted cash flows expected to be generated by the aircraft. The undiscounted cash flows used in the recoverability assessment include the current contractual lease cash flows and projected future non-contractual lease cash flows, both of which include estimates of net overhaul rental collections, where appropriate, extended to the end of our estimated holding period, and an estimated disposition value for each aircraft. If the future undiscounted cash flows are less than the aircraft carrying amount, the aircraft is impaired and is re-measured to fair value in accordance with our Fair Value Policy. The difference between the fair value and the carrying amount of the aircraft is

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

recognized as an impairment loss separately in our Consolidated Statements of Operations. Management is active in the aircraft leasing industry and develops the assumptions used in the recoverability assessment.

        As part of our recurring recoverability assessment process, we update the critical and significant assumptions used in the recoverability assessment, including projected lease rates and terms, estimated net overhaul rental collections, residual values, and estimated aircraft holding periods. In updating these critical and significant assumptions, we consider (i) current and future expectations of the global demand for a particular aircraft type; (ii) the impact of fuel price volatility and higher average fuel prices; (iii) the growing impact of new technology aircraft; (iv) the higher production rates sustained by manufacturers of more fuel-efficient newer generation aircraft during the recent economic downturn; (v) the unfavorable impact of low rates of inflation on aircraft values; (vi) current market conditions and industry outlook for future marketing of older mid-generation aircraft and aircraft that are out of production; (vii) decreasing number of lessees for older aircraft; (viii) end-of-life management capabilities provided by our subsidiary, AeroTurbine; and (ix) events occurring subsequent to our balance sheet date that affect the value of our fleet.

        Flight Equipment Held for Sale:    We classify aircraft as Flight equipment held for sale when all the criteria under GAAP are met. Such amounts are included in Lease receivables and other assets on our Consolidated Balance Sheets. Aircraft classified as Flight equipment held for sale are recognized at the lower of their carrying amount or estimated fair value less estimated costs to sell. If the carrying amount of the aircraft exceeds its estimated fair value, then a fair value adjustment is recognized separately in our Consolidated Statements of Operations.

        Management uses judgment in evaluating these criteria. Due to the significant uncertainties of potential sale transactions, the held for sale criteria generally will not be met unless the aircraft is subject to a signed sale agreement or management has made a specific determination and obtained appropriate approvals to sell a particular aircraft or group of aircraft. At the time aircraft are classified as Flight equipment held for sale, we cease recognizing depreciation expense.

        We designate an aircraft for part-out when the aircraft is subject to an executed consignment agreement. At that time, we reclassify the aircraft from Flight equipment to Lease receivables and other assets at the lower of its carrying amount or estimated fair value less estimated costs to sell. At the time aircraft are classified as Lease receivables and other assets, the cost and accumulated depreciation are removed from Flight equipment.

        Investment in finance and sales-type leases:    If a lease meets specific criteria under GAAP at the inception of the lease, we recognize the lease in Net investment in finance and sales-type leases on our Consolidated Balance Sheets. For sales-type leases, we de-recognize the aircraft and any lease-related assets or liabilities from our Consolidated Balance Sheets and recognize the difference between the aircraft carrying value, including the lease-related assets or liabilities, and the Net investment in finance and sales-type leases as a gain or loss in our Consolidated Statements of Operations. The amounts recognized for finance and sales-type leases consist of lease receivables and the estimated unguaranteed residual value of the leased flight equipment on the lease termination date, less the unearned income. The unearned income is recognized as Other income in our Consolidated Statements of Operations over the lease term in a manner that produces a constant rate of return on the lease.

        Allowance for Credit Losses:    An allowance for credit losses is established if it is probable that we will be unable to collect all amounts due according to the original contractual terms of the finance and

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

sales-type receivables and notes receivable ("financing receivables"). Financing receivables consist of net investment in finance and sales-type leases recognized as the gross investment in the lease, less unearned income, and notes receivable recognized at cost. The allowance for credit losses is reported as a reduction of the financing receivables carrying value on the Consolidated Balance Sheets. Additions to the allowance for credit losses are recognized in our Consolidated Statements of Operations in Selling, general and administrative expenses.

        Collectability of financing receivables is evaluated periodically on an individual note and customer level. Financing receivables are considered impaired when we determine that it is probable that we will not be able to collect all amounts due according to the original contractual terms. Individual credit exposures are evaluated based on the realizable value of any collateral, and payment history. The estimated recoverable amount is the value of the expected future cash flows, including amounts that may be realized from the value of the collateral. Allowances for specific credit losses are established for the difference between the carrying amount and the estimated recoverable amount. The accrual of interest income based on the original terms of the financing receivable is discontinued based on the facts and circumstances of the individual credit exposure, and any future interest income is recognized based on cash receipts. Any subsequent changes to the amounts and timing of the expected future cash flows compared with the prior estimates result in a change in the allowance for credit losses and are charged or credited to Selling, general and administrative expense. An allowance is generally reversed only when cash is received in accordance with the original contractual terms of the note. A write-off of the financing receivable is made when recoverability has been abandoned or amounts have been forgiven. Write-offs are charged against previously established allowances for credit losses. Partial or full recoveries of amounts previously written off are credited to the provision for credit loss.

        We also evaluate other receivables from customers periodically for collectability on an individual customer level. Allowances for specific credit losses are established for the difference between the carrying amount and the estimated recoverable amount. A write-off of other receivables is made when recoverability has been abandoned or amounts have been forgiven. Write-offs are charged against previously established allowances for credit losses. Partial or full recoveries of amounts previously written off are credited to the provision for credit loss.

        Capitalized Interest:    We borrow funds to finance progress payments for the construction of flight equipment ordered and capitalize the interest incurred on such borrowings in the cost of the flight equipment. This amount is calculated using our composite borrowing rate.

        Deferred Debt Issue Costs and Debt Discounts and Premiums:    The costs we incur for issuing debt are capitalized and amortized as an increase to interest expense over the life of the debt using the effective interest method. If we issue debt at a discount or premium, we amortize the amount of discount or premium over the life of the debt using the effective interest method.

        Derivative Financial Instruments:    From time to time, we may employ a variety of derivative financial instruments to manage our exposure to interest rate risks and foreign currency risks. Derivatives are recognized on our Consolidated Balance Sheets at fair value. AIG Markets, Inc., a related party, is the counterparty to all our interest rate swaps and foreign currency swaps. We apply either fair value or cash flow hedge accounting when transactions meet specified criteria for hedge accounting treatment. If the derivative does not qualify for hedge accounting, the change in fair value of the derivative is immediately recognized in earnings. If the derivative qualifies for hedge accounting and is designated and documented

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

as a hedge, changes in the fair value of the hedge are either recognized in income along with changes in the fair value of the item being hedged for fair value hedges, or recognized in OCI to the extent the hedge is effective for cash flow hedges. We have elected to classify the cash flows from derivative instruments that have been designated as fair value or cash flow hedges in accordance with GAAP in the same category as the cash flows from the items being hedged.

        At the time the derivative is designated as a hedge, we formally document the relationship between the hedging instrument and hedged item including risk management objectives and strategies for undertaking the hedge transactions. This includes linking the derivative designated as a fair value, a cash flow, or a foreign currency hedge to a specific asset or liability on the balance sheet. We also assess, both at the hedge's inception and on an ongoing basis, whether the hedge has been and is expected to be highly effective in offsetting changes in the fair value or cash flow of hedged item. We use the "hypothetical derivative method" when we assess the effectiveness of a hedge. When it is determined that a hedge has ceased to be highly effective as a hedge, we discontinue hedge accounting.

        We discontinue hedge accounting prospectively when (i) we determine that the derivative is no longer effective in offsetting changes in the fair value or cash flows of a hedged item; (ii) the derivative expires or is sold, terminated, or exercised; or (iii) management determines that designating the derivative as a hedging instrument is no longer appropriate.

        In all situations in which hedge accounting is discontinued and the derivative remains outstanding, we carry the derivative at its fair value on the balance sheet, recognizing changes in the fair value in current-period earnings. The remaining balance in AOCI at the time we discontinue hedge accounting for cash flow hedges is amortized into income over the remaining life of the previously hedged item. If the expected cash flows of the previously hedged item are no longer expected to occur, any related amounts remaining in AOCI would be immediately recognized in earnings.

        Inventory:    Our inventory consists primarily of engine and airframe parts and rotable and consumable parts and is included in Lease receivables and other assets on our Consolidated Balance Sheets. We value our inventory at the lower of cost or market. Cost is primarily determined using the specific identification method for individual part purchases and on an allocated basis for engines and aircraft purchased for disassembly and for bulk inventory purchases. Costs are allocated using the relationship of the cost of the engine, aircraft or bulk inventory purchase to the estimated retail sales value at the time of purchase. At the time of sale, this ratio is applied to the sales price of each individual part to determine its cost. We periodically evaluate this ratio and, if necessary, update sales estimates and make adjustments to this ratio. Generally, inventory that is held for more than four years is considered excess inventory and its carrying value is reduced to zero.

        Goodwill and Other Acquired Intangible Assets:    As a result of our acquisition of AeroTurbine, we recognized goodwill and other intangible assets. Goodwill represents the excess of the cost of the acquired business over the fair value of identifiable assets acquired. Goodwill is not amortized, but is subject to impairment testing annually or more often when events or circumstances indicate that it is more likely than not it is impaired. We amortize the cost of other acquired intangible assets over their estimated useful lives on a straight-line basis. Amortizable intangible assets are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on discounted cash flows. Goodwill and other acquired intangible assets are included in Lease receivables and other assets on our Consolidated Balance Sheets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Other Comprehensive Income (Loss):    We report gains and losses associated with changes in the fair value of derivatives designated as cash flow hedges and unrealized gains and losses on marketable securities classified as "available-for-sale" in comprehensive income or loss.

        Guarantees:    In limited cases, we have previously contracted to provide aircraft asset value guarantees to financial institutions and other third parties for a fee. We recognize the guarantee fee paid to us in Accrued interest and other payables on our Consolidated Balance Sheets. The fee received is amortized into Flight equipment marketing and gain on aircraft sales in our Consolidated Statements of Operations over the guarantee period. When it becomes probable that we will be required to perform under a guarantee, we cease recognition of the guarantee fee income and accrue a liability based on an estimate of the loss we will incur to perform under the guarantee. The provision for losses on aircraft asset value guarantees represents changes made in the current period based on our estimate of the losses on asset value guarantees that are probable of being exercised. We reverse the liability only when it is no longer probable that we will incur a loss.

        Fair Value Measurements:    Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We measure the fair value of our derivatives on a recurring basis and measure the fair values of aircraft, investment in finance and sales-type leases and asset value guarantees on a non-recurring basis.

        Income Taxes:    ILFC is included in the consolidated federal income tax return of AIG as well as certain state tax returns where AIG files on a combined/unitary basis. Our provision for federal income taxes is calculated on a separate return basis, adjusted to give recognition to the effects of net operating losses, foreign tax credits and other tax benefits to the extent we estimate that they would be realizable in AIG's consolidated federal income tax return. Under our tax sharing agreement with AIG, we settle our current tax liability as if ILFC and its subsidiaries are each a separate standalone taxpayer. Thus, AIG credits us to the extent our net operating losses, foreign tax credits and other tax benefits (calculated on a separate return basis) are used in AIG's consolidated tax return and charges us to the extent of our tax liability (calculated on a separate return basis). To the extent the benefit of a net operating loss is not utilized in AIG's consolidated federal income tax return, AIG reimburses us upon the expiration of the loss carry-forward period as long as we are still included in AIG's consolidated federal income tax return and the benefit would have been utilized if we had filed a separate consolidated federal income tax return. Our provision for state income taxes includes California, in which we file with AIG using the unitary apportionment factors, and certain other states, in which we file separate tax returns.

        We calculate our provision for income taxes using the asset and liability method. This method considers the future tax consequences of temporary differences between the financial reporting and the tax basis of assets and liabilities measured using currently enacted tax rates. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        We recognize an uncertain tax benefit only to the extent that it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

        Share-based Compensation:    We participate in AIG's share-based payment and liability award programs and our share of the calculated costs is allocated to us by AIG. Compensation expense is recognized over the period during which an employee is required to provide service in exchange for the share-based payment.

Recent Accounting Guidance

Accounting Standard Adopted during 2014:

  Presentation of Unrecognized Tax Benefits

        In July 2013, the FASB issued an accounting standard that requires a liability related to unrecognized tax benefits to be presented as a reduction to the related deferred tax asset for a net operating loss carryforward or a tax credit carryforward (the "Carryforwards"). When the Carryforwards are not available at the reporting date under the tax law of the jurisdiction or the tax law of the jurisdiction does not require, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit will be presented in the financial statements as a liability and will not be combined with the related deferred tax assets. This standard is effective for fiscal years and interim periods beginning after December 15, 2013. Upon adoption, the standard must be applied prospectively to unrecognized tax benefits that exist at the effective date. Predecessor adopted the standard prospectively on January 1, 2014 and reclassed Current income taxes and other tax liabilities of $127.4 million to Deferred income taxes as a result of the adoption.

Future Application of Accounting Guidance:

  Reporting Discontinued Operations

        In April 2014, the FASB issued an accounting standard that changes the requirements for presenting a component or group of components of an entity as a discontinued operation and requires new disclosures. Under the standard, the disposal of a component or group of components of an entity should be reported as a discontinued operation if the disposal represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results. Disposals of equity method investments, or those reported as held-for-sale, will be eligible for presentation as a discontinued operation if they meet the new definition. The standard also requires entities to provide specified disclosures about a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation.

        The standard is effective prospectively for all disposals of components (or classification of components as held for sale) of an entity that occur within annual periods beginning on or after December 15, 2014, and interim periods beginning on or after December 15, 2015. Early adoption is permitted, but only for disposals (or classifications of components as held for sale) that have not been reported in financial statements previously issued. We adopted the standard on January 1, 2015, and it did not have a material effect on our consolidated financial condition, results of operations or cash flows.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies (Continued)

  Revenue from Contracts with Customers

        In May 2014, the FASB issued an accounting standard that provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard will require an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This update creates a five-step model that requires entities to exercise judgment when considering the terms of the contract(s) which include (i) identifying the contract(s) with the customer, (ii) identifying the separate performance obligations in the contract, (iii) determining the transaction price, (iv) allocating the transaction price to the separate performance obligations, and (v) recognizing revenue when each performance obligation is satisfied.

        This standard is effective for nonpublic entities for annual periods beginning after December 15, 2017 and interim periods beginning after December 15, 2018. Nonpublic entities are permitted to adopt for annual and interim periods beginning after December 15, 2016. We have the option to apply the provisions of the standard either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of applying this standard recognized at the date of initial application. We plan to early adopt the standard on January 1, 2017. We are evaluating the effect the adoption of the standard will have on our consolidated financial statements.

  Disclosure of Going Concern Uncertainties

        In August 2014, the FASB issued an accounting standard that requires management to assess an entity's ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. The new standard will be effective for all entities in the first annual period ending after December 15, 2016. Earlier adoption is permitted. We plan to adopt the standard on January 1, 2017.

  Consolidation: Amendments to the Consolidation Analysis

        In February 2015, the FASB issued an accounting standard that affects reporting entities that are required to evaluate whether they should consolidate certain legal entities. Specifically, the amendments modify the evaluation of whether limited partnerships and similar legal entities are VIEs or voting interest entities; eliminate the presumption that a general partner should consolidate a limited partnership; affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; and provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds.

        This standard will be effective for annual periods beginning after December 15, 2016 and for interim periods beginning after December 15, 2017 for nonpublic entities. Early adoption is permitted, including adoption in an interim period. The standard may be applied retrospectively or through a cumulative effect adjustment to equity as of the beginning of the year of adoption. We plan to adopt the standard on January 1, 2017. We are evaluating the effect the adoption of the standard will have on our consolidated financial condition, results of operations and cash flows.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. AerCap Transaction

        On May 14, 2014, AerCap and AerCap Ireland Limited, a wholly-owned subsidiary of AerCap, completed the purchase of 100 percent of ILFC's common stock from AIG. The total consideration paid to AIG on the Closing Date consisted of $2.4 billion in cash and 97,560,976 newly-issued AerCap common shares. Prior to the consummation of the AerCap Transaction, ILFC paid a special distribution to AIG in the amount of $600.0 million.

        The total consideration paid to AIG, excluding the special distribution of $600.0 million paid by ILFC to AIG on May 13, 2014, had a value of approximately $7.0 billion based on AerCap's closing price per share of $46.59 on May 14, 2014. On the Closing Date, immediately after completing the AerCap Transaction, all of ILFC's assets were transferred substantially as an entirety to, and substantially all of ILFC's liabilities were assumed by, AerCap Trust.

        In connection with the AerCap Transaction, AerCap Trust and AerCap Ireland Capital Limited, issued $2.6 billion aggregate principal amount of senior notes (the "Acquisition Notes"), consisting of three tranches of notes in varying tenor in a private placement, of which $2.4 billion was used to satisfy the cash consideration of the AerCap Transaction, and the remaining proceeds were used for expenses related to the AerCap Transaction and general corporate purposes. The Acquisition Notes are fully and unconditionally guaranteed on a senior unsecured basis by AerCap and certain of its subsidiaries, including ILFC. Additionally, in December 2013, AerCap Ireland Capital Limited entered into a credit agreement for a senior unsecured revolving credit facility with AIG. The revolving credit facility provides for an aggregate commitment of $1.0 billion and may be used for AerCap's general corporate purposes. AerCap Trust and ILFC are unconditional guarantors of the facility.

        On May 13, 2014 ILFC had $22.7 billion of indebtedness outstanding, primarily consisting of senior unsecured bonds, senior secured bonds, export credit facilities, secured term loans and commercial bank debt. In connection with the Reorganization described in Note 1—Basis of Preparation, under the amendments to ILFC's debt agreements, AerCap Trust assumed these obligations, and AerCap and certain of its subsidiaries guaranteed such obligations. Accordingly, AerCap Trust, by the terms of the indentures governing ILFC's secured and unsecured bonds, became the successor obligor under ILFC's indentures, including the bonds issued under ILFC's shelf registration statements filed with the SEC. ILFC also agreed to continue to be an obligor under these debt agreements, including the indentures.

        As a result of the AerCap Transaction, AIG owns approximately 46 percent of AerCap. A portion of the AIG shares remain subject to a lockup agreement providing for the staggered expiration of lockup periods beginning nine months and ending 15 months after the Closing Date. To date, no shares have been sold by AIG. AIG has entered into agreements with AerCap regarding voting restrictions, standstill provisions and certain registration rights.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. AerCap Transaction (Continued)

        The consideration transferred to effect the AerCap Transaction consisted of the following:

	(In thousands except share and per share amounts)
Cash consideration	$2,400,000	(a)
97,560,976 AerCap common shares issued multiplied by AerCap closing share price per share of $46.59 on May 14, 2014	4,545,366
Stock compensation	12,275

Consideration transferred	$6,957,641

(a)
Excludes the $600.0 million special distribution paid by ILFC to AIG prior to the Closing Date.

        The following is a summary of the preliminary and final allocation of the purchase price to the estimated fair values of the identifiable assets acquired, the liabilities assumed and non-controlling interest at the Closing Date. There were several measurement period adjustments recognized subsequent to the amounts initially recognized and reported. These measurement period adjustments were primarily the result of completing the fair value calculations of Maintenance right intangible assets and Accrued maintenance liabilities at a component level. The measurement period adjustments presented below were retrospectively recognized as adjustments to our May 14, 2014 opening Balance Sheet, and the second and third quarter 2014 Statements of Operations. The opening Balance Sheet has been adjusted to reflect these changes as provided below.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. AerCap Transaction (Continued)

        As of December 31, 2014, we had finalized all known measurement period adjustments.

(Dollars in thousands)	Amounts Initially Recognized and Reported as of the Closing Date	Measurement Period Adjustments(a)	Final Amounts Recognized as of the Closing Date
Cash and cash equivalents, including restricted cash	$2,958,809	$—	$2,958,809 (b)
Flight equipment held for operating leases, net	23,989,643	48,780	24,038,423
Prepayments on flight equipment	3,166,788	9,534	3,176,322
Maintenance rights intangible and lease premium	4,263,076	(181,047)	4,082,029 (c)
Other intangibles	440,093	49,712	489,805
Accrued maintenance liability	(2,688,438)	113,320	(2,575,118)
Debt	(24,339,842)	—	(24,339,842)
Other assets and liabilities	(775,990)	(77,844)	(853,834)
Non-controlling interest	(77,047)	—	(77,047)

Estimate of fair value of net assets acquired	$6,937,092	$(37,545)	$6,899,547
Consideration transferred	6,957,641	—	6,957,641

Goodwill	$20,549	$37,545	$58,094

(a)
These adjustments impacted the Successor's previously reported consolidated interim financial statements. See Note 30—Quarterly Financial Information (Unaudited).

(b)
Includes $0.8 billion of Restricted Cash.

(c)
Includes $4.0 billion maintenance rights intangible, and the remaining amount relates to lease premium.

        AerCap Trust reported Transaction and integration related expenses related to the AerCap Transaction of $47.0 million for the period beginning February 5, 2014 and ending December 31, 2014. Those expenses are included in the Successor's Consolidated Statements of Operations and consist primarily of severance and other compensation expenses.

        The acquired business contributed Total revenues and other income of $2,623.4 million and Net income of $687.8 million to AerCap Trust for the period beginning February 5, 2014 and ending December 31, 2014.

        The following unaudited pro forma summary presents consolidated information of AerCap Trust as if the AerCap Transaction had been consummated on January 1, 2013:

(Dollars in thousands)	Pro Forma Year Ended December 31, 2014	Pro Forma Year Ended December 31, 2013
Total revenue and other income	$4,244,704	$4,394,515
Net income (loss)	749,498	(263,994)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. AerCap Transaction (Continued)

        The most significant pro forma adjustments were to reflect the (net of tax) impact of: (i) the amortization of intangible lease premium component as an adjustment to revenue; (ii) the expensing of the maintenance rights intangible, which occurs when the lease ends for EOL contracts or when the lessee provides us with an invoice for reimbursement relating to the cost of a qualifying maintenance event that relates to pre-acquisition usage for MR contracts. The related pro forma adjustment was based on the estimated annual charge in the first full year after the acquisition; (iii) the depreciation and amortization expenses related to the fair value adjustments to aircraft and other intangibles; (iv) the interest expense on the existing debt taking into account the fair value adjustment to the debt as of the Closing Date; (v) the interest expense related to the acquisition financing, as if the financing occurred as of January 1, 2013; (vi) other interest expense adjustments relating to the maintenance and security deposit liabilities as well as the prepayments on flight equipment; and (vii) non-recurring transaction and integration related expenses, as if they had been incurred as of January 1, 2013 instead of 2014.

        The above unaudited pro forma financial information is for informational purposes only and may not necessarily reflect the actual results of operations had the AerCap Transaction been consummated on January 1, 2013. The pro forma information did not adjust for gain from sales, impairment charges and loss from early extinguishment of debt. These pro forma amounts are not designed to represent the future expected financial results of either AerCap Trust or AerCap.

Application of the Acquisition Method of Accounting:

        We applied the acquisition method of accounting and measured the identifiable assets acquired, the liabilities assumed, and non-controlling interest at fair value on the Closing Date. These fair values were determined using the market and income approaches and were primarily based on inputs and assumptions that are not observable in the market, other than certain debt financing arrangements assumed in the AerCap Transaction. The fair value measurement of each major asset acquired and liability assumed is discussed separately below:

        Flight equipment:    We determined the fair value of our Flight equipment as of the Closing Date using an income approach based on the present value of the expected future cash flows.

        We measured the fair value of our Flight equipment as if unencumbered by any existing contractual lease terms and based on the estimated physical maintenance condition as of the Closing Date. The expected cash flows were estimated using current market lease rates for the remainder of the terms of the existing leases and future market lease rates for additional leases and an estimated residual value based on the aircraft type, age, and airframe and engine configuration of the aircraft. The aggregate cash flows were then discounted to present value. The discount rates were based on the type and age of aircraft (including the remaining useful life of the aircraft), and incorporated market participant assumptions regarding the likely debt and equity financing components and the required returns of those financing components. Key inputs and assumptions underlying the income approach and the projected cash flows were contracted leases, lease extensions and new lease assumptions, residual values and appropriate discount rates and are discussed further below:

  (a)
  The contracted leases were adjusted to current market rents as appropriate, and accounted for approximately 50% of the flight equipment's fair value.

  (b)
  For in-production, younger aircraft, residual values were assumed after the extension of the existing lease or new lease. The residual value assumption was based on inputs from third party

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. AerCap Transaction (Continued)

    appraisers. The residual values accounted for approximately 30% of the flight equipment's fair value.

  (c)
  For most aircraft, an extension of the existing lease or a new lease was assumed based on our knowledge of the lessee's fleet plans and expected market lease rents. The extensions or new leases accounted for approximately 15% of the flight equipment's fair value.

  (d)
  Out-of-production, older aircraft residual values that were at the end of their economic life, were assumed to be sold for parts at the conclusion of their respective leases. The residual value assumptions for sales of parts were based on market data and inputs from AeroTurbine, our wholly-owned subsidiary that specializes in sales of aircraft parts. Sales of parts residual values accounted for approximately 5% of the flight equipment's fair value.

  (e)
  The discount rate assumptions are based on our knowledge of market returns and leverage, which vary depending on the type and age of the aircraft, and range between 6% and 10%. The average discount rate, weighted by the fair value of ILFC's fleet, was approximately 7%.

        Forward order book:    The fair value of the forward order book, which is included in Prepayments on flight equipment on the Successor's Consolidated Balance Sheet, was estimated based on the present value of the cash flows expected to be generated by the asset. Under this approach, fair value was determined by discounting the difference between the estimated fair value, as indicated by third party aircraft appraiser forward base values, and the contractual purchase prices for each forward order aircraft, at the respective future delivery dates. The difference was discounted at a required market rate of return that reflects the relative risk of achieving the asset's expected cash flows and the time value of money.

        Prepayments on flight equipment at the Closing Date included the fair value of the forward order book of ILFC of 317 aircraft, many of which were placed at favorable prices compared to the current market. The positions that were subject to a fair value adjustment relate to contracts for 64 Boeing 787 aircraft, 27 Boeing 737-800 aircraft, 206 Airbus A320 series aircraft (models A320neo, A321neo, A321-200), and 20 Airbus A350-900 aircraft. We determined that the remainder of our forward order book was at market terms and therefore no fair value adjustment was recorded for these positions.

        Maintenance rights intangible asset and lease premium, net:    The fair value of the maintenance rights intangible assets associated with EOL contracts was determined based on the present value of the expected cash flows, measured as the difference between the aircraft physical maintenance condition at the Closing Date and the specified contractual return condition at the end of the respective lease term adjusted for the credit risk of the lessee. The fair value of the maintenance rights intangible assets associated with MR contracts was determined based on the present value of reimbursements to lessees for maintenance events relating to pre-acquisition usage expected during the remaining post-acquisition lease term. The expected cash flows of the EOL and MR contracts are discounted at a required market rate of return that reflects the relative risk of achieving the expected cash flows of the assets and the time value of money.

        The fair value of the lease premium was determined based on the present value of the expected cash flows calculated as the difference between the contractual lease payments, adjusted for the credit risk of the lessee, and the lease payments that the aircraft could generate over the remaining lease term based on current market rates.

        Other intangible assets:    Primarily includes customer relationship intangible assets and other intangible assets. The fair value of the customer relationship intangible assets was determined using the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. AerCap Transaction (Continued)

excess earnings method. This method measures the value of an intangible asset by calculating the residual profit after subtracting the appropriate returns for all other complementary assets that benefit the business.

        Accrued maintenance liability:    Under our aircraft leases, the lessee is responsible for all operating expenses during the term of the lease, as well as for normal maintenance and repairs and major aircraft component maintenance events. Under the provisions of many of our leases, the lessee is required to make payments of supplemental maintenance rentals based on hours or cycles of utilization. If a lessee pays supplemental maintenance rentals, we are generally obligated to reimburse the lessee for costs they incur for certain qualified maintenance events. In connection with a lease of a used aircraft, we generally agree to contribute to certain maintenance events that the lessee incurs during the lease term (Lessor Contributions).

        We determined the fair value of our maintenance liability relating to pre-acquisition usage based on the present value of expected cash outflows during the remaining lease term consisting of (i) expected reimbursements of supplemental maintenance rentals at the time of the forecasted maintenance event; and (ii) expected Lessor Contributions at the time of the forecasted maintenance event. These two cash flows were discounted to their respective present values using a market rate of return that reflects the relative risk of the cash flows and the time value of money.

        Debt:    The fair value of debt was estimated using quoted market prices where available. The fair value of certain debt without quoted market prices is estimated using discounted cash flow analyses based on current market prices for similar type debt instruments.

        Non-controlling interests ("NCI"):    NCI consists of Market Auction Preferred Stock ("MAPS") securities issued by ILFC. The MAPS are not convertible, and have a liquidation value of $100,000 per share, with 500 shares issued and outstanding for each of the MAPS Series A and B securities. The dividend rate, other than the initial rate, for each dividend period for each series is to be reset approximately every seven weeks (49 days) on the basis of orders placed in an auction, provided such auctions are able to occur. MAPS fair values were estimated using discounted cash flow analysis based on estimated market yield for similar instruments.

        Income taxes:    AerCap and AIG made an election under Section 338(h)(10) of the IRS code, which resulted in the AerCap Transaction being treated as a sale of the assets of ILFC and its subsidiaries for U.S. federal and state income tax purposes, except for our wholly-owned subsidiary, AeroTurbine, which was treated as a taxable share purchase. As a result of this election, the tax adjusted purchase price was allocated to our net assets which changed the tax basis used to derive the deferred tax assets and liabilities. At the Closing Date, but prior to the Reorganization, we had a net deferred tax liability of $23.3 million, compared to the Predecessor's net deferred tax liability of $4.1 billion immediately preceding the Closing Date. Immediately after consummation of the AerCap Transaction, the plan of Reorganization was executed and ILFC immediately began transferring its assets and liabilities to AerCap Trust, the majority of whose earnings are subject to Irish tax. We transferred a mix of assets and liabilities with various book tax basis differences to Ireland from May 14, 2014 to December 31, 2014. The U.S. federal and state tax liabilities for tax years prior to the Closing Date, including the assumed liabilities related to unrecognized tax benefits, remain with AIG.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Restricted Cash

        The Restricted cash balance was $421.2 million at December 31, 2014, and primarily related to our 2004 Airbus ECA Facility and our 2012 Ex-Im Capital Markets Facility. See Note 13—Debt.

5. Flight Equipment Held for Operating Leases, net

        Movements in flight equipment held for operating leases during the period beginning February 5, 2014 and ending December 31, 2014 were as follows:

Successor
(Dollars in thousands)	Period beginning February 5, 2014 and ending December 31, 2014
Net book value at beginning of period	$—
AerCap Transaction	24,038,423
Additions	1,316,474
Depreciation	(907,484)
Impairment	(7,153)
Disposals/Transfers to Held for sale	(689,847)
Transfers to Net investment in finance and sales-type leases/Inventory	(145,487)

Net book value at end of period	$23,604,926

Accumulated depreciation at December 31, 2014	$886,360

6. Maintenance Rights Intangible and Lease Premium

        Maintenance rights intangible and lease premium consisted of the following at December 31, 2014:

Successor
(Dollars in thousands)	December 31, 2014
Maintenance rights intangible	$3,809,456
Lease premium	92,281

$3,901,737

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Maintenance Rights Intangible and Lease Premium (Continued)

        Movements in the Maintenance rights intangible during the period beginning February 5, 2014 and ending December 31, 2014 were as follows:

Successor
(Dollars in thousands)	Period beginning February 5, 2014 and ending December 31, 2014
Maintenance rights intangible, net at beginning of period	$—
AerCap Transaction	3,975,286
EOL contract cash receipt	(27,571)
EOL and MR contract maintenance rights expense	(103,236)
Transfer to lease incentives	(32,220)
Other	(2,803)

Maintenance rights intangible, net at end of period	$3,809,456

        The following table presents details of Lease premium and related accumulated amortization at December 31, 2014:

	Successor
	December 31, 2014
(Dollars in thousands)	Weighted-Average Amortization Period (in years)	Gross Carrying Amount	Accumulated Amortization	Net
Lease premium	5.6	$106,743	$(14,462)	$92,281

        Lease premiums that are fully amortized are removed from the gross carrying amount and accumulated amortization columns in the table above.

        Amortization expense for Lease premium for the period beginning February 5, 2014 and ending December 31, 2014 was $14.5 million.

        The estimated amortization expense for Lease premium for the next five years is as follows:

(Dollars in thousands)
2015	$21,788
2016	19,600
2017	13,633
2018	11,220
2019	10,466

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Other Intangibles

        Other intangibles consisted of the following at December 31, 2014:

Successor
(Dollars in thousands)	December 31, 2014
Goodwill	$58,094
Customer relationships	346,647
Contractual vendor intangible assets	47,580
Tradename and other intangible assets	71,388

$523,709

        The following table presents details of customer relationships and tradename and other intangible assets and related accumulated amortization at December 31, 2014:

	Successor
	December 31, 2014
(Dollars in thousands)	Weighted-Average Amortization Period (in years)	Gross Carrying Amount	Accumulated Amortization	Net
Customer relationships	16.4	$360,000	$(13,353)	$346,647
Tradename and other intangible assets	9.9	79,365	(7,977)	71,388

		$439,365	$(21,330)	$418,035

        Amortization expense for customer relationships and tradename and other intangible assets for the period beginning February 5, 2014 and ending December 31, 2014 was $21.3 million.

        The estimated amortization expense for customer relationships and other intangible assets for the next five years are as follows:

(Dollars in thousands)
2015	$33,854
2016	33,865
2017	33,865
2018	27,559
2019	23,865

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. Net Investment in Finance and Sales-type Leases

        The following table lists the components of the Net investment in finance and sales-type leases:

	Successor	Predecessor

	December 31, 2014	December 31, 2013

(Dollars in thousands)
Total lease payments to be received	$380,722	$258,887
Estimated residual values of leased flight equipment (unguaranteed)	93,754	56,003
Less: Unearned income	(157,414)	(103,774)

	317,062	211,116
Less: Allowance for credit losses	—	—

Net investment in finance and sales-type leases	$317,062	$211,116

        During the period beginning February 5, 2014 and ending December 31, 2014, the Successor did not have any activity in the allowance for credit losses on Net investment in finance and sales-type leases.

        During the period beginning January 1, 2014 and ending May 13, 2014 and the year ended December 31, 2013, the Predecessor did not have any activity in the allowance for credit losses on Net investment in finance and sales-type leases.

        At December 31, 2014, minimum future lease payments to be received on finance and sales-type leases were as follows:

(Dollars in thousands)
2015	$71,359
2016	68,415
2017	57,039
2018	55,521
2019	47,135
Thereafter	81,253

Total minimum lease payments to be received	$380,722

9. Related Party Transactions

        Related Parties:    As described in Note 1—Basis of Preparation, prior to May 14, 2014 ILFC was an indirect wholly-owned subsidiary of AIG. On May 14, 2014, AIG sold ILFC to AerCap and AerCap Ireland Limited, a wholly-owned subsidiary of AerCap. On the Closing Date, immediately after completing the AerCap Transaction, ILFC's assets were transferred substantially as an entirety to, and substantially all of ILFC's liabilities were assumed by AerCap Trust, a statutory trust formed on February 5, 2014.The purchase price consideration paid for ILFC included 97,560,976 shares of AerCap common stock. As a result, AIG holds a significant ownership interest in AerCap subsequent to the sale of ILFC. Consequently, AIG and its subsidiaries are considered related parties both before and after the Closing Date. AerCap and its consolidated subsidiaries, including AerCap Ireland Limited, and AerCap Ireland Capital Limited are related parties after the Closing Date.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Related Party Transactions (Continued)

Predecessor

        Related Party Allocations and Fees:    Prior to May 14, 2014, we were party to cost sharing agreements, including with respect to tax, with AIG. Generally, these agreements provided for the allocation of corporate costs based upon a proportional allocation of costs to all subsidiaries. Our management believed the proportionate method used to allocate corporate costs was reasonable. It was not practicable to determine what the amounts of those expenses would have been had we operated on a standalone basis. Previously, we also paid other subsidiaries of AIG a fee related to management services provided for certain of our foreign subsidiaries and we continue to earn management fees from two trusts consolidated by AIG for the management of aircraft we sold to the trusts in prior years, (the "Castle Trusts"). For the period preceding our sale by AIG to AerCap, we were included in the consolidated federal income tax return of AIG as well as certain state tax returns, where AIG files on a combined/unitary basis. Settlement with AIG for taxes was determined in accordance with the tax sharing agreement the we had with AIG up to the Closing Date. Prior to the Closing Date, under the agreement AIG entered into with AerCap, net tax payments under the tax sharing agreement were temporarily suspended, and the tax sharing agreement with AIG was terminated upon consummation of the AerCap Transaction. Our U.S. federal and state tax liabilities for tax years prior to May 14, 2014, including the liability related to unrecognized tax benefits, remain with AIG.

        Dividends and Capital Contribution:    On May 13, 2014, ILFC paid a special distribution of $600.0 million to AIG, which ILFC was required to pay prior to the completion of the AerCap Transaction in accordance with the Share Purchase Agreement. The special distribution was recorded in Retained earnings as a dividend. During the period beginning January 1, 2014 and ending May 13, 2014, an additional $1.4 million was recorded in Retained earnings as a dividend, when we paid a fee to satisfy a statutory law requirement on behalf of AIG. Additionally, we recorded a decrease in Retained earnings of $5.3 million, net of tax of $2.9 million, to record a non-cash dividend reflecting the difference between the proceeds received and the net carrying value of a corporate aircraft sold to AIG. We recorded an increase to Retained earnings of $9.6 million for a receipt from AIG for certain expected separate company tax liabilities, as required under the AerCap sales agreement.

        Expenses Paid by AIG on Our Behalf:    AIG did not pay any expenses on our behalf during the period beginning January 1, 2014 and ending May 13, 2014. We recorded $10.1 million and $2.6 million in Paid-in capital for the years ended December 31, 2013 and 2012, respectively, for compensation, legal fees and other expenses paid by AIG on our behalf for which we were not required to reimburse.

        Derivatives and Insurance Premiums:    The counterparty of all of our interest rate swap agreements as of December 31, 2013, was AIG Markets, Inc., a wholly-owned subsidiary of AIG. See Note 26—Fair Value Measurements and Note 27—Derivative Financial Instruments. In addition, we purchased insurance through a broker who may have placed part of our policies with AIG. Total insurance premiums were $2.2 million, $8.2 million, and $9.9 million for the beginning January 1, 2014 and ending May 13, 2014, and the years ended December 31, 2013 and 2012, respectively.

Successor

        Derivatives: The counterparty of all of our interest rate swap agreements as of December 31, 2014, was AIG Markets, Inc., a wholly-owned subsidiary of AIG, and these swap agreements are guaranteed by AIG. See Note 26—Fair Value Measurements and Note 27—Derivative Financial Instruments.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Related Party Transactions (Continued)

        Management Fees:    We earn management fees from two trusts consolidated by AIG for the management of aircraft we sold to the trusts in prior years, (the "Castle Trusts").

        Dividends and Capital Contribution:    During the period beginning February 5, 2014 and ending December 31, 2014, we recorded $14.9 million in stock compensation for AerCap share-based awards, as a capital contribution in Paid-in-capital.

        Transactions with AerCap:    Subsequent to the AerCap Transaction, AerCap provides us with certain managerial, finance, technical, marketing and support services which are essential to our business operations. We compensate AerCap for these services based on an arms-length price and in accordance with AerCap's global transfer pricing methodology. We had a net receivable from AerCap of $1,345.2 million at December 31, 2014 relating to operational activities of group entities including, but not limited to, the issuance and payoff of third-party debt, the purchase and transfer of aircraft, management fees allocated by AerCap and other cash transfers in the ordinary course of business.

        Aircraft Leased to AerCap:    Some of our aircraft are on lease to AerCap, which leases the aircraft to airlines. We recorded commission to AerCap Ireland Limited of $0.7 million for the period beginning February 5, 2014 and ending December 31, 2014, related to those leases.

        Our financial statements include the following amounts involving related parties:

	Successor	Predecessor

	Period beginning February 5, 2014 and ending December 31, 2014	Period beginning January 1, 2014 and ending May 13, 2014	Years Ended December 31,

Statement of Operations (Dollars in thousands)			2013	2012

Expense (income):
Allocated corporate costs from AerCap	$52,712	$—	$—	$—
Interest income on Receivable from AerCap	(33,262)	—	—	—
Effect from derivative contracts with AIG Markets, Inc.(a)	(4,293)	428	1,183	1,212
Interest on derivative contracts with AIG Markets, Inc.	4,307	2,844	11,995	17,712
Management fees received from Castle Trusts	(4,857)	(2,497)	(8,821)	(8,871)
Commission revenue from AerCap for consigned aircraft	(1,445)	—	—	—
Lease commission to AerCap	654	—	—	—
Corporate costs from AIG, including allocations(b)		4,504	38,990	22,941
Interest on time deposit account with AIG Markets(c)		(528)	(2,878)	(3,634)
Management fees paid to subsidiaries of AIG		—	126	156

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Related Party Transactions (Continued)

	Successor	Predecessor
	December 31, 2014	December 31, 2013
Balance Sheet (Dollars in thousands)

Asset (liability):
Receivable from AerCap, net	$1,345,153	$—
Receivable from AIG for compensation programs	5,716	—
Derivative liabilities(a)	(1,281)	(8,348)
Time deposit account with AIG Markets(c)		606,249
Current income taxes and other tax liabilities to AIG(d)		(316,293)
Accrued pension liability under AIG plan		(22,881)
Corporate costs payable to AIG and amounts owed to AIG subsidiaries		(783)
Equity increase (decrease):
Stock Compensation	14,876	—
AIG common stock transferred to AIG		(924)
Expenses paid by AIG on our behalf(e)		10,053

(a)
See Note 27—Derivative Financial Instruments.

(b)
Amount for the year ended December 31, 2013 includes $3.7 million of legal expenses paid by AIG on our behalf prior to 2013. See Note 1—Basis of Preparation.

(c)
We had a 30-day interest bearing time deposit account with AIG Markets, Inc., which was terminated in connection with the AerCap Transaction.

(d)
We paid approximately $0.4 million to AIG for ILFC tax liability during the year ended December 31, 2013.

(e)
Amount for the year ended December 31, 2013 includes the after-tax impact of a $3.7 million adjustment to correctly reflect legal expenses paid by AIG on our behalf prior to 2013. See Note 1—Basis of Preparation.

Successor

        Cash flow activities:    The following related party transactions are reflected in the Successor Statement of Cash Flow for the period beginning February 5, 2014 and ending December 31, 2014: (i) Cash transfers to or from related parties; (ii) proceeds from issuance of debt and repayments of debt; (iii) flight equipment transactions, including pre-delivery payments and aircraft purchases (iv) revenue received on aircraft leased to a related party; and (v) corporate expenses either paid by us on behalf of a related party or paid by related parties on our behalf.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. Other Assets

        Other assets for the Successor were comprised of the following at December 31, 2014:

Successor
(Dollars in thousands)	December 31, 2014
Inventory	$253,646
Other receivables	63,573
Notes receivable(a)	51,558
Debt issuance costs(b)	50,130
Lease incentives	32,220
Other tangible fixed assets	17,781
Straight-line rents, prepaid expenses and other	26,797

$495,705

(a)
Notes receivable are primarily from aircraft financing activities and include both variable and fixed interest rates with a weighted-average interest rate of approximately 6.8%. During the period beginning February 5, 2014 and ending December 31, 2014, we did not have any activity in our allowance for credit losses on notes receivable.

(b)
Debt issuance costs for the Predecessor were presented separately on the December 31, 2013, Consolidated Balance Sheet as Deferred debt issue costs.

        Lease receivables and other assets for the Predecessor were comprised of the following at December 31, 2013:

Predecessor
(Dollars in thousands)	December 31, 2013
AeroTurbine Inventory	$257,676
Lease receivables	229,354
Straight-line rents and other assets	199,591
Lease incentive costs, net of amortization	183,220
Goodwill and other intangible assets	46,076
Notes and trade receivables, net of allowance(a)	18,146

$934,063

(a)
Notes receivable were primarily from the sale of flight equipment and are fixed with varying rates from 2.0% to 10.5%.

        During the year ended December 31, 2013, we did not have any activity in our allowance for credit losses on notes receivable.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Accrued Expenses, Accounts Payable and Other Liabilities

        Accrued expenses, accounts payable and other liabilities for the Successor were comprised of the following:

Successor
(Dollars in thousands)	December 31, 2014
Accrued expenses and accounts payable	$254,360
Accrued interest	272,406
Deferred revenuer(a)	317,818
Asset value guarantees	133,500
Derivative liabilities(b)(c)	1,281

$979,365

(a)
Deferred revenue for the Predecessor was presented within Security deposits, deferred overhaul rental and other customer deposits on the December 31, 2013 Consolidated Balance Sheet. See Note 14—Security Deposits on Aircraft, Deferred Overhaul Rental and Other Customer Deposits.

(b)
Derivative liabilities for the Predecessor were presented separately on the December 31, 2013 Consolidated Balance Sheet.

(c)
See Note 9—Related Party Transactions.

12. Accrued Maintenance Liability

        Movements in Accrued maintenance liability during the year ended December 31, 2014 were as follows:

Successor(a)
(Dollars in thousands)	Period beginning February 5, 2014 and ending December 31, 2014
Accrued maintenance liability at beginning of period	$—
AerCap Transaction	2,575,118
Maintenance payments received	447,320
Maintenance payments reimbursed	(261,914)
Release to income	(69,839)
Lessor contribution and top ups	1,139
Interest accretion	52,686

Accrued maintenance liability at end of period	$2,744,510

(a)
For the Predecessor, Accrued maintenance liability is presented within Security deposits, deferred overhaul rental and other customer deposits as deferred overhaul rentals and other customer deposits on the December 31, 2013 Consolidated Balance Sheet. See Note 14—Security Deposits on Aircraft, Deferred Overhaul Rental and Other Customer Deposits.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Debt

Successor

        As of December 31, 2014, the principal amount of our outstanding indebtedness, which excludes fair value adjustments of $1.3 billion, was approximately $23.3 billion and primarily consisted of senior unsecured, subordinated and senior secured notes, export credit facilities, commercial bank debt, and revolving credit debt. As a result of applying the acquisition method of accounting, we adjusted the carrying amounts of our debt to fair value and eliminated any deferred debt discounts and premiums as of the Closing Date. Any debt issue cost capitalized by the Predecessor was also eliminated as of the Closing Date. (See Note 3—AerCap Transaction). These fair value adjustments are being amortized over the life of each associated debt instrument using the effective interest method.

        The following table provides a summary of our indebtedness at December 31, 2014:

	Successor
(Dollars in thousands)	December 31, 2014(a)
Unsecured
ILFC Legacy Notes	$11,230,020
AerCap Trust & AerCap Ireland Capital Limited Notes	3,400,000	(b)
Fair value adjustment	999,869	(c)

Total Unsecured	15,629,889

Secured
Export credit facilities	1,283,742
Senior secured notes	2,550,000
Institutional secured term loans	3,355,263	(d)
AeroTurbine revolving credit agreement	302,142	(e)
Camden facility	155,168	(e)(f)
Fair value adjustment	292,543	(c)

Total Secured	7,938,858

Total Senior Debt Financings	23,568,747
Subordinated
ECAPS subordinated notes	1,000,000
Fair value adjustment	(238)	(c)

Total Subordinated	999,762

	$24,568,509

(a)
As of December 31, 2014, we remain in compliance with the respective financial covenants across our various debt obligations.

(b)
Includes $2.6 billion of senior unsecured notes issued in May 2014 and $800 million senior notes issued in September 2014. The senior notes were issued by AerCap Ireland Capital Limited and AerCap Trust. The proceeds from the $2.6 billion notes were primarily used to finance the cash consideration paid in connection with the AerCap Transaction. The proceeds from the $800 million notes were advanced to AerCap Ireland Capital Limited and were used for general corporate purposes, including for AerCap Trust.

(c)
As a result of applying the acquisition method of accounting, we adjusted the carrying amount of our debt to fair value as of the Closing Date. See Note 3—AerCap Transaction.

(d)
Includes the Temescal facility which is included in Secured bank debt in the Predecessor presentation. This secured financing was entered into by a VIE and consolidated into our Consolidated Financial Statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Debt (Continued)

(e)
The AeroTurbine revolving credit agreement and the Camden facility are included in Secured bank debt in the Predecessor presentation. These secured financings were entered into by VIEs and consolidated into our Consolidated Financial Statements.

(f)
This amount is non-recourse to us and certain of our subsidiaries.

Existing Commitments

        Maturities of principal of debt financings at December 31, 2014 are as follows:

Year Ended	(Dollars in thousands)
2015	$2,527,248
2016	3,280,056
2017	3,549,724
2018	2,980,136
2019	3,507,630
Thereafter	7,431,541

$23,276,335

2014 Successor Debt Issuances

        On May 14, 2014, AerCap Trust and AerCap Ireland Capital Limited co-issued $2.6 billion senior unsecured notes. Substantially all of the proceeds from the offering, net of offering costs, were used to finance the AerCap Transaction. On September 29, 2014, AerCap Trust and AerCap Ireland Capital Limited co-issued $800 million senior notes by a supplemental indenture to the May offering. The proceeds from the $800 million notes were advanced to AerCap Ireland Capital Limited and were used for general corporate purposes, including for AerCap Trust.

Collateral Pledged for Secured Debt

        As of December 31, 2014, we had pledged as collateral 464 aircraft with an aggregate net book value of $11.8 billion. As of December 31, 2014, the outstanding balance before fair value adjustments on the secured debt was $7.6 billion, including the AeroTurbine revolving credit facility of $302.1 million. AeroTurbine's assets and the associated book value serves as collateral for the AeroTurbine revolving credit facility.

Amendments to our Debt Agreements with Respect to the AerCap Transaction and Reorganization

        In connection with the Reorganization described in Note1—Basis of Preparation, ILFC entered into amendments to certain of its debt agreements in order to reflect the Reorganization. Under the amendments to ILFC's debt agreements for the 2004 Airbus ECA Facility, 2012 Ex-Im Capital Markets Facility, Hyperion facility, Vancouver facility, Temescal facility, Camden facility, AeroTurbine revolving credit facility, $2.3 billion revolving credit facility, AerCap Trust assumed these obligations and performance of certain covenants to be performed or observed by ILFC, and AerCap and certain of its subsidiaries guaranteed such obligations and the performance of certain covenants to be performed or observed by ILFC. Accordingly, AerCap Trust, by the terms of the indentures governing ILFC's secured and unsecured bonds, became the successor obligor under ILFC's indentures, including the bonds issued under ILFC's shelf registration statements filed with the SEC. As a result, AerCap Trust assumed ILFC's

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Debt (Continued)

reporting obligations. ILFC also agreed to continue to be an obligor under these agreements, including the indentures.

        On March 11, 2014, AerCap Ireland Capital Limited entered into an agreement to replace ILFC's $2.3 billion revolving credit facility. The revolving credit facility became effective and the ILFC facility was terminated on the Closing Date.

Unsecured Notes

        As of December 31, 2014, we had an aggregate outstanding principal amount of unsecured notes of approximately $14.6 billion.

ILFC Legacy Notes

        As of December 31, 2014, we had an aggregate outstanding principal amount of senior unsecured notes of approximately $8.5 billion issued by ILFC pursuant to shelf registration statements prior to the AerCap Transaction ("ILFC Legacy Notes"). The ILFC Legacy Notes have maturities ranging through 2022. The fixed rate notes bear interest at rates ranging from 3.875% to 8.875%, and the floating rate notes bear interest at three-month LIBOR plus a margin of 1.95%, with the interest rate resetting quarterly. The notes are not subject to redemption prior to their stated maturity and there are no sinking fund requirements.

        The indentures governing the ILFC Legacy Notes contain customary covenants that, among other things, restrict our, and our restricted subsidiaries', ability to (i) incur liens on assets; (ii) declare or pay dividends or acquire or retire shares of our capital share during certain events of default; (iii) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries; (iv) make investments in or transfer assets to non-restricted subsidiaries; and (v) consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets. The indentures also provide for customary events of default, including, but not limited to, the failure to pay scheduled principal and interest payments on the notes, the failure to comply with covenants and agreements specified in the indenture, the acceleration of certain other indebtedness resulting from non-payment of that indebtedness and certain events of insolvency. If any event of default occurs, any amount then outstanding under the indentures may immediately become due and payable.

        Upon consummation of the AerCap Transaction, AerCap Trust became the successor issuer under the ILFC Legacy Notes indentures. ILFC also agreed to continue to be co-obligor. In addition, AerCap and certain of its subsidiaries became guarantors of the notes.

AerCap Trust & AerCap Ireland Capital Limited Senior Unsecured Notes

        In May 2014, AerCap Trust and AerCap Ireland Capital Limited, co-issued $2.6 billion aggregate principal amount of senior unsecured notes, consisting of $400.0 million of 2.75% notes due 2017, $1.1 billion of 3.75% notes due 2019, and $1.1 billion of 4.50% notes due 2021 (collectively the "Acquisition Notes"). The proceeds from the offering were primarily used to finance the cash consideration paid in connection with the AerCap Transaction.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Debt (Continued)

        In September 2014, AerCap Trust and AerCap Ireland Capital Limited, co-issued $800.0 million aggregate principal amount of 5.00% senior notes (the "5.00% Notes," and together with the Acquisition Notes, the "AGAT/AICL Notes"). The proceeds from the offering were advanced to AerCap Ireland Capital Limited and were used for general corporate purposes. The final maturity date of the 5.00% Notes will be October 1, 2021.

        The AGAT/AICL Notes are guaranteed by AerCap and certain of its subsidiaries. The AGAT/AICL Notes are not subject to redemption prior to their stated maturity and there are no sinking fund requirements.

        The indenture governing the AGAT/AICL Notes contains customary covenants that, among other things, restrict our, and our restricted subsidiaries', ability to (i) incur liens on assets; (ii) declare or pay dividends or acquire or retire shares of our capital share during certain events of default; (iii) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries; (iv) make investments in or transfer assets to non-restricted subsidiaries; and (v) consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets. The indenture also provides for customary events of default, including, but not limited to, the failure to pay scheduled principal and interest payments on the notes, the failure to comply with covenants and agreements specified in the indenture, the acceleration of certain other indebtedness resulting from non-payment of that indebtedness and certain events of insolvency. If any event of default occurs, any amount then outstanding under the indenture may immediately become due and payable.

        Redemption of Unsecured Notes:    We may redeem each series of our unsecured notes, in whole or in part, at any time at a price equal to 100% of the aggregate principal amount plus the applicable "make-whole" premium plus accrued and unpaid interest, if any, to the redemption date. The "make-whole" premium is the excess of:

  (1)
  the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such note through the stated maturity date of the notes (excluding accrued but unpaid interest to the redemption date), discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 50 basis points; over

  (2)
  the principal amount of the notes to be redeemed.

Export Credit Facilities

2004 Airbus ECA Facility

        In 1999 and 2004, ILFC entered into ECA facility agreements through certain wholly-owned subsidiaries. The 1999 and 2004 ECA facilities were used to fund purchases of certain Airbus family aircraft through 2001 and 2010, respectively. Each aircraft purchased was financed by a ten-year fully amortizing loan. New financings are no longer available under either ECA facility. The obligations of the subsidiary borrower were originally guaranteed by ILFC, and upon consummation of the AerCap Transaction, AerCap and certain of its subsidiaries were added as additional guarantors.

        As of December 31, 2014, approximately $1.04 billion was outstanding under the 2004 ECA facility and no loans were outstanding under the 1999 ECA facility.

        In February 2015, we entered into an amendment to the 2004 ECA facility allowing funds that previously were required to be segregated to be replaced by letters of credit, and releasing the security

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13. Debt (Continued)

interest in respect of certain aircraft for which the associated loans had been repaid. Prior to entering into this amendment, we were required to segregate security deposits and overhaul rentals received under the leases related to the aircraft funded under the facility to the extent amounts remained outstanding under the relevant aircraft loan. The segregated funds were deposited into separate accounts pledged to and controlled by the security trustee of the 2004 ECA facility.

        We must register mortgages on certain aircraft funded under the 2004 ECA facility in the local jurisdictions in which the respective aircraft are registered. The mortgages are required to be filed only with respect to aircraft that have outstanding loan balances.

2012 Ex-Im Capital Markets Facility

        On December 19, 2012, ILFC issued through a consolidated entity pre-funded amortizing notes with an aggregate principal amount of $287.0 million. The notes mature in January 2025 and scheduled principal payments commenced in April 2013. The notes bear interest at a rate per annum equal to 1.492%. During the year ended December 31, 2013, ILFC used the proceeds from the notes to finance two Boeing 777-300ER aircraft, which serve as collateral for the notes. Upon consummation of the AerCap Transaction, AerCap and certain of its other subsidiaries guaranteed the Ex-Im financings. The Ex-Im financings are also guaranteed by the Export-Import Bank of the United States.

Senior Secured Notes

        In August 2010, ILFC issued $3.9 billion of senior secured notes (the "Senior Secured Notes"), with $1.35 billion that matured in September 2014 and bore interest of 6.5%, $1.275 billion maturing in September 2016 and bearing interest of 6.75%, and $1.275 billion maturing in September 2018 and bearing interest of 7.125%. Upon consummation of the AerCap Transaction, AerCap Trust became the successor issuer under the indenture governing the Senior Secured Notes. ILFC also agreed to continue to be a co-obligor. In addition, AerCap and certain of its other subsidiaries became guarantors of the Senior Secured Notes. We can redeem the Senior Secured Notes at any time prior to their maturity, subject to a penalty of the greater of 1% of the outstanding principal amount and a "make-whole" premium. There is no sinking fund for the Senior Secured Notes.

        The Senior Secured Notes are secured by a designated pool of aircraft, initially consisting of 174 aircraft and cash collateral when required. In addition, two of our subsidiaries, which either own or hold leases attached to the aircraft included in the pool securing the Senior Secured Notes, have guaranteed the notes. Following repayment of the $1.35 billion on the 6.5% Senior Secured Notes due 2014, certain collateral was released, and as of December 31, 2014, 146 aircraft secured the notes.

        The indenture and the aircraft mortgage and security agreement governing the Senior Secured Notes contain customary covenants that, among other things, restrict our and our restricted subsidiaries' ability to (i) create liens; (ii) sell, transfer or otherwise dispose of the assets serving as collateral for the Senior Secured Notes; (iii) declare or pay dividends or acquire or retire shares of our capital share during certain events of default; (iv) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries; and (v) make investments in or transfer assets to non-restricted subsidiaries.

        The indenture also restricts our and the subsidiary guarantors' ability to consolidate, merge, sell or otherwise dispose of all, or substantially all, of our assets. The indenture also provides for customary events of default, including but not limited to, the failure to pay scheduled principal and interest payments on the notes, the failure to comply with covenants and agreements specified in the indenture, the acceleration of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Debt (Continued)

certain other indebtedness resulting from non-payment of that indebtedness, and certain events of insolvency. If any event of default occurs, any amount then outstanding under the Senior Secured Notes may immediately become due and payable.

Institutional Secured Term Loans

Hyperion Facility

        In March 2014, one of ILFC's indirect, wholly-owned subsidiaries entered into a secured term loan agreement in the amount of $1.5 billion. The loan bears interest at LIBOR plus a margin of 2.75% with a 0.75% LIBOR floor, or, if applicable, a base rate plus a margin of 1.75%. The loan matures in March 2021. We can voluntarily prepay the loan at any time, subject to certain conditions.

        The obligations of the subsidiary borrower were originally guaranteed by ILFC and certain of its subsidiaries, and upon consummation of the AerCap Transaction, AerCap and certain of its subsidiaries were added as additional guarantors.

        The loan is secured by the equity interests in the borrower and certain SPE subsidiaries of the borrower. The SPEs hold title to 84 aircraft with an appraised value of approximately $2.28 billion as of December 31, 2014, representing a loan-to-value ratio of approximately 65.7%. The loan requires a loan-to-value ratio of no more than 70%. If the maximum loan-to-value ratio is exceeded, we will be required to prepay portions of the outstanding loans, deposit an amount in the cash collateral account or transfer additional aircraft to SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than 70%.

        The loan contains customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of the guarantors, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates.

Vancouver Facility

        In February 2012, one of ILFC's indirect, wholly-owned subsidiaries entered into a secured term loan agreement in the amount of $900.0 million. In April 2013, ILFC amended the agreement and simultaneously prepaid $150.0 million of the outstanding principal amount. The remaining outstanding principal amount of $750.0 million bears interest at an annual rate of LIBOR plus 2.75%, with a LIBOR floor of 0.75%, or, if applicable, a base rate plus a margin of 1.75%. The loan initially bore interest at LIBOR plus a margin of 4.0% with a 1.0% LIBOR floor, or, if applicable, a base rate plus a margin of 3.0%. The loan matures in June 2017. We can voluntarily prepay the loan at any time, subject to certain conditions.

        The obligations of the subsidiary borrower were originally guaranteed by ILFC and certain of its subsidiaries, and upon consummation of the AerCap Transaction, AerCap and certain of its subsidiaries were added as additional guarantors.

        The loan is secured by the equity interests in certain SPEs of the subsidiary borrower. The SPEs initially held title to 62 aircraft with an appraised value of approximately $1.66 billion as of December 31, 2011, equaling an initial loan-to-value ratio of approximately 54%. After giving effect to the 2013 amendment, certain collateral that had served as security for the secured term loan was released. As of

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13. Debt (Continued)

December 31, 2014, the SPEs collectively own a portfolio of 56 aircraft with an appraised value of approximately $1.23 billion, equaling a loan-to-value ratio of approximately 61.2%. The loan requires a loan-to-value ratio of no more than 63%. If the maximum loan-to-value ratio is exceeded, we will be required to prepay a portion of the outstanding loan, deposit an amount in the cash collateral account or transfer additional aircraft to SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than 63%.

        The loan contains customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of the guarantors, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates.

Temescal Facility

        In March 2011, one of ILFC's indirect, wholly-owned subsidiaries entered into a secured term loan agreement with lender commitments in the amount of approximately $1.3 billion, which was subsequently increased to approximately $1.5 billion. As of December 31, 2014, approximately $1.1 billion was outstanding. The loan bears interest at LIBOR plus a margin of 2.75%, or, if applicable, a base rate plus a margin of 1.75%. The loan matures in March 2018. We can voluntarily prepay the loan at any time, subject to certain conditions.

        The obligations of the subsidiary borrower were originally guaranteed by ILFC and certain of its subsidiaries, and upon consummation of the AerCap Transaction, AerCap and certain of its subsidiaries were added as additional guarantors.

        The loan is secured by a portfolio of 54 aircraft and the equity interests in certain SPEs that own the pledged aircraft. The 54 aircraft had an initial appraised value of approximately $2.4 billion, representing a loan-to-value ratio of approximately 65%. The subsidiary borrower is required to maintain compliance with a maximum loan-to-value ratio, which declines over time, as set forth in the term loan agreement. If the maximum loan-to-value ratio is exceeded, we will be required to prepay portions of the outstanding loans, deposit an amount in the cash collateral account or transfer additional aircraft to the SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than the maximum loan-to-value ratio.

        The loan facility contains customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of the guarantors, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates.

AeroTurbine Revolving Credit Agreement

        In November 2014, AeroTurbine entered into an amended and restated credit facility providing for a maximum aggregate available amount of $550.0 million, subject to availability determined by a calculation utilizing AeroTurbine's aircraft assets and accounts receivable. As of December 31, 2014, AeroTurbine had approximately $302.1 million outstanding under the facility. Borrowings under the facility bear interest determined, with certain exceptions, based on LIBOR plus a margin of 2.5%. The facility will expire in November 2019.

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13. Debt (Continued)

        AeroTurbine's obligations under the facility are guaranteed by AerCap and certain of its subsidiaries, including AeroTurbine's subsidiaries (subject to certain exclusions). AeroTurbine's obligations are secured by substantially all of the assets of AeroTurbine and its subsidiary guarantors.

        The credit agreement contains customary events of default and covenants, including certain financial covenants. Additionally, the credit agreement imposes limitations on AeroTurbine's ability to pay dividends to us (other than dividends payable solely in common share).

Camden Facility

        In March 2012, one of ILFC's indirect, wholly-owned subsidiaries entered into a $203 million term loan facility that was used to finance seven Boeing 737-800s. The principal of each senior loan issued under the facility will partially amortize over six years, with the remaining principal payable at the maturity date. At December 31, 2014, approximately $155.2 million was outstanding and the average interest rate on the loans was 4.73%. The loans are non-recourse to ILFC except under limited circumstances and are secured by the purchased aircraft and lease receivables. The subsidiary borrower can voluntarily prepay the loans at any time subject to a 1% prepayment fee prior to March 30, 2015. In March 2013, ILFC amended certain financial covenants under this term loan facility. The subsidiary borrower under the term loan facility is prohibited from: incurring additional debt; incurring additional capital expenditures; hiring employees; and negatively pledging the assets securing the facility. Upon consummation of the AerCap Transaction, AerCap and certain of its subsidiaries guaranteed certain obligations under the term loan.

Subordinated Debt

ECAPS Subordinated Notes

        In December 2005, ILFC issued two tranches of subordinated notes in an aggregate principal amount of $1.0 billion. The $400.0 million tranche has a call option date of December 21, 2015 and has a fixed interest rate of 6.25% until the 2015 call option date. If we do not exercise the call option, the interest rate will change to a floating rate, reset quarterly, based on a margin of 1.80% plus the highest of three-month LIBOR, 10-year constant maturity treasury, and 30-year constant maturity treasury. We can call the $600.0 million tranche at any time. The interest rate on the $600.0 million tranche is a floating rate with a margin of 1.55% plus the highest of three-month LIBOR, 10-year constant maturity treasury, and 30-year constant maturity treasury. The interest rate resets quarterly. As of December 31, 2014, the interest rate was 4.37%.

        In July 2013, ILFC amended the financial tests in both tranches of notes by changing the method of calculating the ratio of equity to total managed assets and the minimum fixed charge coverage ratio, making it less likely that we will fail to comply with such financial tests. Failure to comply with these financial tests will result in a "mandatory trigger event". If a mandatory trigger event occurs and we are unable to raise sufficient capital in a manner permitted by the terms of the subordinated debt to cover the next interest payment on the subordinated debt, a "mandatory deferral event" will occur, requiring us to defer all interest payments and prohibiting the payment of cash dividends on AerCap Trust or ILFC's capital share or its equivalent until both financial tests are met or we have raised sufficient capital to pay all accumulated and unpaid interest on the subordinated debt. Mandatory trigger events and mandatory deferral events are not events of default under the indenture governing the subordinated debt.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Debt (Continued)

        Upon consummation of the AerCap Transaction, the notes were assumed by AerCap Trust, and AerCap and certain of its subsidiaries became guarantors. ILFC remains a co-obligor under the indentures governing the notes.

Unsecured Revolving Credit Facilities

Citi Revolving Credit Facility

        In March 2014, AerCap Ireland Capital Limited entered into a $2.75 billion four-year senior unsecured revolving credit facility (the "Citi Revolver"), which became effective upon the closing of the AerCap Transaction. The facility has an accordion feature option permitting increases to a maximum size of $4.0 billion. The facility matures in May 2018. The Citi Revolver replaced the $2.3 billion three-year senior unsecured revolving credit facility entered into by ILFC in October 2012, which was simultaneously terminated. The obligations under the Citi Revolver are guaranteed by AerCap and certain of its subsidiaries, including AerCap Trust and ILFC.

        In September 2014, AerCap Ireland Capital Limited increased the size of the facility to $2.925 billion and in October 2014, AerCap Ireland Capital Limited further increased the size of the facility to $2.955 billion.

        As of December 31, 2014, the facility was undrawn.

AIG Revolving Credit Facility

        In December 2013, AerCap Ireland Capital Limited entered into a $1.0 billion five-year senior unsecured revolving credit facility (the "AIG Revolver"), with AIG as lender and administrative agent, which became effective upon the consummation of the AerCap Transaction. The facility matures on May 14, 2019. The obligations under the AIG Revolver are guaranteed by AerCap and certain of its subsidiaries, including AerCap Trust and ILFC.

        As of December 31, 2014, there were no loans outstanding under the facility.

Loss on Extinguishment of Debt

        2013.    During the year ended December 31, 2013, we prepaid in full our $550 million secured term loan originally scheduled to mature in April 2016, the total outstanding under both tranches of the $106.0 million secured financing, and the total outstanding under the $55.4 million secured financing, and prepaid $150 million of the outstanding principal amount of our secured term loan due June 30, 2017. In connection with these prepayments, we recognized charges aggregating $17.7 million from the write off of unamortized deferred financing costs and deferred debt discount.

        2012.    During the year ended December 31, 2012, we prepaid the remaining $456.9 million outstanding under our secured credit facility dated October 13, 2006. We also prepaid in full our $750 million secured term loan and we refinanced our $550 million secured term loan at a lower interest rate. In connection with these prepayments and refinancing, we recognized charges aggregating $22.9 million from the write off of unamortized deferred financing costs and deferred debt discount.

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13. Debt (Continued)

Other

        Under the terms of our subordinated debt, we may be restricted from paying cash dividends on our capital stock in the future if we fail to comply with certain covenants, as described above under "—ECAPS Subordinated Notes."

Predecessor

        Predecessor debt financing was comprised of the following at December 31, 2013:

December 31, 2013
(Dollars in thousands)
Secured
Senior secured bonds	$3,900,000
ECA and Ex-Im financings	1,746,144
Secured bank debt(a)	1,811,705
Institutional secured term loans	750,000
Less: Deferred debt discount(b)	(5,058)

8,202,791
Unsecured
Bonds and medium-term notes	12,269,522
Less: Deferred debt discount(b)	(31,456)

12,238,066

Total Senior Debt Financings	20,440,857
Subordinated debt	1,000,000

$21,440,857

(a)
Of these amounts, $173.5 million (2013) was non-recourse to ILFC. These secured financings were incurred by VIEs, and consolidated into Predecessor consolidated financial statements.

(b)
During the year ended December 31, 2013, Predecessor recorded a $19.5 million adjustment to correct and fully align amortization of deferred debt issue costs and debt discounts in prior periods with the effective interest method, of which $4.4 million related to debt discounts and is reflected herein. See Note 1—Basis of Preparation.

        For some of our secured debt financings, we created direct and indirect wholly-owned subsidiaries for the purpose of purchasing and holding title to aircraft, and we pledged the equity of those subsidiaries as collateral. These subsidiaries have been designated as non-restricted subsidiaries under our indentures and meet the definition of a VIE. We have determined that we are the PB of such VIEs and, accordingly, we consolidate such entities into Predecessor consolidated financial statements. See Note 25—Variable Interest Entities for more information on VIEs.

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13. Debt (Continued)

        The following table presents information regarding the collateral provided for our secured debt at December 31, 2013:

	As of December 31, 2013
	Debt Outstanding	Net Book Value	Number of Aircraft
	(Dollars in thousands)
Senior secured bonds	$3,900,000	$5,864,796	174
ECA and Ex-Im financings	1,746,144	4,938,321	118
Secured bank debt(a)	1,811,705	2,591,814	61
Institutional secured term loans	750,000	1,266,438	52

Total	$8,207,849	$14,661,369	405

(a)
Amounts represent net book value and number of aircraft securing ILFC secured bank term debt and do not include the book value or number of AeroTurbine assets securing the AeroTurbine revolving credit agreement, under which $380.5 million is included in the total debt outstanding. ILFC guarantees the AeroTurbine revolving credit agreement on an unsecured basis.

Senior Secured Bonds

        On August 20, 2010, we issued $3.9 billion of senior secured notes, with $1.35 billion maturing in September 2014 and bearing interest of 6.5%, $1.275 billion maturing in September 2016 and bearing interest of 6.75%, and $1.275 billion maturing in September 2018 and bearing interest of 7.125%. The notes are secured by a designated pool of aircraft, initially consisting of 174 aircraft, together with the attached leases and all related equipment, and cash collateral when required. In addition, two of our subsidiaries, which either own or hold leases attached to the aircraft included in the pool securing the notes, have guaranteed the notes. We can redeem the notes at any time prior to their maturity, provided we give notice between 30 to 60 days prior to the intended redemption date and subject to a penalty of the greater of 1% of the outstanding principal amount and a "make-whole" premium. There is no sinking fund for the notes.

        The indenture and the aircraft mortgage and security agreement governing the senior secured notes contain customary covenants that, among other things, restrict our and our restricted subsidiaries' ability to: (i) create liens; (ii) sell, transfer or otherwise dispose of the assets serving as collateral for the senior secured notes; (iii) declare or pay dividends or acquire or retire shares of our capital stock during certain events of default; (iv) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries and (v) make investments in or transfer assets to non-restricted subsidiaries. The indenture also restricts our and the subsidiary guarantors' ability to consolidate, merge, sell or otherwise dispose of all, or substantially all, of our assets.

        The indenture provides for customary events of default, including but not limited to, the failure to pay scheduled principal and interest payments on the notes, the failure to comply with covenants and agreements specified in the indenture, the acceleration of certain other indebtedness resulting from non-payment of that indebtedness, and certain events of insolvency. If any event of default occurs, any amount then outstanding under the senior secured notes may immediately become due and payable.

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13. Debt (Continued)

ECA Financings

        We entered into ECA facility agreements in 1999 and 2004 through certain direct and indirect wholly owned subsidiaries that have been designated as non-restricted subsidiaries under our indentures. The 1999 and 2004 ECA facilities were used to fund purchases of Airbus aircraft through 2001 and 2010, respectively. Each aircraft purchased was financed by a ten-year fully amortizing loan. New financings are no longer available to us under either ECA facility.

        As of December 31, 2013, approximately $1.5 billion was outstanding under the 2004 ECA facility and no loans were outstanding under the 1999 ECA facility. The interest rates on the loans outstanding under the 2004 ECA facility are either fixed or based on LIBOR and ranged from 0.316% to 4.711% at December 31, 2013. The loans are guaranteed by various European ECAs. We have collateralized the debt with pledges of the shares of wholly owned subsidiaries that hold title to the aircraft financed under the facilities. The 2004 ECA facility contains customary events of default and restrictive covenants.

        The 2004 ECA facility requires us to segregate security deposits, overhaul rentals and rental payments received under the leases related to the aircraft funded under the 2004 ECA facility (segregated rental payments are used to make scheduled principal and interest payments on the outstanding debt). The segregated funds are deposited into separate accounts pledged to and controlled by the security trustee of the 2004 ECA facility. At December 31, 2013, we had segregated security deposits, overhaul rentals and rental payments aggregating approximately $450.4 million related to aircraft funded under the 2004 ECA facility. The segregated amounts fluctuate with changes in security deposits, overhaul rentals, rental payments and principal and interest payments related to the aircraft funded under the 2004 ECA facility. In addition, if a default resulting in an acceleration of the obligations under the 2004 ECA facility were to occur, pursuant to the cross-collateralization agreement described below, we would have to segregate lease payments, overhaul rentals and security deposits received after such acceleration event occurred from the leases relating to all the aircraft funded under the 1999 ECA facility that remain as collateral, even though those aircraft are no longer subject to a loan at December 31, 2013.

        In addition, we must register the existing individual mortgages on certain aircraft funded under both the 1999 and 2004 ECA facilities in the local jurisdictions in which the respective aircraft are registered. The mortgages are only required to be filed with respect to aircraft that have outstanding loan balances or otherwise as agreed in connection with the cross-collateralization agreement described below.

        We have cross-collateralized the 1999 ECA facility with the 2004 ECA facility. As part of such cross-collateralization we (i) guaranteed the obligations under the 2004 ECA facility through our subsidiary established to finance Airbus aircraft under the 1999 ECA facility; (ii) granted mortgages over certain aircraft financed under the 1999 ECA facility and security interests over other collateral related to the aircraft financed under the 1999 ECA facility to secure the guaranty obligation; (iii) must maintain a loan-to-value ratio (aggregating the aircraft from the 1999 ECA facility and the 2004 ECA facility) of no more than 50%, in order to release liens (including the liens incurred under the cross-collateralization agreement) on any aircraft financed under the 1999 or 2004 ECA facilities or other assets related to the aircraft; and (iv) agreed to apply proceeds generated from certain disposals of aircraft to obligations under the 2004 ECA facility.

        On May 8, 2013, we amended our 2004 ECA facility, effective immediately, to remove the minimum consolidated tangible net worth covenant. In addition, the amendment made permanent the requirement

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13. Debt (Continued)

to segregate funds and to register individual mortgages in local jurisdictions. Prior to the amendment, this requirement would have fallen away if our long-term debt ratings rose above a certain level.

Ex-Im Financings

        On December 19, 2012, through a consolidated entity, we issued pre-funded amortizing notes with an aggregate principal amount of $287.0 million. The notes mature in January 2025 and scheduled principal payments commenced in April 2013. The notes are guaranteed by the Export-Import Bank of the United States and bear interest at a rate per annum equal to 1.492%. During the year ended December 31, 2013, we used the proceeds from the notes to finance two Boeing 777-300ER aircraft, which serve as collateral for the notes.

Secured Bank Debt

        2011 Secured Term Loan.    On March 30, 2011, one of our indirect, wholly owned subsidiaries entered into a secured term loan agreement with lender commitments in the amount of approximately $1.3 billion, which was subsequently increased to approximately $1.5 billion. As of December 31, 2013, approximately $1.3 billion was outstanding under this agreement. The loan matures on March 30, 2018. The loan bears interest at LIBOR plus a margin of 2.75%, or, if applicable, a base rate plus a margin of 1.75%. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by ILFC and on a secured basis by certain wholly owned subsidiaries of the subsidiary borrower. The security granted includes a portfolio of 54 aircraft, together with the attached leases and all related equipment, and the equity interests in certain SPEs that own the pledged aircraft, attached leases, and related equipment. The 54 aircraft had an initial aggregate appraised value, as defined in the loan agreement, of approximately $2.4 billion, which equaled a loan-to-value ratio of approximately 65%. The subsidiary borrower, subsidiary guarantors and SPEs have been designated as non-restricted subsidiaries under our indentures.

        The subsidiary borrower is required to maintain compliance with a maximum loan-to-value ratio, which declines over time, as set forth in the term loan agreement. If the subsidiary borrower does not maintain compliance with the maximum loan-to-value ratio, it will be required to prepay portions of the outstanding loans, deposit an amount in the cash collateral account or transfer additional aircraft to the SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than the maximum loan-to-value ratio.

        The subsidiary borrower can voluntarily prepay the loan at any time. The loan facility contains customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of ILFC, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates.

        AeroTurbine Revolving Credit Agreement.    AeroTurbine has a credit facility that expires on December 9, 2015 and provides for a maximum aggregate available amount of $430 million, subject to availability under a borrowing base calculated based on AeroTurbine's aircraft assets and accounts receivable. AeroTurbine has the option to increase the aggregate amount available under the facility by an additional $70 million, either by adding new lenders or allowing existing lenders to increase their commitments if they choose to do so. Borrowings under the facility bear interest determined, with certain exceptions, based on LIBOR plus a margin of 3.0%. AeroTurbine's obligations under the facility are

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13. Debt (Continued)

guaranteed by ILFC on an unsecured basis and by AeroTurbine's subsidiaries (subject to certain exclusions) and are secured by substantially all of the assets of AeroTurbine and its subsidiary guarantors. The credit agreement contains customary events of default and covenants, including certain financial covenants. Additionally, the credit agreement imposes limitations on AeroTurbine's ability to pay dividends to us (other than dividends payable solely in common stock). As of December 31, 2013, AeroTurbine had approximately $380.5 million outstanding under the facility.

        Secured Commercial Bank Financings.    In May 2009, ILFC provided $39.0 million of subordinated financing to an indirect, wholly owned subsidiary that has been designated as non-restricted under our indentures. The entity used these funds and an additional $106.0 million borrowed from third parties to purchase an aircraft, which it leases to an airline. The loans had original maturity dates in May 2018 with interest rates based on LIBOR. On January 16, 2013, the subsidiary repaid both loans in full. In connection with the prepayment of these loans, we recognized losses aggregating $1.7 million from the write off of unamortized deferred financing costs.

        In June 2009, ILFC borrowed $55.4 million through an indirect, wholly owned subsidiary that had been designated as non-restricted, under our indentures and that owns one aircraft leased to an airline. The loan partly amortized over five years with the remaining $27.5 million originally due in 2014 and the interest rate was fixed at 6.58%. On March 20, 2013, we repaid the loan in full. In connection with the prepayment of this loan, we recognized losses aggregating $0.8 million from the write off of unamortized deferred financing costs.

        In March 2012, one of our indirect, wholly owned subsidiaries that had been designated as non-restricted under our indentures entered into a $203 million term loan facility that was used to finance seven Boeing 737-800s. The principal of each senior loan issued under the facility will partially amortize over six years, with the remaining principal payable at the maturity date. At December 31, 2013, approximately $173.5 million was outstanding and the average interest rate on the loans was 4.73%. The loans are non-recourse to ILFC except under limited circumstances and are secured by the purchased aircraft and lease receivables. The subsidiary borrower can voluntarily prepay the loans at any time subject to a 1% prepayment fee between March 30, 2014 and March 30, 2015. On March 29, 2013, we amended certain financial covenants under our $203 million term loan facility. The subsidiary borrower under the $203 million term loan facility is prohibited from: (i) incurring additional debt; (ii) incurring additional capital expenditures; (iii) hiring employees; and (iv) negatively pledging the assets securing the facility.

Institutional Secured Term Loans

        In 2012, we entered into the following term loans:

  •
  Secured Term Loan 2012-1: On February 23, 2012, one of our indirect, wholly owned subsidiaries that had been designated as non-restricted under our indentures entered into a secured term loan agreement in the amount of $900 million. The loan matures on June 30, 2017, and initially bore interest at LIBOR plus a margin of 4.0% with a 1.0% LIBOR floor, or, if applicable, a base rate plus a margin of 3.0%. On April 5, 2013, we amended this secured term loan and simultaneously prepaid $150 million of the outstanding principal amount. In connection with the partial prepayment of this secured term loan, we recognized losses aggregating approximately $2.9 million from the write off of unamortized deferred financing costs. The remaining outstanding principal amount of $750 million now bears interest at an annual rate of LIBOR plus 2.75%, with a LIBOR

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Debt (Continued)

    floor of 0.75%, or, if applicable, a base rate plus a margin of 1.75%. The obligations of the subsidiary borrower are guaranteed on an unsecured basis by ILFC and on a secured basis by certain wholly owned subsidiaries of the subsidiary borrower. The security granted includes the equity interests in certain SPEs of the subsidiary borrower that have been designated as non-restricted under our indentures. The SPEs initially held title to 62 aircraft, together with the attached leases and all related equipment, with an aggregate appraised value, as defined in the loan agreement, of approximately $1.66 billion as of December 31, 2011, equaling an initial loan-to-value ratio of approximately 54%. After giving effect to the amendment, certain collateral that had served as security for the secured term loan was released. As of December 31, 2013, the SPEs collectively own a portfolio of 52 aircraft, together with the attached leases and all related equipment, with an aggregated appraised value of $1.22 billion, equaling a loan-to-value ratio of approximately 61.5%. The loan requires a loan-to-value ratio of no more than 63%. If the subsidiary borrower does not maintain compliance with the maximum loan-to-value ratio, it will be required to prepay a portion of the outstanding loan, deposit an amount in the cash collateral account or transfer additional aircraft to SPEs, subject to certain concentration criteria, so that the ratio is equal to or less than the maximum loan-to-value ratio. The principal of the loan is payable in full at maturity with no scheduled amortization. We can voluntarily prepay the loan at any time. The loan contains customary covenants and events of default, including covenants that limit the ability of the subsidiary borrower and its subsidiaries to incur additional indebtedness and create liens, and covenants that limit the ability of ILFC, the subsidiary borrower and its subsidiaries to consolidate, merge or dispose of all or substantially all of their assets and enter into transactions with affiliates.

  •
  Secured Term Loan 2012-2: On April 12, 2012, one of our indirect, wholly owned subsidiaries that had been designated as non-restricted under our indentures entered into a secured term loan agreement in the amount of $550 million. The loan had an original maturity date of April 12, 2016, and bore interest at LIBOR plus a margin of 3.75% with a 1% LIBOR floor. The obligations of the subsidiary borrower were guaranteed on an unsecured basis by ILFC and on a secured basis by certain wholly owned subsidiaries of the subsidiary borrower. We prepaid this loan in full on May 30, 2013, and in connection with the prepayment, we recognized losses aggregating approximately $12.3 million from the write-off of unamortized deferred discount and financing costs.

Unsecured Bonds and Medium-Term Notes

        Shelf Registration Statement.    Predecessor had an effective shelf registration statement filed with the SEC. We had an unlimited amount of debt securities registered for sale under the shelf registration statement.

        At December 31, 2013, we had issued unsecured notes with an aggregate principal amount outstanding of approximately $9.5 billion under our current and previous shelf registration statements, including $750 million of 3.875% notes due 2018 and $500 million of 4.625% notes due 2021, each issued in March 2013; and $550 million of floating rate notes due 2016, issued in May 2013. The floating rate notes bear interest at three-month LIBOR plus a margin of 1.95%, with the interest rate resetting quarterly. At December 31, 2013, the interest rate was 2.193%. The debt securities outstanding under our shelf registration statements mature through 2022 and the fixed rate notes bear interest at rates ranging from 3.875% to 8.875%. The notes are not subject to redemption prior to their stated maturity and there are no sinking fund requirements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Debt (Continued)

        Other Senior Notes.    On March 22, 2010 and April 6, 2010, we issued a combined $1.25 billion aggregate principal amount of 8.625% senior notes due September 15, 2015, and $1.5 billion aggregate principal amount of 8.750% senior notes due March 15, 2017, pursuant to an indenture dated as of March 22, 2010. The notes are not subject to redemption prior to their stated maturity and there are no sinking fund requirements.

        The indentures governing our unsecured notes contain customary covenants that, among other things, restrict our, and our restricted subsidiaries', ability to (i) incur liens on assets; (ii) declare or pay dividends or acquire or retire shares of our capital stock during certain events of default; (iii) designate restricted subsidiaries as non-restricted subsidiaries or designate non-restricted subsidiaries; (iv) make investments in or transfer assets to non-restricted subsidiaries; and (v) consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets.

        The indentures also provide for customary events of default including, but not limited to, the failure to pay scheduled principal and interest payments on the notes, the failure to comply with covenants and agreements specified in the indenture, the acceleration of certain other indebtedness resulting from non-payment of that indebtedness and certain events of insolvency. If any event of default occurs, any amount then outstanding under the relevant indentures may immediately become due and payable.

Unsecured Revolving Credit Agreement

        2012 Credit Facility.    On October 9, 2012, we entered into a $2.3 billion three-year unsecured revolving credit facility with a group of 10 banks that expires on October 9, 2015. Our revolving credit facility provides for interest rates based on either a base rate or LIBOR plus a margin, currently 2.00%, determined by reference to our ratio of consolidated indebtedness to shareholders' equity. The credit agreement contains customary events of default and restrictive covenants that, among other things, limit our ability to incur liens and transfer or sell assets. The credit agreement also contains financial covenants that require us to maintain a minimum interest coverage ratio and a maximum ratio of consolidated indebtedness to shareholders' equity. As of December 31, 2013, we had not drawn on our revolving credit facility.

        In connection with our pending sale to AerCap, on January 28, 2014, we amended our $2.3 billion revolving credit facility. The amendment will only become effective upon the occurrence of certain conditions, including the consummation of the pending sale of us to AerCap. As part of the amendments to our revolving credit facility, AerCap and certain of its subsidiaries will be required to guarantee our obligations under the revolving credit facility and the cross-default provision will extend to defaults on certain indebtedness of AerCap or any of its subsidiaries that are guarantors at such time under the revolving credit agreement. The amendments to the revolving credit facility also add financial covenants and revise other financial and restrictive covenants. The new and revised financial covenants will be measured on a consolidated basis for AerCap and its subsidiaries.

Subordinated Debt

        In December 2005, we issued two tranches of subordinated debt totaling $1.0 billion. Both tranches mature on December 21, 2065. The $400 million tranche has a call option date of December 21, 2015. The $400 million tranche has a fixed interest rate of 6.25% until the 2015 call option date. If we do not exercise the call option, the interest rate will change to a floating rate, reset quarterly, based on a margin of 1.80% plus the highest of (i) 3 month LIBOR; (ii)  10-year constant maturity treasury; and (iii) 30-year constant

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Debt (Continued)

maturity treasury. We can call the $600 million tranche at any time. The interest rate on the $600 million tranche is a floating rate with a margin of 1.55% plus the highest of (i) 3 month LIBOR; (ii)10-year constant maturity treasury; and (iii) 30-year constant maturity treasury. The interest rate resets quarterly. At December 31, 2013, the interest rate was 5.46%. If we choose to redeem the $600 million tranche, we must pay 100% of the principal amount of the bonds being redeemed, plus any accrued and unpaid interest to the redemption date. If we choose to redeem only a portion of the outstanding bonds, at least $50 million principal amount of the bonds must remain outstanding.

        Under the terms of the subordinated debt, failure to comply with a financial test requiring a minimum ratio of equity to total managed assets and a minimum fixed charge coverage ratio will result in a "mandatory trigger event". If a mandatory trigger event occurs and we are unable to raise sufficient capital through capital contributions from AIG or the sale of our stock (in the manner permitted by the terms of the subordinated debt) to cover the next interest payment on the subordinated debt, a "mandatory deferral event" will occur. If a mandatory deferral event occurs, we would be required to defer all interest payments on the subordinated debt and be prohibited from paying cash dividends on our capital stock (including our market auction preferred stock) until we are in compliance with both financial tests or have raised sufficient capital to pay all accumulated and unpaid interest on the subordinated debt. Mandatory trigger events and mandatory deferral events are not events of default under the indenture governing the subordinated debt.

        On July 25, 2013, we amended the financial tests in both tranches of subordinated debt after a majority of the holders of the subordinated debt consented to such amendments. The financial tests were amended by (i) replacing the definition of "Tangible Equity Amount" used in calculating our ratio of equity to total managed assets with a definition for "Total Equity Amount" that does not exclude intangible assets from our total stockholders' equity as reflected on our consolidated balance sheet, and (ii) amending the calculation of the earnings portion of our minimum fixed charge coverage ratio by replacing the definition of "Adjusted Earnings Before Interest and Taxes" used in calculating such ratio with a definition for "Adjusted EBITDA" that excludes, among other items, interest, taxes, depreciation, amortization, all impairment charges and loss on extinguishment of debt. These amendments make it less likely that we will fail to comply with such financial tests.

14. Security Deposits on Aircraft, Deferred Overhaul Rental and Other Customer Deposits

        Security deposits, deferred overhaul rental and other customer deposits for the Predecessor were comprised of the following at December 31, 2013:

Predecessor
(Dollars in thousands)	December 31, 2013
Security deposits paid by lessees	$1,065,719
Deferred overhaul rentals	882,422
Rents received in advance and straight-line rents	460,785
Other customer deposits	229,068

$2,637,994

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Income Taxes

Successor

        The Successor, a Delaware statutory trust, is a pass-through entity that is not subject to tax in the U.S. or Ireland. Rather, its beneficiaries AerCap Ireland Capital Limited and ILFC, are subject to tax. As the majority of the Successor's income and expense is subject to tax by AerCap Ireland Capital Limited, an Irish limited company, the Successor is presented as an Irish tax resident whose earnings are subject to Irish corporate income tax.

        The Successor's effective tax rate for the period beginning February 5, 2014 and ending December 31, 2014, was 15.6%. The Successor's effective tax rate is lower than the Predecessor's primarily due to the effect of the Reorganization, which resulted in the majority of the Successor's earnings now being taxed at the lower Irish income tax rate. See Note 3—AerCap Transaction.

        The following table presents Successor income before income taxes for the locations in which such pre-tax income was earned or incurred.

Successor
(Dollars in thousands)	Period beginning February 5, 2014 and ending December 31, 2014
U.S.	$60,212
Ireland	752,894
Other non-U.S.	2,224

Total	$815,330

        The provision for income taxes is comprised of the following:

Successor
(Dollars in thousands)	Period beginning February 5, 2014 and ending December 31, 2014
Current:
Ireland	$229
U.S.	15,553
Other non-U.S.	488

16,270
Deferred:
Ireland	92,756
U.S.	18,413
Other non-U.S.	77

111,246

$127,516

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Income Taxes (Continued)

        The net deferred tax liability consists of the following:

Successor
(Dollars in thousands)	December 31, 2014
Deferred Tax Liabilities:
Accelerated depreciation on flight equipment	$376,302
Intangibles	36,960
Other	16,709

Total deferred tax liabilities	$429,971

Deferred Tax Assets:
Estimated reimbursements of overhaul rentals	19,847
Rent received in advance	2,534
Derivatives	454
Accruals and reserves	26,532
Net operating loss carryforward and other tax attributes	256,522
Deferred losses	49,787
Other	1,683

Total deferred tax assets before valuation allowance	357,359

Valuation allowance	(61,933)

Total deferred tax assets after valuation allowance	$295,426

Net Deferred Tax Liability	$134,545

        As of December 31, 2014, before any valuation allowance, the Successor had a U.S. deferred tax asset of $66.5 million, including $3.2 million U.S. federal net operating losses, which expire in 2034. Due to the Reorganization, we do not expect to generate sufficient sources of taxable income to fully realize our deferred tax asset, and have recorded a $25.0 million partial valuation allowance.

        In addition, we have gross Irish net operating loss carryforwards of $1,749.9 million, as of December 31, 2014. Our Irish net operating loss carryforwards do not expire and were not impacted by the Reorganization. In Australia, because we do not expect to generate sufficient sources of taxable income to fully utilize our foreign net operating loss carryforwards and capital loss carryforward, we have recorded a valuation allowance against our entire deferred tax asset of $36.9 million as of December 31, 2014. Although it is reasonably possible that a change in the balance of our valuation allowance may occur within the next 12 months, based on the information currently available, we do not expect any change to be material to our consolidated financial condition.

        In making our assessment of the realization of the deferred tax assets, including net operating loss carryforwards, we considered all available evidence, including (i) the projected amount, nature and timing of the realization of deferred tax liabilities; (ii) current and projected taxable income; (iii) implications of the tax sharing agreement with AIG for the Predecessor; and (iv) tax planning strategies.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Income Taxes (Continued)

        The Successor is considered an Irish tax resident with a statutory tax rate of 12.5%. A reconciliation of the expected total provision at the statutory tax rate for income taxes to the amount recorded is as follows:

Successor
(Dollars in thousands)	Period beginning February 5, 2014 and ending December 31, 2014
Computed expected provision	$101,916
Other Foreign rate differential(a)	23,203
Other	2,397

Provision (benefit) for income taxes	$127,516

(a)
The foreign rate differential of includes earnings subject to U.S. federal and other non-Irish income taxes.

        A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Successor
(Dollars in thousands)	Period beginning February 5, 2014 and ending December 31, 2014
Unrecognized tax benefits at beginning of period	$5,421
Additions based on tax positions related to current period	7,027

Unrecognized tax benefits at end of period	$12,448

        Substantially all of the unrecognized tax benefits as of December 31, 2014, if recognized, would affect our effective tax rate. Although it is reasonably possible that a change in the balance of unrecognized tax benefits may occur within the next 12 months, based on the information currently available, we do not expect any change to be material to our consolidated financial condition. The unrecognized tax benefits and interest accrued during the Predecessor periods remain with AIG.

        Interest and penalties related to unrecognized tax benefits are recognized in income tax expense. Successor did not recognize any interest or penalties related to unrecognized tax benefits during the period beginning February 5, 2014 and ending December 31, 2014.

        We regularly evaluate adjustments proposed by taxing authorities. At December 31, 2014, such proposed adjustments would not have resulted in a material change to our consolidated financial condition, although it is possible that the effect could be material to our consolidated results of operations for an individual reporting period.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Income Taxes (Continued)

        Although we operate in various countries throughout the world, the major tax jurisdictions in which we operate in are the United States and Ireland. The Successor's U.S. corporate subsidiaries will file their first U.S. federal income tax returns for tax year 2014, which is subject to examination. In Ireland, we are subject to examination for tax years from 2010 through 2013.

  Predecessor

        The following tables present Predecessor income (loss) before income taxes by the U.S. and foreign location in which such pre-tax income (loss) income was earned or incurred.

	Predecessor
		Years Ended December 31,
	Period beginning January 1, 2014 and ending May 13, 2014
(Dollars in thousands)		2013	2012
U.S.	$128,105	$(644,050)	$19,835
Foreign	93,131	(152,434)	351,256

Total	$221,236	$(796,484)	$371,091

        Our foreign entities are generally treated as foreign disregarded entities of a U.S. corporation for U.S federal income tax purposes in the Predecessor period. Accordingly, the foreign income is also subject to U.S. federal income tax on a current basis.

        The provision (benefit) for income taxes is comprised of the following:

	Predecessor
		Years Ended December 31,
	Period beginning January 1, 2014 and ending May 13, 2014
(Dollars in thousands)		2013	2012
Current:
Federal	$(148,014)	$12,696	$23,859
State	(231)	1,284	(613)
Foreign	756	284	494

	(147,489)	14,264	23,740
Deferred:
Federal	202,933	(288,838)	(73,202)
State	1,374	(8,637)	(6,332)
Foreign	20,510	3,810	16,563

	224,817	(293,665)	(62,971)

	$77,328	$(279,401)	$(39,231)

        The Predecessor was included in the consolidated federal income tax return of AIG as well as certain state tax returns where AIG files on a combined/unitary basis. Under the tax sharing agreement with AIG, Predecessor settled the current tax liability as if the Predecessor and its subsidiaries were each a separate standalone taxpayer. Thus, AIG credited the Predecessor to the extent the net operating losses, foreign tax credits and other tax benefits (calculated on a separate return basis) were used in AIG's consolidated tax

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Income Taxes (Continued)

return and charged the Predecessor to the extent of the current tax liability (calculated on a separate return basis). Predecessor's tax sharing agreement with AIG was terminated upon consummation of the AerCap Transaction.

        The net deferred tax liability consists of the following:

Predecessor
(Dollars in thousands)	December 31, 2013
Deferred Tax Liabilities:
Accelerated depreciation on flight equipment	$4,723,639

Total deferred tax liabilities	$4,723,639

Deferred Tax Assets:
Straight-line rents	$35,315
Estimated reimbursements of overhaul rentals	312,689
Capitalized overhauls	92,325
Rent received in advance	86,558
Derivatives	3,211
Accruals and reserves	88,842
Net operating loss carryforward and other tax attributes	178,071
Investment in foreign subsidiaries	73,041
Other	14,871

Total deferred tax assets before valuation allowance	884,923

Valuation allowance	(15,736)

Total deferred tax assets after valuation allowance	$869,187

Net Deferred Tax Liability	$3,854,452

        In July 2013, the FASB issued an accounting standard that requires a liability related to unrecognized tax benefits to be presented as a reduction to the related deferred tax asset for a net operating loss carryforward or a tax credit carryforward. Predecessor adopted the standard prospectively on January 1, 2014. Prior to the adoption of the standard, U.S. federal net operating losses were generally presented gross of any unrecognized tax benefits and classified as deferred tax assets to the extent they exceeded the amount of the unrecognized tax benefit for that year. Due to the adoption of the standard, $127.4 million of Predecessor unrecognized tax benefits as of January 1, 2014 have been presented as a reduction of deferred tax assets for net operating losses instead of reported as a component within Current income taxes and other tax liabilities.

        Predecessor U.S. federal net operating losses were generally classified as deferred tax assets due to uncertainties with regard to the timing of their future utilization in the consolidated tax return of AIG. On a separate tax return basis, Predecessor had U.S. federal gross net operating loss carryforwards of $779.9 million for December 31, 2013. Predecessor's U.S. federal net operating loss carryforwards expire beginning in 2028. In addition, as of December 31, 2013, Predecessor also had gross foreign net operating loss carryforwards of $300.7 million. The foreign net operating loss carryforwards do not expire. In Australia, because Predecessor did not expect to generate sufficient sources of taxable income to fully

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Income Taxes (Continued)

utilize our foreign net operating loss carryforwards, Predecessor have recorded a valuation allowance of $15.7 million, as of December 31, 2013, resulting in a deferred tax asset, net of valuation allowance, of $0 million at December 31, 2013. Predecessor had U.S. foreign tax credits carryforwards which begin to expire in 2018 and certain state net operating loss carryforwards which begin to expire in 2026.

        In making our assessment of the realization of the deferred tax assets, including net operating loss carryforwards, we considered all available evidence, including (i) the projected amount, nature and timing of the realization of deferred tax liabilities; (ii) current and projected taxable income; (iii) implications of the tax sharing agreement with AIG for the Predecessor; and (iv) tax planning strategies.

        A reconciliation of the expected total provision at the statutory tax rate for income taxes to the amount recorded is as follows:

	Predecessor
		Years Ended December 31,
	Period beginning January 1, 2014 and ending May 13, 2014
(Dollars in thousands)		2013	2012
Computed expected provision at 35%	$77,433	$(278,769)	$129,882
State income tax, net of Federal	743	(4,780)	(4,514)
IRS audit adjustments and interest	1,044	(485)	(2,802)
Tax basis adjustment	—	914	(162,639)
Other	(1,892)	3,719	842

Provision (benefit) for income taxes	$77,328	$(279,401)	$(39,231)

        The Predecessor was periodically advised of certain IRS and other adjustments identified in AIG's consolidated tax return which were attributable to our operations. Under the tax sharing arrangement with AIG, the Predecessor provided a charge or credit for the effect of the adjustments and the related interest in the period we were advised of such adjustments and interest. The Predecessor recognized $1.0 million, $(0.5) million and $(2.8) million of IRS audit adjustments in the Consolidated Statement of Operations for the period beginning January 1, 2014 and ending May 13, 2014, and for the years ended December 31, 2013 and 2012, respectively.

        In May 2012, a decision in favor of a taxpayer was granted whereby the U.S. Court of Federal Claims held that in calculating the gain realized upon the sale of an asset under the Foreign Sales Corporation regime, the asset's adjusted tax basis should not be reduced by the amount of disallowed depreciation deductions allocable to tax-exempt foreign trade income. Based upon the decision reached in the case, the Predecessor adjusted its tax basis in certain flight equipment and recorded an income tax benefit of approximately $601 million and a corresponding reserve of $438.5 million for uncertain tax positions, resulting in a net tax benefit of $162.6 million.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Income Taxes (Continued)

        A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	Predecessor
		Years Ended December 31,
	Period beginning January 1, 2014 and ending May 13, 2014
(Dollars in thousands)		2013	2012
Unrecognized tax benefits at beginning of period	$809,009	$725,746	$256,586
Additions based on tax positions related to current period	27,376	88,326	480,927
Additions for tax positions of prior years	6,138	355	5,652
Reductions for tax positions of prior years	(1,737)	(5,418)	(17,419)

Unrecognized tax benefits at end of period	$840,786	$809,009	$725,746

        Interest and penalties related to unrecognized tax benefits are recognized in income tax expense. Predecessor recognized $0.8 million, $8.5 million, and $2.7 million of interest, net of the federal benefit, in the Consolidated Statements of Operations for the period beginning January 1, 2014 and ending May 13, 2014, and for the years ended December 31, 2013 and 2012, respectively. At December 31, 2013, we had accrued $20.2 million for the payment of interest, net of the federal tax benefit. At December 31, 2013 and 2012, the amounts of unrecognized tax benefits that, if recognized, would favorably affect the tax rate were $809.0 million and $725.7 million, respectively.

        We regularly evaluate adjustments proposed by taxing authorities. At May 13, 2014 and December 31, 2013, such proposed adjustments would not have resulted in a material change to our consolidated financial condition, although it is possible that the effect could be material to our consolidated results of operations for an individual reporting period. Although it is reasonably possible that a change in the balance of unrecognized tax benefits may occur within the next 12 months, based on the information currently available, we do not expect any change to be material to our consolidated financial condition.

        Although we operate in various countries throughout the world, the major tax jurisdictions in which we operate in are the U.S. and Ireland. In the U.S., we were included in AIG's consolidated federal income tax return, which is currently under examination for tax years 2000 through 2006. The statute of limitation for all years prior to 2000 has expired for Predecessor consolidated federal tax return. In Ireland, we are subject to examination for tax years from 2009 through 2012.

16. Equity

Market Auction Preferred Stock

  Predecessor

        The MAPS have a liquidation value of $100,000 per share and are not convertible. The dividend rate, other than the initial rate, for each dividend period for each series is to be reset approximately every seven weeks (49 days) on the basis of orders placed in an auction, provided such auctions are able to occur. At December 31, 2013, the dividend rate for Series A MAPS was 0.193% and the dividend rate for Series B MAPS was 0.223%. During 2012, there was no ability to conduct such auctions. Therefore, the MAPS certificates of determination dictate that a "maximum applicable rate" (as calculated on each auction date pursuant to the certificates of determination) be paid on the MAPS.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Equity (Continued)

Paid-in Capital

  Successor

        During the period beginning February 5, 2014 and ending December 31, 2014, we recorded $14.9 million in stock compensation for AerCap share-based awards, as a capital contribution in Paid-in-capital.

  Predecessor

        During the period beginning January 1, 2014 and ending May 13, 2014, we recorded an increase of $0.3 million, net of tax of $0.2 million in connection with settlement of the AIG Non-Qualified Income Plan liability, and a decrease of $0.2 million for adjustments to state taxes payable.

        AIG did not pay any expenses on our behalf during the period beginning January 1, 2014 and ending May 13, 2014. Predecessor recorded approximately $10.1 million and $2.6 million in Paid-in capital for the years ended December 31, 2013 and 2012, respectively, for compensation, legal fees and other expenses paid by AIG on our behalf for which we were not required to reimburse.

        In addition, in 2012 Predecessor received one corporate aircraft from AIG and recorded $16.7 million, net of taxes of $9.2 million, as a capital contribution in Paid-in capital to reflect the transaction.

Accumulated Other Comprehensive (Loss) Income

  Successor

        The balance in Accumulated other comprehensive loss as of the Closing Date was eliminated when we applied the acquisition method of accounting.

        Subsequent to the AerCap Transaction we sold all available-for-sale securities and our interest rate swaps no longer qualify for hedge accounting. As a result, at December 31, 2014, there is no remaining balance in AOCI.

  Predecessor

        Predecessor Accumulated other comprehensive loss consisted of changes in fair value of derivative instruments that qualified as cash flow hedges and unrealized gains and losses on marketable securities classified as "available-for-sale". The fair value of derivatives is based upon a model that employes current interest and volatility rates as well as other observable inputs, as applicable. The fair value of marketable securities was determined using quoted prices.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Equity (Continued)

        The following table presents a rollforward of Accumulated other comprehensive loss for the Predecessor period beginning January 1, 2014 and ending May 13, 2014 and for the years ended December 31, 2013 and 2012:

	Predecessor
	Period beginning January 1, 2014 and ending May 13, 2014
(Dollars in thousands)	Gains and losses on cash flow hedges	Unrealized gains and losses on available-for-sale securities	Total
Balance at December 31, 2011	$(19,763)	$126	$(19,637)
Other comprehensive income before reclassifications	9,208	486	9,694
Amounts reclassified from AOCI	1,212	—	1,212
Income tax effect	(3,588)	(172)	(3,760)

Net increase in other comprehensive income	6,832	314	7,146

Balance at December 31, 2012	$(12,931)	$440	$(12,491)
Other comprehensive income before reclassifications	11,265	391	11,656
Amounts reclassified from AOCI	1,183	—	1,183
Income tax effect	(4,394)	(138)	(4,532)

Net increase in other comprehensive income	8,054	253	8,307

Balance at December 31, 2013	(4,877)	$693	(4,184)
Other comprehensive income before reclassifications	2,740	886	3,626
Amounts reclassified from AOCI	428	—	428
Income tax effect	(1,118)	(313)	(1,431)

Net increase in other comprehensive income	2,050	573	2,623

Balance at May 13, 2014	$(2,827)	$1,266	$(1,561)

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Equity (Continued)

        The following tables present the classification and amount of reclassifications from AOCI to the Consolidated Statements of Operations for the following Predecessor periods:

	Predecessor
		Years Ended December 31,
	Period beginning January 1, 2014 and ending May 13, 2014			Consolidated Statements of Operations Classification
(Dollars in thousands)		2013	2012
Cash flow hedges:
Interest rate swap agreements	$(12)	$(53)	$(82)	Other expenses
Reclassification of amounts de-designated as hedges recorded in AOCI	(416)	(1,130)	(1,130)	Other expenses

	(428)	(1,183)	(1,212)
Available-for-sale securities:
Realized gains and losses on available-for-sale securities	—	—	—	Selling, general and administrative

	—	—	—

Total reclassifications	$(428)	$(1,183)	$(1,212)

Retained Earnings

  Predecessor

        On May 13, 2014, Predecessor paid a special distribution of $600.0 million, which it was required to pay to AIG prior to the completion of the AerCap Transaction, in accordance with the Share Purchase Agreement. The special distribution was recorded in Retained earnings as a dividend. An additional $1.4 million was recorded in Retained earnings as a dividend, when Predecessor paid a fee to satisfy a statutory law requirement on behalf of AIG. Additionally, Predecessor recorded a decrease in Retained earnings of $5.3 million, net of tax of $2.9 million, to record a non-cash dividend reflecting the difference between the proceeds received and the net carrying value of a corporate aircraft sold to AIG. Predecessor recorded an increase to Retained earnings of $9.6 million for a receipt from AIG for certain expected separate company tax liabilities, as required under the AerCap sales agreement.

        Predecessor recorded the following as dividends charged to Retained Earnings for the following years: $0.9 million in 2013 when we transferred AIG stock to AIG and $25.4 million, net of taxes of $11.9 million in 2012, when we transferred two corporate aircraft to AIG.

17. Non-controlling Interest

        NCI consists of Market Auction Preferred Stock ("MAPS") securities issued by ILFC. The MAPS are not convertible, and have a liquidation value of $100,000 per share, with 500 shares issued and outstanding for each of the MAPS Series A and B securities. The dividend rate, other than the initial rate, for each dividend period for each series is to be reset approximately every seven weeks (49 days) on the basis of orders placed in an auction, provided such auctions are able to occur. At December 31, 2014, the dividend

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Non-controlling Interest (Continued)

rate for both Series A MAPS and Series B MAPS was 0.333%. MAPS fair values were estimated using discounted cash flow analysis based on estimated market yield for similar instruments.

18. Lease Revenue

  Successor

        Our current operating lease agreements, expire up to and over the next 12 years. Minimum future rentals on non-cancelable operating leases and subleases of flight equipment that has been delivered as of December 31, 2014 are as follows:

Year Ended	(Dollars in thousands)
2015	$3,524,388
2016	2,979,268
2017	2,360,898
2018	1,676,674
2019	1,185,590
Thereafter	2,916,582

Total	$14,643,400

        Successor recognized maintenance rents and EOL compensation of $149.3 million for the period beginning February 5, 2014 and ending December 31, 2014.

  Predecessor

  Rental Income

        Net overhaul rentals recognized aggregated $109.8 million for the period beginning January 1, 2014 and ending May 13, 2014, $202.4 million for the year ended December 31, 2013, and $241.6 and the year ended December 31, 2012, from overhaul rental collections of $242.0 million, $713.4 million and $722 million respectively. Flight hour rental revenue we earned based on the lessees' usage aggregated $21.3 million for the period beginning January 1, 2014 and ending May 13, 2014, $75.7 million and $105.3 million for the years ended December 31, 2013 and 2012, respectively.

        Lease Incentives:    Unamortized lease incentives of $183.2 million at December 31 2013 were included in Lease receivables and other assets on our Consolidated Balance Sheet. We capitalized lease incentives of $138.5 million for the year ended December 31, 2013. During the period beginning January 1, 2014 and ending May 13, 2014 and the years ended December 31, 2013 and 2012, we amortized lease incentives into Rentals of flight equipment aggregating $17.9 million, $78.1 million and $61.5 million, respectively.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. Other Income

        Other income was comprised of the following at the respective dates:

	Successor		Predecessor
	Period beginning February 5, 2014 and ending December 31, 2014		Period beginning January 1, 2014 and ending May 13, 2014	Years Ended December 31,

				2013	2012
(Dollars in thousands)
AeroTurbine
Engines, airframes, parts and supplies revenue	$275,315		$123,695	$330,880	$308,981
Cost of goods sold(a)	(234,478)		(102,566)	(284,432)	(255,918)

Gross profit	40,837		21,129	46,448	53,063
Management fees, interest and other(b)	50,006	(c)	23,024	76,784	70,187

	$90,843		$44,153	$123,232	$123,250

(a)
Amounts were presented as Cost of sales in the Predecessor financial statements.

(b)
Amounts were presented as Interest and other in the Predecessor financial statements.

(c)
Includes interest and other income from AerCap. See Note 9—Related Party Transactions.

20. Asset Impairment

        We periodically dispose of aircraft from our fleet held for use prior to the conclusion of their economic useful life through either a sale or part-out. As part of the recoverability assessment of our fleet, management assesses potential transactions and the likelihood that each individual aircraft will continue to be held for use as part of our leased fleet or if the aircraft will be disposed of through either a sale or part-out. If management determines that it is more likely than not that an aircraft will be disposed of through either a sale or part-out as a result of a potential transaction, a recoverability assessment is performed by comparing the carrying amount of the aircraft to the estimated future undiscounted cash flows expected to be generated by the aircraft. If the future undiscounted cash flows are less than the aircraft carrying amount, the aircraft is impaired and is re-measured to fair value in accordance with our Fair Value Policy. See Note 26—Fair Value Measurements. The difference between the fair value and the carrying amount of the aircraft is recognized as an impairment or fair value adjustment in our Consolidated Statements of Operations. Further, if the aircraft meets the criteria to be classified as Flight equipment held for sale, we will reclassify the aircraft from Flight equipment into Flight equipment held for sale (subsequent to recording any necessary impairment charges or fair value adjustments).

  Successor

        Successor recorded impairments of $7.2 million for the period beginning February 5, 2014 and ending December 31, 2014, primarily related to six Boeing 757-200 aircraft that were returned early from our lessees, and four engines and one airframe, which were parted-out subsequent to the AerCap Transaction. The impairment was recognized as the net book values were no longer supported based on the latest cash flow estimates.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. Asset Impairment (Continued)

  Predecessor

  Aircraft Impairment Charges on Flight Equipment Held for Use

  Year ended December 31, 2013

        During the year ended December 31, 2013, Predecessor recorded impairment charges of $1.2 billion relating to 44 aircraft, primarily in connection with its third quarter of 2013 recoverability assessment whereby Predecessor concluded that the net book values of certain four-engine widebody aircraft in its fleet were no longer supportable based upon the latest cash flow estimates because the estimated holding periods were not likely to be as long as previously anticipated. The increasing number of aircraft operators looking to completely or partially replace their Airbus A340s and Boeing 747s is expected to increase the available supply of these aircraft types and diminish future lease placement opportunities. Sustained high fuel prices, the introduction of more fuel-efficient aircraft, and the success of competing aircraft models have resulted in a shrinking operator base for these aircraft types. These factors along with the latest updates to airline fleet plans and recent efforts to remarket these aircraft informed the Predecessor's conclusions. Approximately $1.0 billion of the $1.2 billion of impairment charges recorded for the year ended December 31, 2013, resulted from the four-engine widebody aircraft and in particular the Airbus A340-600s, which has a limited operator base.

        In connection with our recoverability assessment of aircraft performed in the third quarter of 2013, Predecessor re-assessed the estimated holding period for certain aircraft types and, as a result, changed the estimated economic useful life of 55 aircraft in its fleet, including 32 aircraft that were impaired during the third quarter of 2013. In the fourth quarter of 2013, Predecessor started depreciating these aircraft using the straight-line method over their estimated remaining revised useful lives. This change accelerates the overall depreciation expense on these aircraft but will be partially offset by the reduction in the carrying values of the 32 aircraft for which impairment charges were recorded during the third quarter of 2013. These changes, absent any other changes to the carrying value of these aircraft in the ordinary course of business, would result in an increase in Predecessor 2014 depreciation expense for these aircraft of approximately $23 million. Beginning in 2015, depreciation expense for these aircraft is expected to decrease as these aircraft begin to reach the end of their respective estimated useful lives.

  Year ended December 31, 2012

        During the year ended December 31, 2012, Predecessor recorded impairment charges aggregating $102.7 million relating to ten aircraft. Of the $102.7 million in impairment charges recognized, $100.2 million related to the recurring recoverability assessments, and $2.5 million related to the repossession and early return of one aircraft that was leased to an airline that ceased operations during the year ended December 31, 2012.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. Asset Impairment (Continued)

  Aircraft Impairment Charges and Fair Value Adjustments on Flight Equipment Sold or to be Disposed

        We reported the following impairment charges and fair value adjustments on flight equipment sold or to be disposed for the period beginning January 1, 2014 and ending May 13, 2014 and during the years ended December 31, 2013, and 2012:

	Predecessor
					Years Ended December 31,
	Period beginning January 1, 2014 and ending May 13, 2014
					2013			2012
(Dollars in millions)	Aircraft Impaired or Adjusted		Impairment Charges and Fair Value Adjustments		Aircraft Impaired or Adjusted	Impairment Charges and Fair Value Adjustments		Aircraft Impaired or Adjusted	Impairment Charges and Fair Value Adjustments
Impairment charges and fair value adjustments on aircraft likely to be sold or sold (including sales-type leases)	3		$21.2		19	$95.0	(a)	10	$43.3
Fair value adjustments on held for sale aircraft sold or transferred from held for sale back to flight equipment	—		—		—	—		4	4.1
Impairment charges on aircraft intended to be or designated for part-out	9	(b)	28.0	(c)	25	143.6	(c)	12	42.3	(c)

Total impairment charges and fair value adjustments on flight equipment	12		$49.2		44	$238.6		26	$89.7

(a)
Includes charges relating to 11 aircraft that met the criteria to be classified as Flight equipment held for sale, and were reclassified into Flight equipment held for sale. During the year ended December 31, 2013, ten of these aircraft were sold to a third party and one of these aircraft was converted to a finance and sales-type lease.

(b)
Four of the nine aircraft were impaired twice during the period beginning January 1, 2014 and ending May 13, 2014.

(c)
Includes charges relating to four engines for the period beginning January 1, 2014 and ending May 13, 2014, seven engines for the year ended December 31, 2013 and 13 engines for the year ended December 31, 2012.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

21. Selling, General and Administrative Expenses

        Selling, general and administrative expenses were comprised of the following for the period beginning February 5, 2014 and ending December 31, 2014:

	Successor
(Dollars in thousands)	Period beginning February 5, 2014 and ending December 31, 2014
Personnel expenses	$88,669
Travel expenses	7,765
Professional services	9,266
Office expenses	15,947
Other expenses	62,288	(a)

	$183,935

(a)
Includes allocated corporate costs from AerCap. See Note 9—Related Party Transactions.

22. Employee Benefit Plans and Share-Based and Other Compensation Plans

        Prior to the AerCap Transaction, our employees participated in various AIG benefit plans, including a noncontributory qualified defined benefit retirement plan ("AIG Retirement Plan") and various share-based and other compensation plans. During 2012, ILFC set up its own voluntary savings plan ("ILFC 401(k) plan") and transferred all participating employee's savings from the 401(k) plan sponsored by AIG. Subsequent to the AerCap Transaction, changes were made to certain of these plans and some were replaced by other plans.

Pension Plans

  Predecessor

        Pension plan expenses include amounts allocated to us by AIG for our U.S employees and pension plan expenses related to our employees working in foreign offices. AIG's U.S. benefit plans do not separately identify projected benefit obligations and plan assets attributable to employees of participating affiliates.

        AIG's projected benefit obligations exceeded the plan assets at December 31, 2013 by approximately $858 million.

        On April 1, 2012, the AIG Retirement Plan was converted from final average pay to cash balance formulas comprised of pay credits based on six percent of a plan participant's annual compensation (subject to IRS limitations) and annual interest credits. However, employees satisfying certain age and service requirements (i.e. grandfathered employees) remain covered under the old plan formula, which is based upon a percentage of final average compensation multiplied by years of credited service, up to 44 years.

        AIG also sponsors non-qualified unfunded defined benefit plans for certain employees, including key executives, designed to supplement pension benefits provided by the qualified plan. These include the AIG Non-Qualified Retirement Income Plan, which provides a benefit equal to the reduction in benefits

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22. Employee Benefit Plans and Share-Based and Other Compensation Plans (Continued)

payable to current and former employees under the qualified plan as a result of federal tax limitations on compensation and benefits payable.

        The ILFC 401(k) plan expense primarily represents our cost of matching employee contributions up to a fixed percentage limit.

        Pension plan and 401(k) plan expenses were $4.8 million for the period beginning January 1, 2014 and ending May 13, 2014, $9.5 million for 2013 and $4.9 million for 2012.

  Successor

        ILFC employees who had at least one year of service participated in the AIG Retirement Plan and their individual accounts became fully vested at the Closing Date. Such accounts will be managed directly by AIG. Subsequent to the AerCap Transaction, these ILFC employees ceased accruing benefits under the AIG Retirement Plan and instead will receive an additional contribution to their ILFC 401(k) plan. Employees who complete one year of service subsequent to the Closing Date will also receive an additional contribution to their ILFC 401(k) plan.

        In June 2014, AerCap paid AIG $19.8 million for the liability associated with our employees or former employees who were fully vested in the AIG Non-qualified Retirement Plan as of May 13, 2014. As a result of this payment, these plan participants' benefit obligation will be managed directly by AIG. The obligation for the participants with unvested balances in the AIG Non-qualified Retirement Plan were transferred to an AerCap non-qualified plan.

        Subsequent to the AerCap Transaction, the ILFC 401(k) plan expense also includes the additional contribution made in lieu of employees' participation in the AIG Retirement Plan.

        Pension plan and 401(k) plan expenses were not material to the Successor period.

Share-Based and Other Compensation Plans

  Predecessor

        Prior to the AerCap Transaction, certain of our employees participated in the following AIG share-based and other compensation plans: (i) stock salary, variable stock plan and restricted stock unit awards; and (ii) short and long term incentive awards. For the period beginning January 1, 2014 and ending May 13, 2014, we recorded compensation expense of $1.8 million under the AIG's share-based programs, and $15.0 million for our short and long-term incentive plans. In addition, executives employed by ILFC as of a certain date were eligible for a bonus that was payable upon the closing of the AerCap Transaction. We began to accrue for this in December 2013 when the transaction was announced. During the period beginning January 1, 2014 and ending May 13, 2014, we accrued $32.3 million for this bonus. We recorded compensation expenses of $14.8 million and $15.4 million for our participation in AIG's share-based programs and $45.7 million and $33.2 million our short and long-term incentive plans for the years ended December 31, 2013 and 2012, respectively. The impact of all plans, both individually and in the aggregate, is immaterial to the consolidated financial statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

22. Employee Benefit Plans and Share-Based and Other Compensation Plans (Continued)

  Successor

        We recorded the following compensation expense for share-based and other compensation plans for the Successor period:

	Successor
(Dollars in thousands)	Period beginning February 5, 2014 and ending December 31, 2014
AerCap share-based awards	$14,876
AIG share-based and other incentive plans	25,878	(a)

(a)
Includes $9.6 million that is reported in Transaction and integration related expenses.

23. Geographic Information

Concentration of Credit Risk

        We lease and sell aircraft to airlines and others throughout the world and our leases and notes receivable are from entities located throughout the world. We generally obtain deposits on leases and obtain collateral in flight equipment on notes receivable.

  Successor

        No single customer accounted for more than 10% of total revenues for the period beginning February 5, 2014 and ending December 31, 2014.

        Our revenues from flight equipment for the period beginning February 5, 2014 and ending December 31, 2014 did not include any revenues from lessees who filed for bankruptcy protection or ceased operations during this period.

  Predecessor

        No single customer accounted for more than 10% of total revenues for the period beginning January 1, 2014 and ending May 13, 2014 or in 2013 or 2012.

        Our 2012 revenues from rentals of flight equipment include $62.6 million (1.4% of total revenue) from lessees who filed for bankruptcy protection or ceased operations during 2012.

Segment Information

        We operate within one industry: the leasing, sales and management of flight equipment. AeroTurbine is not material to our financial statements and therefore not considered a segment.

Geographic Concentration

  Predecessor

        Revenues from rentals of flight equipment to airlines outside the U.S. were $1.4 billion for the period beginning January 1, 2014 and ending May 13, 2014, $3.9 billion for the year ended December 31, 2013 and

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. Geographic Information (Continued)

$4.1 billion for the year ended December 31, 2012 comprising 93.8%, 93.1% and 93.6%, respectively, of total revenues from rentals of flight equipment.

        The following tables sets forth the dollar amount and percentage of total revenues from rentals of flight equipment attributable to the indicated geographic areas based on each airline's principal place of business for the periods indicated.

	Successor
	Period beginning February 5, 2014 and ending December 31, 2014
(Dollars in thousands)	Amount		%
Europe	$822,005		32.7%
North America/Caribbean	247,456		9.8
Latin America	158,669		6.3
Middle East/Africa	285,887		11.4
Asia/Pacific/Russia	999,162		39.8

	$2,513,179	(a)	100.0%

(a)
Includes AeroTurbine lease revenue of $43.2 million for the period beginning February 5, 2014 and ending December 31, 2014.

	Predecessor
				Years Ended December 31,
	Period beginning January 1, 2014 and ending May 13, 2014
				2013			2012
(Dollars in thousands)	Amount		%	Amount		%	Amount		%
Europe(a)	$496,440		32.5%	$1,405,342		33.7%	$1,561,565		35.9%
Asia and the Pacific	459,897		30.1	1,232,174		29.6	1,295,799		29.8
The Middle East and Africa	196,074		12.8	533,616		12.8	540,047		12.4
U.S. and Canada	123,031		8.1	384,430		9.2	389,533		9.0
Commonwealth of Independent States	134,466		8.8	326,062		7.8	287,643		6.6
Central and South America and Mexico	116,977		7.7	284,409		6.9	271,015		6.3

	$1,526,885	(b)	100.0%	$4,166,033	(b)	100.0%	$4,345,602	(b)	100.0%

(a)
Includes $305,296 (2013) and $352,363 (2012) of revenue attributable to customers whose principal business is located in the Euro-zone periphery, which is comprised of Greece, Ireland, Italy, Portugal and Spain. Predecessor revenues generated from Europe have decreased from 2012 through 2013 as a result of increased repossessions of aircraft from European customers following the European sovereign debt crisis, which we re-leased to airlines domiciled elsewhere.

(b)
Includes AeroTurbine lease revenue of $25,946 (period beginning January 1, 2014 and ending May 13, 2014), $72,175 (2013), and $78,922 (2012).

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. Geographic Information (Continued)

        Our revenues from all of our customers based in each of China and France exceeded 10% of our consolidated revenues for certain periods, as set forth in the table below. No other individual country accounted for more than 10% of our total revenues during the periods indicated:

	Successor		Predecessor

	Period beginning February 5, 2014 and ending December 31, 2014		Period beginning January 1, 2014 and ending May 13, 2014		Years Ended December 31,

					2013		2012

	Amount	%	Amount	%	Amount	%	Amount	%
(Dollars in thousands)
China	$400,346	15.9%	$244,744	16.0%	$706,748	17.0%	$743,447	17.1%
France	222,206	8.8%			411,343	9.9%	457,007	10.5%
Currency Risk

        Our functional currency is U.S. dollars. Foreign exchange risk arises from our and our lessees' operations in multiple jurisdictions. All of our aircraft purchase agreements are negotiated in U.S. dollars, we currently receive substantially all of our revenue in U.S. dollars and we pay substantially all of our expenses in U.S. dollars. We currently have a limited number of leases denominated in foreign currencies, maintain part of our cash in foreign currencies, pay taxes in foreign currencies and incur some of our expenses in foreign currencies, primarily the Euro. A decrease in the U.S. dollar in relation to foreign currencies increases our expenses paid in foreign currencies and an increase in the U.S. dollar in relation to foreign currencies decreases our lease revenue received from foreign currency denominated leases. Because we currently receive most of our revenues in U.S. dollars and pay most of our expenses in U.S. dollars, a change in foreign exchange rates would not have a material impact on our results of operations or cash flows. We do not have any restrictions or repatriation issues associated with our foreign cash accounts.

  Successor

        Foreign currency transaction gains (losses) were not material for the period beginning February 5, 2014 and ending December 31, 2014.

  Predecessor

        Foreign currency transaction gains (losses) in the amount of ($0.1) million, $0.6 million and $0.7 million were recognized for the period beginning January 1, 2014 and ending May 13, 2014 and for the years ended December 31, 2013 and 2012, respectively, and are included in Other income on the Predecessor's Consolidated Statements of Operations.

24. Commitments and Contingencies

Aircraft Orders

        At December 31, 2014, we had commitments to purchase 347 new aircraft and 17 new spare engines scheduled for delivery through 2022 with aggregate estimated total remaining payments (including adjustments for certain contractual escalation provisions) of approximately $21.6 billion. The majority of these commitments to purchase new aircraft and engines are based upon agreements with each of Boeing, Airbus, Embraer and Pratt and Whitney.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

24. Commitments and Contingencies (Continued)

        The Boeing aircraft (models 737 and 787), the Airbus aircraft (models A320neo, A321neo, A321 and A350XWB), and the Embraer E-Jets E2 aircraft are primarily being purchased pursuant to the terms of purchase agreements executed by us and Boeing, Airbus, or Embraer. These agreements establish the pricing formulas (including adjustments for certain contractual escalation provisions) and various other terms with respect to the purchase of aircraft. Under certain circumstances, we have the right to alter the mix of aircraft types ultimately acquired. As of December 31, 2014, we had made non-refundable deposits on these purchase commitments (exclusive of capitalized interest and fair value adjustments) of approximately $456.8 million, $188.4 million, and $7.5 million with Boeing, Airbus, and Embraer, respectively.

        Management anticipates that a portion of the aggregate purchase price for the acquisition of aircraft will be funded by incurring additional debt. The amount of the indebtedness to be incurred will depend upon the final purchase price of the aircraft, which can vary due to a number of factors, including inflation.

        Movements in Prepayments on flight equipment (including related capitalized interest) during the period beginning February 5, 2014 and ending December 31, 2014 were as follows:

Successor
(Dollars in thousands)	Period beginning February 5, 2014 and ending December 31, 2014
Prepayments on flight equipment and capitalized interest at beginning of period	$—
AerCap Transaction	3,176,322
Prepayments made during the period	188,398
Interest capitalized during the period	69,268
Prepayments and capitalized interest applied against the purchase of flight equipment	(267,607)

Prepayments on flight equipment and capitalized interest at end of period	$3,166,381

Asset Value Guarantees

  Successor

        ILFC had previously contracted to provide guarantees on a portion of the residual value of aircraft owned by third parties for a fee. These guarantees expire at various dates through 2023 and generally obligate us to pay the shortfall between the fair market value and the guaranteed value of the aircraft and, in certain cases, provide us with an option to purchase the aircraft for the guaranteed value. As of December 31, 2014, 13 guarantees were outstanding, of which three were exercised. In October 2014, we entered into agreements to sell two of those aircraft in 2015. Subsequent to December 31, 2014, two of the remaining outstanding asset value guarantees with an aggregate maximum exposure of $18.1 million were terminated by the guaranteed party. The terminations had no impact on our consolidated results or cash flows.

        Management regularly reviews the underlying values of the aircraft collateral to determine our exposure under asset value guarantees. We did not record any provisions for losses on asset value guarantees during period beginning February 5, 2014 and ending December 31, 2014.

        At December 31, 2014, the carrying value of the asset value guarantee liability was $133.5 million and was included in Accrued expenses, accounts payable and other liabilities on the Successor Consolidated Balance Sheet. The maximum aggregate potential commitment that we were obligated to pay under these

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

24. Commitments and Contingencies (Continued)

guarantees, including those exercised, and without any offset for the projected value of the aircraft or other contractual features that may limit our exposure, was approximately $316.6 million.

  Predecessor

        We have previously contracted to provide guarantees on a portion of the residual value of certain aircraft to financial institutions and other third parties for a fee, some of which are still outstanding. As of December 31, 2013, we provided ten such guarantees that had not yet been exercised. These guarantees expire at various dates through 2023 and generally obligate us to pay the shortfall between the fair market value and the guaranteed value of the aircraft and provide us with an option to purchase the aircraft for the guaranteed value. During the year ended December 31, 2013, we purchased five used aircraft under guarantees previously exercised, three of which we subsequently sold. We may purchase one additional aircraft during 2015 under a separate previously exercised guarantee. At December 31, 2013, the total reserves related to these asset value guarantees we have contracted to provide aggregated $125.5 million and the maximum aggregate potential commitment that we were obligated to pay under these guarantees, without any offset for the projected value of the aircraft or other features that may limit our exposure, was approximately $330.6 million.

        We did not record any provisions for losses on asset value guarantees for the period beginning January 1, 2014 and ending May 13, 2014. We recorded provisions for losses on asset value guarantees of $100.5 million related to six asset value guarantees during 2013 and $31.3 million related to three asset value guarantees during 2012.

        The Predecessor carrying balance of asset value guarantees, which consisted of unamortized deferred premiums and reserves, was $128.7 million at December 31, 2013 and was included in Accrued interest and other payables on the Predecessor Consolidated Balance Sheet.

Leases

        We have operating leases for office space extending through 2026. Rent expense was $11.1 million for the Successor period beginning February 5, 2014 and ending December 31, 2014. The leases provide for step rentals over the term and those rentals are considered in determining the amount of rent expense to be recorded on a straight-line basis over the term of the lease. Tenant improvement allowances received from lessors are capitalized and amortized in Selling, general and administrative expenses in our Consolidated Statements of Operations as a reduction of rent expense. Commitments for minimum rentals under the non-cancelable leases at December 31, 2014, are as follows:

Year Ended	Successor (Dollars in thousands)
2015	$13,855
2016	7,308
2017	7,355
2018	6,870
2019	5,356
Thereafter	27,827

Total(a)	$68,571

(a)
Minimum rentals have not been reduced by future minimum sublease rentals of $0.7 million under non-cancelable subleases.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

24. Commitments and Contingencies (Continued)

  Predecessor

        Rent expense was $6.7 million, $15.5 million, and $15.9 million for the period beginning January 1, 2014 and ending May 13, 2014, and for the years ended December 31, 2013 and 2012, respectively.

Contingencies

Legal Proceedings

  Successor

        In the ordinary course of our business, we are a party to various legal actions, which we believe are incidental to the operations of our business. The Company regularly reviews the possible outcome of such legal actions, and accrues for such legal actions at the time a loss is probable and the amount of the loss can be estimated. In addition, the Company also reviews the applicable indemnities and insurance coverage. Based on information currently available, we believe the potential outcome of these cases, and our estimate of the reasonably possible losses exceeding amounts already recognized on an aggregated basis is immaterial to our consolidated financial condition, results of operations or cash flows.

        Yemen Airways-Yemenia:    ILFC is named in a lawsuit in connection with the 2009 crash of an Airbus A310-300 aircraft owned by ILFC and on lease to Yemen Airways-Yemenia, a Yemeni carrier ("Hassanati Action"). The Hassanati plaintiffs are families of deceased occupants of the flight and seek unspecified damages for wrongful death, costs, and fees. The Hassanati Action commenced in January 2011 and is pending in the United States District Court for the Central District of California. On February 18, 2014, the district court granted summary judgment in ILFC's favor and dismissed all of the Hassanati plaintiffs' remaining claims. The Hassanati plaintiffs have appealed the judgment. On August 29, 2014, a new group of plaintiffs filed a lawsuit against ILFC in the United States District Court for the Central District of California (the "Abdallah Action"). The Abdallah Action claims unspecified damages from ILFC on the same theory as does the Hassanati Action. We believe that ILFC has substantial defenses on the merits and is adequately covered by available liability insurance in respect of both the Hassanati Action and the Abdallah Action.

        Air Lease:    On April 24, 2012, ILFC and AIG filed a lawsuit in the Los Angeles Superior Court against ILFC's former CEO, Steven Udvar Hazy, Mr. Hazy's current company, Air Lease Corporation (ALC), and a number of ALC's officers and employees who were formerly employed by ILFC. The lawsuit alleges that Mr. Hazy and the former officers and employees, while employed at ILFC, diverted corporate opportunities from ILFC, misappropriated ILFC's trade secrets and other proprietary information, and committed other breaches of their fiduciary duties, all at the behest of ALC.

        The complaint seeks monetary damages and injunctive relief for breaches of fiduciary duty, misappropriation of trade secrets, unfair competition, and various other violations of state law.

        On August 15, 2013 ALC filed a cross-complaint against ILFC and AIG. Relevant to ILFC, ALC's cross-complaint alleges that ILFC entered into, and later breached, an agreement to sell aircraft to ALC. Based on these allegations, the cross-complaint asserts a claim against ILFC for breach of contract. The cross-complaint seeks significant compensatory and punitive damages. We believe we have substantial defenses on the merits and will vigorously defend ourselves against ALC's claims.

        On April 23, 2014, ILFC filed an amended complaint adding as a defendant Leonard Green & Partners, L.P. The complaint adds claims against Leonard Green & Partners, L.P. for aiding and abetting

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

24. Commitments and Contingencies (Continued)

the individual defendants' breaches of their fiduciary duties and duty of loyalty to ILFC and for unfair competition.

25. Variable Interest Entities

        Our leasing and financing activities require us to use many forms of entities to achieve our business objectives and we have participated to varying degrees in the design and formation of these entities. Our involvement in VIEs varies and includes being a passive investor in the VIE with involvement from other parties, managing and structuring all the activities, and being the sole shareholder of the VIE. See Note 13—Debt for more information related to our borrowing arrangements through subsidiaries that are considered VIEs.

Non-Recourse Financing Structures

        We consolidate one entity in which we have a variable interest and was established to obtain secured financing for the purchase of aircraft. We have determined that we are the PB of the entity because we control and manage all aspects of the entity, including directing the activities that most significantly affect the economic performance of the entity, and we absorb the majority of the risks and rewards of the entity.

Wholly-Owned ECA and Ex-Im Financing Vehicles

        We have created certain wholly-owned subsidiaries for the purpose of purchasing aircraft and obtaining financing secured by such aircraft. The secured debt is guaranteed by the European ECAs and the Export-Import Bank of the United States. The entities meet the definition of a VIE because they do not have sufficient equity to operate without subordinated financial support from us in the form of intercompany notes. We control and manage all aspects of these entities, including directing the activities that most significantly affect the entity's economic performance, we absorb the majority of the risks and rewards of these entities and we guarantee the activities of these entities. These entities are therefore consolidated into our Consolidated Financial Statements.

Other Secured Financings

        We have created a number of wholly-owned subsidiaries for the purpose of obtaining secured financings. The entities meet the definition of a VIE because they do not have sufficient equity to operate without subordinated financial support from us in the form of intercompany notes. We control and manage all aspects of these entities, including directing the activities that most significantly affect the entity's economic performance, we absorb the majority of the risks and rewards of these entities and we guarantee the activities of these entities. These entities are therefore consolidated into our Consolidated Financial Statements.

Wholly-Owned Leasing Entities

        We have created wholly-owned subsidiaries for the purpose of facilitating aircraft leases with airlines. The entities meet the definition of a VIE because they do not have sufficient equity to operate without subordinated financial support from us in the form of intercompany loans, which serve as equity. We control and manage all aspects of these entities, including directing the activities that most significantly affect the entity's economic performance, we absorb the majority of the risks and rewards of these entities and we guarantee the activities of the entities. These entities are therefore consolidated into our Consolidated Financial Statements.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

25. Variable Interest Entities (Continued)

Other Variable Interest Entities

        We have variable interests in the following entities, in which we have determined we are not the PB because we do not have the power to direct the activities that most significantly affect the entity's economic performance: (i) one entity that we have previously sold aircraft to and for which we manage the aircraft, in which our variable interest consists of the servicing fee we receive for the management of those aircraft; and (ii) two affiliated entities, Castle Trusts, we sold aircraft to in 2003 and 2004, which aircraft we continue to manage, in which our variable interests consist of the servicing fee we receive for the management of those aircraft.

26. Fair Value Measurements

Assets and Liabilities Measured at Fair Value on a Recurring Basis

        Fair value is defined as price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The degree of judgment used in measuring the fair value of financial instruments generally correlates with the level of pricing observability. Assets and liabilities recorded at fair value on our Consolidated Balance Sheets are measured and classified in a hierarchy for disclosure purposes consisting of three levels based on the observability of inputs available in the market place used to measure fair value.

Level 1—	Quoted prices available in active markets for identical assets or liabilities as of the reported date.
Level 2—	Fair values estimated using significant other observable inputs.
Level 3—	Fair value estimates using significant unobservable inputs.

        At December 31, 2013, our derivative portfolio consisted of interest rate swap contracts. The fair value of these instruments was based upon a model that employed current interest and volatility rates, as well as other observable inputs as applicable. As such, the valuation of these instruments was classified as Level 2.

        The following tables summarize our financial assets and liabilities as of December 31, 2014 for Successor and December 31, 2013 for Predecessor that we measured at fair value on a recurring basis by level within the fair value hierarchy. As required by U.S. GAAP, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to their fair value measurement.

	Successor
	December 31, 2014
(Dollars in thousands)	Total	Level 1	Level 2	Level 3
Derivative liabilities	$1,281	$—	$1,281	$—

	$1,281	$—	$1,281	$—

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. Fair Value Measurements (Continued)

	Predecessor
	December 31, 2013
(Dollars in thousands)	Total	Level 1	Level 2		Level 3
Derivative liabilities	$8,348	$—	$8,348	(a)	$—

	$8,348	$—	$8,348		$—

(a)
The balance includes CVA and MVA adjustments of $0.01 million as of December 31, 2013.

Assets and Liabilities Measured at Fair Value on a Non-recurring Basis

        We applied the acquisition method of accounting and measured the identifiable assets acquired, the liabilities assumed, and non-controlling interest at fair value on the Closing Date. See Note 3—AerCap Transaction.

        We measure the fair value of Flight equipment held under operating leases, when U.S. GAAP requires the application of fair value, including events or changes in circumstances that indicate that the carrying amount of the flight equipment may not be recoverable. We measure the fair value of flight equipment on a non-recurring basis when events or changes in circumstances indicate that the carrying amount of our aircraft may not be recoverable.

        The fair value of flight equipment is classified as a Level 3 valuation. Management evaluates quarterly the need to perform a recoverability assessment of flight equipment, and performs this assessment at least annually for all aircraft in our fleet. Recoverability assessments are performed whenever events or changes in circumstances indicate that the carrying amount of our flight equipment may not be recoverable, which may require us to change our assumptions related to future projected cash flows. Management is active in the aircraft leasing industry and develops the assumptions used in the recoverability assessment. As part of the recoverability process, we update the critical and significant assumptions used in the recoverability assessment. Fair value of flight equipment is determined using an income approach based on the present value of cash flows from contractual lease agreements, flight hour rentals, where appropriate, and projected future lease payments, which extend to the end of the aircraft's economic life in its highest and best use configuration, as well as a disposition value, based on the expectations of market participants.

        We recognized impairment charges and fair value adjustments for the Successor period beginning February 5, 2014 and ending December 31, 2014, the Predecessor period beginning January 1, 2014 and ending May 13, 2014, the Predecessor year ended December 31, 2013, and the Predecessor year ended December 31, 2012 as provided in Note 20—Asset Impairment.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. Fair Value Measurements (Continued)

        The following table presents the effect on our Consolidated Financial Statements as a result of the non-recurring impairment charges and fair value adjustments recorded to flight equipment during the Predecessor period beginning January 1, 2014 and ending May 13, 2014:

	Predecessor
(Dollars in thousands)	Book Value at December 31, 2013	Impairment Charges	Reclassifications and Other Adjustments		Sales	Depreciation	Book Value at May 13, 2014
Flight equipment	$119,238	$(49,247)	$(45,795)		$—	$(3,020)	$21,176
Lease receivables and other assets	1,168	—	12,614		(369)	—	13,413
Net investment in finance and sales-type leases	—	—	37,027		—	—	37,027

	$120,406	$(49,247)	$3,846	(a)	$(369)	$(3,020)	$71,616

(a)
Represents collections and prepaid lease costs applied against the finance and sales-type leases.

Inputs to Non-Recurring Fair Value Measurements Categorized as Level 3

        We measure the fair value of certain assets and liabilities on a non-recurring basis when U.S. GAAP requires the application of fair value, including events or changes in circumstances that indicate that the carrying amounts of assets may not be recoverable. Assets subject to these measurements include flight equipment. The fair value of flight equipment is estimated when (i) aircraft held for use in our fleet is not recoverable; (ii) aircraft expected to be sold or parted-out is not recoverable; and (iii) aircraft is sold as part of a sales-type lease. We use the income approach to measure the fair value of flight equipment, which is based on the present value of estimated future cash flows. The key inputs to the income approach include the current contractual lease cash flows and the projected future non-contractual lease cash flows, extended to the end of the aircraft's estimated holding period in its highest and best use configuration, as well as a contractual or estimated disposition value. The determination of these key inputs in applying the income approach is discussed below.

        The current contractual lease cash flows are based on the in-force lease rates. The projected future non-contractual lease cash flows are estimated based on the aircraft type, age, and airframe and engine configuration of the aircraft. The projected non-contractual lease cash flows are applied to a follow-on lease term(s), which are estimated based on the age of the aircraft at the time of re-lease. Follow-on leases and related cash flows are assumed through the estimated holding period of the aircraft. The holding period assumption is the period over which future cash flows are assumed to be generated. We generally assume the aircraft will be leased over a 25-year estimated economic useful life from the date of manufacture unless facts and circumstances indicate the holding period is expected to be shorter. Shorter holding periods can result from our assessment of the continued marketability of certain aircraft types or when a potential sale or future part-out of an individual aircraft has been contracted for, or is likely. In instances of a potential sale or part-out, the holding period is based on the estimated or actual sale or part-out date. The disposition value is generally estimated based on aircraft type. In situations where the aircraft will be disposed of, the residual value assumed is based on an estimated part-out value or the contracted sale price.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. Fair Value Measurements (Continued)

        The aggregate cash flows, as described above, are then discounted to present value. The discount rate used is based on the aircraft type and incorporates market participant assumptions regarding the market attractiveness of the aircraft type and the likely debt and equity financing components and the required returns of those financing components. Management has identified the key elements affecting the fair value calculation as the discount rate used to present value the estimated cash flows, the estimated aircraft holding period, and the proportion of contractual versus non-contractual cash flows.

        For Flight equipment for which non-recurring impairment charges and fair value adjustments were recorded during the Predecessor period beginning January 1, 2014 and ending May 13, 2014, the following table presents the fair value of such Flight equipment as of the measurement date, the valuation technique, and the related unobservable inputs:

Predecessor
	Fair Value	Valuation Technique	Unobservable Inputs	Range (Weighted-Average)
(Dollars in millions)
Flight Equipment	$67.8	Income Approach	Discount Rate	12.0% - 16.5% (13.2%)

			Remaining Holding Period	0 - 8 years (4 years)
			Present Value of Non-Contractual Cash Flows as a Percentage of Fair Value	0 - 100% (55%)

Sensitivity to Changes in Unobservable Inputs

        We consider unobservable inputs to be those for which market data is not available and that we developed using the best information available to us related to assumptions market participants use when pricing the asset or liability. Relevant inputs vary depending on the nature of the asset or liability being measured at fair value. The effect of a change in a particular assumption is considered independently of changes in any other assumptions. In practice, simultaneous changes in assumptions may not always have a linear effect on inputs.

        The significant unobservable inputs utilized in the fair value measurement of flight equipment are the discount rate, the remaining estimated holding period and the non-contractual cash flows. The discount rate is affected by movements in the aircraft funding markets, and can be impacted by fluctuations in required rates of return in debt and equity, and loan to value ratios. The remaining holding period and non-contractual cash flows represent management's estimate of the remaining service period of an aircraft and the estimated non-contractual cash flows over the remaining life of the aircraft. An increase in the discount rate applied would decrease the fair value of an aircraft, while an increase in the remaining estimated holding period or the estimated non-contractual cash flows would increase the fair value measurement.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. Fair Value Measurements (Continued)

Fair Value Disclosures of Financial Instruments

  Successor

        We used the following methods and assumptions in estimating our fair value disclosures for financial instruments:

        Cash and Cash Equivalents:    The carrying value reported on the balance sheet for cash and cash equivalents and restricted cash approximates its fair value.

        Notes Receivable:    The carrying value reported on the balance sheet for notes receivable approximates its fair value.

        Debt Financing:    The fair value of our debt financings consider the frequency and volume of quoted prices of our debt in active markets, where available. The fair value of our long-term unsecured fixed rate and floating rate debt is estimated using quoted market prices. The fair value of our long-term secured debt is estimated using discounted cash flow analysis based on current market prices for similar type debt.

        Derivatives:    At December 31, 2014, our derivative portfolio consisted of interest rate swap contracts. Fair values were based on the use of a valuation model that utilizes, among other things, current interest, foreign exchange and volatility rates, as applicable. As such, the valuation of these instruments is classified as Level 2.

        Guarantees:    Guarantees are included in Accrued expenses, accounts payable and other liabilities on our Consolidated Balance Sheets. Fair value is determined by reference to the underlying aircraft and guarantee amount. See Note 24—Commitments and Contingencies—Asset Value Guarantees.

        The carrying amounts and fair values of our most significant financial instruments at December 31, 2014 are as follows:

	Successor
	December 31, 2014
(Dollars in thousands)	Book Value	Fair Value	Level 1		Level 2	Level 3
Assets
Cash and cash equivalents, including Restricted cash	$1,007,519	$1,007,519	$1,007,519	(a)	$—	$—
Notes receivable	51,558	51,558	—		51,558	—

	$1,059,077	$1,059,077	$1,007,519		$51,558	$—

Liabilities
Debt financings	$24,568,509	$24,443,579	$—		$24,443,579	$—
Derivative liabilities	1,281	1,281	—		1,281	—
Guarantees	133,500	131,814	—		—	131,814

	$24,703,290	$24,576,674	$—		$24,444,860	$131,814

(a)
Includes restricted cash of $421.2 million as of December 31, 2014.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. Fair Value Measurements (Continued)

  Predecessor

        We used the following methods and assumptions in estimating our fair value disclosures for financial instruments:

        Cash and Cash Equivalents:    The carrying value reported on the balance sheet for cash and cash equivalents and restricted cash approximated its fair value. We considered time deposits that were not readily available for immediate withdrawal as Level 2 valuations.

        Notes Receivable:    The fair values for notes receivable were estimated using discounted cash flow analyses, using market quoted discount rates that approximated the credit risk of the issuing party.

        Debt Financing:    The fair value of our debt financings, including the level within the fair value hierarchy, was determined at the end of each reporting period. We considered the frequency and volume of quoted prices of our debt in active markets, where available, in making our determination. The fair value of our long-term unsecured fixed-rate debt was estimated using a discounted cash flow analysis, based on our spread to U.S. Treasury bonds for similar debt. The fair value of our long-term unsecured floating rate debt was estimated using a discounted cash flow analysis based on credit default spreads. The fair value of our long-term secured debt was estimated using discounted cash flow analysis based on credit default spreads.

        Derivatives:    Fair values were based on the use of a valuation model that utilizes among other things, current interest, foreign exchange and volatility rates, as applicable.

        Guarantees:    Guarantees were included in Accrued interest and other payables on our Consolidated Balance Sheets. Fair value was determined by reference to the underlying aircraft fair value and guarantee amount.

        The carrying amounts and fair values (as well as the level within the fair value hierarchy to which the valuation relates) of our financial instruments at December 31, 2013 were as follows:

	Predecessor
	December 31, 2013
(Dollars in thousands)	Book Value	Fair Value	Level 1	Level 2		Level 3
Assets
Cash and cash equivalents, including Restricted cash	$1,816,229	$1,816,229	$188,263	$1,627,966	(a)	$—
Notes receivable	18,146	19,686	—	19,686		—

	$1,834,375	$1,835,915	$188,263	$1,647,652		$—

Liabilities
Debt financings	$(21,440,857)	$(22,963,578)	$—	$(22,963,578)		$—
Derivative liabilities	(8,348)	(8,348)	—	(8,348)	(b)	—
Guarantees	(128,750)	(119,645)	—	—		(119,645)

	$(21,577,955)	$(23,091,571)	$—	$(22,971,926)		$(119,645)

(a)
Includes restricted cash of $464.8 million as of December 31, 2013.
(b)
The balance includes CVA and MVA adjustments of $0.01 million as of December 31, 2013.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

27. Derivative Financial Instruments

  Successor

        From time to time, we employ a variety of derivatives to manage exposures to interest rate and foreign currency risks. At December 31, 2014, we had interest rate swap agreements maturing through 2015 that the predecessor previously entered into with a subsidiary of AIG.

        All of our interest rate swap agreements are subject to a master netting agreement, which would allow the netting of derivative assets and liabilities in the case of default under any one contract. Our interest rate swap agreements are recorded at fair value on our Consolidated Balance Sheets in Derivative liabilities (see Note 26—Fair Value Measurements). All of our derivatives were in a liability position at December 31, 2014. Our derivative contracts do not have any credit risk related contingent features and we are not required to post collateral under any of our existing derivative contracts.

        As of December 14, 2014 we do not apply hedge accounting and as a result we record changes in market values in income.

  Predecessor

        At December 31, 2013, we had interest rate swap agreements entered into with a related party that matured through 2015. During the year ended December 31, 2013, we also had two interest rate cap agreements with an unrelated counterparty in connection with a secured financing transaction that were scheduled to mature in 2018. We prepaid the debt related to our interest rate cap agreements during the year ended December 31, 2013 and terminated our interest rate cap agreements.

        All our interest rate swap and foreign currency swap agreements have been or were designated as cash flow hedges and changes in fair value of cash flow hedges are recorded in OCI. Where hedge accounting is not achieved, the change in fair value of the derivative is recorded in income. We did not designate the interest rate cap agreements as hedges, and all changes in fair value were recorded in income.

        We have previously de-designated and re-designated certain of our derivative contracts. The balance accumulated in AOCI at the time of the de-designation is amortized into income over the remaining life of the previously hedged item. If the expected cash flows of the previously hedged item are no longer expected to occur, any related amounts remaining in AOCI would be immediately recognized in earnings.

        All of our interest rate swap agreements are subject to a master netting agreement, which would allow the netting of derivative assets and liabilities in the case of default under any one contract. Our interest rate swap agreements are recorded at fair value on our Consolidated Balance Sheets in Derivative liabilities (see Note 26—Fair Value Measurements). All of our derivatives were in a liability position at December 31, 2013. Our derivative contracts do not have any credit risk related contingent features and we are not required to post collateral under any of our existing derivative contracts.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

27. Derivative Financial Instruments (Continued)

        Derivatives have notional amounts, which generally represent amounts used to calculate contractual cash flows to be exchanged under the contract. The following tables present notional amounts and fair values of derivatives outstanding at the following dates:

	Successor
	December 31, 2014
	Liability Derivatives
(Dollars in thousands)	Notional Value	Fair Value
Derivatives not qualifying for hedge accounting:
Interest rate swap agreements(a)	$51,630	$1,281

		$1,281

(a)
Converts floating interest rate debt into fixed rate debt.

	Predecessor
	December 31, 2013
	Liability Derivatives
(Dollars in thousands)	Notional Value	Fair Value
Derivatives designated as hedging instruments:
Interest rate swap agreements(a)	$191,329	$8,348

		$8,348

(a)
Converts floating interest rate debt into fixed rate debt.

        We recorded the following in OCI related to derivative instruments for the respective periods:

	Predecessor
		Years Ended December 31,
	Period beginning January 1, 2014 and ending May 13, 2014
Gain (Loss) (Dollars in thousands)		2013	2012
Effective portion of change in fair market value of derivatives:
Interest rate swap agreements(a)	$2,752	$11,318	$9,290
Amortization of balances of de-designated hedges and other adjustments	416	1,130	1,130
Income tax effect	(1,118)	(4,394)	(3,588)

Net changes in cash flow hedges, net of taxes	$2,050	$8,054	$6,832

(a)
Includes the following amounts for the following periods:

Period beginning January 1, 2014 and ending May 13, 2014 and the years ended December 31, 2013 and 2012 : (i) effective portion of the unrealized loss on derivative position recorded in OCI of $(93), $(677), and $(8,422) respectively; and (ii) amounts reclassified from AOCI into interest expense when cash payments were made or received on qualifying cash flow hedges of $2,845, for the period beginning January 1, 2014 and ending May 13, 2014.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

27. Derivative Financial Instruments (Continued)

        The following table presents the effect of derivatives recorded in Interest expense (Successor) and Other expenses (Predecessor) on the Consolidated Statements of Operations:

	Amount of Gain or (Loss) Recognized in Income on Derivatives
	Successor	Predecessor(a)
	Period beginning February 5, 2014 and ending December 31, 2014		Years Ended December 31,
		Period beginning January 1, 2014 and ending May 13, 2014

			2013	2012
(Dollars in thousands)
Derivatives designated as cash flow hedges:
Ineffectiveness of interest rate swap agreements(b)	$—	$(12)	$(53)	$(82)
Derivatives not designated as a hedge:
Interest rate cap agreements	—	—	61	558
Interest rate swap agreements	4,293	—	—	—
Reconciliation to Consolidated Statements of Operations:
Reclassification of amounts de-designated as hedges recorded in AOCI	—	(416)	(1,130)	(1,130)

Effect from derivatives	$4,293	$(428)	$(1,122)	$(654)

(a)
All components of each derivative's gain or loss were included in the assessment of effectiveness.

(b)
Amounts were presented as Interest rate swap agreements in the Predecessor financial statements.

28. Other Expenses

        Other expenses for the years ended December 31, 2013, 2012 were $111.6 million and $51.8 million, respectively. The results for the year ended December 31, 2013, were primarily impacted by a $100.5 million provision recorded for asset value guarantees on six aircraft. The results for the year ended December 31, 2012, were primarily impacted by a $31.3 million provision recorded for asset value guarantees associated with three aircraft and $18.0 million of rent expense associated with two aircraft leases that expired in January 2013.

29. Subsequent Events

        We evaluated subsequent events through March 30, 2015, the date the financial statements were issued.

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

30. Quarterly Financial Information (Unaudited)

        We have set forth below selected quarterly financial data for the years ended December 31, 2014 and 2013. The following quarterly financial information for each of the periods presented is unaudited.

	Predecessor		Successor
	Three Months Ended March 31				Three Months Ended
		Period beginning April 1, 2014 and ending May 13, 2014	Period beginning May 14, 2014 and ending June 30, 2014
					September 30		December 31
(Dollars in thousands)
2014
Total Revenues	$1,136,344	$491,615	$524,764	(a)	$1,025,433	(a)	$1,073,165
Pre-tax Income	192,059	29,177	145,891	(a)	365,506	(a)	303,933
Net Income	124,130	19,778	113,790	(a)	305,554	(a)	268,470

(a)
Results for the period beginning May 14, 2014 and ending June 30, 2014 and for the quarter ending September 30, 2014 have been revised from the amounts previously reported to reflect certain adjustments made during the measurement period to the preliminary fair values assigned to certain assets and liabilities, primarily the Maintenance rights intangible assets and Accrued maintenance liabilities. See Note 3—AerCap Transaction.

	Predecessor
	Three Months Ended
(Dollars in thousands)	March 31		June 30	September 30	December 31
2013
Total Revenues	$1,060,966	(a)	$1,101,507	$1,108,801	$1,146,111	(a)
Pre-tax Income (Loss)(b)	64,793		45,673	(1,049,315)	142,365
Net Income (Loss)(b)	49,616		33,170	(682,078)	82,209

(a)
$1.2 million of total revenues for the quarter ended March 31, 2013 and December 31, 2013 have been reclassified to conform with the current year Predecessor presentation.

(b)
During 2013, we recorded impairment charges and fair value adjustments of $46.2 million related to 12 aircraft, $116.6 million related to 21 aircraft, $1,162.1 million related to 44 aircraft and $76.5 million related to 11 aircraft during the first, second, third and fourth quarters, respectively.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AERCAP GLOBAL AVIATION TRUST
March 30, 2015	/s/ TOM KELLY TOM KELLY Chief Executive Officer (Principal Executive Officer)
March 30, 2015	/s/ IAN SUTTON IAN SUTTON Vice President and Chief Financial Officer (Principal Financial Officer)

Exhibit 4.43

Execution Version

AERCAP IRELAND CAPITAL LIMITED

as Irish Issuer,

AERCAP GLOBAL AVIATION TRUST

as U.S. Issuer,

and

AERCAP HOLDINGS N.V.

as Holdings

INDENTURE

Dated as of May 14, 2014

THE GUARANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

i

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08, 7.10, 11.02
(c)	N.A.
311(a)	7.11
(b)	7.11
312(a)	2.07
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06, 11.02
(d)	7.06
314(a)	4.02, 4.03, 11.02
(b)	N.A.
(c)(1)	7.02, 11.04, 11.05
(c)(2)	7.02, 11.04, 11.05
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01(b), 7.02(a)
(b)	7.05, 11.02
(c)	7.01
(d)	6.05, 7.01(c)
(e)	6.11
316(a) (last sentence)	2.11
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.03
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.06
318(a)	11.01
(b)	N.A.
(c)	11.01

*      N.A. means not applicable.

This Cross-Reference Table is not part of this Indenture.

v

INDENTURE dated as of May 14, 2014, between AERCAP IRELAND CAPITAL LIMITED, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the laws of Delaware (the “U. S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of Holdings’s subsidiaries signatory hereto or that becomes a Guarantor pursuant to the terms of this Indenture (the “Subsidiary Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

The Issuers, Holdings, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes authenticated and delivered under this Indenture (the “Notes”):

ARTICLE I

DEFINITIONS

SECTION 1.01                                 Definitions.  The following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, as determined by the Issuers with respect to any Note on any redemption date, the excess of:

(1)                                 the sum of the present value at such redemption date of all remaining scheduled payments of principal and interest on such Note through the Stated Maturity Date of such Note (excluding accrued but unpaid interest to the redemption date), discounted to the date of redemption using a discount rate equal to the Treasury Rate plus 50 basis points; over

(2)                                 the principal amount of the Notes to be redeemed.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors or other relevant law in any jurisdiction for the relief of debtors (including, without limitation, laws of Ireland and the Netherlands) relating to moratorium, bankruptcy, insolvency, receivership, winding up, liquidation, examinership or reorganization or any amendment to, succession to or change in any such law.

“Board of Directors” means, with respect to Holdings, either the board of directors of Holdings or any committee of that board duly authorized to act on behalf of such board, and with respect to any other Person, the board of directors or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Holdings to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

“Business Day” means any day other than Saturday, Sunday or any other day on which banking or trust institutions in New York or London are authorized generally or obligated by law, regulation or executive order to remain closed.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, unlimited liability company or limited liability company, partnership interests, membership interests (whether general or limited) or shares in the capital of the company and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Clearstream” means Clearstream Banking, société anonyme, or any successor thereto.

“Company Order” means a written order signed in the name of the Issuers by two Officers, which need only be signed by two Officers of the Issuers in the aggregate, both of whom may by Officers of the same Issuer.

“Consolidated Net Tangible Assets” means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under GAAP) that, under GAAP, would be included on a consolidated balance sheet of Holdings and its Restricted Subsidiaries, after deducting therefrom (i) all liability items except indebtedness for borrowed money (whether incurred, assumed or guaranteed) maturing by its terms more than one year from the date of creation thereof or that is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder’s equity and reserves for deferred income taxes, (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles that in each case would be so included on such balance sheet, and (iii) amounts invested in, or equity in the net assets of, Unrestricted Subsidiaries.

“Corporate Trust Office of the Trustee” shall be the address of the Trustee specified in Section 11.02 hereof or such other address as the Trustee may designate.

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“Custodian” means Wilmington Trust, National Association, as Custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article II hereof.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.14 hereof as the depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture, and, if at any time there is more than one such person, “Depositary” as used with respect to the Notes of any Series shall mean the Depositary with respect to the Notes of such Series.

“Dollar” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debt.

“DTC” means The Depository Trust Company, New York, New York, or its successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fitch” means Fitch Ratings, Inc. or any successor ratings agency.

“GAAP” means generally accepted accounting principles in the United States that are in effect from time to time.  At any time after the date of this Indenture, Holdings may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that any calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to Holdings’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.  Holdings shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of the Notes.

“Global Exchange Market” means the multilateral trading facility (as defined in European directive 2004/39/EC on markets in financial instruments) of the Irish Stock Exchange.

“Global Note”  when used with respect to any Series of Notes issued hereunder, means, individually and collectively, Notes executed by the Issuers and

3

authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Notes of such Series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the legend as prescribed by Section 2.14(c).

“Global Note Legend” means the legend set forth in Section 2.14(c), which is required to be placed on all Global Notes issued under this Indenture.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of government.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ obligations under this Indenture and the Notes.

“Guarantor” means each Person that Guarantees the Notes in accordance with the terms of this Indenture, including Holdings and the Subsidiary Guarantors.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Holdings” has the meaning assigned to it in the preamble to this Indenture.

“ILFC” means International Lease Finance Corporation, a corporation organized under the laws of California.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Interest Payment Date” when used with respect to any Series of Notes, means the date specified in such Notes for the payment of any installment of interest on those Notes.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Irish Issuer” has the meaning assigned to it in the preamble to this Indenture.

“Issuers” has the meaning assigned to it in the preamble to this Indenture.

4

“Lien” means any mortgage, pledge, lien, security interest or other charge, encumbrance or preferential arrangement, including the retained security title of a conditional vendor or lessor.  For avoidance of doubt, (a) the filing of a financing statement under the Uniform Commercial Code does not, in and of itself, give rise to a Lien and (b) in no event shall an operating lease be deemed to constitute a Lien.

“Maturity Date,” when used with respect to any Note or installment of principal thereof, means the date on which the principal of such Note or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

“Moody’s” means Moody’s Investor Service, Inc. or any successor ratings agency.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer or any Secretary or other executive officer or any duly authorized attorney-in-fact of the Irish Issuer, the U.S. Issuer or Holdings, as applicable.

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person that meets the requirements set forth in Sections 11.04 and 11.05 hereof; provided that an Officers’ Certificate of the Issuers need only be signed by two Officers of the Issuers in the aggregate, both of whom may by Officers of the same Issuer.

“Opinion of Counsel” means an opinion from legal counsel that, unless otherwise specified, meets the requirements of Sections 11.04 and 11.05 hereof.  Such counsel shall be reasonably acceptable to the Trustee and may, unless otherwise specified, be an employee of or counsel to the Issuers, Holdings or any Subsidiary of Holdings.

“Original Issue Discount Note” means any Note that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Outstanding” means, as of the date of determination, all Notes (or Series of Notes, as applicable) theretofore authenticated and delivered under this Indenture, except:

(1)                                 Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)                                 Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than

5

the Issuers) in trust or set aside and segregated in trust by the Issuers (if an Issuer shall act as its own Paying Agent); provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(3)                                 Notes that have been defeased pursuant to the procedures specified in Article VIII; and

(4)                                 Notes that have been paid in lieu of reissuance relating to lost, stolen, destroyed or mutilated certificates, or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Notes owned by an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream or other indirect participants in DTC serving a similar function).

“Permitted Jurisdiction” means any of the United States, any state thereof, the District of Columbia, or any territory thereof, any member state of the Pre-Expansion European Union, Switzerland, Bermuda, the Cayman Islands and Singapore.

“Permitted Liens” means:

(a)                                 Liens existing on the date of this Indenture;

(b)                                 Liens to secure the payment of all or part of the purchase price of property (other than property acquired for lease to a Person other than Holdings or a Restricted Subsidiary) upon the acquisition of such property by Holdings or a Restricted Subsidiary or to secure any indebtedness for borrowed money incurred or guaranteed by Holdings or a Restricted Subsidiary prior to, at the time of or within 60 days after the latest of the acquisition, completion of construction or commencement of full operation of such property, which indebtedness for borrowed money is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the Liens shall not apply to any property theretofore owned

6

by Holdings or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

(c)                                  Liens on the property of a Restricted Subsidiary on the date it becomes a Restricted Subsidiary;

(d)                                 Liens securing indebtedness for borrowed money of a Restricted Subsidiary owing to Holdings or to another Restricted Subsidiary;

(e)                                  Liens on property of a Person existing at the time such Person is merged into or consolidated or amalgamated with Holdings or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a Person as an entirety or substantially as an entirety by Holdings or a Restricted Subsidiary;

(f)                                   bankers’ Liens arising by law or by contract in the ordinary and usual course of business of Holdings or any Restricted Subsidiary;

(g)                                  any replacement or successive replacement in whole or in part of any Liens referred to in the foregoing clauses (a) to (f), inclusive; provided, however, that the principal amount of the indebtedness for borrowed money secured by the Liens shall not be increased and the principal repayment schedule and maturity of such indebtedness shall not be extended and (A) such replacement shall be limited to all or part of the property that secured the indebtedness for borrowed money so replaced (plus improvements and construction on such property), or (B) if the property that secured the indebtedness for borrowed money so replaced has been destroyed, condemned or damaged and pursuant to the terms of such indebtedness other property has been substituted therefor, then such replacement shall be limited to all or part of such substituted property;

(h)                                 Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against Holdings or any Restricted Subsidiary with respect to which Holdings or such Restricted Subsidiary is, in good faith, prosecuting an appeal or proceedings for review; or Liens incurred by Holdings or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which Holdings or such Restricted Subsidiary is a party; or Liens created by or resulting from any litigation or other proceeding that would not result in an Event of Default under this Indenture; or

(i)                                     Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord’s Liens on property held under lease; and any other Liens or charges incidental to the conduct of the business of Holdings or any Restricted Subsidiary or the ownership of the property and assets of any of them that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that do not, in the opinion of Holdings, materially

7

impair the use of such property in the operation of the business of Holdings or such Restricted Subsidiary or the value of such property for the purposes of such business.

“Person” means any individual, corporation, unlimited liability company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pre-Expansion European Union” means the European Union as of January 1, 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became or becomes a member of the European Union after January 1, 2004; provided that “Pre-Expansion European Union” shall not include any country whose long-term debt does not have a long-term rating of at least “Aa2” by Moody’s, “AA” by S&P, “AA” by Fitch or the equivalent rating category of another Rating Organization.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary, the financing terms, covenants, termination events and other provisions of which, including any Standard Securitization Undertakings, shall be market terms.

“Rating Organizations” means the following nationally recognized rating organizations:  Moody’s, S&P and Fitch or, if any of Moody’s, S&P or Fitch or all three shall not make a rating on the Notes publicly available, a nationally recognized rating organization, or organizations, as the case may be, selected by the Issuers that shall be substituted for any of Moody’s, S&P or Fitch or all three, as the case may be.

“Responsible Officer” with respect to the Trustee, means any Vice President, Assistant Vice President, Trust Officer, Assistant Trust Officer or any other officer of the Trustee within the corporate trust department of the Trustee who customarily performs functions similar to those performed by the above designated officers or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary of Holdings that is not an Unrestricted Subsidiary; provided, however, that the Board of Directors of Holdings may, subject to the covenant described under Section 4.11, designate any Unrestricted Subsidiary (other than any Unrestricted Subsidiary of which the majority of the Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries) as a Restricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc, or any successor rating agency.

“SEC” means the U.S. Securities and Exchange Commission.

8

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means the accounts receivable, lease, royalty or other revenue streams and other rights to payment and all related assets (including contract rights, books and records, all collateral securing any and all of the foregoing, all contracts and all guarantees or other obligations in respect of any and all of the foregoing and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving any and all of the foregoing) and the proceeds thereof, in each case pursuant to a Securitization Financing.

“Securitization Financing” means one or more transactions or series of transactions that may be entered into by Holdings or any Subsidiary of Holdings pursuant to which Holdings or any Subsidiary of Holdings may sell, convey or otherwise transfer Securitization Assets to (a) a Securitization Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries that is not a Securitization Subsidiary) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of Holdings or any Subsidiary of Holdings.

“Securitization Subsidiary” means a Subsidiary (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Holdings or any Subsidiary of Holdings makes an investment and to which Holdings or any Subsidiary of Holdings transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of Holdings or a Subsidiary of Holdings, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board of Directors of Holdings or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and (b) to which none of Holdings or any other Subsidiary of Holdings, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.  Any such designation by the Board of Directors of Holdings or such other Person shall be evidenced by a resolution of the Board of Directors of Holdings or such other Person giving effect to such designation.

“Series” or “Series of Notes” means each series of debentures, notes or other debt instruments of the Issuers created pursuant to Sections 2.01 and 2.02 hereof.

9

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings or any of its Subsidiaries that are customary for a seller or servicer of assets in a Securitization Financing.

“Stated Maturity Date,” when used with respect to any Note, means the date specified in such Note as the fixed date on which an amount equal to the principal amount of such Note is due and payable.

“Subsidiary” means, with respect to any specified Person, a corporation, limited liability company, partnership or trust more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof).

“Subsidiary Guarantor” has the meaning assigned to it in the preamble to this Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) and the rules and regulations thereunder as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Stated Maturity Date of the Notes to be redeemed, as determined by the Issuers; provided, however, that if the period from the redemption date to the Stated Maturity Date of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Notes of any Series shall mean the Trustee with respect to Notes of that Series.

“Unrestricted Subsidiary” means (i) any Subsidiary of Holdings (other than the Issuers and ILFC) that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary, and (ii) any other Subsidiary of Holdings (other than the Issuers

10

and ILFC) of which the majority of the Voting Stock is owned directly or indirectly by one or more Unrestricted Subsidiaries.

“U.S. Government Obligations” means securities that are:

(1)                                 direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

In either case, the U.S. Government Obligations may not be callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act, as custodian with respect to such U.S. Government Obligation or a specific payment of principal of or interest on such U.S. Government Obligation held by the custodian for the account of the holder of such depository receipt.  The custodian is not authorized, however, to make any deduction from the amount payable to the holder of the depository receipt except as required by law.

“U.S. Issuer” has the meaning assigned to it in the preamble to this Indenture.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.02                                 Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.09
“Agent for Service”	11.09
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“Judgment Currency”	11.11
“Legal Defeasance”	8.02
“Legal Holiday”	11.07
“OID”	4.06
“Paying Agent”	2.05
“Registrar”	2.05
“Regular Record Date”	2.03
“Relevant Taxing Jurisdiction”	4.09
“Service Agent”	2.05
“Successor Holdings”	5.01

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“Successor Irish Issuer”	5.02
“Successor Subsidiary Guarantor”	5.04
“Successor U.S. Issuer”	5.03
“Taxes”	4.09

SECTION 1.03                                 Incorporation by Reference of Trust Indenture Act.  When qualified under the TIA, this Indenture shall be subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture.  Whether or not this Indenture is so qualified, the following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means each Issuer and Guarantor, until a successor replaces an Issuer or a Guarantor and thereafter means, as to such replaced Issuer or Guarantor, its successor.

When qualified under the TIA, all other terms used in this Indenture that are defined by the TIA, defined by the TIA’s reference to another statute or defined by SEC rule under the TIA shall have the meanings so assigned to them.

SECTION 1.04                                 Rules of Construction.  Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 provisions apply to successive events and transactions; and

(6)                                 references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

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ARTICLE II

THE NOTES

SECTION 2.01                                 Issuable in Series.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.  The Notes may be issued in one or more Series.  All Notes of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution.  In the case of Notes of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officers’ Certificate may provide for the method by which specified terms (such as interest rate, Maturity Date, Regular Record Date or date from which interest shall accrue) are to be determined.  Notes may differ between Series in respect of any matters.

SECTION 2.02                                 Establishment of Terms of Series of Notes.  At or prior to the issuance of any Notes within a Series, the Issuers may establish (as to the Series generally, in the case of Subsection 2.02(a) and either as to such Notes within the Series or as to the Series generally in the case of Subsections 2.02(b) through 2.02(x)) by a Board Resolution, a supplemental indenture or an Officers’ Certificate pursuant to authority granted under a Board Resolution the following terms applicable to such Notes:

(a)                                 the title of the Notes of the Series (which shall distinguish the Notes of that particular Series from the Notes of any other Series);

(b)                                 any limit upon the aggregate principal amount of the Notes of the Series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the Series);

(c)                                  the date or dates on which the principal and premium, if any, of the Notes of the Series are payable;

(d)                                 the rate or rates (which may be fixed or variable per annum) at which the Notes of the Series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the Regular Record Dates (in the case of Notes in registered form), and the basis upon which such interest will be calculated if other than that of a 360 day year of twelve 30 day months;

(e)                                  the currency or currencies, including composite currencies, in which Notes of the Series shall be denominated, if other than Dollars, the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal, premium and interest with respect to Notes of such Series shall be payable or the method of such payment, if by wire transfer, mail or other means;

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(f)                                   the price or prices at which, the period or periods within which, and the terms and conditions upon which, Notes of the Series may be redeemed, in whole or in part at the option of the Issuers or otherwise, including the applicability of, and any addition to or change in, the provisions (and the related definitions) set forth in Article III which applies to Notes of the Series;

(g)                                  whether Notes of the Series are to be issued in registered form or bearer form or both and, if Notes are to be issued in bearer form, whether coupons will be attached to them, whether Notes of the Series in bearer form may be exchanged for Notes of the Series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

(h)                                 if any Notes of the Series are to be issued in bearer form or as one or more Global Notes representing individual Notes of the Series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary Note of the Series in bearer form payable with respect to any Interest Payment Date prior to the exchange of such temporary Note in bearer form for Definitive Notes of the Series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary Note in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date; and the terms upon which a temporary Note in bearer form may be exchanged for one or more Definitive Notes of the Series in bearer form;

(i)                                     the obligation, if any, of the Issuers to redeem, purchase or repay the Notes of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Notes of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(j)                                    the terms, if any, upon which the Notes of the Series may be convertible into or exchanged for any of Holdings’s ordinary shares, preferred shares, other debt securities or warrants for ordinary shares, preferred shares or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(k)                                 if other than denominations of $150,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the Notes of the Series shall be issuable;

(l)                                     if the amount of principal, premium or interest with respect to the Notes of the Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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(m)                             if the principal amount payable at the Stated Maturity Date of Notes of the Series will not be determinable as of any one or more dates prior to such Stated Maturity Date, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity Date other than the Stated Maturity Date and which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in Dollars;

(n)                                 any changes or additions to Article VIII;

(o)                                 if other than the entire principal amount thereof, the portion of the principal amount of the Notes of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(p)                                 the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Notes of the Series of any properties, assets, moneys, proceeds, securities or other collateral, including whether any provisions of the TIA are applicable and any corresponding changes to provisions of this Indenture as then in effect;

(q)                                 any addition to or change in the Events of Default which applies to any Notes of the Series and any change in the right of the Trustee or the requisite Holders of such Series of Notes to declare the principal amount of, premium, if any, and interest on such Series of Notes due and payable pursuant to Section 6.02;

(r)                                    if the Notes of the Series shall be issued in whole or in part in the form of a Global Note, the terms and conditions, if any, upon which such Global Note may be exchanged in whole or in part for other individual Definitive Notes of such Series, the Depositary for such Global Note and the form of any legend or legends to be borne by any such Global Note in addition to or in lieu of the Global Note Legend;

(s)                                   any Trustee, authenticating agent, Paying Agent, transfer agent, Service Agent or Registrar;

(t)                                    the applicability of, and any addition to or change in, the covenants (and the related definitions) set forth in Article IV or Article V which applies to Notes of the Series;

(u)                                 with regard to Notes of the Series that do not bear interest, the dates for certain required reports to the Trustee;

(v)                                 the intended United States Federal income tax consequences of the Notes;

(w)                               the terms applicable to Original Issue Discount Notes, including the rate or rates at which original issue discount will accrue; and

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(x)                                 any other terms of Notes of the Series (which terms shall not be prohibited by the provisions of this Indenture).

All Notes of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers’ Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Notes of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers’ Certificate.

SECTION 2.03                                 Denominations; Provisions for Payment.  The Notes shall be issuable and may be transferred only, except as otherwise provided with respect to any Series of Notes pursuant to Section 2.02, as registered Notes in the denominations of one-hundred fifty thousand Dollars ($150,000) or any integral multiple of one thousand Dollars ($1,000) in excess thereof, subject to Section 2.02(k).  The Notes of any Series shall bear interest payable on the dates and at the rate specified with respect to that Series.  Unless otherwise provided as contemplated by Section 2.02 with respect to Notes of any Series, the principal of and the interest on the Notes of any Series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in Dollars.  Such payment shall be made at an office or agency of the Issuers maintained for that purpose (which may be an office of the Trustee or an affiliate of the Trustee).  The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency.  Each Note shall be dated the date of its authentication.  Unless otherwise provided as contemplated by Section 2.02, interest on the Notes shall be computed on the basis of a 360 day year composed of twelve 30 day months.

The interest installment on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Notes of that Series shall be paid to the Person in whose name said Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest installment.  In the event that any Note of any Series or portion thereof is called for redemption and the redemption date is subsequent to a Regular Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Note will be paid upon presentation and surrender of such Note as provided in Section 3.05 and Section 3.06.

Unless otherwise set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate establishing the terms of any Series of Notes pursuant to Section 2.02 hereof, the term “Regular Record Date” as used in this Indenture with respect to Notes of any Series with respect to any Interest Payment Date for such Series shall mean (i) either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such Series pursuant to Section 2.02 hereof shall occur, if such Interest Payment Date is the first day of a month or (ii) the last day of the month immediately preceding the month in which an Interest Payment Date established for such Series pursuant to Section 2.02 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day.

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Subject to the foregoing provisions of this Section, each Note of a Series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note of such Series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

SECTION 2.04                                 Execution and Authentication.  One or more Officers shall sign the Notes for each Issuer by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.  A Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.  The manual signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.  The Notes may contain such notations, legends or endorsements required by law, stock exchange rule or usage, but which shall not affect the rights, duties or immunities of the Trustee.

The Trustee shall at any time, and from time to time, authenticate Notes for original issue in the principal amount provided in a Company Order.  Such Company Order shall specify the amount of Notes to be authenticated, the date on which the issue of Notes is to be authenticated, the number of separate Notes to be authenticated, the registered Holder of each Note and delivery instructions.  Each Note shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate.

The aggregate principal amount of Notes of any Series Outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.02, except as provided in Section 2.09.

Prior to the first issuance of Notes of any Series, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on:  (a) the Board Resolution, supplemental indenture hereto or Officers’ Certificate establishing the form of the Notes of that Series or of Notes within that Series and the terms of the Notes of that Series or of Notes within that Series, (b) an Officers’ Certificate with respect to both the issuance and authentication of such Notes, and (c) an Opinion of Counsel with respect to both the issuance and authentication of such Notes which shall also state: (i) that such Notes, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and (ii) that the Guarantees relating to such Notes constitute valid and legally binding obligations of the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

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The Trustee shall have the right to decline to authenticate and deliver any Notes of such Series:  (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then Outstanding Series of Notes or otherwise exposes the Trustee to liability hereunder or under any Series of Notes; or (c) if the issue of such Notes will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

SECTION 2.05                                 Registrar and Paying Agent.  So long as Notes of any Series remaining Outstanding, the Issuers agree to maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes of such Series may be presented or surrendered for payment (“Paying Agent”) and where Notes of such Series may be presented for registration of transfer or exchange (“Registrar”).  The Registrar shall keep a register with respect to each Series of Notes and to their transfer and exchange.  The Irish Issuer shall cause each register to be maintained in accordance with Section 91 of the Companies Act, 1963 of Ireland (provisions as to register of debenture holders). The Issuers will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar or Paying Agent. The Irish Issuer shall ensure that the location of any such register is notified to the Register of Companies in Ireland as required under Section 91 of the Companies Act, 1963 of Ireland.  If at any time the Issuers shall fail to maintain any such required Registrar or Paying Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoint the Trustee as their agent to receive all such presentations and surrenders.

The Issuers may also from time to time designate one or more additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.02 for Notes of any Series for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such additional paying agent or additional service agent.  The term “Paying Agent” includes any additional paying agent; and the term “Service Agent” includes any additional service agent.

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The Issuers hereby appoint the Trustee as the initial Registrar and Paying Agent for each Series unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Notes of that Series are first issued.

The Issuers shall appoint a service agent where notices and demands to or upon the Issuers in respect of the Notes of such Series and this Indenture may be served (“Service Agent”), which shall initially be CT Corporation System, with offices at 111 Eighth Avenue, New York, New York, 10011.  The Issuers will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of the Service Agent.

SECTION 2.06                                 Paying Agent To Hold Money in Trust.  The Issuers shall require each Paying Agent, other than the Trustee, to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Notes or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Notes, and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  Notwithstanding anything in this Section to the contrary, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 8.06, and (ii) the Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent (if other than an Issuer or a Subsidiary of Holdings) shall be released from all further liability with respect to the money.  If an Issuer or a Subsidiary of Holdings acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Series of Notes all money held by it as Paying Agent.

SECTION 2.07                                 Holder Lists.  (a)  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Notes and the Issuers undertake to provide, or cause the Depositary to provide, such a list at the Trustee’s reasonable request but in any case no more often than at stated intervals of six months, unless the Issuers and the Trustee shall otherwise agree.  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least ten days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each Series of Notes.

(b)                                 The Trustee may destroy any list furnished to it as provided in Section 2.07(a) upon receipt of a new list so furnished.

SECTION 2.08                                 Transfer and Exchange.  When Notes of a Series are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series, the Registrar shall register the

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transfer or make the exchange if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Issuers shall execute, and the Trustee, upon a Company Order, shall authenticate, Notes at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuers may require payment from the transferring or exchanging Holder, as the case may be, of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.06 or 9.04).

No Issuer or Registrar shall be required (a) to issue, register the transfer of, or exchange Notes of any Series for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of Notes of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer or exchange of Notes of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

All Notes presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied by a written instrument or instruments of transfer satisfactory to the Issuers and the Registrar, duly executed by the registered Holder or by such Holder’s duly authorized attorney in writing and, if necessary, by the transferee or such transferee’s duly authorized attorney in writing.

The provisions of this Section 2.08 are, with respect to any Global Note, subject to Section 2.14 hereof.

SECTION 2.09                                 Mutilated, Destroyed, Lost and Stolen Notes.  If any mutilated Note is surrendered to the Trustee, the Issuers shall execute and the Trustee, upon a Company Order, shall authenticate and deliver in exchange therefor a new Note of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuers and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and the Trustee, upon a Company Order, shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Issuers and the Trustee such security or indemnity as may be required by them to save each of them and any agent of

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either of them harmless, and, in case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Upon the issuance of any new Note under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that Series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) any and all other rights and remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary, with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, negotiable instruments or other securities.

SECTION 2.10                                 Treasury Notes.  In determining whether the Holders of the required principal amount of Notes of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Notes of a Series owned by Holdings or a Subsidiary of Holdings shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Notes of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Subject to the foregoing, only Notes Outstanding at the time shall be considered in any such determination.

SECTION 2.11                                 Temporary Notes.  Until Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon a Company Order.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes, which shall not affect the rights, duties or immunities of the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee, upon a Company Order, shall authenticate Definitive Notes of the same Series and Maturity Date in exchange for temporary Notes.  Until so exchanged, temporary Notes shall have the same rights under this Indenture as the Definitive Notes.

SECTION 2.12                                 Cancellation.  The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Notes (subject to the record retention requirement of the Exchange Act) and, upon request, provide evidence of the cancellation of all cancelled Notes to the Issuers.  The Issuers may not issue new Notes to

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replace Notes that they have paid or delivered to the Trustee for cancellation.  The Issuers shall deliver, or cause to be delivered, notice of such cancellation to the Company Announcements Office of the Irish Stock Exchange (as long as any Notes are admitted to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require).

SECTION 2.13                                 Defaulted Interest.  If an Issuer defaults in a payment of interest on a Series of Notes, it shall pay the defaulted interest in any lawful manner, plus, to the extent permitted by law and if the terms of such Series so provide, any interest payable on the defaulted interest, to the persons who are Holders of the Series on a subsequent special record date.  The Issuers shall fix the record date and payment date.  At least 10 days before the record date, the Issuers shall mail or deliver to the Trustee and to each Holder of the Series a notice that states the record date, the payment date and the amount of interest to be paid.

SECTION 2.14                                 Global Notes.  (a)  Terms of Notes.  A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Notes of a Series shall be issued in whole or in part in the form of one or more Global Notes and the Depositary for such Global Note or Notes.

(b)                                 Transfer and Exchange.  Notwithstanding any provisions to the contrary contained in Section 2.08 of this Indenture and in addition thereto, any Global Note shall be exchangeable pursuant to Section 2.08 of this Indenture for Notes registered in the names of Holders other than the Depositary for such Note or its nominee only if (i) such Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuers fail to appoint a successor Depositary within 90 days of such event, and (ii) the Issuers execute and deliver to the Trustee an Officers’ Certificate stating that such Global Note shall be so exchangeable.  Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Note with like tenor and terms.

Except as provided in this Section 2.14(b), a Global Note may only be transferred in whole but not in part (i) by the Depositary with respect to such Global Note to a nominee of such Depositary, (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

(c)                                  Legend.  Any Global Note issued hereunder shall bear a legend in substantially the following form:

“This Note is held by the Depositary (as defined in the Indenture governing this Note) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (a) the Trustee may make such notations hereon as may be required pursuant to Section

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2.04 of the Indenture, (b) this Note may be exchanged in whole but not in part pursuant to Section 2.14(b) of the Indenture, (c) this Note may be delivered to the Trustee for cancellation pursuant to Section 2.12 of the Indenture and (d) except as otherwise provided in Section 2.14(b) of the Indenture, this Note may be transferred, in whole but not in part, only (x) by the Depositary to a nominee of the Depositary, (y) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (z) by the Depositary or any nominee to a successor Depositary or to a nominee of such successor Depositary.”

(d)                                 Acts of Holders.  (i)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.

(ii)                                  The fact and date of the execution by any Person of any such instrument or writing may be proved by any reasonable manner which the Trustee deems sufficient.

(iii)                               The ownership of bearer securities may be proved by the production of such bearer securities.  The Trustee and the Issuers may assume that such ownership of any bearer security continues until (i) such bearer security is produced to the Trustee by some other Person, (ii) such bearer security is surrendered in exchange for a registered security or (iii) such bearer security is no longer outstanding.  The ownership of bearer securities may also be proved in any other manner which a Responsible Officer of the Trustee deems sufficient.

(iv)                              The ownership of registered securities shall be proved by the register maintained by the Registrar.

(v)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(vi)                              If the Issuers shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a Board Resolution, fix in advance a record

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date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that such authorization, agreement or consent by the Holders on such record date shall not be deemed effective unless it shall become effective pursuant to the provisions of this Indenture within six months after the record date.

The Depositary, as a Holder, may establish procedures for beneficial owners of Notes who hold interests in the Notes through Participants to provide any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture and it may take actions as Holder consistent with such instructions in accordance with such procedures. The Trustee shall have no duty, obligation, responsibility or liability with respect to the Depositary’s procedures.

(e)                                  Payments.  Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Note shall be made to the Holder thereof.

SECTION 2.15                                 CUSIP or ISIN Numbers.  The Issuers in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Issuers shall use “CUSIP” or “ISIN” numbers in notices of redemption as provided in Section 3.03; provided that (i) neither the Issuers nor the Trustee shall have any responsibility for any defect in the “CUSIP” or “ISIN” number that appears on any Note, check, advice of payment or redemption notice, (ii) any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption, (iii) reliance may be placed only on the other elements of identification printed on the Notes and (iv) any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers shall notify the Trustee of changes in the “CUSIP” or “ISIN” numbers for the Notes of which they become aware.

SECTION 2.16                                 Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders of the Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders of the Notes.

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ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.01                                 Notices to Trustee.  The Issuers may, with respect to any Series of Notes, reserve the right to redeem and pay the Series of Notes or may covenant to redeem and pay the Series of Notes or any part thereof prior to the Stated Maturity Date thereof at such time and on such terms as provided for in such Series of Notes.  If a Series of Notes is redeemable and the Issuers want or are obligated to redeem prior to the Stated Maturity Date thereof all or part of the Series of Notes pursuant to the terms of such Notes, the Issuers shall notify the Trustee in writing of the redemption date and the principal amount of Notes of the Series to be redeemed and the redemption price.  The Issuers shall give such written notice to the Trustee in the form of an Officers’ Certificate at least five (5) days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof unless the Trustee consents to a shorter period.

For so long as the Notes are admitted to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the Issuers shall deliver, or cause to be delivered, notice of redemption to the Company Announcements Office of the Irish Stock Exchange and, with respect to certificated Notes only, mail such notice to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the books of the Registrar, in each case at least five (5) days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03.

SECTION 3.02                                 Selection of Notes To Be Redeemed.  Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officers’ Certificate, if less than all of the Notes of a Series are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased as follows:

(1)                                 if the Issuers notify the Trustee in writing that the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(2)                                 if the Issuers do not notify the Trustee in writing that the Notes are listed on any national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate or as required by the Depositary.

No Notes of $150,000 of principal amount or less (or, in the case of any Series established in denominations less than $150,000, the principal amount or less of such denomination) will be redeemed in part.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall make the selection from Outstanding Notes of a Series not previously called for redemption.

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If any Note is to be redeemed in part only, the notice of redemption that relates to such Note of the same Series and Stated Maturity Date shall state the portion of the principal amount of that Note to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note presented for redemption will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the redemption date, interest ceases to accrue or accrete on Notes or portions of them called for redemption.

SECTION 3.03                                 Notice of Redemption.  Unless otherwise provided for a particular Series of Notes by a Board Resolution, a supplemental indenture or an Officers’ Certificate, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail (or otherwise delivered in accordance with the procedures of DTC), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(1)                                 the redemption date;

(2)                                 the redemption price, which will include interest accrued and unpaid to the date fixed for redemption;

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph of the Notes and/or provision of this Indenture or any supplemental indenture pursuant to which the Notes called for redemption are being redeemed;

(8)                                 the CUSIP or ISIN number, if any, printed on the Notes being redeemed;

(9)                                 any applicable conditions precedent and the procedures for notice to the Trustee and Holders of any failure or delay to satisfy such conditions;

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(10)                          whether payment of the redemption price and the performance of the Issuers’ obligations with respect to such redemption will be performed by another Person; and

(11)                          that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall deliver to the Trustee, at least 10 days prior to the intended mailing of any such notice (or such shorter period as may be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as required by this Section.

SECTION 3.04                                 Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price, subject to the following paragraph.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Any redemption or notice of any redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any debt or equity financing, acquisition or other corporate transaction or event, and, at the Issuers’ discretion, the redemption date may be delayed until such time as any or all of such conditions have been satisfied. In addition, the Issuers may provide in any notice of redemption that payment of the redemption price and the performance of their obligations with respect to such redemption may be performed by another Person; provided, however, that the Issuers will remain obligated to pay the redemption price and perform their obligations with respect to such redemption in the event such other Person fails to do so.

SECTION 3.05                                 Deposit of Redemption Price.  Prior to 10:00 a.m. (New York City time) on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent (or, if an Issuer or a Subsidiary of an Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date, other than Notes or portions of Notes called for redemption that have been delivered by the Issuers to the Trustee for cancellation.  The Trustee or the Paying Agent shall as promptly as practicable return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.  If such money is then held by an Issuer in trust and is not required for such purpose it shall be discharged from such trust.

If the Issuers comply with the provisions of the immediately preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued

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and unpaid interest shall be paid on the redemption date to the Person in whose name such Note was registered at the close of business on such Regular Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent permitted by law and if the terms of such Series so provide, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 3.06                                 Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Issuers shall execute and the Trustee, upon a Company Order, shall authenticate for the Holder (at the Issuers’ expense) a new Note of the same Series and Stated Maturity Date equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07                                 Optional Redemption.  The Issuers may redeem all or part of the Notes within a Series pursuant to the terms of any Board Resolution, supplemental indenture or Officers’ Certificate pursuant to which such Series was established.

ARTICLE IV

COVENANTS

SECTION 4.01                                 Payment of Notes.  The Issuers and Guarantors covenant and agree, jointly and severally, for the benefit of the Holders of each Series of Notes, that they will duly and punctually make all payments in respect of each Series of Notes on the dates and in the manner provided in such Series of Notes and this Indenture.   Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than Holdings or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments with respect to such Notes then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

SECTION 4.02                                 SEC Reports and Reports to Holders.

(a)                                 Notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis pursuant to rules and regulations promulgated by the SEC, Holdings will file with, or furnish to, the SEC (and will deliver a copy to the Trustee and make available to the Holders of the Notes (without exhibits), within 15 days after it files them with, or furnishes them to, the SEC):

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(i)                                     within 120 days (or any longer time period then in effect under the rules and regulations of the Exchange Act for a non-accelerated filer), plus any grace period provided by Rule 12b-25 under the Exchange Act, after the end of each fiscal year, annual reports on Form 20-F, or any successor or comparable form (including Form 10-K), containing the information required to be contained therein;

(ii)                                  within 75 days (or any longer time period then in effect under the rules and regulations of the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K, containing the information required to be contained therein, or any successor or comparable form (including Form 10-Q);

(iii)                               promptly from time to time after the occurrence of an event required to be therein reported, current reports containing substantially the information required to be contained in a current report on Form 6-K, or any successor or comparable form; provided that no such current report or any information required to be contained in such current report will be required to be filed or furnished if the Issuers determine in their good faith judgment that such event, or any information with respect to such event that is not included in any report that is filed or furnished, is not material to the Holders of the Notes or the business, assets, operations, financial position or prospects of Holdings and its Restricted Subsidiaries, taken as a whole, or such current report relates solely to securities other than the Notes and the Guarantees; and

(iv)                              any other information, documents and other reports that Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided that all such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K or (C) will not be required to contain the separate financial information contemplated by Rule 3-10 of Regulation S-X promulgated by the SEC;

provided further that Holdings shall not be so obligated to file such reports with, or furnish such reports to, the SEC if the SEC does not permit such filing or furnishing, in which event Holdings will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time Holdings would be required to file such information with, or furnish such information to, the SEC, if it were subject to Section 13 or 15(d) of the Exchange Act, pursuant to the provisions set forth in clauses (i) through (iv) above.

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(b)                                 Other than with respect to delivery to the Trustee, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are publicly available on the SEC’s EDGAR system (or a successor thereto) within the applicable time periods specified above.

(c)                                  Delivery of reports, information and documents to the Trustee under this Section 4.02 is for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).

SECTION 4.03                                 Compliance Certificate.  Holdings shall deliver to the Trustee within 120 days after the end of each fiscal year of Holdings an Officers’ Certificate stating that a review of the activities of Holdings and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Holdings and each of its Restricted Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to such Officer’s knowledge, Holdings and each of its Restricted Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred and is continuing, describing all such Defaults or Events of Default of which such Officer has knowledge and what action Holdings and its Restricted Subsidiaries are taking or proposes to take, if any, with respect thereto).

SECTION 4.04                                 Further Instruments and Acts.  The Issuers and the Guarantors shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.05                                 Corporate Existence.  Subject to Article V hereof, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                 its existence in accordance with its organizational documents (as the same may be amended from time to time); and

(2)                                 the rights (charter and statutory), licenses and franchises of Holdings and each of its Restricted Subsidiaries; provided, however, that Holdings shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

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SECTION 4.06                                 Calculation of Original Issue Discount.  If the Notes are issued with original issue discount (other than de minimis original issue discount) (“OID”), as defined under the Internal Revenue Code, the Issuers shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of OID (including daily rates and accrual periods) accrued on Outstanding Notes as of the end of such year and (ii) such other specific information relating to such OID as may then be relevant under the Internal Revenue Code.

SECTION 4.07                                 Restrictions as to Dividends and Certain Other Payments.  No dividend whatsoever shall be paid or declared nor shall any distributions be made on any Capital Stock of Holdings (except in shares of, or warrants or rights to subscribe for or purchase shares of, Capital Stock of Holdings), nor shall any payment be made by Holdings or any Restricted Subsidiary to acquire or retire shares of such Capital Stock, at a time when an Event of Default as defined under clause (1), (2) or (3) of Section 6.01 has occurred and is continuing.

SECTION 4.08                                 Restrictions on Liens.

(a)                                 Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, issue, assume or guarantee any indebtedness for borrowed money secured by any Lien, other than Permitted Liens, upon any property of Holdings or any Restricted Subsidiary, or upon any shares of Capital Stock of any Restricted Subsidiary, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of any such indebtedness for borrowed money, that the Notes (together with, if Holdings shall so determine, any other indebtedness of Holdings or a Restricted Subsidiary ranking equally with the Notes then existing or thereafter created) shall be secured equally and ratably with such indebtedness for borrowed money.

(b)                                 Notwithstanding the restrictions described in Section 4.08(a), Holdings and any one or more Restricted Subsidiaries may issue, assume or guarantee indebtedness for borrowed money secured by Liens that would otherwise be subject to the restrictions set forth in Section 4.08(a) in an aggregate amount that, together with all the other outstanding indebtedness for borrowed money of Holdings and its Restricted Subsidiaries secured by Liens (other than Permitted Liens), does not at the time of the issuance, assumption of guarantee thereof, exceed 12.5% of the Consolidated Net Tangible Assets of Holdings as shown on, or derived from, Holdings’s most recent quarterly or annual consolidated balance sheet.

SECTION 4.09                                 Additional Amounts.

(a)                                 The Issuers and the Guarantors are required to make all payments under or with respect to the Notes and each Guarantee free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of (i) Ireland or any political subdivision or any authority or agency therein or thereof having power to tax, (ii) any other jurisdiction in which an Issuer is organized or otherwise

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resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax, (iii) any jurisdiction from or through which payment on the Notes or any Guarantee or any political subdivision or any authority or agency therein or thereof having the power to tax is made or (iv) any jurisdiction in which a Guarantor that actually makes a payment on the Notes or its Guarantee is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or any authority or agency therein or thereof having the power to tax (each a “Relevant Taxing Jurisdiction”), unless the Issuers and the Guarantors are required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

(b)                                 If an Issuer or a Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or any Guarantee, the Issuers and the Guarantors will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by Holders (including Additional Amounts) after such withholding or deduction will not be less than the amount Holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction, but other than a connection arising from the acquisition, ownership or holding of such Note or the receipt of any payment in respect thereof); (2) any estate,  inheritance, gift, sales, value added, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any Taxes imposed as a result of the failure of the relevant Holder or beneficial owner of the Notes to comply with a timely request in writing of any Issuer addressed to the Holder or beneficial owner, as the case may be (such request being made at a time that would enable such Holder or beneficial owner acting reasonably to comply with that request), to provide information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request under applicable law, regulation or administrative practice would have reduced or eliminated such Taxes with respect to such Holder or beneficial owner, as applicable; (4) any Taxes that are payable other than by deduction or withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes; (5) any Taxes that are required to be deducted or withheld on a payment to an individual and that are required to be made pursuant to Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on taxation of savings income or any law implementing or complying with, or introduced in order to conform to such Directives; or (6) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements or treaties (including any law

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implementing any such agreement or treaty) entered into in connection with the implementation thereof; nor will the Issuers or Guarantors pay Additional Amounts (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment (where presentation is permitted or required for payment) within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later, (y) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note, or (z) in respect of any Note where such withholding or deduction is imposed as a result of any combination of clauses (1), (2), (3), (4), (5), (6), (x), (y) and (z) of this paragraph.

(c)                                  The Issuers and the Guarantors will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law.  The Issuers and Guarantors will provide the Trustee, for the benefit of the Holders, with official receipts evidencing the payment of the Taxes with respect to which Additional Amounts are paid.  If, notwithstanding the efforts of the Issuers and Guarantors to obtain such receipts, the same are not obtainable, the Issuers and Guarantors will provide the Trustee with other evidence.  In no event, however, shall any Issuer or Guarantor be required to disclose any information it reasonably deems to be confidential.

(d)                                 If the Issuers or the Guarantors are or will become obligated to pay Additional Amounts under or with respect to any payment made on the Notes or any Guarantee, at least 30 days prior to the date of such payment, the Issuers will deliver to the Trustee an Officers’ Certificate stating that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date.

(e)                                  Whenever in this Indenture there is mentioned, in any context:

(i)                                     the payment of principal or interest;

(ii)                                  redemption prices or purchase prices in connection with a redemption or purchase of Notes; or

(iii)                               any other amount payable on or with respect to any of the Notes or any Guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

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(f)                                   The Issuers and the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise, property or similar taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, this Indenture, any Guarantee or any other document or instrument in relation thereof, and the Issuers and the Guarantors will agree to indemnify the Holders for any such taxes paid by such Holders.

(g)                                  The obligations described under this heading will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to any Issuer or any Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

SECTION 4.10                                 [Reserved].

SECTION 4.11                                 Restrictions on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries.

(a)                                 Holdings will not permit any Restricted Subsidiary to be designated as an Unrestricted Subsidiary unless, immediately after such designation, such Subsidiary will not own, directly or indirectly, any Capital Stock or indebtedness of any Restricted Subsidiary.

(b)                                 Holdings will not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless, immediately after such designation, such Subsidiary has outstanding no Liens securing indebtedness for borrowed money except as are permitted by Section 4.08, treating such Liens, for the purpose of this provision, as having been incurred immediately after such designation.

(c)                                  Promptly after the adoption of any resolution by the Board of Directors of Holdings designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, Holdings shall file a certified copy thereof with the Trustee, together with an Officers’ Certificate as required by the terms of this Indenture.

(d)                                 On the date of this Indenture, each of Holdings’s Subsidiaries will be a Restricted Subsidiary.

SECTION 4.12                                 Restrictions on Investments in Unrestricted Subsidiaries.  Holdings will not, nor will it permit any Restricted Subsidiary to, make any investment in, or transfer any assets to, an Unrestricted Subsidiary at a time when a Default or Event of Default has occurred and is continuing.

SECTION 4.13                                 Restrictions on Guarantees.

(a)                                 Holdings will not cause or permit any of its Restricted Subsidiaries (other than a Securitization Subsidiary), directly or indirectly, to guarantee any capital markets debt or any unsecured credit facility (other than Standard Securitization

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Undertakings in connection with a Qualified Securitization Financing) of Holdings, the Issuers or any Subsidiary Guarantor (other than guarantees by any of the U.S. Issuer’s Subsidiaries of capital markets debt or unsecured credit facilities of the U.S. Issuer or any of its Subsidiaries), unless such Restricted Subsidiary:

(i)                                     within five Business Days of the date on which it guarantees such capital markets debt or unsecured credit facility, executes and delivers to the Trustee a supplemental indenture in substantially the form of Exhibit A hereto pursuant to which such Restricted Subsidiary shall Guarantee all of the Issuers’ obligations under the Notes and this Indenture; and

(ii)                                  delivers to the Trustee an Opinion of Counsel (which may contain customary exceptions) stating that such supplemental indenture and Guarantee have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute the legal, valid and enforceable obligation of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture until such Guarantee is released in accordance with the provisions of this Indenture.

(b)                                 Notwithstanding Section 4.13(a), Subsidiaries of the U.S. Issuer shall be permitted to guarantee capital markets debt and unsecured credit facilities of the U.S. Issuer and its Subsidiaries.

ARTICLE V

SUCCESSORS

SECTION 5.01                                 Holdings.

(a)                                 Holdings may not consolidate, amalgamate or merge with or into or wind up into (whether or not Holdings is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)                                     Holdings is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of Holdings or under the laws of a Permitted Jurisdiction (Holdings or such Person, as the case may be, being herein called “Successor Holdings”);

(ii)                                  Successor Holdings, if other than Holdings, expressly assumes all the obligations of Holdings under the Notes and this Indenture pursuant to a supplemental indenture;

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(iii)                               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iv)                              Successor Holdings, if other than Holdings, shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel (which may contain customary exceptions) stating that the Guarantee to be provided by Successor Holdings has been duly authorized, executed and delivered by Successor Holdings and constitutes the legal, valid and enforceable obligation of Successor Holdings; and

(v)                                 Successor Holdings shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that, notwithstanding the foregoing clause (iii), (A) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into Holdings; (B) Holdings may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of Holdings solely for the purpose of reincorporating Holdings in a Permitted Jurisdiction; and (C) Holdings may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

(b)                                 Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under this Indenture and Holdings’s Guarantee and in such event Holdings will automatically be released and discharged from its obligation under this Indenture and Holdings’s Guarantee.

SECTION 5.02                                 The Irish Issuer.

(a)                                 The Irish Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Irish Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)                                     the Irish Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Irish Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of incorporation of the Irish Issuer or under the laws of a Permitted Jurisdiction (the Irish Issuer or such Person, as the case may be, being herein called “Successor Irish Issuer”);

(ii)                                  the Successor Irish Issuer, if other than the Irish Issuer, expressly assumes all the obligations of the Irish Issuer under the Notes and this Indenture pursuant to a supplemental indenture;

(iii)                               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

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(iv)                              if the Successor Irish Issuer is other than the Irish Issuer, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel from local tax counsel which need not meet the requirements of Sections 11.04 and 11.05, stating that the Holders of Notes will not recognize income, gain or loss in the jurisdiction of incorporation of the Irish Issuer for income tax purposes as a result of such transaction and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

(v)                                 if the Successor Irish Issuer is other than the Irish Issuer, the Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel from local tax counsel which need not meet the requirements of Sections 11.04 and 11.05 stating that the Holders of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

(vi)                              if the Successor Irish Issuer is other than the Irish Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor Irish Issuer’s obligations under this Indenture and each Series of Notes; and

(vii)                           the Successor Irish Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that, notwithstanding the foregoing clause (iii), (A) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into the Irish Issuer; (B) the Irish Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the Irish Issuer solely for the purpose of reincorporating the Irish Issuer in a Permitted Jurisdiction; and (C) the Irish Issuer may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

(b)                                 The Successor Irish Issuer (if other than the Irish Issuer) will succeed to, and be substituted for, the Irish Issuer under this Indenture and the Notes and in such event the Irish Issuer will automatically be released and discharged from its obligation under this Indenture and the Notes.

SECTION 5.03                                 The U.S. Issuer.

(a)                                 The U.S. Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the U.S. Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

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(i)                                     the U.S. Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the U.S. Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the U.S. Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the U.S. Issuer or such Person, as the case may be, being herein called “Successor U.S. Issuer”);

(ii)                                  the Successor U.S. Issuer, if other than the U.S. Issuer, expressly assumes all the obligations of the U.S. Issuer under the Notes and this Indenture pursuant to a supplemental indenture;

(iii)                               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iv)                              if the Successor U.S. Issuer is other than the U.S. Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor U.S. Issuer’s obligations under this Indenture and each Series of Notes; and

(v)                                 the Successor U.S. Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that, notwithstanding the foregoing clause (iii), (A) the U.S. Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the U.S. Issuer solely for the purpose of reincorporating the U.S. Issuer in the United States, any state thereof, the District of Columbia or any territory thereof; and (B) the U.S. Issuer may be converted into, or reorganized or reconstituted in the United States, any state thereof, the District of Columbia or any territory thereof.

(b)                                 The Successor U.S. Issuer (if other than the U.S. Issuer) will succeed to, and be substituted for, the U.S. Issuer under this Indenture and the Notes and in such event the U.S. Issuer will automatically be released and discharged from its obligation under this Indenture and the Notes.

SECTION 5.04                                 Subsidiary Guarantors.

(a)                                 Each Subsidiary Guarantor may not consolidate, amalgamate or merge with or into or wind up into (whether or not the applicable Subsidiary Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Restricted Subsidiary (other than an Issuer) unless:

(i)                                     the applicable Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or

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merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or under the laws of a Permitted Jurisdiction (such Subsidiary Guarantor or such Person, as the case may be, being herein called “Successor Subsidiary Guarantor”);

(ii)                                  the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Notes and this Indenture pursuant to a supplemental indenture;

(iii)                               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iv)                              the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel (which may contain customary exceptions) stating that the Guarantee to be provided by such Successor Subsidiary Guarantor has been duly authorized, executed and delivered by such Successor Subsidiary Guarantor and constitutes the legal, valid and enforceable obligation of such Successor Subsidiary Guarantor; and

(v)                                 the Successor Subsidiary Guarantor shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that, notwithstanding the foregoing clause (iii), (A) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into a Subsidiary Guarantor; (B) any Subsidiary Guarantor may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of such Subsidiary Guarantor solely for the purpose of reincorporating such Subsidiary Guarantor in a Permitted Jurisdiction; and (C) any Subsidiary Guarantor may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

(b)                                 The Successor Subsidiary Guarantor (if other than the applicable Subsidiary Guarantor) will succeed to, and be substituted for, the applicable Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Guarantee and in such event the applicable Subsidiary Guarantor will automatically be released and discharged from its obligation under this Indenture and such Subsidiary Guarantor’s Guarantee.

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ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01                                 Events of Default.  Unless otherwise indicated for a particular Series of Notes by a Board Resolution, a supplemental indenture hereto, or an Officers’ Certificate, each of the following constitutes an “Event of Default” with respect to each Series of Notes:

(1)                                 default in the payment of any installment of interest upon any Note of such Series when it becomes due and payable, and continuance of such default for a period of 30 days or more;

(2)                                 default in the payment of all or any part of the principal of any Note of such Series when it becomes due and payable at its Maturity Date;

(3)                                 default in the performance, or breach, of any other covenant or warranty of Holdings or any Restricted Subsidiary in this Indenture applicable to such Series of Notes or in any Series of Notes, and continuance of such default or breach for a period of 60 days after notice to Holdings by the Trustee, or to Holdings and the Trustee by the Holders of at least 25% in principal amount of the Notes of such Series at the time Outstanding;

(4)                                 default under any mortgage, indenture (including this Indenture governing the Notes) or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of Holdings or any Restricted Subsidiary existing on, or created after, the date of this Indenture, which default shall constitute a failure to pay principal of such indebtedness in an amount exceeding $50,000,000 when due and payable (other than as a result of acceleration), after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount of such indebtedness exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after there has been given a notice to Holdings by the Trustee, or to Holdings and the Trustee by the Holders of at least 25% in principal amount of such Series of Notes at the time Outstanding;

(5)                                 any Guarantee ceases to be in full force and effect in any material respect (except as contemplated by the terms thereof) or any such Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee if, and only if, in each such case, such default continues for 10 consecutive days;

(6)                                 Holdings or any Significant Subsidiary of Holdings pursuant to or within the meaning of any Bankruptcy Law:

(A)                               commences a voluntary case, files for suspension of payments or any similar relief;

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(B)                               consents to the entry of an order for relief against it in an involuntary case, files for bankruptcy or commences a similar insolvency proceeding;

(C)                               consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D)                               makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; or

(7)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against Holdings or any Significant Subsidiary of Holdings in an involuntary case;

(B)                               appoints a Custodian of Holdings or any Significant Subsidiary of Holdings for all or substantially all of its property; or

(C)                               orders the winding up or liquidation of Holdings or any Significant Subsidiary of Holdings;

or any similar relief is granted under any foreign laws, and the order or decree remains unstayed and in effect for 60 days.

The term “Custodian” means, for the purposes of this Article VI only, any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Issuers shall deliver to the Trustee, within 30 days after the Issuers first gain knowledge of the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action Holdings and its Subsidiaries are taking or propose to take with respect thereto.

SECTION 6.02                                 Acceleration.  (a)  If an Event of Default with respect to any Series of Notes at the time Outstanding (other than an Event of Default specified in Section 6.01(6) or (7)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes of that Series by notice to the Issuers (and to the Trustee, if notice is given by the Holders), may declare the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on all the Notes of that Series to be due and payable.  Upon such a declaration, such amounts shall be due and payable immediately.  If an Event of Default specified in Section 6.01(6) or (7) occurs, the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on all the Notes of each Series of Note shall ipso facto

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become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)                                 At any time after the principal of the Notes of any Series of Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in principal amount of the Notes of that Series then Outstanding hereunder, by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences if:  (i) the Issuers have paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes of that Series and the principal of (and premium, if any, on) any and all Notes of that Series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes of that Series to the date of such payment or deposit and all reasonable expenses, disbursements and advances of the Trustee (including reasonable compensation, disbursements and expenses of the Trustee’s counsel) and compensation for the Trustee’s services) and (ii) any and all Events of Default under this Indenture with respect to such Series of Notes, other than the nonpayment of principal (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note) and interest, if any, on Notes of that Series that have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in Section 6.04.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03                                 Other Remedies.  If an Event of Default with respect to any Series of Notes occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as shall be most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Notes of a Series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Notes shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04                                 Waiver of Past Defaults.  The Holders of a majority in principal amount of the Outstanding Notes of any Series may on behalf of the Holders of all the Notes of such Series by written notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on a Note of that Series, (ii) a Default arising from the failure to redeem or purchase any

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Note of that Series when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of that Series affected; provided, however, that the Holders of a majority in principal amount of the Outstanding Notes of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 6.02.  When a Default is waived, it shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05                                 Control by Majority.  The Holders of a majority in principal amount of the Outstanding Notes of any Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that Series, provided that (i) such direction shall not conflict with law or this Indenture or expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to security or indemnity reasonably satisfactory to the Trustee against all fees, losses and expenses related to taking or not taking such action.  The Trustee shall be under no obligation to execute any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee.

SECTION 6.06                                 Limitation on Suits.  Except to enforce the right to receive payment of the principal amount of (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on the Notes of any Series held by such Holder when due, no Holder of a Note of that Series may pursue any remedy with respect to this Indenture or the Notes of that Series unless:

(i)                                     such Holder previously gives the Trustee written notice of an Event of Default with respect to the applicable Series of Notes and that Event of Default is continuing;

(ii)                                  the Holders of not less than 25% in principal amount of Outstanding Notes of such Series shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee; and

(iii)                               the Trustee shall have failed to institute such proceeding for 60 days after its receipt of such notice, request and offer of indemnity, and the Trustee has not been given inconsistent direction during such 60-day period by Holders of a majority in principal amount of the Notes of such Series at the time Outstanding.

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A Holder of Notes of any Series may not use this Indenture to prejudice the rights of another Holder of that Series or to obtain a preference or priority over another Holder of that Series.

SECTION 6.07                                 Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of (or, in the case of Original Issue Discount Notes, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest on the Notes held by such Holder, on or after their Maturity Dates, or to bring suit for the enforcement of any such payment on or after their Maturity Dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

SECTION 6.08                                 Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09                                 Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers and the Guarantors, their creditors or their property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee or liquidator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10                                 Priorities.  Any money or property collected by the Trustee pursuant to this Article VI with respect to any Series of Notes shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  to the Trustee, for all amounts due under Section 7.07;

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SECOND:  to Holders, for amounts due and unpaid on the Notes of that Series for the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of that Series for the principal amount of (or, in the case of Original Issue Discount Notes of that Series, the portion thereby specified in the terms of such Note), premium, if any, and accrued and unpaid interest, respectively; and

THIRD:  to the Issuers.

SECTION 6.11                                 Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes of any Series.

SECTION 6.12                                 Waiver of Stay or Extension Laws.  The Issuers (to the extent they may lawfully do so) agree that they shall not at any time insist upon, plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

SECTION 7.01                                 Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing with respect to any Series of Notes, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in the exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)                                 Except during the continuance of an Event of Default with respect to any Series of Notes:

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes of that

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Series, as modified or supplemented by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may, with respect to Notes of that Series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section;

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(4)                                 no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(f)                                   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02                                 Rights of Trustee.  (a)  The Trustee may conclusively rely on, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, notice, report, bond, request, direction,

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consent, order or other document believed by it to be genuine and to have been signed or presented by the proper Person or Persons.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed by it with due care.  No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute negligence or willful misconduct.

(e)                                  The Trustee may consult with counsel of its choice, and the advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in reliance thereon.

(f)                                   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of Holdings or an Issuer, and the Trustee may rely thereon.

(g)                                  The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Notes of any Series unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references such Notes and this Indenture and states that it is a notice of Default.

(h)                                 The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by the Trustee in each of its capacities.

(i)                                     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the fees, costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(j)                                    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of

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indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney.

(k)                                 The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(l)                                     The Trustee shall not be required to give any bond or surety in respect of the performance of its duties or powers hereunder.

(m)                             The Trustee may request that the Issuers and/or Holdings deliver a certificate of incumbency setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n)                                 In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or other force majeure events, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(o)                                 The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, as amended, the Trustee, in accordance with requirements applicable to financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  Each party to this Indenture agrees that it will provide the Trustee with such information as the Trustee may request in order for the Trustee to comply with the requirements of the U.S.A. Patriot Act applicable to the Trustee.

(p)                                 The Trustee shall not be responsible or liable for special, indirect, punitive or consequential losses or damages (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(q)                                 Whenever in the administration of this Indenture the Trustee shall deem it desirable that a mater be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate.

SECTION 7.03                                 Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may

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otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04                                 Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ uses of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers or the Guarantors in this Indenture, in the Notes or in any document executed in connection with the sale of the Notes, other than those set forth in the Trustee’s certificate of authentication. The recitals contained herein and in the Notes shall be taken as the statements of the Issuers and the Guarantors, and the Trustee assumes no responsibility for their correctness.

SECTION 7.05                                 Notice of Defaults.  If a Default with respect to Notes of any Series occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail (or electronically deliver if held by DTC) to each Holder of that Series notice of the Default within 60 days after it occurs, unless such Default shall have been cured or waived.  The Trustee may withhold the notice (except in the case of a Default in payment of principal, premium or interest) if and so long as the Trustee determines that withholding the notice is in the interests of the Holders of such Series of Notes.

SECTION 7.06                                 Reports by Trustee to Holders.  If this Indenture is qualified under the TIA, unless otherwise specified in the applicable Board Resolution, supplemental indenture hereto or Officers’ Certificate, within 60 days after each May 15 beginning with May 15, 2015 for so long as Notes remain Outstanding, the Trustee shall mail or otherwise deliver to each Holder a brief report dated as of such reporting date in accordance with and to the extent required under § 313(a) of the TIA.  The Trustee shall also comply with § 313(b)(2) of the TIA.

A copy of each report at the time of its mailing to Holders shall be filed with each stock exchange (if any) on which the Notes are listed, if required by the rules of such stock exchange.  The Issuers agree to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07                                 Compensation and Indemnity.  The Issuers and the Guarantors shall pay to the Trustee from time to time compensation for all services rendered by the Trustee as the Issuers and the Trustee shall agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers and the Guarantors shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in accordance with any provision of this Indenture, including costs of collection and the fees, expenses and disbursements of its agents and counsel, in addition to the reasonable compensation for its services.  The Issuers and Guarantors shall indemnify and hold harmless the Trustee and its officers, directors, employees and agents against any and all loss, liability or expense incurred on its part, arising out of or in connection

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with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure to so notify the Issuers shall not relieve the Issuers and Guarantors of their indemnity obligations hereunder.  No Issuer or Guarantor will need to reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party attributable to such party’s own negligence or bad faith.

To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay the principal of and/or interest on particular Notes.

The Issuers’ and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture or the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08                                 Replacement of Trustee.  The Trustee may resign with respect to the Notes of any Series by so notifying the Issuers in writing at least 30 days prior to the date of the proposed resignation.  The Holders of a majority in principal amount of the Notes of any Series may remove the Trustee and may appoint a successor Trustee with respect to such Series of Notes by so notifying the Trustee and the Issuers in writing not less than 30 days prior to the effective date of such removal.  The Issuers shall remove the Trustee with respect to Notes of one or more Series if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged bankrupt or insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Notes of any Series and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Notes for which it is

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acting as Trustee under this Indenture.  The successor Trustee shall mail or otherwise deliver a notice of its succession to Holders of that Series of Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least a majority in principal amount of the Notes of that Series may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder of that Series of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to fees, expenses and liabilities incurred by it prior to such replacement.

SECTION 7.09                                 Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10                                 Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) the following: (i) the indenture dated as of May 22, 2012 between AerCap Aviation Solutions B.V., as issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee governing the 6.375% Senior Unsecured Notes due 2017, as amended or supplemented from time to time, (ii) each Series of Notes issued under this Indenture and (iii) any other indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

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SECTION 7.11                                 Preferential Collection of Claims Against Issuers And Guarantors.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or has been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

LEGAL DEFEASANCE, COVENANT DEFEASANCE
AND SATISFACTION AND DISCHARGE

SECTION 8.01                                 Option To Effect Legal Defeasance or Covenant Defeasance.  The Issuers may, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all Outstanding Notes of any Series upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02                                 Legal Defeasance and Discharge.  Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to any Series of Notes, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all Outstanding Notes of that Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)                                 the Issuers’ obligations with respect to such Notes of that Series under Sections 2.05, 2.06, 2.08 and 2.09 hereof;

(b)                                 the rights, indemnities and immunities of the Trustee hereunder and the Issuers’ and Guarantors’ obligations in connection therewith (including, but not limited to, the rights of the Trustee and the duties of the Issuers and Guarantors under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and

(c)                                  Sections 8.02, 8.04, 8.05, 8.06, 8.07, 8.08 and 11.11 hereof.

Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.  In the event that the Issuers terminate all of their obligations under the Notes and this Indenture (with respect to such Series of Notes) by exercising the Legal Defeasance option or the Covenant Defeasance option, the obligations of each

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Guarantor under its Guarantee of such Notes shall be terminated simultaneously with the termination of such obligations.

SECTION 8.03                                 Covenant Defeasance.  Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Series of Notes, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.02, 4.04, 4.05, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13 of this Indenture (if applicable to such Series) and any covenants made applicable to the Series of Notes which are subject to defeasance under the terms of a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate with respect to the Outstanding Notes of that Series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of that Series shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes of that Series, Holdings and its Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Series of Notes, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) (only with respect to defeased covenants hereunder), 6.01(4) and 6.01(5) hereof shall not constitute Events of Default with respect to such Notes. In the event that the Issuers terminate all of their obligations under the Notes and this Indenture (with respect to such Series of Notes) by exercising the Legal Defeasance option or the Covenant Defeasance option, the obligations of each Guarantor under its Guarantee of such Notes shall be terminated simultaneously with the termination of such obligations.

SECTION 8.04                                 Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the Outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any Series of Notes:

(1)                                 the Issuers must irrevocably deposit or cause to be irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of that Series of Notes, cash in Dollars, noncallable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and

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interest on the Outstanding Notes of that Series on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)                                 in the case of an election under Section 8.02 hereof, the Issuers shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel from outside counsel which need not meet the requirements of Sections 11.04 and 11.05 confirming that (A) the Issuers have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of an election under Section 8.03 hereof, the Issuers shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel from outside counsel which need not meet the requirements of Sections 11.04 and 11.05 confirming that the Holders of the Outstanding Notes of that Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 the Issuers shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel from outside counsel which need not meet the requirements of Sections 11.04 and 11.05 confirming that the Holders of the Outstanding Notes of that Series will not recognize income, gain or loss in the jurisdiction of incorporation of the Irish Issuer for income tax purposes as a result of such Legal Defeasance or Covenant Defeasance and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance had not occurred;

(5)                                 no Default or Event of Default shall have occurred and be continuing on the date the Issuers make such deposits (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of Liens in connection therewith);

(6)                                 the Issuers shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers; and

(7)                                 the Issuers shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all

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conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05                                 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.06 hereof, all money and noncallable U.S. Government Obligations (including any proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the Outstanding Notes of the Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers and Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or noncallable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes of that Series.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or noncallable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06                                 Repayment to Issuers.  Any money deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or, if then held by an Issuer, shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof as general creditors, unless an applicable abandoned property law designates another person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 8.07                                 Satisfaction and Discharge of Indenture.  If at any time:

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(a)                                 either:

(i)                                     all Notes of a series theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(ii)                                  all Notes of such series not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, and the Issuers have irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)                                 the Issuers have paid or caused to be paid all sums payable under this Indenture;

(c)                                  the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be; and

(d)                                 the Issuers shall have delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture with respect to such Series have been complied with, then this Indenture shall thereupon cease to be of further effect with respect to such Series except for the rights, indemnities and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith (including, but not limited to, the rights of the Trustee and the duties of the Issuers and the Guarantors under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder) and, if money shall have been deposited with the Trustee pursuant to this Section 8.07:

(i)                                     the Issuers’ obligations with respect to such Notes of that Series under Sections 2.05, 2.06, 2.08 and 2.09 hereof;

(ii)                                  the agreements of Holdings, the Issuers and the Subsidiary Guarantors set forth in Article V; and

(iii)                               Sections 8.02, 8.04, 8.05, 8.06, 8.07, 8.08 and 11.11 hereof,

shall each survive until the Notes have been paid in full.

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Upon the Issuers’ exercise of this Section 8.07, the Trustee, on demand of the Issuers and at the cost and expense of the Issuers, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such Series.

SECTION 8.08                                 Reinstatement.  If the Trustee or Paying Agent is unable to apply any Dollars or noncallable U.S. Government Obligations in accordance with this Article VIII, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance this Article VIII; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.01                                 Without Consent of Holders.  The Issuers and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

(1)                                 to cure any ambiguity, defect, omission or inconsistency (as reasonably determined by the Issuers);

(2)                                 to provide for uncertificated Notes in addition to, or in place of, certificated Notes;

(3)                                 to evidence the succession of another Person to Holdings, an Issuer or a Subsidiary Guarantor pursuant to Article V and the assumption by such successor of the obligations in this Indenture and in the Notes to Holders of such Notes pursuant to Article V;

(4)                                 to make any changes that would provide additional rights or benefits to the Holders of Notes of a Series that do not adversely affect the legal rights under this Indenture of any such Holder (as reasonably determined by the Issuers), including to add to the covenants of the Issuers and Guarantors such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any Series of Notes as the Board of Directors of Holdings shall consider to be for the protection of the Holders of such Notes, to secure the Notes or to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under this Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace

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after Default, which may be shorter or longer than that allowed in the case of other Defaults or may provide for an immediate enforcement upon such Default;

(5)                                 to modify or amend this Indenture in such a manner as to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture or any supplemental indenture hereto under the TIA;

(6)                                 to add Guarantors under this Indenture in accordance with the terms of this Indenture;

(7)                                 to provide for the issuance of additional Notes in accordance with this Indenture;

(8)                                 to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee;

(9)                                 to conform the text of this Indenture or the Notes to any provision of the section “Description of notes” in the offering memorandum or prospectus relating to the initial offering of the Notes, to the extent that such provision was intended by the Issuers to be a verbatim recitation of a provision of this Indenture, which intent shall be evidenced by an Officers’ Certificate delivered to the Trustee;

(10)                          to secure the Notes;

(11)                          to establish the form or terms of Notes and coupons of any Series pursuant to Article II; or

(12)                          to add to, change, or eliminate any of the provisions of this Indenture with respect to one or more Series of Notes, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to any Note of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Note with respect to the benefit of such provision or (B) become effective only when there is no such Note Outstanding;

SECTION 9.02                                 With Consent of Holders.  The Issuers and the Trustee may amend or supplement this Indenture or the Notes of any Series (including provisions relating to a repurchase of Notes upon the occurrence of a change of control, a change of control followed by a ratings decline or similar provision set forth in any Board Resolution, supplemental indenture hereto or Officers’ Certificate setting forth the terms of a Series of Notes) without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes of each Series then Outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) and affected by such amendment or supplement by execution of a supplemental indenture hereto.  However, without the consent of each Holder affected, an amendment or supplement may not:

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(1)                                 change the Stated Maturity Date of the principal of or any installment of principal or interest on any Note;

(2)                                 reduce the principal amount payable of, or the rate of interest on, any Note;

(3)                                 change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(4)                                 reduce any premium payable (other than in connection with a repurchase of Notes upon the occurrence of a change of control, a change of control followed by a ratings decline or similar provision set forth in any Board Resolution, supplemental indenture hereto or Officers’ Certificate setting forth the terms of a Series of Notes);

(5)                                 make any Note payable in a currency other than U.S. Dollars;

(6)                                 impair the right of the Holders of such Series of Notes to institute suit for the enforcement of any payment on or after the Stated Maturity Date thereof;

(7)                                 release the Guarantee of Holdings or the Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary other than in accordance with Section 10.03;

(8)                                 amend, change or modify any provision of this Indenture affecting the ranking of a Series of Notes in a manner adverse to the Holders of such Series of Notes; or

(9)                                 make any change in the preceding amendment, supplement or waiver provisions.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.  After an amendment or supplement under this Section becomes effective, the Issuers shall mail or otherwise deliver to all affected Holders a notice briefly describing such amendment or supplement.  The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 9.03                                 Revocation and Effect of Consents and Waivers.  A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.  After an amendment, supplement or waiver becomes effective, it

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shall bind every Holder of each Series affected by such amendment, supplement or waiver.

SECTION 9.04                                 Notation on or Exchange of Notes.  If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Trustee or the Issuers so determine, the Issuers in exchange for the Note shall issue and the Trustee, upon a Company Order, shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.05                                 Trustee to Sign Amendments.  Upon the request of the Issuers, the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not affect the rights, duties or immunities of the Trustee under this Indenture or otherwise.  If it does, the Trustee may, but need not, sign it.  In signing any amendment, supplement or waiver the Trustee shall be provided with and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel, each stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture.  The Trustee shall also be entitled to request indemnity reasonably satisfactory to it in connection with signing an amendment, supplement or waiver.

SECTION 9.06                                 Payment for Consent.  No Issuer or any Affiliate of an Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement. The Trustee shall have no duty or obligation with respect to the Issuers’ obligations under this Section 9.06.

ARTICLE X

GUARANTEES

SECTION 10.01                          Guarantees.

(a)                                 Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on, if any, the Notes and all other monetary obligations of the Issuers under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and

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the Notes, on the terms set forth in this Indenture by executing this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)                                 Each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations.

(c)                                  Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d)                                 Except as expressly set forth in Section 10.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

(e)                                  Subject to Section 10.02 hereof, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment of, or any part thereof, principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of Holdings or any of its Subsidiaries or otherwise.

(f)                                   In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to the Trustee.

(g)                                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  Each Guarantor

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further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(h)                                 Each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(i)                                     Each Guarantor shall promptly execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02                          Limitation on Liability.

(a)                                 Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.  Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

(b)                                 Irish Guarantor Limitations.  Notwithstanding any other provision in this Article X, the Guarantee provided by any Guarantor incorporated under the laws of Ireland (an “Irish Guarantor”) does not apply to any liability or indebtedness to the extent that it would result in the Guarantee constituting unlawful financial assistance within the meaning of Section 60 of the Irish Companies Act 1963.

SECTION 10.03                          Releases.  A Guarantee as to any Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon:

(a)                                 (i)  any sale, exchange, disposition or transfer (including through consolidation, amalgamation, merger or otherwise) of (x) the Capital Stock of such

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Subsidiary Guarantor, after which such Subsidiary Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Subsidiary Guarantor; (ii) other than with respect to each Subsidiary Guarantor that is a party to this Indenture on the date of this Indenture, the release, discharge or termination of the guarantee by such Subsidiary Guarantor that resulted in the obligation of such Subsidiary Guarantor to Guarantee the Notes, except a release, discharge or termination by or as a result of payment under such guarantee; (iii) the permitted designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; (iv) the consolidation, amalgamation or merger of any Subsidiary Guarantor with and into an Issuer or another Guarantor that is the surviving Person in such consolidation, amalgamation or merger, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to an Issuer or another Guarantor; or (v) pursuant to Article VIII, the Issuers exercising their legal defeasance option or covenant defeasance option or the Issuers’ obligations under this Indenture being discharged; and

(b)                                 if evidence of such release and discharge is requested to be executed by the Trustee, the Irish Issuer delivering, or causing to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction, the release of the Guarantee and the execution of such evidence by the Trustee have been complied with.

SECTION 10.04                          Successors and Assigns.  This Article X shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.05                          No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

SECTION 10.06                          [Reserved].

SECTION 10.07                          Execution of Supplemental Indenture for Future Guarantors.  Each Subsidiary which is required to become a Guarantor pursuant to Section 4.13 shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit A hereto pursuant to which such Subsidiary shall become a Guarantor under this Article X and shall guarantee the Guaranteed Obligations.  Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel stating that such supplemental

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indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

SECTION 10.08                          Non-Impairment.  The failure to endorse a Guarantee on any Notes shall not affect or impair the validity thereof.

SECTION 10.09                          Benefits Acknowledged.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01                          Trust Indenture Act Controls.  If this Indenture is qualified under the TIA and any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the required or deemed provision shall control.

SECTION 11.02                          Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), electronic mail (unless such notice is to the Trustee) or facsimile transmission (unless such notice is to the Issuers and their counsel) or overnight air courier guaranteeing next day delivery addressed as follows:

If to the Issuers:

AerCap House
Stationsplein 965, 1117 EC Schiphol
The Netherlands
Attention:  Legal Department

Email: gchase@aercap.com

with copies for information purposes only to

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475
Attention:  Craig F. Arcella.

Email: CArcella@cravath.com

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If to the Trustee:

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: AerCap Ireland Capital Limited Administrator

Facsimile: (612) 217-5651

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first-class mail (registered or certified, return receipt requested)  to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed (or otherwise in accordance with the procedures of DTC).

Notwithstanding any other provisions of this Indenture or any Notes, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

So long as any Notes are admitted to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the Issuers shall deliver, or cause to be delivered, all notices to Holders to the Company Announcements Office of the Irish Stock Exchange. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date.

SECTION 11.03                          Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04                          Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

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(1)                                 an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 an Opinion of Counsel stating that all such conditions precedent have been complied with.

SECTION 11.05                          Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)                                 a statement that the individual making such certificate or opinion has read such covenant or condition (and the related definitions);

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06                          Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.07                          Legal Holidays.  Unless otherwise provide by Board Resolution, Officers’ Certificate or supplemental indenture hereto for any particular Series, a “Legal Holiday” is a day that is not a Business Day.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

SECTION 11.08                          Governing Law.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.09                          Agent for Service of Process; Submission to Jurisdiction.  By the execution and delivery of this Indenture, the Issuers and the Guarantors (i) acknowledge that each Issuer and Guarantor not organized in a state of the United States has or will, by separate written instrument, irrevocably designated and appointed CT Corporation System, with offices at 111 Eighth Avenue, New York, New

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York, 10011, as its authorized agent (or any successor) (together with any successor, the “Agent for Service”), as their authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture or the Notes, that may be instituted in any U.S. Federal or state court in the State of New York, or brought under U.S. Federal or state securities laws, and acknowledge that the Agent for Service has accepted such designation and (ii) agree that service of process upon the Agent for Service (or any successor) shall be deemed in every respect effective service of process upon such Issuer or Guarantor in any such suit or proceeding. Each of the Issuers and the Guarantors irrevocably waives, to the full extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Guarantees or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuers and the Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Notes shall be outstanding.

SECTION 11.10                          Waiver of Immunity.  To the extent the Issuers or any of the Guarantors or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the Notes or any of the transactions contemplated hereby or thereby, the Issuers and each of the Guarantors hereby irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

SECTION 11.11                          Judgment Currency.  The Issuers and each Guarantor agrees to indemnify the recipient against any loss incurred by such recipient as a result of any judgment or order being given or made against the Issuer or any Guarantor for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof.  The foregoing indemnity shall constitute a separate and independent obligation of the Issuers and each Guarantor and shall continue

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in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 11.12                          No Recourse Against Others.  No director, officer, employee, incorporator or stockholder, as such, of Holdings or its Subsidiaries shall have any liability for any obligations of the Issuers and the Guarantors under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  This waiver and release shall be part of the consideration for the issuance of the Notes.

SECTION 11.13                          Successors.  All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.14                          Multiple Originals; Electronic Signatures.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.15                          Waiver of Jury Trial.  EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.16                          Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.17                          Severability.  If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of this Indenture as a whole.

SECTION 11.18                          Submission to Jurisdiction and Venue.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS INDENTURE, EACH ISSUER AND GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND

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UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;  AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY;  AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND  AGREES EACH OTHER PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH PARTY.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND CAPITAL LIMITED in the presence of:

Name:

Title:

SIGNED AND DELIVERED AS A DEED for and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Limited, its Regular Trustee

Name:

Title:

in the presence of:

Signature:
Name:
Address:

[Signature Page to Indenture]

AERCAP HOLDINGS N.V.

By:
Name:
Title:

AERCAP AVIATION SOLUTIONS B.V.

By:
Name:
Title:

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND LIMITED in the presence of:

Name:

Title:

AERCAP U.S. GLOBAL AVIATION LLC

By:
Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION

By:
Name:
Title:

2

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

3

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE FOR
ADDITIONAL SUBSIDIARY GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [     ], 20[ ], among [         ] (the “Guaranteeing Subsidiary”) a subsidiary of AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), Holdings, AERCAP IRELAND CAPITAL LIMITED, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the laws of Delaware (the “U. S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of May 14, 2014, among the Issuers, the Guarantors named therein and the Trustee, providing for the issuance from time to time of notes (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Sections 4.13 and 9.01 of the Indenture, the Trustee, the Issuers and the other Guarantors are authorized and required to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Issuers and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      Capitalized Terms.  Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreement to be Bound; Guarantee.  The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations (including the Guaranteed Obligations) and agreements of a Subsidiary Guarantor under the Indenture.   In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article X of the Indenture, including, without limitation, Section 10.02 thereof.

A-1

3.                                      NEW YORK LAW TO GOVERN.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

5.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

6.                                      The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

7.                                      Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND CAPITAL LIMITED in the presence of:

Name:

Title:

SIGNED AND DELIVERED AS A DEED for and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Limited, its Regular Trustee

Name:

Title:

in the presence of:

Signature:
Name:
Address:

AERCAP HOLDINGS N.V.

By:
Name:
Title:

AERCAP AVIATION SOLUTIONS B.V.

By:
Name:
Title:

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND LIMITED in the presence of:

Name:

Title:

AERCAP U.S. GLOBAL AVIATION LLC

By:
Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION

By:
Name:
Title: ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Exhibit 4.44

Execution Version

AERCAP IRELAND CAPITAL LIMITED

as Irish Issuer,

AERCAP GLOBAL AVIATION TRUST

as U.S. Issuer,

and

AERCAP HOLDINGS N.V.

as Holdings

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 14, 2014

to

INDENTURE

Dated as of May 14, 2014

THE GUARANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

2

Exhibit A	Form of 2.75% Senior Note due 2017
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Certificate of Acquiring Institutional Accredited Investor

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FIRST SUPPLEMENTAL INDENTURE, dated as of May 14, 2014 (this “First Supplemental Indenture”), to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), among AERCAP IRELAND CAPITAL LIMITED, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the law of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of the subsidiary guarantors party hereto or that becomes a guarantor pursuant to the terms of the Original Indenture (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Issuers, the Guarantors and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes (as defined in the Original Indenture) of the Issuers, to be issued in one or more Series;

WHEREAS, the Original Indenture provides, among other things, that the Issuers and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Notes of any Series pursuant to the Original Indenture;

WHEREAS, the Issuers (i) desire the issuance of a Series of Notes to be designated as hereinafter provided and (ii) have requested the Trustee to enter into this First Supplemental Indenture for the purpose of establishing the form and terms of the Notes of such Series;

WHEREAS, the Issuers have duly authorized the creation of an issue of their 2.75% Senior Notes Due 2017 (the “Notes”), which expression includes (i) any further Notes issued pursuant to Section 2.04 hereof and (ii) if and when issued pursuant to the Registration Rights Agreement (as defined herein), the Issuers’ Exchange Notes (as defined herein) issued in the Exchange Offer (as defined herein) in exchange for any outstanding Notes previously issued hereunder, in each case, forming a single Series therewith of substantially the tenor and amount hereinafter set forth; and

WHEREAS, all action on the part of the Issuers necessary to authorize the issuance of the Notes under the Original Indenture and this First Supplemental Indenture (the Original Indenture, as supplemented by this First Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in order to establish the form and terms of the Notes and in consideration of the acceptance of the Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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ARTICLE I

SECTION 1.01.  Definitions.

(a)  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(b)  The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

(c)  For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Change of Control” means:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the voting power of Holdings’s Voting Stock;

(2) Holdings ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of either Issuer, other than director’s qualifying shares and other shares required to be issued by law;

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of Holdings was approved by a vote of the majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (who cannot include persons not elected by or recommended for election by the then-incumbent Board of Directors unless such Board of Directors of Holdings determines reasonably and in good faith that failure to approve any such persons as members of the

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Board of Directors of Holdings could reasonably be expected to violate a fiduciary duty under applicable law)), cease for any reason to constitute a majority of the Board of Directors of Holdings;

(4) (a) all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) Holdings consolidates, amalgamates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into Holdings, in either case (a) or (b) in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Holdings immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of Holdings or the applicable surviving or transferee Person (or applicable parent thereof); provided that this clause (4) shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total voting power of Holdings or the applicable surviving or transferee Person (or applicable parent thereof) or (ii) to a consolidation, amalgamation or merger of Holdings with or into a (x) Person or (y) Wholly-Owned Subsidiary of a Person that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders) that beneficially owns Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such Person and, in the case of clause (y), the parent of such Wholly-Owned Subsidiary guarantees Holdings’s obligations under the Notes and this Indenture; or

(5) Holdings shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of Holdings.

“Change of Control Triggering Event” means the occurrence of both a (1) Change of Control and (ii) a Rating Decline.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article III hereof substantially in the form of Exhibit A hereto, except that such Notes shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Exchange Notes” means the exchange notes to be issued pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

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“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Global Note Legend” means the legend set forth in Section 3.07(b), which is required to be placed on all Global Notes issued hereunder.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.14 of the Original Indenture and Section 2.07 hereof.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes resold to Institutional Accredited Investors.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchaser” means any initial purchaser identified as such in the “Plan of distribution” section of the Offering Memorandum.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders for use by such Holders in connection with the Exchange Offer.

“Management Group” means at any time, the Chairman of the board of directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer and any Secretary of Holdings or other executive officer of Holdings or any Subsidiary of Holdings at such time.

“Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.

“Offering Memorandum” means that offering memorandum, dated as of May 8, 2014, relating to the Notes.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream).

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“Permitted Holders” means American International Group, Inc., Waha Capital, their respective Affiliates and the Management Group.  Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Private Placement Legend” means the legend set forth in Section 3.07(a), to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means any “qualified institutional buyer,” as defined in Rule 144A under the Securities Act.

“Rating Date” means the date that is the day prior to the initial public announcement by Holdings or the proposed acquirer that (i) the proposed acquirer has entered into one or more binding agreements with Holdings or shareholders of Holdings that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of Holdings.

“Rating Decline” shall be deemed to occur if on the 60th day following the occurrence of a Change of Control the rating of the Notes by two Rating Organizations, if the Notes are rated by all three Rating Organizations, or either Rating Organization, if the Notes are only rated by two Rating Organizations, shall have been (i) withdrawn or (ii) downgraded, by one or more degradations, from the ratings in effect on the Rating Date.

“Registration Rights Agreement” means that certain Exchange and Registration Rights Agreement dated as of the date hereof between and among the Issuers, the Guarantors party thereto and UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing a Private Placement Legend.

“Restricted Global Note” means a Global Note bearing a Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

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“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 903” means Rule 903 under the Securities Act.

“Rule 904” means Rule 904 under the Securities Act.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Special Interest” means, at any time, all additional interest then owing pursuant to the Registration Rights Agreement.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear any Private Placement Legend.

“Unrestricted Global Note” means a Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a Series of Notes that do not bear any Private Placement Legend.

“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02.  Other Definitions.

Term	Defined in Section

“Change of Control Offer”	5.02
“Change of Control Payment”	5.02
“Change of Control Payment Date”	5.02
“DTC”	2.09
“Interest Payment Date”	2.05
“Record Date”	2.05

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ARTICLE II

DESIGNATION AND TERMS OF THE NOTES

SECTION 2.01.  Title and Aggregate Principal Amount.  There is hereby created one Series of Notes designated: 2.75% Senior Notes Due 2017 in an initial aggregate principal amount of $400,000,000.

SECTION 2.02.  Execution.  The Notes may forthwith be executed by the Issuers and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.04 of the Original Indenture.

SECTION 2.03.  Other Terms and Form of the Notes.  The Notes shall have and be subject to such other terms as provided in the Original Indenture and this First Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit A hereof and as set forth in Section 2.07 hereof.

SECTION 2.04.  Further Issues.  The Issuers may from time to time, without the consent of the Holders of the Notes and in accordance with the Original Indenture and this First Supplemental Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single Series with the Notes. The Notes, any such further notes and any Exchange Notes shall be treated as a single class for all purposes under this Indenture; provided that if any such further notes are not fungible with the Notes for U.S. Federal income tax purposes, such further notes will have a separate CUSIP number, if applicable.  Unless the context otherwise requires, all references to the Notes shall include any such further notes and any Exchange Notes.

SECTION 2.05.  Interest and Principal.  The Notes will mature on May 15, 2017 and will bear interest at the rate of 2.75% per annum.  The Issuers will pay interest on the Notes on each May 15 and November 15 (each an “Interest Payment Date”), beginning on November 15, 2014, to the Holders of record on the immediately preceding May 1 or November 1 (each a “Record Date”), respectively.  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.  Payments of the principal of and interest on the Notes shall be made in Dollars, and the Notes shall be denominated in Dollars.

SECTION 2.06.  Place of Payment.  The place of payment where the Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes issued in the form of Definitive Notes are payable and where the Notes may be surrendered for registration of transfer or exchange shall be the office or agency of the Issuers maintained for that purpose pursuant to Section 2.05 of the Original Indenture, and the office or agency maintained by the Issuers for such purpose shall initially be the Corporate Trust Office of the Trustee.  All payments on Notes issued in the form of Global Notes shall be made by wire transfer of immediately available funds to the

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Depositary and, at the option of the Issuers, payment of interest on the Notes issued in the form of Definitive Notes may be made by check mailed to registered Holders.

SECTION 2.07.  Form and Dating.

(a)  General.  The Notes will be substantially in the form of Exhibit A hereto.  The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this First Supplemental Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)  Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding principal amount of the Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Article III hereof.

SECTION 2.08.  Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, in each case, as in effect from time to time, shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream. The Trustee shall have no duty, responsibility, liability or obligation with respect to any such procedures.

SECTION 2.09.  Depositary; Registrar.  The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes.  The Issuers initially appoint the Trustee to act as the Registrar and the Paying Agent with respect to the Notes.

SECTION 2.10.  Optional Redemption.  At any time the Issuers may redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium and accrued and unpaid interest (and additional

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interest, if any), to, but not including, the redemption date, subject to the rights of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

SECTION 2.11.  Redemption for Changes in Withholding Taxes.

(a)           The Issuers are entitled to redeem the Notes, at the option of the Issuers, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice (which notice shall be irrevocable) to the Holders mailed by first-class mail to each Holder’s registered address (or delivered electronically if held by DTC), at 100% of the principal amount thereof, plus accrued and unpaid interest (and additional interest, if any), to the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in the event the Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of:

(i)            a change in or an amendment to the laws (including any regulations, protocols or rulings promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(ii)           any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, treaties or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this Indenture and where the Issuers cannot avoid such obligation by taking reasonable measures available to the Issuers.  Notwithstanding the foregoing, no such notice of redemption will be given (x) earlier than 90 days prior to the earliest date on which the Issuers would be obliged to make such payment of Additional Amounts and (y) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

(b)           Before the Issuers publish or mail or deliver notice of redemption of the Notes as described above, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to them and that all conditions precedent to the redemption have been complied with.  The Issuers will also deliver an Opinion of Counsel from outside counsel stating that the Issuers would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or a new application or interpretation of such laws or regulations and that all conditions precedent to the redemption have been complied with.

(c)           This Section will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer or a Guarantor is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

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ARTICLE III

TRANSFER AND EXCHANGE

SECTION 3.01.  Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchangeable pursuant to Section 2.08 of the Original Indenture for Definitive Notes if:

(a)  the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary;

(b)  the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(c)  an Event of Default with respect to the Notes represented by such Global Note shall have occurred and be continuing and the Holders of a majority in principal amount of the Notes have requested the Issuers to issue Definitive Notes.

Upon the occurrence of any of the preceding events in (a), (b) or (c) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Issuers and the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and 2.11 of the Original Indenture.  A Global Note may not be exchanged for another Note other than as provided in this Section 3.01; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.02 or 3.03 hereof.

SECTION 3.02.  Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this First Supplemental Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(a)  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.

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Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.02(a).

(b)  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.02(a) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 3.06 hereof, the requirements of this Section 3.02(b) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letters of Transmittal delivered by the Holders of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.08 hereof.

(c)  Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 3.02(b) above and the Registrar receives the following:

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(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(d)  Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 3.02(b) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

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(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

SECTION 3.03.  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(a)  Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  Subject to the terms hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in

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accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such beneficial interest is being transferred to Holdings or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.08 hereof, and the Issuers shall execute and the Trustee, upon a Company Order, shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.03 shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.03(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(b)  [Reserved].

(c)  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Subject to the terms hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the

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Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(d)  Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  Subject to the terms hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.02(b) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.08 hereof, and the Issuers will execute and the Trustee, upon a Company Order, will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03(d) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03(d) will not bear the Private Placement Legend.

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SECTION 3.04.  Transfer and Exchange of Definitive Notes for Beneficial Interests.

(a)  Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  Subject to the terms of hereof, if any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to Holdings or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the

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case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(b)  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.04(b), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(c)  Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a

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Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (b) or (c) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

SECTION 3.05.  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.05, the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.05.

(a)  Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(b)  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

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(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(c)  Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

SECTION 3.06.  Registered Exchange Offer.

(a)  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange

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Offer by Persons that certify in the applicable Letters of Transmittal that (1) they are not Broker-Dealers, (2) they are not participating in a distribution of the Exchange Notes and (3) they are not affiliates (as defined in Rule 144) of the Issuers or the Guarantors; and

(B) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (1) they are not Broker-Dealers, (2) they are not participating in a distribution of the Exchange Notes and (3) they are not affiliates (as defined in Rule 144) of the Issuers or the Guarantors.

Concurrently with the issuance of such Exchange Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee, upon a Company Order, will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

SECTION 3.07.  Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this First Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this First Supplemental Indenture.

(a)  Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

(1) For Notes sold in reliance on Rule 144A and other Notes bearing the Private Placement Legend not sold in reliance on Regulation S:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS ACQUIRED SECURITIES, TO OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER

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OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF DEBT SECURITIES OF THE SAME SERIES AS THIS SECURITY AND THE LAST DATE ON WHICH AERCAP IRELAND CAPITAL LIMITED (THE “IRISH ISSUER”) AND AERCAP GLOBAL AVIATION TRUST (THE “U.S. ISSUER” AND, TOGETHER WITH THE IRISH ISSUER, THE “ISSUERS”) OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION (OR ANY PREDECESSOR THEREOF), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUERS THAT (1) IT IS (A) A QUALIFIED INSTITUTIONAL BUYER THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) A NON-U.S. PERSON THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (C) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3)

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OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (2) IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE AND OTHER TRANSFER RESTRICTION REFERRED TO ABOVE AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE REPRESENTED AS TO THE MATTERS IN CLAUSE (1) OF THIS SENTENCE AND THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE AGREED TO NOTIFY ITS SUBSEQUENT TRANSFEREES AS TO THE FOREGOING.”

(2) For Notes sold in reliance on Regulation S:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS ACQUIRED SECURITIES, TO OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF DEBT SECURITIES WHICH THIS SECURITY IS A PART AND THE ISSUE DATE HEREOF, ONLY (A) TO AERCAP IRELAND CAPITAL LIMITED (THE “IRISH ISSUER”) AND AERCAP GLOBAL AVIATION TRUST (THE “U.S. ISSUER” AND, TOGETHER WITH THE IRISH ISSUER, THE “ISSUERS”) OR ANY SUBSIDIARY OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”

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(WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUERS THAT (1) IT IS (A) A QUALIFIED INSTITUTIONAL BUYER THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) A NON-U.S. PERSON THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (C) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (2) IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE AND OTHER TRANSFER RESTRICTION REFERRED TO ABOVE AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE REPRESENTED AS TO THE MATTERS IN CLAUSE (1) OF THIS SENTENCE AND THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE AGREED TO NOTIFY ITS SUBSEQUENT TRANSFEREES AS TO THE FOREGOING.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to Sections 3.02(d), 3.03(c), 3.03(d), 3.04(b), 3.04(c), 3.05(b), 3.05(c) or 3.06 of this Article III (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

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(b)  Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO ARTICLE III OF THE FIRST SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

SECTION 3.08. Cancellation and/or Adjustment of Global Notes.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Original Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for

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or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 3.09.  General Provisions Relating to Transfers and Exchanges.

(a)  To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture.

(b)  No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06 and 9.04 of the Original Indenture and Section 5.02 of this First Supplemental Indenture).

(c)  The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(d)  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)  The Issuers will not be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(f)  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving

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payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(g)  The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 of the Original Indenture.

(h)  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to Article III to effect a registration of transfer or exchange may be submitted by facsimile.

(i)  Each Holder agrees to indemnify the Issuers, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law. Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE IV

LEGAL DEFEASANCE, COVENANT DEFEASANCE
AND SATISFACTION AND DISCHARGE

SECTION 4.01. Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge.  Article VIII of the Original Indenture shall be applicable to the Notes.  The Issuers may defease the covenant contained in Section 5.02 of this First Supplemental Indenture under the provisions of Section 8.03 of the Original Indenture.

ARTICLE V

COVENANTS

SECTION 5.01.  Special Interest. The Issuers will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.  In the event the Issuers are required to pay Special Interest pursuant to any Registration Rights Agreement, the Issuers will provide written notice to the Trustee of the Issuers’ obligation to pay Special Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of Special Interest to be paid by the Issuers. The Trustee shall not at any time be under any duty or responsibility to the Issuers, any Holders or any other Person to determine whether any such Special Interest is payable or the amount thereof.  In the absence of such written notice from the Issuers, the Trustee shall be entitled to assume that no Special Interest is due.

29

SECTION 5.02.  Repurchase upon a Change of Control Triggering Event.

(a)           Upon the occurrence of a Change of Control Triggering Event after the date of this First Supplemental Indenture, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the Outstanding Notes as described in Section 3.03 of the Original Indenture, the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (and Special Interest, if any) to, but not including, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)           Within 30 days following any Change of Control Triggering Event, the Issuers will send notice of such Change of Control Offer by first-class mail, or delivered electronically if held by DTC, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the register or otherwise in accordance with the procedures of DTC, with the following information:

(i)            a Change of Control Offer is being made pursuant to this Section 5.02 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(ii)           the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”);

(iii)          any Note not properly tendered will remain Outstanding and continue to accrue interest;

(iv)          unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(v)           the instructions determined by the Issuers consistent with this covenant that a Holder must follow in order to have its Notes purchased or to cancel a previous order of purchase; and

(vi)          if such notice is mailed or delivered prior to the occurrence of a Change of Control Triggering Event, stating the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event.

(c)           While the Notes are in global form, when the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to DTC’s rules and regulations.

30

(d)           If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes of a Series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Issuers as described below, purchase all of the Notes of such Series validly tendered and not withdrawn by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such Series that remain Outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (and Special Interest, if any), to, but not including, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(e)           The Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture as described in Section 3.03 of the Original Indenture, unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

(f)            Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not Outstanding or will be retired and canceled at the option of the Issuers.  Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and Outstanding.

(g)           The Issuers will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

(h)           On the Change of Control Payment Date, the Issuers (or any Person making a Change of Control Offer in lieu of the Issuers) will, to the extent permitted by law,

(i)            accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(i)            deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

31

(ii)           at the option of the Issuers, unless a Person is making a Change of Control Offer in lieu of the Issuers, deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(iii)          The Paying Agent will promptly mail or otherwise deliver to each Holder of the Notes the Change of Control Payment for such Notes, and the Issuers shall execute and the Trustee, upon a Company Order, will promptly authenticate and mail, or deliver electronically if held by DTC, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum denomination of $150,000 and an integral multiple of $1,000 above that amount.  The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(j)            Other than as specifically provided in this Section, any purchase pursuant to this Section shall be made pursuant to the provisions of Article III of the Original Indenture.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01. Ratification of Original Indenture; Supplemental Indenture Part of Original Indenture.  Except as expressly amended hereby, the Original Indenture, including Section 11.18 thereof regarding submission to jurisdiction, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This First Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6.02. Concerning the Trustee.  The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes.

SECTION 6.03. Multiple Originals; Electronic Signatures.  This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

32

SECTION 6.04. GOVERNING LAW.  THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signature Page Follows]

33

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND CAPITAL LIMITED in the presence of:

Name:

Title:

SIGNED AND DELIVERED AS A DEED for and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Limited, its Regular Trustee

Name:

Title:

in the presence of:

Signature:
Name:
Address:

[Signature Page to First Supplemental Indenture]

AERCAP HOLDINGS N.V.

By:
Name:
Title:

AERCAP AVIATION SOLUTIONS B.V.

By:
Name:
Title:

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND LIMITED in the presence of:

Name:

Title:

AERCAP U.S. GLOBAL AVIATION LLC

By:
Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the 144A or Regulation S Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP/ISIN [ ]

2.75% Senior Notes Due 2017

No. [ ]	$[ ]

AERCAP IRELAND CAPITAL LIMITED and AERCAP GLOBAL AVIATION TRUST promise, jointly and severally, to pay to [                 ] or registered assigns, the principal sum of [            ] Dollars on May 15, 2017 or such greater or lesser amount as may be indicated in Schedule A hereto.

Interest Payment Dates:  May 15 and November 15

Record Dates:  May 1 and November 1

Additional provisions of this Note are set forth on the other side of this Note.

A-1

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

AERCAP IRELAND CAPITAL LIMITED

By:
Name:
Title:

AERCAP GLOBAL AVIATION TRUST

By:
Name:
Title:

A-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the 2.75% Senior Notes Due 2017 referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

by
Authorized Signatory

A-3

[Reverse of Note]

2.75% Senior Notes Due 2017

1.              Indenture

This Note is one of a duly authorized issue of Notes of the Issuers, designated as their 2.75% Senior Notes Due 2017 (herein called the “Notes,” which expression includes any further notes issued pursuant to Section 2.04 of the First Supplemental Indenture (as hereinafter defined) and forming a single Series therewith), issued and to be issued under an indenture, dated as of May 14, 2014 (herein called the “Original Indenture”), as supplemented by a first supplemental indenture, dated as of May 14, 2014 (the “First Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), among AERCAP IRELAND CAPITAL LIMITED, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the law of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of Holdings’s subsidiaries signatory thereto or that becomes a Guarantor pursuant to the terms of the Indenture (the “Subsidiary Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).  Reference is hereby made to the Indenture and all indentures supplemental thereto relevant to the Notes for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuers and the Holders of the Notes.  Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of Holdings and its Restricted Subsidiaries to create or incur Liens.  The Indenture also imposes certain limitations on the ability of the Holdings and its Restricted Subsidiaries to merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of Holdings and its Restricted Subsidiaries in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture certain of which are summarized herein and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms.  To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2.              Interest

The Issuers promise to pay interest on the principal amount of this Note at the rate per annum shown above plus Special Interest, if any, payable pursuant to the Registration Rights Agreement.  The Issuers will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2014.  Interest on the Notes

A-4

will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 14, 2014.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

3.              Paying Agent, Registrar and Service Agent

Initially the Trustee will act as paying agent and registrar.  Initially, CT Corporation System will act as service agent.  The Issuers may appoint and change any paying agent, registrar or service agent without notice.  Holdings or any of its Subsidiaries may act as paying agent, registrar or service agent.

4.              Defaults and Remedies; Waiver

Article VI of the Original Indenture sets forth the Events of Default and related remedies applicable to the Notes.

5.              Amendment

Article IX of the Original Indenture sets forth the terms by which the Notes and the Indenture may be amended.

6.              Change of Control

Upon the occurrence of a Change of Control Triggering Event, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the Outstanding Notes as described in Section 3.03 of the Original Indenture, the Issuers will make an offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (and Special Interest, if any) to, but not including, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

7.              Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuers, which are absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

8.              Sinking Fund

The Notes will not have the benefit of any sinking fund.

9.              Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in denominations of $150,000 principal amount and any integral multiple of $1,000 in excess thereof.  When Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series,

A-5

the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06 and 9.04 of the Original Indenture and Section 5.02 of the First Supplemental Indenture).

The Issuers and the Registrar shall not be required (a) to issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection; (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (c) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

10.       Further Issues

The Issuers may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single Series with the Notes.

11.       Optional Redemption

At any time the Issuers may redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium and accrued and unpaid interest (and additional interest, if any), to, but not including, the redemption date, subject to the rights of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

12.       Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

13.       No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuers, as such, will have any liability for any obligations of the Issuers under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

A-6

14.       Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

15.       Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or, if then held by an Issuer, shall be discharged from such trust.  Thereafter the Holder of such Note shall look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

16.       Trustee Dealings with the Issuers

Subject to certain limitations imposed by the TIA,  the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-paying agent may do the same with like rights.

17.       Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.       CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

A-7

19.  Additional Rights of Holders

In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 14, 2014, among the Issuers, the Guarantors and the Initial Purchasers named therein.

20.  Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture and/or the Registration Rights Agreement.

A-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuers. The agent may substitute another to act for him or her.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-9

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 5.02 of the First Supplemental Indenture, check the box: ☐

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 5.02 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-10

Schedule A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*This schedule should be included only if the Note is issued in Global Form.

A-11

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

AerCap House

Stationsplein 965, 1117 EC Schiphol

The Netherlands

Attention:  Legal Department

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: AerCap Ireland Capital Limited Administrator

Re:  AerCap Ireland Capital Limited / AerCap Global Aviation Trust Senior Notes

2.75% Senior Notes Due 2017

Reference is hereby made to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), as supplemented by a first supplemental indenture, dated as of May 14, 2014 (the “First Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), as further amended from time to time, between, inter alios, AerCap Ireland Capital Limited and AerCap Global Aviation Trust, as issuers (the “Issuers”), and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                              (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to                              (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.   ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any

B-1

applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.   ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.   ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐ such Transfer is being effected to Holdings or a Subsidiary thereof;

or

B-2

(c)                                  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the First Supplemental Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), stating that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.   ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐ Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky

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securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP                  ), or

(ii)                                  ☐  Regulation S Global Note (CUSIP              ), or

(iii)                               ☐  IAI Global Note (CUSIP                                           ), or

(b)                                 ☐ a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP                   ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP                     ), or

(iii)                               ☐ IAI Global Note (CUSIP                  ); or

(iv)                              ☐ Unrestricted Global Note (CUSIP                  ); or

(b)                                 ☐ a Restricted Definitive Note; or

(c)                                  ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

B-5

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

AerCap House

Stationsplein 965, 1117 EC Schiphol

The Netherlands

Attention:  Legal Department

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: AerCap Ireland Capital Limited Administrator

Re:  AerCap Ireland Capital Limited / AerCap Global Aviation Trust Senior Notes

2.75% Senior Notes Due 2017

Reference is hereby made to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), as supplemented by a first supplemental indenture, dated as of May 14, 2014 (the “First Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), as further amended from time to time, between, inter alios, AerCap Ireland Capital Limited and AerCap Global Aviation Trust, as issuers (the “Issuers”), and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                              (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $              in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without

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transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-2

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM  OF CERTIFICATE FROM  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

AerCap House

Stationsplein 965, 1117 EC Schiphol

The Netherlands

Attention:  Legal Department

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: AerCap Ireland Capital Limited Administrator

Re:  AerCap Ireland Capital Limited / AerCap Global Aviation Trust Senior Notes

2.75% Senior Notes Due 2017

Reference is hereby made to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), as supplemented by a first supplemental indenture, dated as of May 14, 2014 (the “First Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), as further amended from time to time, between, inter alios, AerCap Ireland Capital Limited and AerCap Global Aviation Trust, as issuers (the “Issuers”), and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                        aggregate principal amount of:

(a)               ☐ a beneficial interest in a Global Note, or

(b)               ☐ a Definitive Note,

we confirm that:

1.                    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

D-1

2.                    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers stating that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

D-2

Exhibit 4.45

Execution Version

AERCAP IRELAND CAPITAL LIMITED

as Irish Issuer,

AERCAP GLOBAL AVIATION TRUST

as U.S. Issuer,

and

AERCAP HOLDINGS N.V.

as Holdings

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 14, 2014

to

INDENTURE

Dated as of May 14, 2014

THE GUARANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

2

SECTION 5.02	Repurchase upon a Change of Control Triggering Event	30

ARTICLE VI MISCELLANEOUS		32

SECTION 6.01	Ratification of Original Indenture; Supplemental Indenture Part of Original Indenture	32
SECTION 6.02	Concerning the Trustee	32
SECTION 6.03	Multiple Originals; Electronic Signatures	32
SECTION 6.04	GOVERNING LAW	33

Exhibit A	Form of 3.75% Senior Note due 2019
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Certificate of Acquiring Institutional Accredited Investor

3

SECOND SUPPLEMENTAL INDENTURE, dated as of May 14, 2014 (this “Second Supplemental Indenture”), to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), among AERCAP IRELAND CAPITAL LIMITED, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the law of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of the subsidiary guarantors party hereto or that becomes a guarantor pursuant to the terms of the Original Indenture (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Issuers, the Guarantors and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes (as defined in the Original Indenture) of the Issuers, to be issued in one or more Series;

WHEREAS, the Original Indenture provides, among other things, that the Issuers and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Notes of any Series pursuant to the Original Indenture;

WHEREAS, the Issuers (i) desire the issuance of a Series of Notes to be designated as hereinafter provided and (ii) have requested the Trustee to enter into this Second Supplemental Indenture for the purpose of establishing the form and terms of the Notes of such Series;

WHEREAS, the Issuers have duly authorized the creation of an issue of their 3.75% Senior Notes Due 2019 (the “Notes”), which expression includes (i) any further Notes issued pursuant to Section 2.04 hereof and (ii) if and when issued pursuant to the Registration Rights Agreement (as defined herein), the Issuers’ Exchange Notes (as defined herein) issued in the Exchange Offer (as defined herein) in exchange for any outstanding Notes previously issued hereunder, in each case, forming a single Series therewith of substantially the tenor and amount hereinafter set forth; and

WHEREAS, all action on the part of the Issuers necessary to authorize the issuance of the Notes under the Original Indenture and this Second Supplemental Indenture (the Original Indenture, as supplemented by this Second Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in order to establish the form and terms of the Notes and in consideration of the acceptance of the Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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ARTICLE I

SECTION 1.01.  Definitions.

(a)  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(b)  The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

(c)  For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Change of Control” means:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the voting power of Holdings’s Voting Stock;

(2) Holdings ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of either Issuer, other than director’s qualifying shares and other shares required to be issued by law;

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of Holdings was approved by a vote of the majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (who cannot include persons not elected by or recommended for election by the then-incumbent Board of Directors unless such Board of Directors of Holdings determines reasonably and in good faith that failure to approve any such persons as members of the

5

Board of Directors of Holdings could reasonably be expected to violate a fiduciary duty under applicable law)), cease for any reason to constitute a majority of the Board of Directors of Holdings;

(4) (a) all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) Holdings consolidates, amalgamates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into Holdings, in either case (a) or (b) in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Holdings immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of Holdings or the applicable surviving or transferee Person (or applicable parent thereof); provided that this clause (4) shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total voting power of Holdings or the applicable surviving or transferee Person (or applicable parent thereof) or (ii) to a consolidation, amalgamation or merger of Holdings with or into a (x) Person or (y) Wholly-Owned Subsidiary of a Person that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders) that beneficially owns Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such Person and, in the case of clause (y), the parent of such Wholly-Owned Subsidiary guarantees Holdings’s obligations under the Notes and this Indenture; or

(5) Holdings shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of Holdings.

“Change of Control Triggering Event” means the occurrence of both a (1) Change of Control and (ii) a Rating Decline.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article III hereof substantially in the form of Exhibit A hereto, except that such Notes shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Exchange Notes” means the exchange notes to be issued pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

6

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Global Note Legend” means the legend set forth in Section 3.07(b), which is required to be placed on all Global Notes issued hereunder.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.14 of the Original Indenture and Section 2.07 hereof.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes resold to Institutional Accredited Investors.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchaser” means any initial purchaser identified as such in the “Plan of distribution” section of the Offering Memorandum.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders for use by such Holders in connection with the Exchange Offer.

“Management Group” means at any time, the Chairman of the board of directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer and any Secretary of Holdings or other executive officer of Holdings or any Subsidiary of Holdings at such time.

“Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.

“Offering Memorandum” means that offering memorandum, dated as of May 8, 2014, relating to the Notes.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream).

7

“Permitted Holders” means American International Group, Inc., Waha Capital, their respective Affiliates and the Management Group.  Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Private Placement Legend” means the legend set forth in Section 3.07(a), to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means any “qualified institutional buyer,” as defined in Rule 144A under the Securities Act.

“Rating Date” means the date that is the day prior to the initial public announcement by Holdings or the proposed acquirer that (i) the proposed acquirer has entered into one or more binding agreements with Holdings or shareholders of Holdings that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of Holdings.

“Rating Decline” shall be deemed to occur if on the 60th day following the occurrence of a Change of Control the rating of the Notes by two Rating Organizations, if the Notes are rated by all three Rating Organizations, or either Rating Organization, if the Notes are only rated by two Rating Organizations, shall have been (i) withdrawn or (ii) downgraded, by one or more degradations, from the ratings in effect on the Rating Date.

“Registration Rights Agreement” means that certain Exchange and Registration Rights Agreement dated as of the date hereof between and among the Issuers, the Guarantors party thereto and UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing a Private Placement Legend.

“Restricted Global Note” means a Global Note bearing a Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

8

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 903” means Rule 903 under the Securities Act.

“Rule 904” means Rule 904 under the Securities Act.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Special Interest” means, at any time, all additional interest then owing pursuant to the Registration Rights Agreement.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear any Private Placement Legend.

“Unrestricted Global Note” means a Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a Series of Notes that do not bear any Private Placement Legend.

“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02.  Other Definitions.

Term	Defined in Section

“Change of Control Offer”	5.02
“Change of Control Payment”	5.02
“Change of Control Payment Date”	5.02
“DTC”	2.09
“Interest Payment Date”	2.05
“Record Date”	2.05

9

ARTICLE II

DESIGNATION AND TERMS OF THE NOTES

SECTION 2.01.  Title and Aggregate Principal Amount.  There is hereby created one Series of Notes designated: 3.75% Senior Notes Due 2019 in an initial aggregate principal amount of $1,100,000,000.

SECTION 2.02.  Execution.  The Notes may forthwith be executed by the Issuers and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.04 of the Original Indenture.

SECTION 2.03.  Other Terms and Form of the Notes.  The Notes shall have and be subject to such other terms as provided in the Original Indenture and this Second Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit A hereof and as set forth in Section 2.07 hereof.

SECTION 2.04.  Further Issues.  The Issuers may from time to time, without the consent of the Holders of the Notes and in accordance with the Original Indenture and this Second Supplemental Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single Series with the Notes. The Notes, any such further notes and any Exchange Notes shall be treated as a single class for all purposes under this Indenture; provided that if any such further notes are not fungible with the Notes for U.S. Federal income tax purposes, such further notes will have a separate CUSIP number, if applicable.  Unless the context otherwise requires, all references to the Notes shall include any such further notes and any Exchange Notes.

SECTION 2.05.  Interest and Principal.  The Notes will mature on May 15, 2019 and will bear interest at the rate of 3.75% per annum.  The Issuers will pay interest on the Notes on each May 15 and November 15 (each an “Interest Payment Date”), beginning on November 15, 2014, to the Holders of record on the immediately preceding May 1 or November 1 (each a “Record Date”), respectively.  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.  Payments of the principal of and interest on the Notes shall be made in Dollars, and the Notes shall be denominated in Dollars.

SECTION 2.06.  Place of Payment.  The place of payment where the Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes issued in the form of Definitive Notes are payable and where the Notes may be surrendered for registration of transfer or exchange shall be the office or agency of the Issuers maintained for that purpose pursuant to Section 2.05 of the Original Indenture, and the office or agency maintained by the Issuers for such purpose shall initially be the Corporate Trust Office of the Trustee.  All payments on Notes issued in the form of Global Notes shall be made by wire transfer of immediately available funds to the

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Depositary and, at the option of the Issuers, payment of interest on the Notes issued in the form of Definitive Notes may be made by check mailed to registered Holders.

SECTION 2.07.  Form and Dating.

(a)  General.  The Notes will be substantially in the form of Exhibit A hereto.  The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Second Supplemental Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)  Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding principal amount of the Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Article III hereof.

SECTION 2.08.  Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, in each case, as in effect from time to time, shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream. The Trustee shall have no duty, responsibility, liability or obligation with respect to any such procedures.

SECTION 2.09.  Depositary; Registrar.  The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes.  The Issuers initially appoint the Trustee to act as the Registrar and the Paying Agent with respect to the Notes.

SECTION 2.10.  Optional Redemption.  At any time the Issuers may redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium and accrued and unpaid interest (and additional

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interest, if any), to, but not including, the redemption date, subject to the rights of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

SECTION 2.11.  Redemption for Changes in Withholding Taxes.

(a)           The Issuers are entitled to redeem the Notes, at the option of the Issuers, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice (which notice shall be irrevocable) to the Holders mailed by first-class mail to each Holder’s registered address (or delivered electronically if held by DTC), at 100% of the principal amount thereof, plus accrued and unpaid interest (and additional interest, if any), to the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in the event the Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of:

(i)            a change in or an amendment to the laws (including any regulations, protocols or rulings promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(ii)           any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, treaties or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this Indenture and where the Issuers cannot avoid such obligation by taking reasonable measures available to the Issuers.  Notwithstanding the foregoing, no such notice of redemption will be given (x) earlier than 90 days prior to the earliest date on which the Issuers would be obliged to make such payment of Additional Amounts and (y) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

(b)           Before the Issuers publish or mail or deliver notice of redemption of the Notes as described above, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to them and that all conditions precedent to the redemption have been complied with.  The Issuers will also deliver an Opinion of Counsel from outside counsel stating that the Issuers would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or a new application or interpretation of such laws or regulations and that all conditions precedent to the redemption have been complied with.

(c)           This Section will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer or a Guarantor is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

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ARTICLE III

TRANSFER AND EXCHANGE

SECTION 3.01.  Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchangeable pursuant to Section 2.08 of the Original Indenture for Definitive Notes if:

(a)  the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary;

(b)  the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(c)  an Event of Default with respect to the Notes represented by such Global Note shall have occurred and be continuing and the Holders of a majority in principal amount of the Notes have requested the Issuers to issue Definitive Notes.

Upon the occurrence of any of the preceding events in (a), (b) or (c) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Issuers and the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and 2.11 of the Original Indenture.  A Global Note may not be exchanged for another Note other than as provided in this Section 3.01; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.02 or 3.03 hereof.

SECTION 3.02.  Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Second Supplemental Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(a)  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.

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Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.02(a).

(b)  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.02(a) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 3.06 hereof, the requirements of this Section 3.02(b) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letters of Transmittal delivered by the Holders of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.08 hereof.

(c)  Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 3.02(b) above and the Registrar receives the following:

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(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(d)  Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 3.02(b) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

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(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

SECTION 3.03.  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(a)  Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  Subject to the terms hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in

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accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such beneficial interest is being transferred to Holdings or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.08 hereof, and the Issuers shall execute and the Trustee, upon a Company Order, shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.03 shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.03(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(b)  [Reserved].

(c)  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Subject to the terms hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the

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Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(d)  Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  Subject to the terms hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.02(b) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.08 hereof, and the Issuers will execute and the Trustee, upon a Company Order, will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03(d) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03(d) will not bear the Private Placement Legend.

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SECTION 3.04.  Transfer and Exchange of Definitive Notes for Beneficial Interests.

(a)  Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  Subject to the terms of hereof, if any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to Holdings or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the

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case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(b)  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.04(b), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(c)  Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a

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Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (b) or (c) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

SECTION 3.05.  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.05, the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.05.

(a)  Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(b)  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

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(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(c)  Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

SECTION 3.06.  Registered Exchange Offer.

(a)  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange

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Offer by Persons that certify in the applicable Letters of Transmittal that (1) they are not Broker-Dealers, (2) they are not participating in a distribution of the Exchange Notes and (3) they are not affiliates (as defined in Rule 144) of the Issuers or the Guarantors; and

(B) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (1) they are not Broker-Dealers, (2) they are not participating in a distribution of the Exchange Notes and (3) they are not affiliates (as defined in Rule 144) of the Issuers or the Guarantors.

Concurrently with the issuance of such Exchange Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee, upon a Company Order, will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

SECTION 3.07.  Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Second Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Second Supplemental Indenture.

(a)  Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

(1) For Notes sold in reliance on Rule 144A and other Notes bearing the Private Placement Legend not sold in reliance on Regulation S:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS ACQUIRED SECURITIES, TO OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER

23

OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF DEBT SECURITIES OF THE SAME SERIES AS THIS SECURITY AND THE LAST DATE ON WHICH AERCAP IRELAND CAPITAL LIMITED (THE “IRISH ISSUER”) AND AERCAP GLOBAL AVIATION TRUST (THE “U.S. ISSUER” AND, TOGETHER WITH THE IRISH ISSUER, THE “ISSUERS”) OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION (OR ANY PREDECESSOR THEREOF), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUERS THAT (1) IT IS (A) A QUALIFIED INSTITUTIONAL BUYER THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) A NON-U.S. PERSON THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (C) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3)

24

OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (2) IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE AND OTHER TRANSFER RESTRICTION REFERRED TO ABOVE AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE REPRESENTED AS TO THE MATTERS IN CLAUSE (1) OF THIS SENTENCE AND THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE AGREED TO NOTIFY ITS SUBSEQUENT TRANSFEREES AS TO THE FOREGOING.”

(2) For Notes sold in reliance on Regulation S:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS ACQUIRED SECURITIES, TO OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF DEBT SECURITIES WHICH THIS SECURITY IS A PART AND THE ISSUE DATE HEREOF, ONLY (A) TO AERCAP IRELAND CAPITAL LIMITED (THE “IRISH ISSUER”) AND AERCAP GLOBAL AVIATION TRUST (THE “U.S. ISSUER” AND, TOGETHER WITH THE IRISH ISSUER, THE “ISSUERS”) OR ANY SUBSIDIARY OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”

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(WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUERS THAT (1) IT IS (A) A QUALIFIED INSTITUTIONAL BUYER THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) A NON-U.S. PERSON THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (C) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (2) IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE AND OTHER TRANSFER RESTRICTION REFERRED TO ABOVE AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE REPRESENTED AS TO THE MATTERS IN CLAUSE (1) OF THIS SENTENCE AND THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE AGREED TO NOTIFY ITS SUBSEQUENT TRANSFEREES AS TO THE FOREGOING.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to Sections 3.02(d), 3.03(c), 3.03(d), 3.04(b), 3.04(c), 3.05(b), 3.05(c) or 3.06 of this Article III (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

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(b)  Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO ARTICLE III OF THE SECOND SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

SECTION 3.08. Cancellation and/or Adjustment of Global Notes.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Original Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for

27

or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 3.09.  General Provisions Relating to Transfers and Exchanges.

(a)  To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture.

(b)  No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06 and 9.04 of the Original Indenture and Section 5.02 of this Second Supplemental Indenture).

(c)  The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(d)  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)  The Issuers will not be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(f)  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving

28

payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(g)  The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 of the Original Indenture.

(h)  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to Article III to effect a registration of transfer or exchange may be submitted by facsimile.

(i)  Each Holder agrees to indemnify the Issuers, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law. Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE IV

LEGAL DEFEASANCE, COVENANT DEFEASANCE
AND SATISFACTION AND DISCHARGE

SECTION 4.01. Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge.  Article VIII of the Original Indenture shall be applicable to the Notes.  The Issuers may defease the covenant contained in Section 5.02 of this Second Supplemental Indenture under the provisions of Section 8.03 of the Original Indenture.

ARTICLE V

COVENANTS

SECTION 5.01.  Special Interest. The Issuers will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.  In the event the Issuers are required to pay Special Interest pursuant to any Registration Rights Agreement, the Issuers will provide written notice to the Trustee of the Issuers’ obligation to pay Special Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of Special Interest to be paid by the Issuers. The Trustee shall not at any time be under any duty or responsibility to the Issuers, any Holders or any other Person to determine whether any such Special Interest is payable or the amount thereof.  In the absence of such written notice from the Issuers, the Trustee shall be entitled to assume that no Special Interest is due.

29

SECTION 5.02.  Repurchase upon a Change of Control Triggering Event.

(a)                                 Upon the occurrence of a Change of Control Triggering Event after the date of this Second Supplemental Indenture, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the Outstanding Notes as described in Section 3.03 of the Original Indenture, the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (and Special Interest, if any) to, but not including, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)                                 Within 30 days following any Change of Control Triggering Event, the Issuers will send notice of such Change of Control Offer by first-class mail, or delivered electronically if held by DTC, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the register or otherwise in accordance with the procedures of DTC, with the following information:

(i)                                     a Change of Control Offer is being made pursuant to this Section 5.02 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(ii)                                  the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”);

(iii)                               any Note not properly tendered will remain Outstanding and continue to accrue interest;

(iv)                              unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(v)                                 the instructions determined by the Issuers consistent with this covenant that a Holder must follow in order to have its Notes purchased or to cancel a previous order of purchase; and

(vi)                              if such notice is mailed or delivered prior to the occurrence of a Change of Control Triggering Event, stating the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event.

(c)                                  While the Notes are in global form, when the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to DTC’s rules and regulations.

30

(d)                                 If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes of a Series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Issuers as described below, purchase all of the Notes of such Series validly tendered and not withdrawn by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such Series that remain Outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (and Special Interest, if any), to, but not including, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(e)                                  The Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture as described in Section 3.03 of the Original Indenture, unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

(f)                                   Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not Outstanding or will be retired and canceled at the option of the Issuers.  Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and Outstanding.

(g)                                  The Issuers will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

(h)                                 On the Change of Control Payment Date, the Issuers (or any Person making a Change of Control Offer in lieu of the Issuers) will, to the extent permitted by law,

(i)                                     accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(i)                                     deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

31

(ii)                                  at the option of the Issuers, unless a Person is making a Change of Control Offer in lieu of the Issuers, deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(iii)                               The Paying Agent will promptly mail or otherwise deliver to each Holder of the Notes the Change of Control Payment for such Notes, and the Issuers shall execute and the Trustee, upon a Company Order, will promptly authenticate and mail, or deliver electronically if held by DTC, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum denomination of $150,000 and an integral multiple of $1,000 above that amount.  The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(j)                                    Other than as specifically provided in this Section, any purchase pursuant to this Section shall be made pursuant to the provisions of Article III of the Original Indenture.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01. Ratification of Original Indenture; Supplemental Indenture Part of Original Indenture.  Except as expressly amended hereby, the Original Indenture, including Section 11.18 thereof regarding submission to jurisdiction, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Second Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6.02. Concerning the Trustee.  The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes.

SECTION 6.03. Multiple Originals; Electronic Signatures.  This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

32

SECTION 6.04. GOVERNING LAW.  THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signature Page Follows]

33

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND CAPITAL LIMITED in the presence of:

Name:

Title:

SIGNED AND DELIVERED AS A DEED for and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Limited, its Regular Trustee

Name:

Title:

in the presence of:

Signature:
Name:
Address:

[Signature Page to Second Supplemental Indenture]

AERCAP HOLDINGS N.V.

By:
Name:
Title:

AERCAP AVIATION SOLUTIONS B.V.

By:
Name:
Title:

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND LIMITED in the presence of:

Name:

Title:

AERCAP U.S. GLOBAL AVIATION LLC
By:
Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION
By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the 144A or Regulation S Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP/ISIN [        ]

3.75% Senior Notes Due 2019

No. [ ]	$[ ]

AERCAP IRELAND CAPITAL LIMITED and AERCAP GLOBAL AVIATION TRUST promise, jointly and severally, to pay to [                 ] or registered assigns, the principal sum of [            ] Dollars on May 15, 2019 or such greater or lesser amount as may be indicated in Schedule A hereto.

Interest Payment Dates:  May 15 and November 15

Record Dates:  May 1 and November 1

Additional provisions of this Note are set forth on the other side of this Note.

A-1

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

AERCAP IRELAND CAPITAL LIMITED

By:
Name:
Title:

AERCAP GLOBAL AVIATION TRUST

By:
Name:
Title:

A-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the 3.75% Senior Notes Due 2019 referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

by
Authorized Signatory

A-3

[Reverse of Note]

3.75% Senior Notes Due 2019

1.              Indenture

This Note is one of a duly authorized issue of Notes of the Issuers, designated as their 3.75% Senior Notes Due 2019 (herein called the “Notes,” which expression includes any further notes issued pursuant to Section 2.04 of the Second Supplemental Indenture (as hereinafter defined) and forming a single Series therewith), issued and to be issued under an indenture, dated as of May 14, 2014 (herein called the “Original Indenture”), as supplemented by a second supplemental indenture, dated as of May 14, 2014 (the “Second Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), among AERCAP IRELAND CAPITAL LIMITED, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the law of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of Holdings’s subsidiaries signatory thereto or that becomes a Guarantor pursuant to the terms of the Indenture (the “Subsidiary Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).  Reference is hereby made to the Indenture and all indentures supplemental thereto relevant to the Notes for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuers and the Holders of the Notes.  Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of Holdings and its Restricted Subsidiaries to create or incur Liens.  The Indenture also imposes certain limitations on the ability of the Holdings and its Restricted Subsidiaries to merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of Holdings and its Restricted Subsidiaries in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture certain of which are summarized herein and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms.  To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2.              Interest

The Issuers promise to pay interest on the principal amount of this Note at the rate per annum shown above plus Special Interest, if any, payable pursuant to the Registration Rights Agreement.  The Issuers will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2014.  Interest on the Notes

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will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 14, 2014.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

3.              Paying Agent, Registrar and Service Agent

Initially the Trustee will act as paying agent and registrar.  Initially, CT Corporation System will act as service agent.  The Issuers may appoint and change any paying agent, registrar or service agent without notice.  Holdings or any of its Subsidiaries may act as paying agent, registrar or service agent.

4.              Defaults and Remedies; Waiver

Article VI of the Original Indenture sets forth the Events of Default and related remedies applicable to the Notes.

5.              Amendment

Article IX of the Original Indenture sets forth the terms by which the Notes and the Indenture may be amended.

6.              Change of Control

Upon the occurrence of a Change of Control Triggering Event, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the Outstanding Notes as described in Section 3.03 of the Original Indenture, the Issuers will make an offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (and Special Interest, if any) to, but not including, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

7.              Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuers, which are absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

8.              Sinking Fund

The Notes will not have the benefit of any sinking fund.

9.              Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in denominations of $150,000 principal amount and any integral multiple of $1,000 in excess thereof.  When Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series,

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the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06 and 9.04 of the Original Indenture and Section 5.02 of the Second Supplemental Indenture).

The Issuers and the Registrar shall not be required (a) to issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection; (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (c) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

10.       Further Issues

The Issuers may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single Series with the Notes.

11.       Optional Redemption

At any time the Issuers may redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium and accrued and unpaid interest (and additional interest, if any), to, but not including, the redemption date, subject to the rights of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

12.       Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

13.       No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuers, as such, will have any liability for any obligations of the Issuers under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

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14.       Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

15.       Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or, if then held by an Issuer, shall be discharged from such trust.  Thereafter the Holder of such Note shall look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

16.       Trustee Dealings with the Issuers

Subject to certain limitations imposed by the TIA,  the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-paying agent may do the same with like rights.

17.       Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.       CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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19.  Additional Rights of Holders

In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 14, 2014, among the Issuers, the Guarantors and the Initial Purchasers named therein.

20.  Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture and/or the Registration Rights Agreement.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him or her.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 5.02 of the Second Supplemental Indenture, check the box: ☐

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 5.02 of the Second Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*This schedule should be included only if the Note is issued in Global Form.

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

AerCap House
Stationsplein 965, 1117 EC Schiphol
The Netherlands
Attention:  Legal Department

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: AerCap Ireland Capital Limited Administrator

Re:  AerCap Ireland Capital Limited / AerCap Global Aviation Trust Senior Notes

  3.75% Senior Notes Due 2019

Reference is hereby made to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), as supplemented by a second supplemental indenture, dated as of May 14, 2014 (the “Second Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), as further amended from time to time, between, inter alios, AerCap Ireland Capital Limited and AerCap Global Aviation Trust, as issuers (the “Issuers”), and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to                              (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.   ☐Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any

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applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.   ☐Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.   ☐Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐ such Transfer is being effected to Holdings or a Subsidiary thereof;

or

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(c)                                  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Second Supplemental Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), stating that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.   ☐Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐ Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky

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securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP                  ), or

(ii)                                  ☐  Regulation S Global Note (CUSIP              ), or

(iii)                               ☐  IAI Global Note (CUSIP                                           ), or

(b)                                 ☐ a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP                   ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP                     ), or

(iii)                               ☐ IAI Global Note (CUSIP                  ); or

(iv)                              ☐ Unrestricted Global Note (CUSIP                  ); or

(b)                                 ☐ a Restricted Definitive Note; or

(c)                                  ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

AerCap House
Stationsplein 965, 1117 EC Schiphol
The Netherlands
Attention:  Legal Department

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: AerCap Ireland Capital Limited Administrator

Re:  AerCap Ireland Capital Limited / AerCap Global Aviation Trust Senior Notes

  3.75% Senior Notes Due 2019

Reference is hereby made to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), as supplemented by a second supplemental indenture, dated as of May 14, 2014 (the “Second Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), as further amended from time to time, between, inter alios, AerCap Ireland Capital Limited and AerCap Global Aviation Trust, as issuers (the “Issuers”), and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $              in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without

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transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM  OF CERTIFICATE FROM  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

AerCap House
Stationsplein 965, 1117 EC Schiphol
The Netherlands
Attention:  Legal Department

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: AerCap Ireland Capital Limited Administrator

Re:  AerCap Ireland Capital Limited / AerCap Global Aviation Trust Senior Notes

  3.75% Senior Notes Due 2019

Reference is hereby made to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), as supplemented by a second supplemental indenture, dated as of May 14, 2014 (the “Second Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), as further amended from time to time, between, inter alios, AerCap Ireland Capital Limited and AerCap Global Aviation Trust, as issuers (the “Issuers”), and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                        aggregate principal amount of:

(a)               ☐ a beneficial interest in a Global Note, or

(b)               ☐ a Definitive Note,

we confirm that:

1.                    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

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2.                    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers stating that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

D-2

Exhibit 4.46

Execution Version

AERCAP IRELAND CAPITAL LIMITED

as Irish Issuer,

AERCAP GLOBAL AVIATION TRUST

as U.S. Issuer,

and

AERCAP HOLDINGS N.V.

as Holdings

THIRD SUPPLEMENTAL INDENTURE

Dated as of May 14, 2014

to

INDENTURE

Dated as of May 14, 2014

THE GUARANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

2

SECTION 5.02	Repurchase upon a Change of Control Triggering Event	30

ARTICLE VI MISCELLANEOUS		32

SECTION 6.01	Ratification of Original Indenture; Supplemental Indenture Part of Original Indenture	32
SECTION 6.02	Concerning the Trustee	32
SECTION 6.03	Multiple Originals; Electronic Signatures	32
SECTION 6.04	GOVERNING LAW	33

Exhibit A	Form of 4.50% Senior Note due 2021
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Certificate of Acquiring Institutional Accredited Investor

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THIRD SUPPLEMENTAL INDENTURE, dated as of May 14, 2014 (this “Third Supplemental Indenture”), to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), among AERCAP IRELAND CAPITAL LIMITED, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the law of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of the subsidiary guarantors party hereto or that becomes a guarantor pursuant to the terms of the Original Indenture (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Issuers, the Guarantors and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes (as defined in the Original Indenture) of the Issuers, to be issued in one or more Series;

WHEREAS, the Original Indenture provides, among other things, that the Issuers and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Notes of any Series pursuant to the Original Indenture;

WHEREAS, the Issuers (i) desire the issuance of a Series of Notes to be designated as hereinafter provided and (ii) have requested the Trustee to enter into this Third Supplemental Indenture for the purpose of establishing the form and terms of the Notes of such Series;

WHEREAS, the Issuers have duly authorized the creation of an issue of their 4.50% Senior Notes Due 2021 (the “Notes”), which expression includes (i) any further Notes issued pursuant to Section 2.04 hereof and (ii) if and when issued pursuant to the Registration Rights Agreement (as defined herein), the Issuers’ Exchange Notes (as defined herein) issued in the Exchange Offer (as defined herein) in exchange for any outstanding Notes previously issued hereunder, in each case, forming a single Series therewith of substantially the tenor and amount hereinafter set forth; and

WHEREAS, all action on the part of the Issuers necessary to authorize the issuance of the Notes under the Original Indenture and this Third Supplemental Indenture (the Original Indenture, as supplemented by this Third Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in order to establish the form and terms of the Notes and in consideration of the acceptance of the Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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ARTICLE I

SECTION 1.01.  Definitions.

(a)  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(b)  The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

(c)  For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Change of Control” means:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the voting power of Holdings’s Voting Stock;

(2) Holdings ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of either Issuer, other than director’s qualifying shares and other shares required to be issued by law;

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of Holdings was approved by a vote of the majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (who cannot include persons not elected by or recommended for election by the then-incumbent Board of Directors unless such Board of Directors of Holdings determines reasonably and in good faith that failure to approve any such persons as members of the

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Board of Directors of Holdings could reasonably be expected to violate a fiduciary duty under applicable law)), cease for any reason to constitute a majority of the Board of Directors of Holdings;

(4) (a) all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) Holdings consolidates, amalgamates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into Holdings, in either case (a) or (b) in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Holdings immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of Holdings or the applicable surviving or transferee Person (or applicable parent thereof); provided that this clause (4) shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total voting power of Holdings or the applicable surviving or transferee Person (or applicable parent thereof) or (ii) to a consolidation, amalgamation or merger of Holdings with or into a (x) Person or (y) Wholly-Owned Subsidiary of a Person that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders) that beneficially owns Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such Person and, in the case of clause (y), the parent of such Wholly-Owned Subsidiary guarantees Holdings’s obligations under the Notes and this Indenture; or

(5) Holdings shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of Holdings.

“Change of Control Triggering Event” means the occurrence of both a (1) Change of Control and (ii) a Rating Decline.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article III hereof substantially in the form of Exhibit A hereto, except that such Notes shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Exchange Notes” means the exchange notes to be issued pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

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“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Global Note Legend” means the legend set forth in Section 3.07(b), which is required to be placed on all Global Notes issued hereunder.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.14 of the Original Indenture and Section 2.07 hereof.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes resold to Institutional Accredited Investors.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchaser” means any initial purchaser identified as such in the “Plan of distribution” section of the Offering Memorandum.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders for use by such Holders in connection with the Exchange Offer.

“Management Group” means at any time, the Chairman of the board of directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer and any Secretary of Holdings or other executive officer of Holdings or any Subsidiary of Holdings at such time.

“Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.

“Offering Memorandum” means that offering memorandum, dated as of May 8, 2014, relating to the Notes.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream).

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“Permitted Holders” means American International Group, Inc., Waha Capital, their respective Affiliates and the Management Group.  Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Private Placement Legend” means the legend set forth in Section 3.07(a), to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means any “qualified institutional buyer,” as defined in Rule 144A under the Securities Act.

“Rating Date” means the date that is the day prior to the initial public announcement by Holdings or the proposed acquirer that (i) the proposed acquirer has entered into one or more binding agreements with Holdings or shareholders of Holdings that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of Holdings.

“Rating Decline” shall be deemed to occur if on the 60th day following the occurrence of a Change of Control the rating of the Notes by two Rating Organizations, if the Notes are rated by all three Rating Organizations, or either Rating Organization, if the Notes are only rated by two Rating Organizations, shall have been (i) withdrawn or (ii) downgraded, by one or more degradations, from the ratings in effect on the Rating Date.

“Registration Rights Agreement” means that certain Exchange and Registration Rights Agreement dated as of the date hereof between and among the Issuers, the Guarantors party thereto and UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing a Private Placement Legend.

“Restricted Global Note” means a Global Note bearing a Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

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“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 903” means Rule 903 under the Securities Act.

“Rule 904” means Rule 904 under the Securities Act.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Special Interest” means, at any time, all additional interest then owing pursuant to the Registration Rights Agreement.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear any Private Placement Legend.

“Unrestricted Global Note” means a Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a Series of Notes that do not bear any Private Placement Legend.

“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02.  Other Definitions.

Term	Defined in Section

“Change of Control Offer”	5.02
“Change of Control Payment”	5.02
“Change of Control Payment Date”	5.02
“DTC”	2.09
“Interest Payment Date”	2.05
“Record Date”	2.05

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ARTICLE II

DESIGNATION AND TERMS OF THE NOTES

SECTION 2.01.  Title and Aggregate Principal Amount.  There is hereby created one Series of Notes designated: 4.50% Senior Notes Due 2021 in an initial aggregate principal amount of $1,100,000,000.

SECTION 2.02.  Execution.  The Notes may forthwith be executed by the Issuers and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.04 of the Original Indenture.

SECTION 2.03.  Other Terms and Form of the Notes.  The Notes shall have and be subject to such other terms as provided in the Original Indenture and this Third Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit A hereof and as set forth in Section 2.07 hereof.

SECTION 2.04.  Further Issues.  The Issuers may from time to time, without the consent of the Holders of the Notes and in accordance with the Original Indenture and this Third Supplemental Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single Series with the Notes. The Notes, any such further notes and any Exchange Notes shall be treated as a single class for all purposes under this Indenture; provided that if any such further notes are not fungible with the Notes for U.S. Federal income tax purposes, such further notes will have a separate CUSIP number, if applicable.  Unless the context otherwise requires, all references to the Notes shall include any such further notes and any Exchange Notes.

SECTION 2.05.  Interest and Principal.  The Notes will mature on May 15, 2021 and will bear interest at the rate of 4.50% per annum.  The Issuers will pay interest on the Notes on each May 15 and November 15 (each an “Interest Payment Date”), beginning on November 15, 2014, to the Holders of record on the immediately preceding May 1 or November 1 (each a “Record Date”), respectively.  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.  Payments of the principal of and interest on the Notes shall be made in Dollars, and the Notes shall be denominated in Dollars.

SECTION 2.06.  Place of Payment.  The place of payment where the Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes issued in the form of Definitive Notes are payable and where the Notes may be surrendered for registration of transfer or exchange shall be the office or agency of the Issuers maintained for that purpose pursuant to Section 2.05 of the Original Indenture, and the office or agency maintained by the Issuers for such purpose shall initially be the Corporate Trust Office of the Trustee.  All payments on Notes issued in the form of Global Notes shall be made by wire transfer of immediately available funds to the

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Depositary and, at the option of the Issuers, payment of interest on the Notes issued in the form of Definitive Notes may be made by check mailed to registered Holders.

SECTION 2.07.  Form and Dating.

(a)  General.  The Notes will be substantially in the form of Exhibit A hereto.  The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Third Supplemental Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)  Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding principal amount of the Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Article III hereof.

SECTION 2.08.  Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, in each case, as in effect from time to time, shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream. The Trustee shall have no duty, responsibility, liability or obligation with respect to any such procedures.

SECTION 2.09.  Depositary; Registrar.  The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes.  The Issuers initially appoint the Trustee to act as the Registrar and the Paying Agent with respect to the Notes.

SECTION 2.10.  Optional Redemption.  At any time the Issuers may redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium and accrued and unpaid interest (and additional

11

interest, if any), to, but not including, the redemption date, subject to the rights of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

SECTION 2.11.  Redemption for Changes in Withholding Taxes.

(a)                                 The Issuers are entitled to redeem the Notes, at the option of the Issuers, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice (which notice shall be irrevocable) to the Holders mailed by first-class mail to each Holder’s registered address (or delivered electronically if held by DTC), at 100% of the principal amount thereof, plus accrued and unpaid interest (and additional interest, if any), to the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in the event the Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of:

(i)                                     a change in or an amendment to the laws (including any regulations, protocols or rulings promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(ii)                                  any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, treaties or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this Indenture and where the Issuers cannot avoid such obligation by taking reasonable measures available to the Issuers.  Notwithstanding the foregoing, no such notice of redemption will be given (x) earlier than 90 days prior to the earliest date on which the Issuers would be obliged to make such payment of Additional Amounts and (y) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

(b)                                 Before the Issuers publish or mail or deliver notice of redemption of the Notes as described above, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to them and that all conditions precedent to the redemption have been complied with.  The Issuers will also deliver an Opinion of Counsel from outside counsel stating that the Issuers would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or a new application or interpretation of such laws or regulations and that all conditions precedent to the redemption have been complied with.

(c)                                  This Section will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer or a Guarantor is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

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ARTICLE III

TRANSFER AND EXCHANGE

SECTION 3.01.  Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchangeable pursuant to Section 2.08 of the Original Indenture for Definitive Notes if:

(a)  the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary;

(b)  the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(c)  an Event of Default with respect to the Notes represented by such Global Note shall have occurred and be continuing and the Holders of a majority in principal amount of the Notes have requested the Issuers to issue Definitive Notes.

Upon the occurrence of any of the preceding events in (a), (b) or (c) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Issuers and the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and 2.11 of the Original Indenture.  A Global Note may not be exchanged for another Note other than as provided in this Section 3.01; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.02 or 3.03 hereof.

SECTION 3.02.  Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Third Supplemental Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(a)  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.

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Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.02(a).

(b)  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.02(a) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 3.06 hereof, the requirements of this Section 3.02(b) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letters of Transmittal delivered by the Holders of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.08 hereof.

(c)  Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 3.02(b) above and the Registrar receives the following:

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(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(d)  Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 3.02(b) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

15

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

SECTION 3.03.  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(a)  Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  Subject to the terms hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in

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accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such beneficial interest is being transferred to Holdings or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.08 hereof, and the Issuers shall execute and the Trustee, upon a Company Order, shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.03 shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.03(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(b)  [Reserved].

(c)  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Subject to the terms hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the

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Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(d)  Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  Subject to the terms hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.02(b) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.08 hereof, and the Issuers will execute and the Trustee, upon a Company Order, will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03(d) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03(d) will not bear the Private Placement Legend.

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SECTION 3.04.  Transfer and Exchange of Definitive Notes for Beneficial Interests.

(a)  Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  Subject to the terms of hereof, if any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to Holdings or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the

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case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(b)  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.04(b), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(c)  Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a

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Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (b) or (c) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

SECTION 3.05.  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.05, the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.05.

(a)  Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(b)  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

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(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(c)  Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

SECTION 3.06.  Registered Exchange Offer.

(a)  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange

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Offer by Persons that certify in the applicable Letters of Transmittal that (1) they are not Broker-Dealers, (2) they are not participating in a distribution of the Exchange Notes and (3) they are not affiliates (as defined in Rule 144) of the Issuers or the Guarantors; and

(B) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (1) they are not Broker-Dealers, (2) they are not participating in a distribution of the Exchange Notes and (3) they are not affiliates (as defined in Rule 144) of the Issuers or the Guarantors.

Concurrently with the issuance of such Exchange Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee, upon a Company Order, will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

SECTION 3.07.  Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Third Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Third Supplemental Indenture.

(a)  Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

(1) For Notes sold in reliance on Rule 144A and other Notes bearing the Private Placement Legend not sold in reliance on Regulation S:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS ACQUIRED SECURITIES, TO OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER

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OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF DEBT SECURITIES OF THE SAME SERIES AS THIS SECURITY AND THE LAST DATE ON WHICH AERCAP IRELAND CAPITAL LIMITED (THE “IRISH ISSUER”) AND AERCAP GLOBAL AVIATION TRUST (THE “U.S. ISSUER” AND, TOGETHER WITH THE IRISH ISSUER, THE “ISSUERS”) OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION (OR ANY PREDECESSOR THEREOF), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUERS THAT (1) IT IS (A) A QUALIFIED INSTITUTIONAL BUYER THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) A NON-U.S. PERSON THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (C) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3)

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OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (2) IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE AND OTHER TRANSFER RESTRICTION REFERRED TO ABOVE AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE REPRESENTED AS TO THE MATTERS IN CLAUSE (1) OF THIS SENTENCE AND THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE AGREED TO NOTIFY ITS SUBSEQUENT TRANSFEREES AS TO THE FOREGOING.”

(2) For Notes sold in reliance on Regulation S:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS ACQUIRED SECURITIES, TO OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF DEBT SECURITIES WHICH THIS SECURITY IS A PART AND THE ISSUE DATE HEREOF, ONLY (A) TO AERCAP IRELAND CAPITAL LIMITED (THE “IRISH ISSUER”) AND AERCAP GLOBAL AVIATION TRUST (THE “U.S. ISSUER” AND, TOGETHER WITH THE IRISH ISSUER, THE “ISSUERS”) OR ANY SUBSIDIARY OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”

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(WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUERS THAT (1) IT IS (A) A QUALIFIED INSTITUTIONAL BUYER THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) A NON-U.S. PERSON THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (C) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (2) IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE AND OTHER TRANSFER RESTRICTION REFERRED TO ABOVE AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE REPRESENTED AS TO THE MATTERS IN CLAUSE (1) OF THIS SENTENCE AND THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE AGREED TO NOTIFY ITS SUBSEQUENT TRANSFEREES AS TO THE FOREGOING.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to Sections 3.02(d), 3.03(c), 3.03(d), 3.04(b), 3.04(c), 3.05(b), 3.05(c) or 3.06 of this Article III (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

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(b)  Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO ARTICLE III OF THE THIRD SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

SECTION 3.08. Cancellation and/or Adjustment of Global Notes.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Original Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for

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or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 3.09.  General Provisions Relating to Transfers and Exchanges.

(a)  To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture.

(b)  No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06 and 9.04 of the Original Indenture and Section 5.02 of this Third Supplemental Indenture).

(c)  The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(d)  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)  The Issuers will not be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(f)  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving

28

payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(g)  The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 of the Original Indenture.

(h)  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to Article III to effect a registration of transfer or exchange may be submitted by facsimile.

(i)  Each Holder agrees to indemnify the Issuers, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law. Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE IV

LEGAL DEFEASANCE, COVENANT DEFEASANCE
AND SATISFACTION AND DISCHARGE

SECTION 4.01. Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge.  Article VIII of the Original Indenture shall be applicable to the Notes.  The Issuers may defease the covenant contained in Section 5.02 of this Third Supplemental Indenture under the provisions of Section 8.03 of the Original Indenture.

ARTICLE V

COVENANTS

SECTION 5.01.  Special Interest. The Issuers will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.  In the event the Issuers are required to pay Special Interest pursuant to any Registration Rights Agreement, the Issuers will provide written notice to the Trustee of the Issuers’ obligation to pay Special Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of Special Interest to be paid by the Issuers. The Trustee shall not at any time be under any duty or responsibility to the Issuers, any Holders or any other Person to determine whether any such Special Interest is payable or the amount thereof.  In the absence of such written notice from the Issuers, the Trustee shall be entitled to assume that no Special Interest is due.

29

SECTION 5.02.  Repurchase upon a Change of Control Triggering Event.

(a)                                 Upon the occurrence of a Change of Control Triggering Event after the date of this Third Supplemental Indenture, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the Outstanding Notes as described in Section 3.03 of the Original Indenture, the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (and Special Interest, if any) to, but not including, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)                                 Within 30 days following any Change of Control Triggering Event, the Issuers will send notice of such Change of Control Offer by first-class mail, or delivered electronically if held by DTC, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the register or otherwise in accordance with the procedures of DTC, with the following information:

(i)                                     a Change of Control Offer is being made pursuant to this Section 5.02 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(ii)                                  the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”);

(iii)                               any Note not properly tendered will remain Outstanding and continue to accrue interest;

(iv)                              unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(v)                                 the instructions determined by the Issuers consistent with this covenant that a Holder must follow in order to have its Notes purchased or to cancel a previous order of purchase; and

(vi)                              if such notice is mailed or delivered prior to the occurrence of a Change of Control Triggering Event, stating the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event.

(c)                                  While the Notes are in global form, when the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to DTC’s rules and regulations.

30

(d)                                 If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes of a Series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Issuers as described below, purchase all of the Notes of such Series validly tendered and not withdrawn by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such Series that remain Outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (and Special Interest, if any), to, but not including, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(e)                                  The Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture as described in Section 3.03 of the Original Indenture, unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

(f)                                   Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not Outstanding or will be retired and canceled at the option of the Issuers.  Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and Outstanding.

(g)                                  The Issuers will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

(h)                                 On the Change of Control Payment Date, the Issuers (or any Person making a Change of Control Offer in lieu of the Issuers) will, to the extent permitted by law,

(i)                                     accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(i)                                     deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

31

(ii)                                  at the option of the Issuers, unless a Person is making a Change of Control Offer in lieu of the Issuers, deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(iii)                               The Paying Agent will promptly mail or otherwise deliver to each Holder of the Notes the Change of Control Payment for such Notes, and the Issuers shall execute and the Trustee, upon a Company Order, will promptly authenticate and mail, or deliver electronically if held by DTC, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum denomination of $150,000 and an integral multiple of $1,000 above that amount.  The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(j)                                    Other than as specifically provided in this Section, any purchase pursuant to this Section shall be made pursuant to the provisions of Article III of the Original Indenture.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01. Ratification of Original Indenture; Supplemental Indenture Part of Original Indenture.  Except as expressly amended hereby, the Original Indenture, including Section 11.18 thereof regarding submission to jurisdiction, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Third Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6.02. Concerning the Trustee.  The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Notes.

SECTION 6.03. Multiple Originals; Electronic Signatures.  This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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SECTION 6.04. GOVERNING LAW.  THIS THIRD SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signature Page Follows]

33

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND CAPITAL LIMITED in the presence of:

Name:

Title:

SIGNED AND DELIVERED AS A DEED for and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Limited, its Regular Trustee

Name:

Title:

in the presence of:

Signature:
Name:
Address:

[Signature Page to Third Supplemental Indenture]

AERCAP HOLDINGS N.V.

By:
Name:
Title:

AERCAP AVIATION SOLUTIONS B.V.

By:
Name:
Title:

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND LIMITED in the presence of:

Name:

Title:

AERCAP U.S. GLOBAL AVIATION LLC

By:
Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the 144A or Regulation S Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP/ISIN [       ]

4.50% Senior Notes Due 2021

No. [ ]	$[ ]

AERCAP IRELAND CAPITAL LIMITED and AERCAP GLOBAL AVIATION TRUST promise, jointly and severally, to pay to [             ] or registered assigns, the principal sum of [       ] Dollars on May 15, 2021 or such greater or lesser amount as may be indicated in Schedule A hereto.

Interest Payment Dates:  May 15 and November 15

Record Dates:  May 1 and November 1

Additional provisions of this Note are set forth on the other side of this Note.

A-1

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

AERCAP IRELAND CAPITAL LIMITED

By:
Name:
Title:

AERCAP GLOBAL AVIATION TRUST

By:
Name:
Title:

A-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the 4.50% Senior Notes Due 2021 referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

by
Authorized Signatory

A-3

[Reverse of Note]

4.50% Senior Notes Due 2021

1.              Indenture

This Note is one of a duly authorized issue of Notes of the Issuers, designated as their 4.50% Senior Notes Due 2021 (herein called the “Notes,” which expression includes any further notes issued pursuant to Section 2.04 of the Third Supplemental Indenture (as hereinafter defined) and forming a single Series therewith), issued and to be issued under an indenture, dated as of May 14, 2014 (herein called the “Original Indenture”), as supplemented by a third supplemental indenture, dated as of May 14, 2014 (the “Third Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), among AERCAP IRELAND CAPITAL LIMITED, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the law of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of Holdings’s subsidiaries signatory thereto or that becomes a Guarantor pursuant to the terms of the Indenture (the “Subsidiary Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).  Reference is hereby made to the Indenture and all indentures supplemental thereto relevant to the Notes for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuers and the Holders of the Notes.  Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of Holdings and its Restricted Subsidiaries to create or incur Liens.  The Indenture also imposes certain limitations on the ability of the Holdings and its Restricted Subsidiaries to merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of Holdings and its Restricted Subsidiaries in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture certain of which are summarized herein and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms.  To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2.              Interest

The Issuers promise to pay interest on the principal amount of this Note at the rate per annum shown above plus Special Interest, if any, payable pursuant to the Registration Rights Agreement.  The Issuers will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2014.  Interest on the Notes

A-4

will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 14, 2014.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

3.              Paying Agent, Registrar and Service Agent

Initially the Trustee will act as paying agent and registrar.  Initially, CT Corporation System will act as service agent.  The Issuers may appoint and change any paying agent, registrar or service agent without notice.  Holdings or any of its Subsidiaries may act as paying agent, registrar or service agent.

4.              Defaults and Remedies; Waiver

Article VI of the Original Indenture sets forth the Events of Default and related remedies applicable to the Notes.

5.              Amendment

Article IX of the Original Indenture sets forth the terms by which the Notes and the Indenture may be amended.

6.              Change of Control

Upon the occurrence of a Change of Control Triggering Event, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the Outstanding Notes as described in Section 3.03 of the Original Indenture, the Issuers will make an offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (and Special Interest, if any) to, but not including, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

7.              Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuers, which are absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

8.              Sinking Fund

The Notes will not have the benefit of any sinking fund.

9.              Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in denominations of $150,000 principal amount and any integral multiple of $1,000 in excess thereof.  When Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series,

A-5

the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06 and 9.04 of the Original Indenture and Section 5.02 of the Third Supplemental Indenture).

The Issuers and the Registrar shall not be required (a) to issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection; (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (c) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

10.       Further Issues

The Issuers may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single Series with the Notes.

11.       Optional Redemption

At any time the Issuers may redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium and accrued and unpaid interest (and additional interest, if any), to, but not including, the redemption date, subject to the rights of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

12.       Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

13.       No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuers, as such, will have any liability for any obligations of the Issuers under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

A-6

14.       Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

15.       Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or, if then held by an Issuer, shall be discharged from such trust.  Thereafter the Holder of such Note shall look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

16.       Trustee Dealings with the Issuers

Subject to certain limitations imposed by the TIA,  the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-paying agent may do the same with like rights.

17.       Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.       CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

A-7

19.  Additional Rights of Holders

In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 14, 2014, among the Issuers, the Guarantors and the Initial Purchasers named therein.

20.  Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture and/or the Registration Rights Agreement.

A-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuers. The agent may substitute another to act for him or her.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-9

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 5.02 of the Third Supplemental Indenture, check the box: ☐

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 5.02 of the Third Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-10

Schedule A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*This schedule should be included only if the Note is issued in Global Form.

A-11

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

AerCap House

Stationsplein 965, 1117 EC Schiphol

The Netherlands

Attention:  Legal Department

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: AerCap Ireland Capital Limited Administrator

Re:  AerCap Ireland Capital Limited / AerCap Global Aviation Trust Senior Notes

4.50% Senior Notes Due 2021

Reference is hereby made to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), as supplemented by a third supplemental indenture, dated as of May 14, 2014 (the “Third Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), as further amended from time to time, between, inter alios, AerCap Ireland Capital Limited and AerCap Global Aviation Trust, as issuers (the “Issuers”), and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to                              (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.   ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any

B-1

applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.   ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.   ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐ such Transfer is being effected to Holdings or a Subsidiary thereof;

or

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(c)                                  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Third Supplemental Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), stating that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.   ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐ Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky

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securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP                  ), or

(ii)                                  ☐  Regulation S Global Note (CUSIP              ), or

(iii)                               ☐  IAI Global Note (CUSIP                        ), or

(b)                                 ☐ a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP                   ), or

(ii)                                  ☐ Regulation S Global Note (CUSIP                     ), or

(iii)                               ☐ IAI Global Note (CUSIP                  ); or

(iv)                            ☐ Unrestricted Global Note (CUSIP                  ); or

(b)                                 ☐ a Restricted Definitive Note; or

(c)                                  ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

AerCap House

Stationsplein 965, 1117 EC Schiphol

The Netherlands

Attention:  Legal Department

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: AerCap Ireland Capital Limited Administrator

Re:  AerCap Ireland Capital Limited / AerCap Global Aviation Trust Senior Notes

  4.50% Senior Notes Due 2021

Reference is hereby made to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), as supplemented by a third supplemental indenture, dated as of May 14, 2014 (the “Third Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), as further amended from time to time, between, inter alios, AerCap Ireland Capital Limited and AerCap Global Aviation Trust, as issuers (the “Issuers”), and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $              in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without

C-1

transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM  OF CERTIFICATE FROM  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

AerCap House

Stationsplein 965, 1117 EC Schiphol

The Netherlands

Attention:  Legal Department

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: AerCap Ireland Capital Limited Administrator

Re:  AerCap Ireland Capital Limited / AerCap Global Aviation Trust Senior Notes

  4.50% Senior Notes Due 2021

Reference is hereby made to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), as supplemented by a third supplemental indenture, dated as of May 14, 2014 (the “Third Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), as further amended from time to time, between, inter alios, AerCap Ireland Capital Limited and AerCap Global Aviation Trust, as issuers (the “Issuers”), and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                   aggregate principal amount of:

(a)               ☐ a beneficial interest in a Global Note, or

(b)               ☐ a Definitive Note,

we confirm that:

1.                    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

D-1

2.                    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers stating that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

D-2

Exhibit 4.47

Execution Version

AERCAP IRELAND CAPITAL LIMITED

as Irish Issuer,

AERCAP GLOBAL AVIATION TRUST

as U.S. Issuer,

and

AERCAP HOLDINGS N.V.

as Holdings

FOURTH SUPPLEMENTAL INDENTURE

Dated as of September 29, 2014

to

INDENTURE

Dated as of May 14, 2014

THE GUARANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

2

Exhibit A               Form of 5.00% Senior Note due 2021
Exhibit B               Form of Certificate of Transfer
Exhibit C               Form of Certificate of Exchange

Exhibit D               Form of Certificate of Acquiring Institutional Accredited Investor

3

FOURTH SUPPLEMENTAL INDENTURE, dated as of September 29, 2014 (this “Fourth Supplemental Indenture”), to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), among AERCAP IRELAND CAPITAL LIMITED, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the law of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of the subsidiary guarantors party hereto or that becomes a guarantor pursuant to the terms of the Original Indenture (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, the Issuers, the Guarantors and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes (as defined in the Original Indenture) of the Issuers, to be issued in one or more Series;

WHEREAS, the Original Indenture provides, among other things, that the Issuers and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of Notes of any Series pursuant to the Original Indenture;

WHEREAS, the Issuers (i) desire the issuance of a Series of Notes to be designated as hereinafter provided and (ii) have requested the Trustee to enter into this Fourth Supplemental Indenture for the purpose of establishing the form and terms of the Notes of such Series;

WHEREAS, the Issuers have duly authorized the creation of an issue of their 5.00% Senior Notes Due 2021 (the “Notes”), which expression includes (i) any further Notes issued pursuant to Section 2.04 hereof and (ii) if and when issued pursuant to the Registration Rights Agreement (as defined herein), the Issuers’ Exchange Notes (as defined herein) issued in the Exchange Offer (as defined herein) in exchange for any outstanding Notes previously issued hereunder, in each case, forming a single Series therewith of substantially the tenor and amount hereinafter set forth; and

WHEREAS, all action on the part of the Issuers necessary to authorize the issuance of the Notes under the Original Indenture and this Fourth Supplemental Indenture (the Original Indenture, as supplemented by this Fourth Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in order to establish the form and terms of the Notes and in consideration of the acceptance of the Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

4

ARTICLE I

SECTION 1.01.  Definitions.

(a)  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(b)  The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

(c)  For all purposes of this Fourth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Change of Control” means:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the voting power of Holdings’s Voting Stock;

(2) Holdings ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of either Issuer, other than director’s qualifying shares and other shares required to be issued by law;

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of Holdings was approved by a vote of the majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (who cannot include persons not elected by or recommended for election by the then-incumbent Board of Directors unless such Board of Directors of Holdings determines reasonably and in good faith that failure to approve any such persons as members of the

5

Board of Directors of Holdings could reasonably be expected to violate a fiduciary duty under applicable law)), cease for any reason to constitute a majority of the Board of Directors of Holdings;

(4) (a) all or substantially all of the assets of Holdings and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) Holdings consolidates, amalgamates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into Holdings, in either case (a) or (b) in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Holdings immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of Holdings or the applicable surviving or transferee Person (or applicable parent thereof); provided that this clause (4) shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total voting power of Holdings or the applicable surviving or transferee Person (or applicable parent thereof) or (ii) to a consolidation, amalgamation or merger of Holdings with or into a (x) Person or (y) Wholly-Owned Subsidiary of a Person that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders) that beneficially owns Voting Stock representing 50% or more of the voting power of the total outstanding Voting Stock of such Person and, in the case of clause (y), the parent of such Wholly-Owned Subsidiary guarantees Holdings’s obligations under the Notes and this Indenture; or

(5) Holdings shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of Holdings.

“Change of Control Triggering Event” means the occurrence of both a (1) Change of Control and (ii) a Rating Decline.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article III hereof substantially in the form of Exhibit A hereto, except that such Notes shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Exchange Notes” means the exchange notes to be issued pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

6

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Global Note Legend” means the legend set forth in Section 3.07(b), which is required to be placed on all Global Notes issued hereunder.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.14 of the Original Indenture and Section 2.07 hereof.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes resold to Institutional Accredited Investors.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchaser” means each of J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders for use by such Holders in connection with the Exchange Offer.

“Management Group” means at any time, the Chairman of the board of directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer and any Secretary of Holdings or other executive officer of Holdings or any Subsidiary of Holdings at such time.

“Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.

“Offering Memorandum” means that offering memorandum, dated as of September 24, 2014, relating to the Notes.

7

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream).

“Permitted Holders” means American International Group, Inc., Waha Capital, their respective Affiliates and the Management Group.  Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Private Placement Legend” means the legend set forth in Section 3.07(a), to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means any “qualified institutional buyer,” as defined in Rule 144A under the Securities Act.

“Rating Date” means the date that is the day prior to the initial public announcement by Holdings or the proposed acquirer that (i) the proposed acquirer has entered into one or more binding agreements with Holdings or shareholders of Holdings that would give rise to a Change of Control or (ii) the proposed acquirer has commenced an offer to acquire outstanding Voting Stock of Holdings.

“Rating Decline” shall be deemed to occur if on the 60th day following the occurrence of a Change of Control the rating of the Notes by two Rating Organizations, if the Notes are rated by all three Rating Organizations, or either Rating Organization, if the Notes are only rated by two Rating Organizations, shall have been (i) withdrawn or (ii) downgraded, by one or more degradations, from the ratings in effect on the Rating Date.

“Registration Rights Agreement” means that certain Exchange and Registration Rights Agreement dated as of the date hereof between and among the Issuers, the Guarantors party thereto and J.P. Morgan Securities LLC, as representative of the Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing a Private Placement Legend.

8

“Restricted Global Note” means a Global Note bearing a Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 903” means Rule 903 under the Securities Act.

“Rule 904” means Rule 904 under the Securities Act.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Special Interest” means, at any time, all additional interest then owing pursuant to the Registration Rights Agreement.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear any Private Placement Legend.

“Unrestricted Global Note” means a Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a Series of Notes that do not bear any Private Placement Legend.

“Wholly-Owned Restricted Subsidiary” means any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02.  Other Definitions.

Term	Defined in Section

“Change of Control Offer”	5.02
“Change of Control Payment”	5.02
“Change of Control Payment Date”	5.02
“DTC”	2.09
“Interest Payment Date”	2.05
“Record Date”	2.05

9

ARTICLE II

DESIGNATION AND TERMS OF THE NOTES

SECTION 2.01.  Title and Aggregate Principal Amount.  There is hereby created one Series of Notes designated: 5.00% Senior Notes Due 2021 in an initial aggregate principal amount of $800,000,000.

SECTION 2.02.  Execution.  The Notes may forthwith be executed by the Issuers and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.04 of the Original Indenture.

SECTION 2.03.  Other Terms and Form of the Notes.  The Notes shall have and be subject to such other terms as provided in the Original Indenture and this Fourth Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit A hereof and as set forth in Section 2.07 hereof.

SECTION 2.04.  Further Issues.  The Issuers may from time to time, without the consent of the Holders of the Notes and in accordance with the Original Indenture and this Fourth Supplemental Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single Series with the Notes. The Notes, any such further notes and any Exchange Notes shall be treated as a single class for all purposes under this Indenture; provided that if any such further notes are not fungible with the Notes for U.S. Federal income tax purposes, such further notes will have a separate CUSIP number, if applicable.  Unless the context otherwise requires, all references to the Notes shall include any such further notes and any Exchange Notes.

SECTION 2.05.  Interest and Principal.  The Notes will mature on October 1, 2021 and will bear interest at the rate of 5.00% per annum.  The Issuers will pay interest on the Notes on each April 1 and October 1 (each an “Interest Payment Date”), beginning on April 1, 2015, to the Holders of record on the immediately preceding March 15 or September 15 (each a “Record Date”), respectively.  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.  Payments of the principal of and interest on the Notes shall be made in Dollars, and the Notes shall be denominated in Dollars.

SECTION 2.06.  Place of Payment.  The place of payment where the Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes issued in the form of Definitive Notes are payable and where the Notes may be surrendered for registration of transfer or exchange shall be the office or agency of the Issuers maintained for that purpose pursuant to Section 2.05 of the Original Indenture, and the office or agency maintained by the Issuers for such purpose shall initially be the Corporate Trust Office of the Trustee.  All payments on Notes issued in the form of Global Notes shall be made by wire transfer of immediately available funds to the

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Depositary and, at the option of the Issuers, payment of interest on the Notes issued in the form of Definitive Notes may be made by check mailed to registered Holders.

SECTION 2.07.  Form and Dating.

(a)  General.  The Notes will be substantially in the form of Exhibit A hereto.  The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Fourth Supplemental Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)  Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding principal amount of the Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Article III hereof.

SECTION 2.08.  Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, in each case, as in effect from time to time, shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream. The Trustee shall have no duty, responsibility, liability or obligation with respect to any such procedures.

SECTION 2.09.  Depositary; Registrar.  The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes.  The Issuers initially appoint the Trustee to act as the Registrar and the Paying Agent with respect to the Notes.

SECTION 2.10.  Optional Redemption.  At any time the Issuers may redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium and accrued and unpaid interest (and additional

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interest, if any), to, but not including, the redemption date, subject to the rights of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

SECTION 2.11.  Redemption for Changes in Withholding Taxes.

(a)                                 The Issuers are entitled to redeem the Notes, at the option of the Issuers, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice (which notice shall be irrevocable) to the Holders mailed by first-class mail to each Holder’s registered address (or delivered electronically if held by DTC), at 100% of the principal amount thereof, plus accrued and unpaid interest (and additional interest, if any), to the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in the event the Issuers have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of:

(i)                                     a change in or an amendment to the laws (including any regulations, protocols or rulings promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(ii)                                  any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, treaties or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of this Indenture and where the Issuers cannot avoid such obligation by taking reasonable measures available to the Issuers.  Notwithstanding the foregoing, no such notice of redemption will be given (x) earlier than 90 days prior to the earliest date on which the Issuers would be obliged to make such payment of Additional Amounts and (y) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

(b)                                 Before the Issuers publish or mail or deliver notice of redemption of the Notes as described above, the Issuers will deliver to the Trustee an Officers’ Certificate stating that the Issuers cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to them and that all conditions precedent to the redemption have been complied with.  The Issuers will also deliver an Opinion of Counsel from outside counsel stating that the Issuers would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or a new application or interpretation of such laws or regulations and that all conditions precedent to the redemption have been complied with.

(c)                                  This Section will apply mutatis mutandis to any jurisdiction in which any successor Person to an Issuer or a Guarantor is incorporated or organized or any political subdivision or taxing authority or agency thereof or therein.

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ARTICLE III

TRANSFER AND EXCHANGE

SECTION 3.01.  Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes shall be exchangeable pursuant to Section 2.08 of the Original Indenture for Definitive Notes if:

(a)  the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary;

(b)  the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(c)  an Event of Default with respect to the Notes represented by such Global Note shall have occurred and be continuing and the Holders of a majority in principal amount of the Notes have requested the Issuers to issue Definitive Notes.

Upon the occurrence of any of the preceding events in (a), (b) or (c) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Issuers and the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and 2.11 of the Original Indenture.  A Global Note may not be exchanged for another Note other than as provided in this Section 3.01; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.02 or 3.03 hereof.

SECTION 3.02.  Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Fourth Supplemental Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(a)  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.

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Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.02(a).

(b)  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.02(a) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 3.06 hereof, the requirements of this Section 3.02(b) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letters of Transmittal delivered by the Holders of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.08 hereof.

(c)  Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 3.02(b) above and the Registrar receives the following:

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(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(d)  Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 3.02(b) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

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(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

SECTION 3.03.  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(a)  Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  Subject to the terms hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in

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accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such beneficial interest is being transferred to Holdings or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.08 hereof, and the Issuers shall execute and the Trustee, upon a Company Order, shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.03 shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.03(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(b)  [Reserved].

(c)  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  Subject to the terms hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the

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Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(d)  Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  Subject to the terms hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.02(b) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.08 hereof, and the Issuers will execute and the Trustee, upon a Company Order, will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03(d) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.03(d) will not bear the Private Placement Legend.

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SECTION 3.04.  Transfer and Exchange of Definitive Notes for Beneficial Interests.

(a)  Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  Subject to the terms of hereof, if any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to Holdings or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the

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case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(b)  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.04(b), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(c)  Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a

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Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (b) or (c) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

SECTION 3.05.  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.05, the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.05.

(a)  Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(b)  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

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(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in the case of clauses (D)(1) and (D)(2), an Opinion of Counsel stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(c)  Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

SECTION 3.06.  Registered Exchange Offer.

(a)  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange

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Offer by Persons that certify in the applicable Letters of Transmittal that (1) they are not Broker-Dealers, (2) they are not participating in a distribution of the Exchange Notes and (3) they are not affiliates (as defined in Rule 144) of the Issuers or the Guarantors; and

(B) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (1) they are not Broker-Dealers, (2) they are not participating in a distribution of the Exchange Notes and (3) they are not affiliates (as defined in Rule 144) of the Issuers or the Guarantors.

Concurrently with the issuance of such Exchange Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee, upon a Company Order, will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

SECTION 3.07.  Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Fourth Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Fourth Supplemental Indenture.

(a)  Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

(1) For Notes sold in reliance on Rule 144A and other Notes bearing the Private Placement Legend not sold in reliance on Regulation S:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS ACQUIRED SECURITIES, TO OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER

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OF THE ISSUE DATE HEREOF OR ANY OTHER ISSUE DATE IN RESPECT OF A FURTHER ISSUANCE OF DEBT SECURITIES OF THE SAME SERIES AS THIS SECURITY AND THE LAST DATE ON WHICH AERCAP IRELAND CAPITAL LIMITED (THE “IRISH ISSUER”) AND AERCAP GLOBAL AVIATION TRUST (THE “U.S. ISSUER” AND, TOGETHER WITH THE IRISH ISSUER, THE “ISSUERS”) OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION (OR ANY PREDECESSOR THEREOF), ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUERS THAT (1) IT IS (A) A QUALIFIED INSTITUTIONAL BUYER THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) A NON-U.S. PERSON THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (C) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3)

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OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (2) IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE AND OTHER TRANSFER RESTRICTION REFERRED TO ABOVE AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE REPRESENTED AS TO THE MATTERS IN CLAUSE (1) OF THIS SENTENCE AND THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE AGREED TO NOTIFY ITS SUBSEQUENT TRANSFEREES AS TO THE FOREGOING.”

(2) For Notes sold in reliance on Regulation S:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS ACQUIRED SECURITIES, TO OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR SUCH INTEREST OR PARTICIPATION, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF DEBT SECURITIES WHICH THIS SECURITY IS A PART AND THE ISSUE DATE HEREOF, ONLY (A) TO AERCAP IRELAND CAPITAL LIMITED (THE “IRISH ISSUER”) AND AERCAP GLOBAL AVIATION TRUST (THE “U.S. ISSUER” AND, TOGETHER WITH THE IRISH ISSUER, THE “ISSUERS”) OR ANY SUBSIDIARY OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR”

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(WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUERS THAT (1) IT IS (A) A QUALIFIED INSTITUTIONAL BUYER THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) A NON-U.S. PERSON THAT IS ACQUIRING THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (C) AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (2) IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE AND OTHER TRANSFER RESTRICTION REFERRED TO ABOVE AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE REPRESENTED AS TO THE MATTERS IN CLAUSE (1) OF THIS SENTENCE AND THAT SUCH PURCHASER SHALL BE DEEMED TO HAVE AGREED TO NOTIFY ITS SUBSEQUENT TRANSFEREES AS TO THE FOREGOING.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to Sections 3.02(d), 3.03(c), 3.03(d), 3.04(b), 3.04(c), 3.05(b), 3.05(c) or 3.06 of this Article III (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

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(b)  Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO ARTICLE III OF THE FOURTH SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

SECTION 3.08. Cancellation and/or Adjustment of Global Notes.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Original Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for

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or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

SECTION 3.09.  General Provisions Relating to Transfers and Exchanges.

(a)  To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.04 of the Original Indenture.

(b)  No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06 and 9.04 of the Original Indenture and Section 5.02 of this Fourth Supplemental Indenture).

(c)  The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(d)  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)  The Issuers will not be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(f)  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving

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payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(g)  The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 of the Original Indenture.

(h)  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to Article III to effect a registration of transfer or exchange may be submitted by facsimile.

(i)  Each Holder agrees to indemnify the Issuers, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law. Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE IV

LEGAL DEFEASANCE, COVENANT DEFEASANCE
AND SATISFACTION AND DISCHARGE

SECTION 4.01. Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge.  Article VIII of the Original Indenture shall be applicable to the Notes.  The Issuers may defease the covenant contained in Section 5.02 of this Fourth Supplemental Indenture under the provisions of Section 8.03 of the Original Indenture.

ARTICLE V

COVENANTS

SECTION 5.01.  Special Interest. The Issuers will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.  In the event the Issuers are required to pay Special Interest pursuant to any Registration Rights Agreement, the Issuers will provide written notice to the Trustee of the Issuers’ obligation to pay Special Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of Special Interest to be paid by the Issuers. The Trustee shall not at any time be under any duty or responsibility to the Issuers, any Holders or any other Person to determine whether any such Special Interest is payable or the amount thereof.  In the absence of such written notice from the Issuers, the Trustee shall be entitled to assume that no Special Interest is due.

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SECTION 5.02.  Repurchase upon a Change of Control Triggering Event.

(a)           Upon the occurrence of a Change of Control Triggering Event after the date of this Fourth Supplemental Indenture, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the Outstanding Notes as described in Section 3.03 of the Original Indenture, the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (and Special Interest, if any) to, but not including, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)           Within 30 days following any Change of Control Triggering Event, the Issuers will send notice of such Change of Control Offer by first-class mail, or delivered electronically if held by DTC, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the register or otherwise in accordance with the procedures of DTC, with the following information:

(i)            a Change of Control Offer is being made pursuant to this Section 5.02 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(ii)           the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”);

(iii)          any Note not properly tendered will remain Outstanding and continue to accrue interest;

(iv)          unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(v)           the instructions determined by the Issuers consistent with this covenant that a Holder must follow in order to have its Notes purchased or to cancel a previous order of purchase; and

(vi)          if such notice is mailed or delivered prior to the occurrence of a Change of Control Triggering Event, stating the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event.

(c)           While the Notes are in global form, when the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to DTC’s rules and regulations.

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(d)           If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes of a Series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Issuers as described below, purchase all of the Notes of such Series validly tendered and not withdrawn by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such Series that remain Outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (and Special Interest, if any), to, but not including, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(e)           The Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer or (2) notice of redemption has been given pursuant to this Indenture as described in Section 3.03 of the Original Indenture, unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

(f)            Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not Outstanding or will be retired and canceled at the option of the Issuers.  Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and Outstanding.

(g)           The Issuers will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

(h)           On the Change of Control Payment Date, the Issuers (or any Person making a Change of Control Offer in lieu of the Issuers) will, to the extent permitted by law,

(i)            accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(i)            deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

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(ii)           at the option of the Issuers, unless a Person is making a Change of Control Offer in lieu of the Issuers, deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

(iii)          The Paying Agent will promptly mail or otherwise deliver to each Holder of the Notes the Change of Control Payment for such Notes, and the Issuers shall execute and the Trustee, upon a Company Order, will promptly authenticate and mail, or deliver electronically if held by DTC, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum denomination of $150,000 and an integral multiple of $1,000 above that amount.  The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(j)            Other than as specifically provided in this Section, any purchase pursuant to this Section shall be made pursuant to the provisions of Article III of the Original Indenture.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01. Ratification of Original Indenture; Supplemental Indenture Part of Original Indenture.  Except as expressly amended hereby, the Original Indenture, including Section 11.18 thereof regarding submission to jurisdiction, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Fourth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 6.02. Concerning the Trustee.  The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture or of the Notes.

SECTION 6.03. Multiple Originals; Electronic Signatures.  This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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SECTION 6.04. GOVERNING LAW.  THIS FOURTH SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signature Page Follows]

33

IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND CAPITAL LIMITED in the presence of:

Name:

Title:

SIGNED AND DELIVERED AS A DEED for and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Limited, its Regular Trustee

Name:

Title:

in the presence of:

Signature:
Name:
Address:

[Signature Page to Fourth Supplemental Indenture]

ERCAP HOLDINGS N.V.

By:
Name:
Title:

AERCAP AVIATION SOLUTIONS B.V.

By:
Name:
Title:

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND LIMITED in the presence of:

Name:

Title:

AERCAP U.S. GLOBAL AVIATION LLC

By:
Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the 144A or Regulation S Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP/ISIN [ ]

5.00% Senior Notes Due 2021

No. [ ]	$[ ]

AERCAP IRELAND CAPITAL LIMITED and AERCAP GLOBAL AVIATION TRUST promise, jointly and severally, to pay to [                 ] or registered assigns, the principal sum of [            ] Dollars on October 1, 2021 or such greater or lesser amount as may be indicated in Schedule A hereto.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

AERCAP IRELAND CAPITAL LIMITED

By:
Name:
Title:

AERCAP GLOBAL AVIATION TRUST

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the 5.00% Senior Notes Due 2021 referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

by
Authorized Signatory

[Reverse of Note]

5.00% Senior Notes Due 2021

1.              Indenture

This Note is one of a duly authorized issue of Notes of the Issuers, designated as their 5.00% Senior Notes Due 2021 (herein called the “Notes,” which expression includes any further notes issued pursuant to Section 2.04 of the Fourth Supplemental Indenture (as hereinafter defined) and forming a single Series therewith), issued and to be issued under an indenture, dated as of May 14, 2014 (herein called the “Original Indenture”), as supplemented by a fourth supplemental indenture, dated as of September 29, 2014 (the “Fourth Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), among AERCAP IRELAND CAPITAL LIMITED, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the law of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of Holdings’s subsidiaries signatory thereto or that becomes a Guarantor pursuant to the terms of the Indenture (the “Subsidiary Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).  Reference is hereby made to the Indenture and all indentures supplemental thereto relevant to the Notes for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuers and the Holders of the Notes.  Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of Holdings and its Restricted Subsidiaries to create or incur Liens.  The Indenture also imposes certain limitations on the ability of the Holdings and its Restricted Subsidiaries to merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of Holdings and its Restricted Subsidiaries in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture certain of which are summarized herein and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms.  To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2.              Interest

The Issuers promise to pay interest on the principal amount of this Note at the rate per annum shown above plus Special Interest, if any, payable pursuant to the Registration Rights Agreement.  The Issuers will pay interest semiannually on April 1 and October 1 of each year, commencing April 1, 2015.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 29, 2014.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

3.              Paying Agent, Registrar and Service Agent

Initially the Trustee will act as paying agent and registrar.  Initially, CT Corporation System will act as service agent.  The Issuers may appoint and change any paying agent, registrar or service agent without notice.  Holdings or any of its Subsidiaries may act as paying agent, registrar or service agent.

4.              Defaults and Remedies; Waiver

Article VI of the Original Indenture sets forth the Events of Default and related remedies applicable to the Notes.

5.              Amendment

Article IX of the Original Indenture sets forth the terms by which the Notes and the Indenture may be amended.

6.              Change of Control

Upon the occurrence of a Change of Control Triggering Event, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the Outstanding Notes as described in Section 3.03 of the Original Indenture, the Issuers will make an offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (and Special Interest, if any) to, but not including, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

7.              Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuers, which are absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

8.              Sinking Fund

The Notes will not have the benefit of any sinking fund.

9.              Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in denominations of $150,000 principal amount and any integral multiple of $1,000 in excess thereof.  When Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06 and 9.04 of the Original Indenture and Section 5.02 of the Fourth Supplemental Indenture).

The Issuers and the Registrar shall not be required (a) to issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Original Indenture and ending at the close of business on the day of selection; (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (c) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

10.       Further Issues

The Issuers may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single Series with the Notes.

11.       Optional Redemption

At any time the Issuers may redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium and accrued and unpaid interest (and additional interest, if any), to, but not including, the redemption date, subject to the rights of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

12.       Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

13.       No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuers, as such, will have any liability for any obligations of the Issuers under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

14.       Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

15.       Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or, if then held by an Issuer, shall be discharged from such trust.  Thereafter the Holder of such Note shall look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

16.       Trustee Dealings with the Issuers

Subject to certain limitations imposed by the TIA,  the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-paying agent may do the same with like rights.

17.       Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.       CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  Additional Rights of Holders

In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of September 29, 2014, among the Issuers, the Guarantors and the Initial Purchasers named therein.

20.  Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture and/or the Registration Rights Agreement.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him or her.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 5.02 of the Fourth Supplemental Indenture, check the box: ☐

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 5.02 of the Fourth Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*This schedule should be included only if the Note is issued in Global Form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

AerCap House
Stationsplein 965, 1117 EC Schiphol
The Netherlands
Attention:  Legal Department

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: AerCap Ireland Capital Limited Administrator

Re:  AerCap Ireland Capital Limited / AerCap Global Aviation Trust Senior Notes

  5.00% Senior Notes Due 2021

Reference is hereby made to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), as supplemented by a fourth supplemental indenture, dated as of September 29, 2014 (the “Fourth Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), as further amended from time to time, between, inter alios, AerCap Ireland Capital Limited and AerCap Global Aviation Trust, as issuers (the “Issuers”), and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to                              (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.   ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.   ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.   ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐ such Transfer is being effected to Holdings or a Subsidiary thereof;

or

(c)           ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Fourth Supplemental Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), stating that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.   ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)           ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           ☐ Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           ☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           ☐ a beneficial interest in the:

(i)            ☐ 144A Global Note (CUSIP                  ), or

(ii)           ☐  Regulation S Global Note (CUSIP              ), or

(iii)          ☐  IAI Global Note (CUSIP              ), or

(b)           ☐ a Restricted Definitive Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)           ☐ a beneficial interest in the:

(i)            ☐ 144A Global Note (CUSIP                   ), or

(ii)           ☐ Regulation S Global Note (CUSIP                     ), or

(iii)          ☐ IAI Global Note (CUSIP                  ); or

(iv)          ☐ Unrestricted Global Note (CUSIP                  ); or

(b)           ☐ a Restricted Definitive Note; or

(c)           ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

AerCap House
Stationsplein 965, 1117 EC Schiphol
The Netherlands
Attention:  Legal Department

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: AerCap Ireland Capital Limited Administrator

Re:  AerCap Ireland Capital Limited / AerCap Global Aviation Trust Senior Notes

  5.00% Senior Notes Due 2021

Reference is hereby made to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), as supplemented by a fourth supplemental indenture, dated as of September 29, 2014 (the “Fourth Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), as further amended from time to time, between, inter alios, AerCap Ireland Capital Limited and AerCap Global Aviation Trust, as issuers (the “Issuers”), and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $              in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

[CHECK ALL THAT APPLY]

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM  OF CERTIFICATE FROM  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

AerCap House
Stationsplein 965, 1117 EC Schiphol
The Netherlands
Attention:  Legal Department

Wilmington Trust, National Association

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: AerCap Ireland Capital Limited Administrator

Re:  AerCap Ireland Capital Limited / AerCap Global Aviation Trust Senior Notes

  5.00% Senior Notes Due 2021

Reference is hereby made to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), as supplemented by a fourth supplemental indenture, dated as of September 29, 2014 (the “Fourth Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), as further amended from time to time, between, inter alios, AerCap Ireland Capital Limited and AerCap Global Aviation Trust, as issuers (the “Issuers”), and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                        aggregate principal amount of:

(a)     ☐ a beneficial interest in a Global Note, or

(b)     ☐ a Definitive Note,

we confirm that:

1.       We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

D-1

2.       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers stating that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.       We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.       We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

D-2

Exhibit 4.48

EXECUTION COPY

AERCAP IRELAND CAPITAL LIMITED

as Irish Issuer,

AERCAP GLOBAL AVIATION TRUST

as U.S. Issuer

FIFTH SUPPLEMENTAL INDENTURE

Dated as of September 29, 2014

to

INDENTURE

Dated as of May 14, 2014

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

FIFTH SUPPLEMENTAL INDENTURE, dated as of September 29, 2014 (this “Fifth Supplemental Indenture”), to the Indenture, dated as of May 14, 2014 (the “Original Indenture”), among AERCAP IRELAND CAPITAL LIMITED, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the law of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers,” and each, an “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of the subsidiary guarantors party thereto or that becomes a guarantor pursuant to the terms of the Original Indenture (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WHEREAS, Section 9.01(9) of the Original Indenture provides that without the consent of the Holders, the Issuers and the Trustee may amend or supplement the Original Indenture or the Notes to conform the text of the Original Indenture to any provision of the section “Description of notes” in the offering memorandum or prospectus relating to the initial offering of the Notes, to the extent that such provision was intended by the Issuers to be a verbatim recitation of a provision in the Original Indenture, which intent is evidenced by an Officers’ Certificate delivered to the Trustee on the date hereof;

WHEREAS, pursuant to Section 9.01(9) of the Original Indenture, the Issuers and the Trustee wish to amend the Original Indenture as provided herein; and

WHEREAS, all conditions precedent provided for in the Indenture with respect to the execution of this Fifth Supplemental Indenture have been complied with;

NOW, THEREFORE, in consideration of the foregoing, the Issuers and the Trustee agree as follows:

1.             Definitions. All capitalized terms used herein and not defined shall have the meanings set forth in the Original Indenture

2.             Amendment of Section 9.02 of the Original Indenture. Section 9.02 of the Original Indenture is hereby amended by replacing the first sentence thereof in its entirety with the following:

“The Issuers and the Trustee may amend or supplement this Indenture or the Notes of any Series (including provisions relating to a repurchase of Notes upon the occurrence of a change in control, a change in control followed by a ratings decline or similar provision set forth in any Board Resolution, supplemental indenture hereto or Officers’ Certificate setting forth the terms of a Series of Notes) without notice to any Holder but with the written consent of the Holders of a majority in principal amount of the Outstanding Notes affected by such amendment or supplement, voting as a single group (including consents obtained in connection with a tender offer or exchange offer for the Notes), by execution of a supplemental indenture hereto; provided that any amendment or supplement that affects the terms of any Series of Notes as distinct from any other Series of Notes shall require the consent of the Holders of a majority in principal amount of the Outstanding Notes of such Series of Notes.”

3.             Ratification. Except as expressly amended hereby, the Original Indenture, including Section 11.18 thereof regarding submission to jurisdiction, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Fifth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.             Concerning the Trustee. The recitals contained herein shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.

5.             Multiple Originals; Electronic Signatures. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.             GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Fifth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first written above.

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND CAPITAL LIMITED in the presence of:

Name:

Title:

SIGNED AND DELIVERED AS A DEED for and on behalf of AERCAP GLOBAL AVIATION TRUST, a Delaware statutory trust by AerCap Ireland Capital Limited, its Regular Trustee

Name:
Title:

in the presence of:

Signature:
Name:
Address:

[Signature Page to Fifth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Fifth Supplemental Indenture]

Exhibit 4.49

Execution Version

AERCAP IRELAND CAPITAL LIMITED
AERCAP GLOBAL AVIATION TRUST

$400,000,000 2.75% Senior Notes due 2017
$1,100,000,000 3.75% Senior Notes due 2019
$1,100,000,000 4.50% Senior Notes due 2021

Exchange and Registration Rights Agreement

May 14, 2014

UBS Securities LLC

Citigroup Global Markets Inc.

As Representatives of the Initial Purchasers

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

AerCap Ireland Capital Limited, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), and AerCap Global Aviation Trust, a statutory trust organized under the laws of Delaware (the “Co-Issuer” and, together with the Irish Issuer, the “Companies,” and each, a “Company”), propose to issue and sell to the Initial Purchasers (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) $400,000,000 in aggregate principal amount of their 2.75% Senior Notes due 2017, $1,100,000,000 in aggregate principal amount of their 3.75% Senior Notes due 2019 and $1,100,000,000 in aggregate principal amount of their 4.50% Senior Notes due 2021, which are fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by AerCap Holdings N.V. (the “Parent Guarantor”) and certain other subsidiaries thereof, as described in the Purchase Agreement (together with the Parent Guarantor, the “Guarantors,” and each, a “Guarantor”).  As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Companies and the Guarantors agree with the Initial Purchasers for the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

1.              Certain Definitions.  For purposes of this Exchange and Registration Rights Agreement (this “Agreement”), the following terms shall have the following respective meanings:

“Base Interest” shall mean the interest that would otherwise accrue on the Securities under the terms thereof and the Indenture, without giving effect to the provisions of this Agreement.

The term “broker-dealer” shall mean any broker or dealer registered with the Commission under the Exchange Act.

“Business Day” shall have the meaning set forth in Rule 13e-4(a)(3) promulgated by the Commission under the Exchange Act, as the same may be amended or succeeded from time to time.

“Closing Date” shall mean the date on which the Securities are initially issued.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“EDGAR System” means the EDGAR filing system of the Commission and the rules and regulations pertaining thereto promulgated by the Commission in Regulation S-T under the Securities Act and the Exchange Act, in each case as the same may be amended or succeeded from time to time (and without regard to format).

“Effective Time,” in the case of (i) an Exchange Offer Registration, shall mean the time and date as of which the Commission declares the Exchange Offer Registration Statement effective or as of which the Exchange Offer Registration Statement otherwise becomes effective, and (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

“Effectiveness Period” shall have the meaning assigned thereto in Section 2(b).

“Electing Holder” shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Companies in accordance with Section 3(d)(ii) or Section 3(d)(iii) and the instructions set forth in the Notice and Questionnaire.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Exchange Offer” shall have the meaning assigned thereto in Section 2(a).

“Exchange Offer Registration” shall have the meaning assigned thereto in Section 3(c).

“Exchange Offer Registration Statement” shall have the meaning assigned thereto in Section 2(a).

“Exchange Securities” shall have the meaning assigned thereto in Section 2(a).

“Guarantor” shall have the meaning assigned thereto in the preamble.

The term “holder” shall mean each of the Initial Purchasers and other persons who acquire Securities from time to time (including any successors or assigns), in each case for so long as such person owns any Securities.

“Indenture” shall mean the trust indenture, dated as of May 14, 2014, among the Companies, the Guarantors and the Trustee, as supplemented by the first supplemental indenture relating to the 2.75% Senior Notes due 2017 dated as of May 14, 2014, among the Issuers, the Guarantors and the Trustee, the second supplemental indenture relating to the 3.75% Senior Notes due 2019 dated as of May 14, 2014, among the Issuers, the Guarantors and the Trustee, and the third supplemental indenture relating to the 4.50% Senior Notes due 2021 dated as of May 14, 2014, among the Issuers, the Guarantors and the Trustee, as the same may be further amended or supplemented from time to time.

“Initial Purchasers” shall mean the Initial Purchasers named in Schedule I to the Purchase Agreement.

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“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

The term “person” shall mean a corporation, limited liability company, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

“Purchase Agreement” shall mean the Purchase Agreement, dated as of May 8, 2014 between the Initial Purchasers, the Companies and the Guarantors relating to the Securities.

“Registrable Securities” shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security upon the earliest to occur of the following:  (i) in the circumstances contemplated by Section 2(a), the Security has been exchanged for an Exchange Security in an Exchange Offer as contemplated in Section 2(a) (provided that any Exchange Security that, pursuant to the last two sentences of Section 2(a), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a Registrable Security with respect to Sections 5, 6 and 9 until resale of such Registrable Security has been effected within the Resale Period); (ii) in the circumstances contemplated by Section 2(b), a Shelf Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) subject to Section 8(b), such Security is actually sold by the holder thereof pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Companies or pursuant to the Indenture; or (iv) such Security shall cease to be outstanding.

“Registration Default” shall have the meaning assigned thereto in Section 2(c).

“Registration Default Period” shall have the meaning assigned thereto in Section 2(c).

“Registration Expenses” shall have the meaning assigned thereto in Section 4.

“Resale Period” shall have the meaning assigned thereto in Section 2(a).

“Restricted Holder” shall mean (i) a holder that is an affiliate of a Company within the meaning of Rule 405, (ii) a holder who acquires Exchange Securities outside the ordinary course of such holder’s business, (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Securities and (iv) a holder that is a broker-dealer, but only with respect to Exchange Securities received by such broker-dealer pursuant to an Exchange Offer in exchange for Registrable Securities acquired by the broker-dealer directly from a Company.

“Rule 144,” “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” shall mean, in each case, such rule promulgated by the Commission under the Securities Act (or any successor provision), as the same may be amended or succeeded from time to time.

“Securities” shall mean, collectively, the $400,000,000 in aggregate principal amount of the Companies’ 2.75% Senior Notes due 2017, the $1,100,000,000 in aggregate principal amount of the Companies’ 3.75% Senior Notes due 2019 and the $1,100,000,000 in aggregate principal amount of the Companies’ 4.50% Senior Notes due 2021, in each case to be issued and sold to the Initial Purchasers, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture.

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Each Security is entitled to the benefit of the guarantees provided by the Guarantors in the Indenture (the “Guarantees”) and any other guarantees provided by any subsidiary of the Guarantors (each a “Future Subsidiary Guarantee”) and, unless the context otherwise requires, any reference herein to a “Security,” an “Exchange Security” or a “Registrable Security” shall include a reference to the related Guarantees and each Future Subsidiary Guarantee, if any.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Shelf Registration” shall have the meaning assigned thereto in Section 2(b).

“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(b).

“Special Interest” shall have the meaning assigned thereto in Section 2(c).

“Suspension Period” shall have the meaning assigned thereto in Section 2(b).

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Trustee” shall mean Wilmington Trust, National Association, as trustee under the Indenture, together with any successors thereto in such capacity.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

2.              Registration Under the Securities Act.

(a)  Except as set forth in Section 2(b) below, the Companies and the Guarantors agree to use their commercially reasonable efforts to (i) no later than the 366th day following the Closing Date, file under the Securities Act, a registration statement relating to an offer to exchange (such registration statement, the “Exchange Offer Registration Statement”, and such offer, the “Exchange Offer”) any and all of the Securities for a like aggregate principal amount of debt securities issued by the Companies and guaranteed by the Guarantors, which debt securities and guarantees are substantially identical to the Securities and the related Guarantees, respectively (and are entitled to the benefits of the Indenture), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for Special Interest contemplated in Section 2(c) below (such new debt securities hereinafter called “Exchange Securities”), (ii) cause the Exchange Offer Registration Statement to become effective under the Securities Act and (iii) no later than the 450th day following the Closing Date, cause the Exchange Offer to be completed.  The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act.  Unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Companies further agree to use commercially reasonable efforts to (i) commence the Exchange Offer promptly following the Effective Time of such Exchange Offer Registration Statement, (ii) hold the Exchange Offer open for at least 20 Business Days (or longer if the Exchange Offer is extended or if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Registrable Securities

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in accordance with Regulation 14E promulgated by the Commission under the Exchange Act and (iii) issue on or prior to 30 Business Days (or longer if required by the federal securities laws) after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Securities in exchange for the Registrable Securities that have been properly tendered and not withdrawn promptly following the expiration of the Exchange Offer.  The Exchange Offer will be deemed to have been “completed” only (i) if the debt securities and related guarantees received by holders other than Restricted Holders in the Exchange Offer for Registrable Securities are, upon receipt, transferable by each such holder without restriction under the Securities Act and the Exchange Act and (ii) upon the Companies having exchanged, pursuant to the Exchange Offer, Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least 20 Business Days following the commencement of the Exchange Offer.  The Companies and the Guarantors agree (x) to include in the Exchange Offer Registration Statement a prospectus for use in any resales by any holder of Exchange Securities that is a broker-dealer and (y) to keep such Exchange Offer Registration Statement effective for a period (the “Resale Period”) beginning when Exchange Securities are first issued in the Exchange Offer and ending upon the expiration of the 180th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Securities.  With respect to such Exchange Offer Registration Statement, such holders shall have the benefit of the rights of indemnification and contribution set forth in Subsections 6(a), (c), (d) and (e).

(b)  If (i) prior to the time the Exchange Offer is completed existing law or Commission interpretations are changed such that the debt securities or the related guarantees received by holders other than Restricted Holders in the Exchange Offer for Registrable Securities are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, (ii) the Exchange Offer is not completed on or before the 450th day following the Closing Date, (iii) any Initial Purchaser so requests with respect to Registrable Securities not eligible to be exchanged for Exchange Securities in the Exchange Offer, (iv) any holder (other than an Initial Purchaser) notifies the Companies prior to the 20th Business Day following the completion of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) it may not resell the Exchange Securities to the public without delivering a prospectus and the prospectus supplement contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Securities acquired directly from a Company or an affiliate of a Company or, (v) in the case of any Initial Purchaser that participates in the Exchange Offer or otherwise acquires Exchange Securities under this Agreement, such Initial Purchaser does not receive freely tradeable Exchange Securities on the date of the exchange, it being understood that (A) the requirement that an Initial Purchaser deliver the prospectus contained in the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K under the Securities Act in connection with sales of Exchange Securities shall not result in such new securities being not “freely tradeable” and (B) the requirement that a participating broker-dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of Exchange Securities shall not result in such Exchange Securities being not “freely tradeable”; in the case of each of clauses (i), (ii), (iii), (iv) and (v), then the Companies and the Guarantors shall, in lieu of (or, in the case of clauses (iii), (iv) and (v), in addition to) conducting the Exchange Offer contemplated by Section 2(a), promptly as practicable file under the Securities Act, and in no event later than 60 days after the time such obligation to file arises, a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, the “Shelf Registration” and such registration statement, the “Shelf Registration Statement”).  The Companies and the Guarantors agree to use commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective no later than 120

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days after the filing obligation with respect to such Shelf Registration arises; provided, that if at any time the Companies are or become “well-known seasoned issuers” (as defined in Rule 405) and are eligible to file an “automatic shelf registration statement” (as defined in Rule 405), then the Companies and the Guarantors shall file the Shelf Registration Statement in the form of an automatic shelf registration statement as provided in Rule 405.  The Companies and the Guarantors agree to use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective until the earlier of the first anniversary of the Effective Time and the date all notes covered by the Shelf Registration Statement have either been sold as contemplated by the Shelf Registration Statement or become freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions (the “Effectiveness Period”).  No holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder.  The Companies and the Guarantors agree, after the Effective Time of the Shelf Registration Statement and promptly upon the request of any holder of Registrable Securities that is not then an Electing Holder, to use commercially reasonable efforts to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, taking any action necessary to identify such holder as a selling securityholder in the Shelf Registration Statement (whether by post-effective amendment thereto or by filing a prospectus pursuant to Rules 430B and 424(b) under the Securities Act identifying such holder), provided, however, that nothing in this sentence shall relieve any such holder of the obligation to return a completed and signed Notice and Questionnaire to the Companies in accordance with Section 3(d)(iii).  Notwithstanding anything to the contrary in this Section 2(b), upon notice to the Electing Holders, the Companies may suspend the use or the effectiveness of such Shelf Registration Statement, or extend the time period in which it is required to file the Shelf Registration Statement, for a reasonable period of time but not in excess of (i) 30 consecutive days or more than three (3) times during any calendar year so long as all of the Securities cannot be sold pursuant to Rule 144 without limitation by non-affiliates of the Companies under clause (b) of Rule 144 and (ii) 60 consecutive days or more than three (3) times during any calendar year once all of the Securities can be sold pursuant to Rule 144 without limitation by non-affiliates of the Companies under clause (b) of Rule 144 (a “Suspension Period”) if the Parent Guarantor’s Board of Directors determines that there is a valid business purpose for suspension of the Shelf Registration Statement; provided that the Companies shall promptly notify the Electing Holders when the Shelf Registration Statement may once again be used or is effective.

(c)  In the event that (i) the Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective pursuant to Section 2(b), (ii) the Exchange Offer has not been completed on or before the 450th day following the Closing Date or (iii) any Exchange Offer Registration Statement or Shelf Registration Statement required by Section 2(a) or Section 2(b) is filed and declared effective but shall thereafter either be withdrawn by the Companies or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted herein, including, with respect to any Shelf Registration Statement, during any applicable Suspension Period in accordance with the last sentence of Section 2(b)) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iii), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, subject to the provisions of Section 9(b), special interest (“Special Interest”), in addition to the Base Interest, shall accrue on all Registrable Securities then outstanding at a per annum rate of 0.25% for the first 90 days of the Registration Default Period and at a per annum rate of 0.50% thereafter for the remaining portion of the Registration Default Period; provided, however, that upon the exchange of the Exchange Securities for Securities tendered, or upon the effectiveness

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of the applicable Exchange Offer Registration Statement or Shelf Registration Statement which either failed to be, or had ceased to remain, effective, as applicable, Special Interest on the Securities in respect of which such Registration Default relates shall cease to accrue; provided, further, that no Special Interest shall accrue on the Securities following the second anniversary of the Closing Date.  Notwithstanding any other provisions of this paragraph, the Companies shall not be obligated to pay Special Interest provided in this paragraph during a Suspension Period permitted by Section 2(b) hereof.  Special Interest shall accrue and be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may exist at such time.

(d)  The Companies shall use commercially reasonable efforts to take, and shall cause the Guarantors to use commercially reasonable efforts to take, all actions necessary or advisable to be taken by it to ensure that the transactions contemplated herein are effected as so contemplated, including all actions necessary or desirable to register the Guarantees under any Exchange Offer Registration Statement or Shelf Registration Statement, as applicable.

(e)  Any reference herein to a registration statement or prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time; and any reference herein to any post-effective amendment to a registration statement or to any prospectus supplement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

3.              Registration Procedures.

If the Companies and the Guarantors file a registration statement pursuant to Section 2(a) or Section 2(b), the following provisions shall apply:

(a)  At or before the Effective Time of the Exchange Offer Registration or any Shelf Registration, whichever may occur first, the Companies shall qualify the Indenture under the Trust Indenture Act.

(b)  In the event that such qualification would require the appointment of a new trustee under the Indenture, the Companies shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(c)  In connection with the Companies’ and the Guarantors’ obligations with respect to the registration of Exchange Securities as contemplated by Section 2(a) (the “Exchange Offer Registration”), if applicable, the Companies and the Guarantors shall:

(i)                                     use commercially reasonable efforts to prepare and file with the Commission an Exchange Offer Registration Statement on any form which may be utilized by the Companies and the Guarantors and which shall permit the Exchange Offer and resales of Exchange Securities by broker-dealers during the Resale Period to be effected as contemplated by Section 2(a), and use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective;

(ii)                                  as soon as practicable prepare and file with the Commission such amendments and supplements to such Exchange Offer Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Offer Registration Statement for the periods and purposes contemplated in Section 2(a) and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Offer Registration Statement, and promptly provide each broker-dealer holding Exchange Securities with such number of copies of the prospectus

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included therein (as then amended or supplemented), such copies being in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Securities;

(iii)                               promptly notify each broker-dealer that has requested or received copies of the prospectus included in such Exchange Offer Registration Statement, and confirm such advice in writing, (A) when such Exchange Offer Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Exchange Offer Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Exchange Offer Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Offer Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Companies and the Guarantors contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Companies of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) of the occurrence of any event that causes a Company to become an “ineligible issuer” as defined in Rule 405, or (G) if at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Offer Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(iv)                              in the event that the Companies and the Guarantors would be required, pursuant to Section 3(c)(iii)(G), to notify any broker-dealers holding Exchange Securities (except as otherwise permitted during any Suspension Period), promptly prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(v)                                 use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Offer Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(vi)                              use commercially reasonable efforts to (A) register or qualify the Exchange Securities under the securities laws or blue sky laws of such jurisdictions as are contemplated by Section 2(a) no later than the commencement of the Exchange Offer, to the extent required by such laws, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period, (C) take any and all other actions as may be

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reasonably necessary or advisable to enable each broker-dealer holding Exchange Securities to consummate the disposition thereof in such jurisdictions and (D) obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Exchange Offer Registration, the Exchange Offer and the offering and sale of Exchange Securities by broker-dealers during the Resale Period; provided, however, that no Company or Guarantor shall be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process in any such jurisdiction or become subject to taxation in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or other governing documents or any agreement between it and its stockholders;

(vii)                           obtain a CUSIP number for all Exchange Securities, not later than the applicable Effective Time; and

(viii)                        comply with all applicable rules and regulations of the Commission, and make generally available to their securityholders no later than eighteen months after the Effective Time of such Exchange Offer Registration Statement, an “earning statement” of AerCap Holdings N.V. and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Companies, Rule 158 thereunder).

(d)  In connection with the Companies’ and the Guarantors’ obligations with respect to the Shelf Registration, if applicable, the Companies and the Guarantors shall:

(i)                                     prepare and file with the Commission, within the time periods specified in Section 2(b), a Shelf Registration Statement on any form which may be utilized by the Companies and which shall register all of the Registrable Securities for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by the holders of Registrable Securities as, from time to time, may be Electing Holders and use all commercially reasonable efforts to cause such Shelf Registration Statement to become effective within the time periods specified in Section 2(b);

(ii)                                  mail the Notice and Questionnaire to the holders of Registrable Securities (A) not less than 30 days prior to the anticipated Effective Time of the Shelf Registration Statement or (B) in the case of an “automatic shelf registration statement” (as defined in Rule 405), distribute through The Depository Trust Company the Notice and Questionnaire to the holders of the Registrable Securities not later than the Effective Time of such Shelf Registration Statement, and in any such case no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless and until such holder has returned a completed and signed Notice and Questionnaire to the Companies;

(iii)                               after the Effective Time of the Shelf Registration Statement, upon the request of any holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Companies shall not be required to take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities until such holder has returned a completed and signed Notice and Questionnaire to the Companies;

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(iv)                              as soon as practicable prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(b) and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission to the extent such documents are not publicly available on the Commission’s EDGAR System;

(v)                                 comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such Shelf Registration Statement;

(vi)                              provide the Electing Holders and not more than one counsel for all the Electing Holders the reasonable opportunity to participate in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto (excluding any document that is to be incorporated by reference into a Shelf Registration Statement);

(vii)                           for a reasonable period prior to the filing of such Shelf Registration Statement, and throughout the period specified in Section 2(b), make available at reasonable times at the Companies’ principal place of business or such other reasonable place for inspection by the persons referred to in Section 3(d)(vi) who shall certify to the Companies that they have a current intention to sell the Registrable Securities pursuant to the Shelf Registration such financial and other information and books and records of the Companies and the Guarantors, and cause the officers, employees, counsel and independent certified public accountants of the Companies and the Guarantors to respond to such inquiries, as shall be reasonably necessary (and not violate an attorney-client privilege, in counsel’s reasonable belief), in the judgment of the counsel referred to in Section 3(d)(vi), to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering on behalf of the Electing Holders shall be conducted by one counsel designated by the holders of at least a majority in aggregate principal amount of the Registrable Securities held by the Electing Holders at the time outstanding; and provided further that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Companies as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Shelf Registration Statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Companies prompt prior written notice of such requirement), or (C) such information is required to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

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(viii)                        promptly notify each of the Electing Holders and confirm such advice in writing, (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Companies and the Guarantors set forth in Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Companies of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) of the occurrence of any event that causes a Company to become an “ineligible issuer” as defined in Rule 405, or (G) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(ix)                              use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(x)                                 if requested by any Electing Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such Electing Holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount of Registrable Securities being sold by such Electing Holder, the name and description of such Electing Holder, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof and with respect to any other terms of the offering of the Registrable Securities to be sold by such Electing Holder; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xi)                              furnish to each Electing Holder and the counsel referred to in Section 3(d)(vi) an executed copy (or a conformed copy) of such Shelf Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto (in the case of an Electing Holder of Registrable Securities, upon request) and documents incorporated by reference therein) and such number of copies of such Shelf Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such Electing Holder) and of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act to the extent such documents are not available through the Commission’s EDGAR System, and such other documents, as such Electing Holder may reasonably request in order to facilitate the offering and disposition of the Registrable

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Securities owned by such Electing Holder and to permit such Electing Holder to satisfy the prospectus delivery requirements of the Securities Act; and subject to Section 3(e), the Companies hereby consent to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by each such Electing Holder (subject to any applicable Suspension Period), in each case in the form most recently provided to such person by the Companies, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

(xii)                           use commercially reasonable efforts to (A) register or qualify the Registrable Securities to be included in such Shelf Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Electing Holder shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration Statement is required to remain effective under Section 2(b) and for so long as may be necessary to enable any such Electing Holder to complete its distribution of Registrable Securities pursuant to such Shelf Registration Statement, (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Electing Holder to consummate the disposition in such jurisdictions of such Registrable Securities and (D) obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Shelf Registration or the offering or sale in connection therewith or to enable the selling holder or holders to offer, or to consummate the disposition of, their Registrable Securities; provided, however, that no Company or Guarantor shall be required for any such purpose to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(d)(xii), (2) consent to general service of process in any such jurisdiction or become subject to taxation in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or other governing documents or any agreement between it and its stockholders;

(xiii)                        unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be printed, penned, lithographed, engraved or otherwise produced by any combination of such methods, on steel engraved borders, and which certificates shall not bear any restrictive legends;

(xiv)                       obtain a CUSIP number for all Securities that have been registered under the Securities Act, not later than the applicable Effective Time;

(xv)                          notify in writing each holder of Registrable Securities of any proposal by the Companies to amend or waive any provision of this Agreement pursuant to Section 9(h) and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be; and

(xvi)                       comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to their securityholders no later than eighteen months after the Effective Time of such Shelf Registration Statement an “earning statement” of AerCap Holdings N.V. and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Companies, Rule 158 thereunder).

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(e)  In the event that the Companies would be required, pursuant to Section 3(d)(viii)(G), to notify the Electing Holders, the Companies shall promptly prepare and furnish to each of the Electing Holders a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Each Electing Holder agrees that upon receipt of any notice from the Companies pursuant to Section 3(d)(viii)(G), such Electing Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Shelf Registration Statement applicable to such Registrable Securities until such Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Companies, such Electing Holder shall deliver to the Companies (at the Companies’ expense) all copies, other than permanent file copies, of the prospectus covering such Registrable Securities in such Electing Holder’s possession at the time of receipt of such notice.

(f)  In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Companies may require such Electing Holder to furnish to the Companies such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act.  Each such Electing Holder agrees to notify the Companies as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Companies or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and promptly to furnish to the Companies any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(g)  Until the expiration of two years after the Closing Date, the Companies will not, and will not permit any of their “affiliates” (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under, or a valid exemption from the registration requirements of, the Securities Act.

(h)  As a condition to its participation in the Exchange Offer, each holder of Registrable Securities shall furnish, upon the request of the Companies, a written representation to the Companies (which may be contained in the letter of transmittal or “agent’s message” transmitted via The Depository Trust Company’s Automated Tender Offer Procedures, in either case contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an “affiliate” of a Company, as defined in Rule 405 of the Securities Act, or if it is such an “affiliate,” it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (B) it is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer, (C) it is acquiring the Exchange Securities in its ordinary course of business, (D) if it is a broker- dealer that holds Securities that were acquired for its own account as a result of market-making

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activities or other trading activities (other than Securities acquired directly from a Company or any of its affiliates), it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by it in the Exchange Offer, (E) if it is a broker-dealer, that it did not purchase the Securities to be exchanged in the Exchange Offer from a Company or any of its affiliates, and (F) it is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (A) through (E).

4.              Registration Expenses.

The Companies agree to bear and to pay or cause to be paid promptly all expenses incident to the Companies’ performance of or compliance with this Agreement, including (a) all Commission and any Financial Industry Regulatory Authority registration, filing and review fees and expenses including reasonable fees and disbursements of counsel for the Eligible Holders in connection with such registration, filing and review, (b) all fees and expenses in connection with the qualification of the Registrable Securities, the Securities and the Exchange Securities, as applicable, for offering and sale under the state securities and blue sky laws referred to in Section 3(d)(xii) and determination of their eligibility for investment under the laws of such jurisdictions described in such section, including any reasonable fees and disbursements of counsel for the Electing Holders in connection with such qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Securities or Exchange Securities, as applicable, for delivery and the expenses of printing or producing any selling agreements and blue sky memoranda and all other documents in connection with the offering, sale or delivery of Securities or Exchange Securities, as applicable, to be disposed of (including certificates representing the Securities or Exchange Securities, as applicable), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Securities or Exchange Securities, as applicable, and the preparation of documents referred in clause (c) above, (e) fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the Trustee and of any collateral agent or custodian, (f) internal expenses (including all salaries and expenses of the Companies’ officers and employees performing legal or accounting duties), (g) reasonable fees, disbursements and expenses of counsel and independent certified public accountants of the Companies, (h) reasonable fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Companies), (i) any fees charged by securities rating services for rating the Registrable Securities or the Exchange Securities, as applicable, and (j) fees, expenses and disbursements of any other persons, including special experts, retained by the Companies in connection with such registration (collectively, the “Registration Expenses”).  To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities, Securities or Exchange Securities, as applicable, the Companies shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor.  Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions, if any, and transfer taxes, if any, attributable to the sale of such Registrable Securities, Securities and Exchange Securities, as applicable, and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

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5.              Representations and Warranties.

Each of the Companies and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each Initial Purchaser and each of the holders from time to time of Registrable Securities that:

(a)  Each registration statement covering Registrable Securities, Securities or Exchange Securities, as applicable, and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d) and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than (A) from (i) such time as a notice has been given to holders of Registrable Securities pursuant to Section 3(c)(iii)(G) or Section 3(d)(viii)(G) until (ii) such time as the Companies furnish an amended or supplemented prospectus pursuant to Section 3(c)(iv) or Section 3(e) or (B) during any applicable Suspension Period, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d), as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Companies by a holder of Registrable Securities expressly for use therein.

(b)  Any documents incorporated by reference in any prospectus referred to in Section 5(a), when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Companies by a holder of Registrable Securities expressly for use therein.

(c)  The compliance by the Companies and the Guarantors with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantors or any of their subsidiaries is a party or by which the Guarantors or any of their subsidiaries is bound or to which any of the property or assets of the Guarantors or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or comparable constituting documents of the Companies or the Guarantors, or (iii) result in the violation of any applicable statute or any applicable order, rule or regulation of any court or governmental agency or regulatory authority having jurisdiction over the Guarantors or any of their subsidiaries or any of their respective properties, except in the case of clauses (i) and (iii) above, as would not, individually or in the aggregate, have (or reasonably be expected to have) a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Guarantors and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business or materially adversely affect the consummation of the transactions hereunder.

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(d)  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or regulatory authority is required for the consummation by the Companies and the Guarantors of the transactions contemplated by this Agreement except for such consents, approvals, authorizations, registrations or qualifications as may be required with respect to the Securities or the Exchange Securities, under the Securities Act of 1933, as amended, the Trust Indenture Act and applicable state securities or Blue Sky laws as contemplated by this Agreement.

(e)  This Agreement has been duly authorized, executed and delivered by the Companies and by the Guarantors.

6.              Indemnification and Contribution.

(a)  Indemnification by the Companies and the Guarantors.  The Companies and the Guarantors, jointly and severally, will indemnify and hold harmless each of the holders of Registrable Securities included in an Exchange Offer Registration Statement and each of the Electing Holders as holders of Registrable Securities included in a Shelf Registration Statement against any losses, claims, damages or liabilities, joint or several, to which such holder or such Electing Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer Registration Statement or any Shelf Registration Statement, as the case may be, under which such Registrable Securities, Securities or Exchange Securities were registered under the Securities Act, or any preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) contained therein or furnished by any Company to any such holder, any such Electing Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such holder, each such Electing Holder for any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no Company or Guarantor shall be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433), or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to any Company by such person expressly for use therein.

(b)  Indemnification by the Electing Holders.  The Companies may require, as a condition to including any Registrable Securities in any Shelf Registration Statement filed pursuant to Section 2(b), that the Companies shall have received an undertaking reasonably satisfactory to it from each Electing Holder of Registrable Securities included in such Shelf Registration Statement, severally and not jointly, to (i) indemnify and hold harmless the Companies, their directors and officers who sign any Shelf Registration Statement, and each person, if any, who controls a Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended (the “Exchange Act”), the Guarantors and all other Electing Holders of Registrable Securities included in such Shelf Registration Statement, against any losses, claims, damages or liabilities to which the Companies, the Guarantors or such other Electing Holders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) contained therein or furnished by any Company to any Electing Holder, or any amendment

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or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any Company by such Electing Holder expressly for use therein, and (ii) reimburse the Companies and the Guarantors for any legal or other expenses reasonably incurred by the Companies and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Electing Holder from the sale of such Electing Holder’s Registrable Securities pursuant to such registration.

(c)  Notices of Claims, Etc.  Promptly after receipt by an indemnified party under Section 6(a) or Section 6(b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party (i) shall not relieve the indemnifying party from any liability which it may have to any indemnified party under Section 6(a) or Section 6(b) unless and to the extent it did not otherwise learn of such action and has been materially prejudiced through the forfeiture of substantive rights or defenses by such failure and (ii) the failure to notify will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations under Section (6)(a) and Section (6)(b).  In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 6(a) and Section 6(b) for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof (other than reasonable costs of investigation) unless such indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)  Contribution.  If for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The

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relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if the holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6(d), no Electing Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The holders’ obligations in this Section 6(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.

(e)  The obligations of the Companies and the Guarantors under this Section 6 shall be in addition to any liability which the Companies or the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each holder, each Electing Holder, and each person, if any, who controls any of the foregoing within the meaning of the Securities Act; and the obligations of the holders and the Electing Holders contemplated by this Section 6 shall be in addition to any liability which the respective holder or Electing Holder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Companies or the Guarantors (including any person who, with his consent, is named in any registration statement as about to become a director of a Company or a Guarantor) and to each person, if any, who controls a Company within the meaning of the Securities Act, as well as to each officer and director of the other holders and to each person, if any, who controls such other holders within the meaning of the Securities Act.

7.              Underwritten Offerings.

Each holder of Registrable Securities hereby agrees with the Companies and each other such holder that no holder of Registrable Securities may participate in any underwritten offering hereunder unless (a) the Companies give their prior written consent to such underwritten offering, (b) each holder of Registrable Securities participating in such underwritten offering agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled selecting the managing underwriter or underwriters hereunder and (c) each holder of Registrable Securities participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.  The Companies hereby agree with each holder of Registrable Securities that, to the extent they consent to an underwritten offering hereunder, they will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

18

8.              Rule 144.

(a)  Facilitation of Sales Pursuant to Rule 144.  The Companies covenant to the holders of Registrable Securities that to the extent they shall be required to do so under the Exchange Act, the Companies shall timely file the reports required to be filed by them under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.  If at any time a Company is a “non-reporting issuer” as such term is defined under Rule 144(c)(2), then in connection with any sale by a holder pursuant to Rule 144(c), such Company shall deliver a statement to such holder as to that Company’s compliance with the reporting requirements contemplated by Rule 144(c)(2).

(b)  Availability of Rule 144 Not Excuse for Obligations under Section 2.  The fact that holders of Registrable Securities may become eligible to sell such Registrable Securities pursuant to Rule 144 shall not (1) cause such Securities to cease to be Registrable Securities or (2) excuse the Companies’ and the Guarantors’ obligations set forth in Section 2 of this Agreement, including without limitation the obligations in respect of an Exchange Offer, Shelf Registration and Special Interest.

9.              Miscellaneous.

(a)  No Inconsistent Agreements.  Each Company represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Registrable Securities, Exchange Securities or Securities, as applicable, or any other securities which would be inconsistent with the terms contained in this Agreement.

(b)  Notices.  All notices (including, without limitation, any notices or other communications to the applicable Trustee), requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally, by facsimile or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows:  If to the Companies, to AerCap House, Stationsplein 965, 1117 EC Schiphol, The Netherlands, Attention of the Legal Department, with a copy to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019-7475, Attention:  Craig F. Arcella, Esq., and if to a holder, to the address of such holder set forth in the security register or other records of the Companies, or to such other address as the Companies or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(c)  Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto, the holders from time to time of the Registrable Securities and the respective successors and assigns of the foregoing.  In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Agreement.  If the Companies shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

19

(d)  Survival.  The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement, the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.

(e)  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(f)  Headings.  The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(g)  Entire Agreement; Amendments.  This Agreement and the other writings referred to herein (including the Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter.  This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.  This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Companies and the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding.  Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

(h)  Counterparts.  This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

(i)  Severability.  If any provision of this Agreement, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

(j)  Agent for Service; Submission to Jurisdiction.  Each Company and Guarantor acknowledges that is has irrevocably designated and appointed CT Corporation System, with offices at 111 Eighth Avenue, New York, New York, 10011 (together with its successors and assigns, the “Agent”) as its authorized agent for service of process in any suit, action or proceeding arising out of or relating to this Agreement or brought with respect to the Securities under U.S. federal or state securities laws, in each case instituted in any federal or state court located in the State and City of New York.  Each Company and Guarantor hereby submits to the nonexclusive jurisdiction of any such court in any such suit, action or proceeding and agrees that service of process upon the Agent shall be deemed to be effective service of process upon such Company or such Guarantor, as applicable, in such suit, action or proceeding.

20

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Initial Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Initial Purchasers, the Guarantors and the Companies.  It is understood that your acceptance of this letter on behalf of each of the Initial Purchasers is pursuant to the authority set forth in a form of Agreement among Initial Purchasers, the form of which shall be submitted to the Companies for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

AERCAP IRELAND CAPITAL LIMITED

By:
Name:
Title:

AERCAP GLOBAL AVIATION TRUST

By:
Name:
Title:

AERCAP HOLDINGS N.V.

By:
Name:
Title:

AERCAP AVIATION SOLUTIONS B.V.

By:
Name:
Title:

AERCAP IRELAND LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]

INTERNATIONAL LEASE FINANCE CORPORATION

By:
Name:
Title:

AERCAP U.S. GLOBAL AVIATION LLC

By:
Name:
Title:

[SIGNATURE PAGE TO EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]

UBS Securities LLC

By:
(UBS Securities LLC)

By:
(UBS Securities LLC)

On behalf of each of the Initial Purchasers

[SIGNATURE PAGE TO EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]

Citigroup Global Markets Inc.

By:
(Citigroup Global Markets Inc.)

On behalf of each of the Initial Purchasers

[SIGNATURE PAGE TO EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]

Exhibit A

AerCap Ireland Capital Limited
AerCap Global Aviation Trust

INSTRUCTION TO DTC PARTICIPANTS

(Date of Mailing)

URGENT - IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE:  [DATE]*

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in one or more of the 2.75% Senior Notes due 2017 (the “2017 Notes”), 3.75% Senior Notes due 2019 (the “2019 Notes”) and 4.50% Senior Notes due 2021 (the “2021 Notes” and, together with the 2017 Notes and the 2019 Notes, and each of their respective guarantees, the “Securities”) of AerCap Ireland Capital Limited (the “Irish Issuer”) and AerCap Global Aviation Trust (the “Co-Issuer” and, together with the Irish Issuer, the “Companies”) are held.

The Companies are in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof.  In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response].  Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you.  If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact [AerCap Holdings N.V., AerCap House, Stationsplein 965, 1117 CE Schiphol, The Netherlands, Telephone number:  +31 20 655 9655, Fax number:  +31 20 655 9100].

*  Not less than 28 calendar days from date of mailing.

A-1

AerCap Ireland Capital Limited
AerCap Global Aviation Trust

Notice of Registration Statement

and
Selling Securityholder Questionnaire

(Date)

Reference is hereby made to the Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) between AerCap Ireland Capital Limited (the “Irish Issuer”), AerCap Global Aviation Trust (the “Co-Issuer” and, together with the Irish Issuer, the “Companies”), AerCap Holdings N.V. (the “Parent Guarantor”), the other guarantors party thereto (such guarantors, along with the Parent Guarantor, the “Guarantors”) and the Initial Purchasers named therein.  Pursuant to the Exchange and Registration Rights Agreement, the Companies have filed or will file with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Companies’ 2.75% Senior Notes due 2017 (the “2017 Notes”), 3.75% Senior Notes due 2019 (the “2019 Notes”) and 4.50% Senior Notes due 2021 (the “2021 Notes” and, together with the 2017 Notes and the 2019 Notes, the “Securities”).  A copy of the Exchange and Registration Rights Agreement has been filed as an exhibit to the Shelf Registration Statement and can be obtained from the Commission’s website at www.sec.gov.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Exchange and Registration Rights Agreement.

Each beneficial owner of Registrable Securities (as defined in the Exchange and Registration Rights Agreement) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement.  In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company’s counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response].  Beneficial owners of Registrable Securities who do not properly complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

A-2

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3).  The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Exchange and Registration Rights Agreement, including, without limitation, Section 6 of the Exchange and Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

Pursuant to the Exchange and Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Companies, their directors and officers who sign any Shelf Registration Statement, and each person, if any, who controls a Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended (the “Exchange Act”), the Guarantors and all other Electing Holders of Registrable Securities, against certain losses arising out of an untrue statement, or the alleged untrue statement, of a material fact in the Shelf Registration Statement or the related prospectus or the omission, or alleged omission, to state a material fact required to be stated in such Shelf Registration Statement or the related prospectus, but only to the extent such untrue statement or omission, or alleged untrue statement or omission, was made in reliance on and in conformity with the information provided in this Notice and Questionnaire.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Companies and Trustee the Notice of Transfer set forth in Appendix A to the Prospectus and as Exhibit B to the Exchange and Registration Rights Agreement.

The Selling Securityholder hereby provides the following information to the Companies and represents and warrants that such information is accurate and complete:

A-3

QUESTIONNAIRE

(1)   (a)   Full legal name of Selling Securityholder:

(b)         Full legal name of registered Holder (if not the same as in (a) above) of Registrable Securities listed in Item (3) below:

(c)          Full legal name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

(2)   Address for notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

E-mail for Contact Person:

(3)   Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

(a)         Principal amount of Registrable Securities beneficially owned:

CUSIP No(s). of such Registrable Securities:

(b)         Principal amount of Securities other than Registrable Securities beneficially owned:

CUSIP No(s). of such other Securities:

(c)          Principal amount of Registrable Securities that the undersigned wishes to be included in the Shelf Registration Statement:

CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

(4)   Beneficial Ownership of Other Securities of the Companies:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Companies other than the Securities listed above in Item (3).

State any exceptions here:

A-4

(5)   Individuals who exercise dispositive powers with respect to the Securities:

If the Selling Securityholder is not an entity that is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (a “Reporting Company”), then the Selling Securityholder must disclose the name of the natural person(s) who exercise sole or shared dispositive powers with respect to the Securities.  Selling Securityholders should disclose the beneficial holders, not nominee holders or other such others of record.  In addition, the Commission has provided guidance that Rule 13d-3 of the Securities Exchange Act of 1934 should be used by analogy when determining the person or persons sharing voting and/or dispositive powers with respect to the Securities.

(a)         Is the holder a Reporting Company?

Yes ☐	No ☐

If “No”, please answer Item (5)(b).

(b)         List below the individual or individuals who exercise dispositive powers with respect to the Securities:

Please note that the names of the persons listed in (b) above will be included in the Shelf Registration Statement and related Prospectus.

(6)   Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Companies (or their predecessors or affiliates) during the past three years.

State any exceptions here:

(7)   Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all):  Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder.  Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the

A-5

Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the- counter market, or (iv) through the writing of options.  In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume.  The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

Note:  In no event may such method(s) of distribution take the form of an underwritten offering of Registrable Securities without the prior written agreement of the Companies.

(8)   Broker-Dealers:

The Commission requires that all Selling Securityholders that are registered broker-dealers or affiliates of registered broker-dealers be so identified in the Shelf Registration Statement.  In addition, the Commission requires that all Selling Securityholders that are registered broker- dealers be named as underwriters in the Shelf Registration Statement and related Prospectus, even if they did not receive the Registrable Securities as compensation for underwriting activities.

(a)         State whether the undersigned Selling Securityholder is a registered broker-dealer:

Yes ☐	No ☐

(b)         If the answer to (a) is “Yes”, you must answer (i) and (ii) below, and (iii) below if applicable.  Your answers to (i) and (ii) below, and (iii) below if applicable, will be included in the Shelf Registration Statement and related Prospectus.

(i)                                     Were the Securities acquired as compensation for underwriting activities?

Yes ☐	No ☐

If you answered “Yes”, please provide a brief description of the transaction(s) in which the Securities were acquired as compensation:

(ii)                                  Were the Securities acquired for investment purposes?

Yes ☐	No ☐

(iii)                               If you answered “No” to both (i) and (ii), please explain the Selling Securityholder’s reason for acquiring the Securities:

A-6

(c)          State whether the undersigned Selling Securityholder is an affiliate of a registered broker-dealer and, if so, list the name(s) of the broker-dealer affiliate(s):

Yes ☐	No ☐

(d)         If you answered “Yes” to question (c) above:

(i)                                     Did the undersigned Selling Securityholder purchase Registrable Securities in the ordinary course of business?

Yes ☐	No ☐

If the answer is “No” to question (d)(i), provide a brief explanation of the circumstances in which the Selling Securityholder acquired the Registrable Securities:

(ii)                                  At the time of the purchase of the Registrable Securities, did the undersigned Selling Securityholder have any agreements, understandings or arrangements, directly or indirectly, with any person to dispose of or distribute the Registrable Securities?

Yes ☐	No ☐

If the answer is “Yes” to question (d)(ii), provide a brief explanation of such agreements, understandings or arrangements:

If the answer is “No” to Item (8)(d)(i) or “Yes” to Item (8)(d)(ii), you will be named as an underwriter in the Shelf Registration Statement and the related Prospectus.

(9)   Hedging and short sales:

(a)         State whether the undersigned Selling Securityholder has or will enter into “hedging transactions” with respect to the Registrable Securities:

Yes ☐	No ☐

If “Yes”, provide below a complete description of the hedging transactions into which the undersigned Selling Securityholder has entered or will enter and the purpose of such hedging transactions, including the extent to which such hedging transactions remain in place:

A-7

(b)         Set forth below is Interpretation A.65 of the Commission’s July 1997 Manual of Publicly Available Interpretations regarding short selling:

“An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective.  One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date.  The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made.  There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Notice and Questionnaire, the undersigned Selling Securityholder will be deemed to be aware of the foregoing interpretation.

*                                         *                                         *                                         *                                         *

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act, particularly Regulation M (or any successor rule or regulation).

The Selling Securityholder hereby acknowledges its obligations under the Exchange and Registration Rights Agreement to indemnify and hold harmless the Companies and certain other persons as set forth in the Exchange and Registration Rights Agreement.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Companies, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus.  The Selling Securityholder understands that such information will be relied upon by the Companies in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Securityholder’s obligation under Section 3(d) of the Exchange and Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the applicable Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect and to provide such additional information that the Companies may reasonably request regarding such Selling Securityholder and the intended method of distribution of Registrable Securities in order to comply with the Securities Act.  Except as otherwise provided in the Exchange and Registration Rights Agreement, all notices hereunder and pursuant to the Exchange and Registration Rights Agreement shall be made in writing, by hand- delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i)                                     To the Company:

A-8

(ii)                                  With a copy to:

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Companies’ counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Companies and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above.  This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York.

A-9

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANIES’ COUNSEL AT:

A-10

Exhibit B

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Wilmington Trust, National Association
AerCap Ireland Capital Limited (the “Irish Issuer”)
AerCap Global Aviation Trust (the “Co-Issuer” and, together with the Irish Issuer, the “Companies”)
c/o Wilmington Trust, National Association
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN  55402

Attention:  Trust Officer

Re:                             The Companies’ 2.75% Senior Notes due 2017 (the “2017 Notes”), 3.75% Senior Notes due 2019 (the “2019 Notes”) and 4.50% Senior Notes due 2021 (the “2021 Notes” and, together with the 2017 Notes and the 2019 Notes, the “Securities”)

Dear Sirs:

Please be advised that                                              has transferred $                                            aggregate principal amount of the above-referenced 2017 Notes, $                                              aggregate principal amount of the above-referenced 2019 Notes and $                                               aggregate principal amount of the above-referenced 2021 Notes pursuant to an effective Registration Statement on Form [      ] (File No. 333-            ) filed by the Companies.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Securities is named as a “Selling Holder” in the Prospectus dated [date] or in supplements thereto, and that the aggregate principal amount of the Securities transferred are the Securities listed in such Prospectus opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)

Exhibit 4.50

Execution Version

AERCAP IRELAND CAPITAL LIMITED
AERCAP GLOBAL AVIATION TRUST

$800,000,000 5.00% Senior Notes due 2021

Exchange and Registration Rights Agreement

September 29, 2014

J.P. Morgan Securities LLC

As Representative of the Initial Purchasers

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

AerCap Ireland Capital Limited, a private limited company incorporated under the laws of Ireland (the “Irish Issuer”), and AerCap Global Aviation Trust, a statutory trust organized under the laws of Delaware (the “Co-Issuer” and, together with the Irish Issuer, the “Companies,” and each, a “Company”), propose to issue and sell to the Initial Purchasers (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) $800,000,000 in aggregate principal amount of their 5.00% Senior Notes due 2021, which are fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by AerCap Holdings N.V. (the “Parent Guarantor”) and certain other subsidiaries thereof, as described in the Purchase Agreement (together with the Parent Guarantor, the “Guarantors,” and each, a “Guarantor”).  As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Companies and the Guarantors agree with the Initial Purchasers for the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

1.              Certain Definitions.  For purposes of this Exchange and Registration Rights Agreement (this “Agreement”), the following terms shall have the following respective meanings:

“Base Interest” shall mean the interest that would otherwise accrue on the Securities under the terms thereof and the Indenture, without giving effect to the provisions of this Agreement.

The term “broker-dealer” shall mean any broker or dealer registered with the Commission under the Exchange Act.

“Business Day” shall have the meaning set forth in Rule 13e-4(a)(3) promulgated by the Commission under the Exchange Act, as the same may be amended or succeeded from time to time.

“Closing Date” shall mean the date on which the Securities are initially issued.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“EDGAR System” means the EDGAR filing system of the Commission and the rules and regulations pertaining thereto promulgated by the Commission in Regulation S-T under the Securities Act and the Exchange Act, in each case as the same may be amended or succeeded from time to time (and without regard to format).

“Effective Time,” in the case of (i) an Exchange Offer Registration, shall mean the time and date as of which the Commission declares the Exchange Offer Registration Statement effective or as of which the Exchange Offer Registration Statement otherwise becomes effective, and (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

“Effectiveness Period” shall have the meaning assigned thereto in Section 2(b).

“Electing Holder” shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Companies in accordance with Section 3(d)(ii) or Section 3(d)(iii) and the instructions set forth in the Notice and Questionnaire.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Exchange Offer” shall have the meaning assigned thereto in Section 2(a).

“Exchange Offer Registration” shall have the meaning assigned thereto in Section 3(c).

“Exchange Offer Registration Statement” shall have the meaning assigned thereto in Section 2(a).

“Exchange Securities” shall have the meaning assigned thereto in Section 2(a).

“Guarantor” shall have the meaning assigned thereto in the preamble.

The term “holder” shall mean each of the Initial Purchasers and other persons who acquire Securities from time to time (including any successors or assigns), in each case for so long as such person owns any Securities.

“Indenture” shall mean the trust indenture, dated as of May 14, 2014, among the Companies, the Guarantors and the Trustee, as supplemented by the fourth supplemental indenture relating to the 5.00% Senior Notes due 2021 dated as of September 29, 2014, among the Issuers, the Guarantors and the Trustee, as the same may be further amended or supplemented from time to time.

“Initial Purchasers” shall mean the Initial Purchasers named in Schedule I to the Purchase Agreement.

“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

The term “person” shall mean a corporation, limited liability company, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

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“Purchase Agreement” shall mean the Purchase Agreement, dated as of May 8, 2014 between the Initial Purchasers, the Companies and the Guarantors relating to the Securities.

“Registrable Securities” shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security upon the earliest to occur of the following:  (i) in the circumstances contemplated by Section 2(a), the Security has been exchanged for an Exchange Security in an Exchange Offer as contemplated in Section 2(a) (provided that any Exchange Security that, pursuant to the last two sentences of Section 2(a), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a Registrable Security with respect to Sections 5, 6 and 9 until resale of such Registrable Security has been effected within the Resale Period); (ii) in the circumstances contemplated by Section 2(b), a Shelf Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) subject to Section 8(b), such Security is actually sold by the holder thereof pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Companies or pursuant to the Indenture; or (iv) such Security shall cease to be outstanding.

“Registration Default” shall have the meaning assigned thereto in Section 2(c).

“Registration Default Period” shall have the meaning assigned thereto in Section 2(c).

“Registration Expenses” shall have the meaning assigned thereto in Section 4.

“Resale Period” shall have the meaning assigned thereto in Section 2(a).

“Restricted Holder” shall mean (i) a holder that is an affiliate of a Company within the meaning of Rule 405, (ii) a holder who acquires Exchange Securities outside the ordinary course of such holder’s business, (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Securities and (iv) a holder that is a broker-dealer, but only with respect to Exchange Securities received by such broker-dealer pursuant to an Exchange Offer in exchange for Registrable Securities acquired by the broker-dealer directly from a Company.

“Rule 144,” “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” shall mean, in each case, such rule promulgated by the Commission under the Securities Act (or any successor provision), as the same may be amended or succeeded from time to time.

“Securities” shall mean, collectively, the $800,000,000 in aggregate principal amount of the Companies’ 5.00% Senior Notes due 2021, to be issued and sold to the Initial Purchasers, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture.  Each Security is entitled to the benefit of the guarantees provided by the Guarantors in the Indenture (the “Guarantees”) and any other guarantees provided by any subsidiary of the Guarantors (each a “Future Subsidiary Guarantee”) and, unless the context otherwise requires, any reference herein to a “Security,” an “Exchange Security” or a “Registrable Security” shall include a reference to the related Guarantees and each Future Subsidiary Guarantee, if any.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

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“Shelf Registration” shall have the meaning assigned thereto in Section 2(b).

“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(b).

“Special Interest” shall have the meaning assigned thereto in Section 2(c).

“Suspension Period” shall have the meaning assigned thereto in Section 2(b).

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Trustee” shall mean Wilmington Trust, National Association, as trustee under the Indenture, together with any successors thereto in such capacity.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

2.              Registration Under the Securities Act.

(a)  Except as set forth in Section 2(b) below, the Companies and the Guarantors agree to use their commercially reasonable efforts to (i) no later than the 366th day following the Closing Date, file under the Securities Act, a registration statement relating to an offer to exchange (such registration statement, the “Exchange Offer Registration Statement”, and such offer, the “Exchange Offer”) any and all of the Securities for a like aggregate principal amount of debt securities issued by the Companies and guaranteed by the Guarantors, which debt securities and guarantees are substantially identical to the Securities and the related Guarantees, respectively (and are entitled to the benefits of the Indenture), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for Special Interest contemplated in Section 2(c) below (such new debt securities hereinafter called “Exchange Securities”), (ii) cause the Exchange Offer Registration Statement to become effective under the Securities Act and (iii) no later than the 450th day following the Closing Date, cause the Exchange Offer to be completed.  The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act.  Unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Companies further agree to use commercially reasonable efforts to (i) commence the Exchange Offer promptly following the Effective Time of such Exchange Offer Registration Statement, (ii) hold the Exchange Offer open for at least 20 Business Days (or longer if the Exchange Offer is extended or if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Registrable Securities in accordance with Regulation 14E promulgated by the Commission under the Exchange Act and (iii) issue on or prior to 30 Business Days (or longer if required by the federal securities laws) after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Securities in exchange for the Registrable Securities that have been properly tendered and not withdrawn promptly following the expiration of the Exchange Offer.  The Exchange Offer will be deemed to have been “completed” only (i) if the debt securities and related guarantees received by holders other than Restricted Holders in the Exchange Offer for Registrable Securities are, upon receipt, transferable by each such holder without restriction under the Securities Act and the Exchange Act and (ii) upon the Companies having exchanged, pursuant to the Exchange Offer, Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn

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before the expiration of the Exchange Offer, which shall be on a date that is at least 20 Business Days following the commencement of the Exchange Offer.  The Companies and the Guarantors agree (x) to include in the Exchange Offer Registration Statement a prospectus for use in any resales by any holder of Exchange Securities that is a broker-dealer and (y) to keep such Exchange Offer Registration Statement effective for a period (the “Resale Period”) beginning when Exchange Securities are first issued in the Exchange Offer and ending upon the expiration of the 180th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Securities.  With respect to such Exchange Offer Registration Statement, such holders shall have the benefit of the rights of indemnification and contribution set forth in Subsections 6(a), (c), (d) and (e).

(b)  If (i) prior to the time the Exchange Offer is completed existing law or Commission interpretations are changed such that the debt securities or the related guarantees received by holders other than Restricted Holders in the Exchange Offer for Registrable Securities are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, (ii) the Exchange Offer is not completed on or before the 450th day following the Closing Date, (iii) any Initial Purchaser so requests with respect to Registrable Securities not eligible to be exchanged for Exchange Securities in the Exchange Offer, (iv) any holder (other than an Initial Purchaser) notifies the Companies prior to the 20th Business Day following the completion of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) it may not resell the Exchange Securities to the public without delivering a prospectus and the prospectus supplement contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Securities acquired directly from a Company or an affiliate of a Company or, (v) in the case of any Initial Purchaser that participates in the Exchange Offer or otherwise acquires Exchange Securities under this Agreement, such Initial Purchaser does not receive freely tradeable Exchange Securities on the date of the exchange, it being understood that (A) the requirement that an Initial Purchaser deliver the prospectus contained in the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K under the Securities Act in connection with sales of Exchange Securities shall not result in such new securities being not “freely tradeable” and (B) the requirement that a participating broker-dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of Exchange Securities shall not result in such Exchange Securities being not “freely tradeable”; in the case of each of clauses (i), (ii), (iii), (iv) and (v), then the Companies and the Guarantors shall, in lieu of (or, in the case of clauses (iii), (iv) and (v), in addition to) conducting the Exchange Offer contemplated by Section 2(a), promptly as practicable file under the Securities Act, and in no event later than 60 days after the time such obligation to file arises, a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, the “Shelf Registration” and such registration statement, the “Shelf Registration Statement”).  The Companies and the Guarantors agree to use commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective no later than 120 days after the filing obligation with respect to such Shelf Registration arises; provided, that if at any time the Companies are or become “well-known seasoned issuers” (as defined in Rule 405) and are eligible to file an “automatic shelf registration statement” (as defined in Rule 405), then the Companies and the Guarantors shall file the Shelf Registration Statement in the form of an automatic shelf registration statement as provided in Rule 405.  The Companies and the Guarantors agree to use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective until the earlier of the first anniversary of the Effective Time and the date all notes covered by the Shelf Registration Statement have either been sold as contemplated by the Shelf Registration Statement or become freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions (the “Effectiveness Period”).  No holder shall be entitled to be named as a selling

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securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder.  The Companies and the Guarantors agree, after the Effective Time of the Shelf Registration Statement and promptly upon the request of any holder of Registrable Securities that is not then an Electing Holder, to use commercially reasonable efforts to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, taking any action necessary to identify such holder as a selling securityholder in the Shelf Registration Statement (whether by post-effective amendment thereto or by filing a prospectus pursuant to Rules 430B and 424(b) under the Securities Act identifying such holder), provided, however, that nothing in this sentence shall relieve any such holder of the obligation to return a completed and signed Notice and Questionnaire to the Companies in accordance with Section 3(d)(iii).  Notwithstanding anything to the contrary in this Section 2(b), upon notice to the Electing Holders, the Companies may suspend the use or the effectiveness of such Shelf Registration Statement, or extend the time period in which it is required to file the Shelf Registration Statement, for a reasonable period of time but not in excess of (i) 30 consecutive days or more than three (3) times during any calendar year so long as all of the Securities cannot be sold pursuant to Rule 144 without limitation by non-affiliates of the Companies under clause (b) of Rule 144 and (ii) 60 consecutive days or more than three (3) times during any calendar year once all of the Securities can be sold pursuant to Rule 144 without limitation by non-affiliates of the Companies under clause (b) of Rule 144 (a “Suspension Period”) if the Parent Guarantor’s Board of Directors determines that there is a valid business purpose for suspension of the Shelf Registration Statement; provided that the Companies shall promptly notify the Electing Holders when the Shelf Registration Statement may once again be used or is effective.

(c)  In the event that (i) the Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective pursuant to Section 2(b), (ii) the Exchange Offer has not been completed on or before the 450th day following the Closing Date or (iii) any Exchange Offer Registration Statement or Shelf Registration Statement required by Section 2(a) or Section 2(b) is filed and declared effective but shall thereafter either be withdrawn by the Companies or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted herein, including, with respect to any Shelf Registration Statement, during any applicable Suspension Period in accordance with the last sentence of Section 2(b)) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iii), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, subject to the provisions of Section 9(b), special interest (“Special Interest”), in addition to the Base Interest, shall accrue on all Registrable Securities then outstanding at a per annum rate of 0.25% for the first 90 days of the Registration Default Period and at a per annum rate of 0.50% thereafter for the remaining portion of the Registration Default Period; provided, however, that upon the exchange of the Exchange Securities for Securities tendered, or upon the effectiveness of the applicable Exchange Offer Registration Statement or Shelf Registration Statement which either failed to be, or had ceased to remain, effective, as applicable, Special Interest on the Securities in respect of which such Registration Default relates shall cease to accrue; provided, further, that no Special Interest shall accrue on the Securities following the second anniversary of the Closing Date.  Notwithstanding any other provisions of this paragraph, the Companies shall not be obligated to pay Special Interest provided in this paragraph during a Suspension Period permitted by Section 2(b) hereof.  Special Interest shall accrue and be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may exist at such time.

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(d)  The Companies shall use commercially reasonable efforts to take, and shall cause the Guarantors to use commercially reasonable efforts to take, all actions necessary or advisable to be taken by it to ensure that the transactions contemplated herein are effected as so contemplated, including all actions necessary or desirable to register the Guarantees under any Exchange Offer Registration Statement or Shelf Registration Statement, as applicable.

(e)  Any reference herein to a registration statement or prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time; and any reference herein to any post-effective amendment to a registration statement or to any prospectus supplement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

3.              Registration Procedures.

If the Companies and the Guarantors file a registration statement pursuant to Section 2(a) or Section 2(b), the following provisions shall apply:

(a)  At or before the Effective Time of the Exchange Offer Registration or any Shelf Registration, whichever may occur first, the Companies shall qualify the Indenture under the Trust Indenture Act.

(b)  In the event that such qualification would require the appointment of a new trustee under the Indenture, the Companies shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(c)  In connection with the Companies’ and the Guarantors’ obligations with respect to the registration of Exchange Securities as contemplated by Section 2(a) (the “Exchange Offer Registration”), if applicable, the Companies and the Guarantors shall:

(i)                                     use commercially reasonable efforts to prepare and file with the Commission an Exchange Offer Registration Statement on any form which may be utilized by the Companies and the Guarantors and which shall permit the Exchange Offer and resales of Exchange Securities by broker-dealers during the Resale Period to be effected as contemplated by Section 2(a), and use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective;

(ii)                                  as soon as practicable prepare and file with the Commission such amendments and supplements to such Exchange Offer Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Offer Registration Statement for the periods and purposes contemplated in Section 2(a) and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Offer Registration Statement, and promptly provide each broker-dealer holding Exchange Securities with such number of copies of the prospectus included therein (as then amended or supplemented), such copies being in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Securities;

(iii)                               promptly notify each broker-dealer that has requested or received copies of the prospectus included in such Exchange Offer Registration Statement, and confirm such advice in writing, (A) when such Exchange Offer Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been

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filed, and, with respect to such Exchange Offer Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Exchange Offer Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Offer Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Companies and the Guarantors contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Companies of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) of the occurrence of any event that causes a Company to become an “ineligible issuer” as defined in Rule 405, or (G) if at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Offer Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(iv)                              in the event that the Companies and the Guarantors would be required, pursuant to Section 3(c)(iii)(G), to notify any broker-dealers holding Exchange Securities (except as otherwise permitted during any Suspension Period), promptly prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(v)                                 use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Offer Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(vi)                              use commercially reasonable efforts to (A) register or qualify the Exchange Securities under the securities laws or blue sky laws of such jurisdictions as are contemplated by Section 2(a) no later than the commencement of the Exchange Offer, to the extent required by such laws, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period, (C) take any and all other actions as may be reasonably necessary or advisable to enable each broker-dealer holding Exchange Securities to consummate the disposition thereof in such jurisdictions and (D) obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Exchange Offer Registration, the Exchange Offer and the offering and sale of Exchange Securities by broker-dealers during the Resale Period; provided, however, that no Company or Guarantor shall be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process in any such jurisdiction or become subject to taxation in any such

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jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or other governing documents or any agreement between it and its stockholders;

(vii)                           obtain a CUSIP number for all Exchange Securities, not later than the applicable Effective Time; and

(viii)                        comply with all applicable rules and regulations of the Commission, and make generally available to their securityholders no later than eighteen months after the Effective Time of such Exchange Offer Registration Statement, an “earning statement” of AerCap Holdings N.V. and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Companies, Rule 158 thereunder).

(d)  In connection with the Companies’ and the Guarantors’ obligations with respect to the Shelf Registration, if applicable, the Companies and the Guarantors shall:

(i)                                     prepare and file with the Commission, within the time periods specified in Section 2(b), a Shelf Registration Statement on any form which may be utilized by the Companies and which shall register all of the Registrable Securities for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by the holders of Registrable Securities as, from time to time, may be Electing Holders and use all commercially reasonable efforts to cause such Shelf Registration Statement to become effective within the time periods specified in Section 2(b);

(ii)                                  mail the Notice and Questionnaire to the holders of Registrable Securities (A) not less than 30 days prior to the anticipated Effective Time of the Shelf Registration Statement or (B) in the case of an “automatic shelf registration statement” (as defined in Rule 405), distribute through The Depository Trust Company the Notice and Questionnaire to the holders of the Registrable Securities not later than the Effective Time of such Shelf Registration Statement, and in any such case no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless and until such holder has returned a completed and signed Notice and Questionnaire to the Companies;

(iii)                               after the Effective Time of the Shelf Registration Statement, upon the request of any holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Companies shall not be required to take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities until such holder has returned a completed and signed Notice and Questionnaire to the Companies;

(iv)                              as soon as practicable prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(b) and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission to the extent such documents are not publicly available on the Commission’s EDGAR System;

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(v)                                 comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such Shelf Registration Statement;

(vi)                              provide the Electing Holders and not more than one counsel for all the Electing Holders the reasonable opportunity to participate in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto (excluding any document that is to be incorporated by reference into a Shelf Registration Statement);

(vii)                           for a reasonable period prior to the filing of such Shelf Registration Statement, and throughout the period specified in Section 2(b), make available at reasonable times at the Companies’ principal place of business or such other reasonable place for inspection by the persons referred to in Section 3(d)(vi) who shall certify to the Companies that they have a current intention to sell the Registrable Securities pursuant to the Shelf Registration such financial and other information and books and records of the Companies and the Guarantors, and cause the officers, employees, counsel and independent certified public accountants of the Companies and the Guarantors to respond to such inquiries, as shall be reasonably necessary (and not violate an attorney-client privilege, in counsel’s reasonable belief), in the judgment of the counsel referred to in Section 3(d)(vi), to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering on behalf of the Electing Holders shall be conducted by one counsel designated by the holders of at least a majority in aggregate principal amount of the Registrable Securities held by the Electing Holders at the time outstanding; and provided further that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Companies as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Shelf Registration Statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Companies prompt prior written notice of such requirement), or (C) such information is required to be set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(viii)                        promptly notify each of the Electing Holders and confirm such advice in writing, (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or

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threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Companies and the Guarantors set forth in Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Companies of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) of the occurrence of any event that causes a Company to become an “ineligible issuer” as defined in Rule 405, or (G) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(ix)                              use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(x)                                 if requested by any Electing Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such Electing Holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount of Registrable Securities being sold by such Electing Holder, the name and description of such Electing Holder, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof and with respect to any other terms of the offering of the Registrable Securities to be sold by such Electing Holder; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xi)                              furnish to each Electing Holder and the counsel referred to in Section 3(d)(vi) an executed copy (or a conformed copy) of such Shelf Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto (in the case of an Electing Holder of Registrable Securities, upon request) and documents incorporated by reference therein) and such number of copies of such Shelf Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such Electing Holder) and of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act to the extent such documents are not available through the Commission’s EDGAR System, and such other documents, as such Electing Holder may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by such Electing Holder and to permit such Electing Holder to satisfy the prospectus delivery requirements of the Securities Act; and subject to Section 3(e), the Companies hereby consent to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by each such Electing Holder (subject to any applicable Suspension Period), in each case in the form most recently provided to such person by the Companies, in connection with the offering and sale of the Registrable Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

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(xii)                           use commercially reasonable efforts to (A) register or qualify the Registrable Securities to be included in such Shelf Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Electing Holder shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration Statement is required to remain effective under Section 2(b) and for so long as may be necessary to enable any such Electing Holder to complete its distribution of Registrable Securities pursuant to such Shelf Registration Statement, (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Electing Holder to consummate the disposition in such jurisdictions of such Registrable Securities and (D) obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Shelf Registration or the offering or sale in connection therewith or to enable the selling holder or holders to offer, or to consummate the disposition of, their Registrable Securities; provided, however, that no Company or Guarantor shall be required for any such purpose to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(d)(xii), (2) consent to general service of process in any such jurisdiction or become subject to taxation in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or other governing documents or any agreement between it and its stockholders;

(xiii)                        unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be printed, penned, lithographed, engraved or otherwise produced by any combination of such methods, on steel engraved borders, and which certificates shall not bear any restrictive legends;

(xiv)                       obtain a CUSIP number for all Securities that have been registered under the Securities Act, not later than the applicable Effective Time;

(xv)                          notify in writing each holder of Registrable Securities of any proposal by the Companies to amend or waive any provision of this Agreement pursuant to Section 9(h) and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be; and

(xvi)                       comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to their securityholders no later than eighteen months after the Effective Time of such Shelf Registration Statement an “earning statement” of AerCap Holdings N.V. and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Companies, Rule 158 thereunder).

(e)  In the event that the Companies would be required, pursuant to Section 3(d)(viii)(G), to notify the Electing Holders, the Companies shall promptly prepare and furnish to each of the Electing Holders a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Each Electing Holder agrees that upon receipt of any notice from the Companies pursuant to Section 3(d)(viii)(G), such Electing Holder shall forthwith

12

discontinue the disposition of Registrable Securities pursuant to the Shelf Registration Statement applicable to such Registrable Securities until such Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Companies, such Electing Holder shall deliver to the Companies (at the Companies’ expense) all copies, other than permanent file copies, of the prospectus covering such Registrable Securities in such Electing Holder’s possession at the time of receipt of such notice.

(f)  In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Companies may require such Electing Holder to furnish to the Companies such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act.  Each such Electing Holder agrees to notify the Companies as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Companies or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and promptly to furnish to the Companies any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(g)  Until the expiration of two years after the Closing Date, the Companies will not, and will not permit any of their “affiliates” (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under, or a valid exemption from the registration requirements of, the Securities Act.

(h)  As a condition to its participation in the Exchange Offer, each holder of Registrable Securities shall furnish, upon the request of the Companies, a written representation to the Companies (which may be contained in the letter of transmittal or “agent’s message” transmitted via The Depository Trust Company’s Automated Tender Offer Procedures, in either case contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an “affiliate” of a Company, as defined in Rule 405 of the Securities Act, or if it is such an “affiliate,” it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (B) it is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer, (C) it is acquiring the Exchange Securities in its ordinary course of business, (D) if it is a broker- dealer that holds Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Securities acquired directly from a Company or any of its affiliates), it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by it in the Exchange Offer, (E) if it is a broker-dealer, that it did not purchase the Securities to be exchanged in the Exchange Offer from a Company or any of its affiliates, and (F) it is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (A) through (E).

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4.              Registration Expenses.

The Companies agree to bear and to pay or cause to be paid promptly all expenses incident to the Companies’ performance of or compliance with this Agreement, including (a) all Commission and any Financial Industry Regulatory Authority registration, filing and review fees and expenses including reasonable fees and disbursements of counsel for the Eligible Holders in connection with such registration, filing and review, (b) all fees and expenses in connection with the qualification of the Registrable Securities, the Securities and the Exchange Securities, as applicable, for offering and sale under the state securities and blue sky laws referred to in Section 3(d)(xii) and determination of their eligibility for investment under the laws of such jurisdictions described in such section, including any reasonable fees and disbursements of counsel for the Electing Holders in connection with such qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Securities or Exchange Securities, as applicable, for delivery and the expenses of printing or producing any selling agreements and blue sky memoranda and all other documents in connection with the offering, sale or delivery of Securities or Exchange Securities, as applicable, to be disposed of (including certificates representing the Securities or Exchange Securities, as applicable), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Securities or Exchange Securities, as applicable, and the preparation of documents referred in clause (c) above, (e) fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the Trustee and of any collateral agent or custodian, (f) internal expenses (including all salaries and expenses of the Companies’ officers and employees performing legal or accounting duties), (g) reasonable fees, disbursements and expenses of counsel and independent certified public accountants of the Companies, (h) reasonable fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Companies), (i) any fees charged by securities rating services for rating the Registrable Securities or the Exchange Securities, as applicable, and (j) fees, expenses and disbursements of any other persons, including special experts, retained by the Companies in connection with such registration (collectively, the “Registration Expenses”).  To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities, Securities or Exchange Securities, as applicable, the Companies shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor.  Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions, if any, and transfer taxes, if any, attributable to the sale of such Registrable Securities, Securities and Exchange Securities, as applicable, and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

5.              Representations and Warranties.

Each of the Companies and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each Initial Purchaser and each of the holders from time to time of Registrable Securities that:

(a)  Each registration statement covering Registrable Securities, Securities or Exchange Securities, as applicable, and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d) and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements

14

therein, in light of the circumstances under which they were made, not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than (A) from (i) such time as a notice has been given to holders of Registrable Securities pursuant to Section 3(c)(iii)(G) or Section 3(d)(viii)(G) until (ii) such time as the Companies furnish an amended or supplemented prospectus pursuant to Section 3(c)(iv) or Section 3(e) or (B) during any applicable Suspension Period, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d), as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Companies by a holder of Registrable Securities expressly for use therein.

(b)  Any documents incorporated by reference in any prospectus referred to in Section 5(a), when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Companies by a holder of Registrable Securities expressly for use therein.

(c)  The compliance by the Companies and the Guarantors with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantors or any of their subsidiaries is a party or by which the Guarantors or any of their subsidiaries is bound or to which any of the property or assets of the Guarantors or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or comparable constituting documents of the Companies or the Guarantors, or (iii) result in the violation of any applicable statute or any applicable order, rule or regulation of any court or governmental agency or regulatory authority having jurisdiction over the Guarantors or any of their subsidiaries or any of their respective properties, except in the case of clauses (i) and (iii) above, as would not, individually or in the aggregate, have (or reasonably be expected to have) a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Guarantors and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business or materially adversely affect the consummation of the transactions hereunder.

(d)  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or regulatory authority is required for the consummation by the Companies and the Guarantors of the transactions contemplated by this Agreement except for such consents, approvals, authorizations, registrations or qualifications as may be required with respect to the Securities or the Exchange Securities, under the Securities Act of 1933, as amended, the Trust Indenture Act and applicable state securities or Blue Sky laws as contemplated by this Agreement.

(e)  This Agreement has been duly authorized, executed and delivered by the Companies and by the Guarantors.

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6.              Indemnification and Contribution.

(a)  Indemnification by the Companies and the Guarantors.  The Companies and the Guarantors, jointly and severally, will indemnify and hold harmless each of the holders of Registrable Securities included in an Exchange Offer Registration Statement and each of the Electing Holders as holders of Registrable Securities included in a Shelf Registration Statement against any losses, claims, damages or liabilities, joint or several, to which such holder or such Electing Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer Registration Statement or any Shelf Registration Statement, as the case may be, under which such Registrable Securities, Securities or Exchange Securities were registered under the Securities Act, or any preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) contained therein or furnished by any Company to any such holder, any such Electing Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such holder, each such Electing Holder for any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no Company or Guarantor shall be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433), or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to any Company by such person expressly for use therein.

(b)  Indemnification by the Electing Holders.  The Companies may require, as a condition to including any Registrable Securities in any Shelf Registration Statement filed pursuant to Section 2(b), that the Companies shall have received an undertaking reasonably satisfactory to it from each Electing Holder of Registrable Securities included in such Shelf Registration Statement, severally and not jointly, to (i) indemnify and hold harmless the Companies, their directors and officers who sign any Shelf Registration Statement, and each person, if any, who controls a Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended (the “Exchange Act”), the Guarantors and all other Electing Holders of Registrable Securities included in such Shelf Registration Statement, against any losses, claims, damages or liabilities to which the Companies, the Guarantors or such other Electing Holders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) contained therein or furnished by any Company to any Electing Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any Company by such Electing Holder expressly for use therein, and (ii) reimburse the Companies and the Guarantors for any legal or other expenses reasonably incurred by the Companies and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the dollar amount of the proceeds

16

to be received by such Electing Holder from the sale of such Electing Holder’s Registrable Securities pursuant to such registration.

(c)  Notices of Claims, Etc.  Promptly after receipt by an indemnified party under Section 6(a) or Section 6(b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party (i) shall not relieve the indemnifying party from any liability which it may have to any indemnified party under Section 6(a) or Section 6(b) unless and to the extent it did not otherwise learn of such action and has been materially prejudiced through the forfeiture of substantive rights or defenses by such failure and (ii) the failure to notify will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations under Section (6)(a) and Section (6)(b).  In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 6(a) and Section 6(b) for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof (other than reasonable costs of investigation) unless such indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)  Contribution.  If for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if the holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or

17

other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6(d), no Electing Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The holders’ obligations in this Section 6(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.

(e)  The obligations of the Companies and the Guarantors under this Section 6 shall be in addition to any liability which the Companies or the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each holder, each Electing Holder, and each person, if any, who controls any of the foregoing within the meaning of the Securities Act; and the obligations of the holders and the Electing Holders contemplated by this Section 6 shall be in addition to any liability which the respective holder or Electing Holder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Companies or the Guarantors (including any person who, with his consent, is named in any registration statement as about to become a director of a Company or a Guarantor) and to each person, if any, who controls a Company within the meaning of the Securities Act, as well as to each officer and director of the other holders and to each person, if any, who controls such other holders within the meaning of the Securities Act.

7.              Underwritten Offerings.

Each holder of Registrable Securities hereby agrees with the Companies and each other such holder that no holder of Registrable Securities may participate in any underwritten offering hereunder unless (a) the Companies give their prior written consent to such underwritten offering, (b) each holder of Registrable Securities participating in such underwritten offering agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled selecting the managing underwriter or underwriters hereunder and (c) each holder of Registrable Securities participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.  The Companies hereby agree with each holder of Registrable Securities that, to the extent they consent to an underwritten offering hereunder, they will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

8.              Rule 144.

(a)  Facilitation of Sales Pursuant to Rule 144.  The Companies covenant to the holders of Registrable Securities that to the extent they shall be required to do so under the Exchange Act, the Companies shall timely file the reports required to be filed by them under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.  If at any time a Company is a “non-reporting issuer” as such term

18

is defined under Rule 144(c)(2), then in connection with any sale by a holder pursuant to Rule 144(c), such Company shall deliver a statement to such holder as to that Company’s compliance with the reporting requirements contemplated by Rule 144(c)(2).

(b)  Availability of Rule 144 Not Excuse for Obligations under Section 2.  The fact that holders of Registrable Securities may become eligible to sell such Registrable Securities pursuant to Rule 144 shall not (1) cause such Securities to cease to be Registrable Securities or (2) excuse the Companies’ and the Guarantors’ obligations set forth in Section 2 of this Agreement, including without limitation the obligations in respect of an Exchange Offer, Shelf Registration and Special Interest.

9.              Miscellaneous.

(a)  No Inconsistent Agreements.  Each Company represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Registrable Securities, Exchange Securities or Securities, as applicable, or any other securities which would be inconsistent with the terms contained in this Agreement.

(b)  Notices.  All notices (including, without limitation, any notices or other communications to the applicable Trustee), requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally, by facsimile or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows:  If to the Companies, to AerCap House, Stationsplein 965, 1117 EC Schiphol, The Netherlands, Attention of the Legal Department, with a copy to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019-7475, Attention:  Craig F. Arcella, Esq., and if to a holder, to the address of such holder set forth in the security register or other records of the Companies, or to such other address as the Companies or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(c)  Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto, the holders from time to time of the Registrable Securities and the respective successors and assigns of the foregoing.  In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Agreement.  If the Companies shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

(d)  Survival.  The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement, the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.

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(e)  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(f)  Headings.  The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(g)  Entire Agreement; Amendments.  This Agreement and the other writings referred to herein (including the Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter.  This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.  This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Companies and the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding.  Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

(h)  Counterparts.  This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

(i)  Severability.  If any provision of this Agreement, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

(j)  Agent for Service; Submission to Jurisdiction.  Each Company and Guarantor acknowledges that is has irrevocably designated and appointed CT Corporation System, with offices at 111 Eighth Avenue, New York, New York, 10011 (together with its successors and assigns, the “Agent”) as its authorized agent for service of process in any suit, action or proceeding arising out of or relating to this Agreement or brought with respect to the Securities under U.S. federal or state securities laws, in each case instituted in any federal or state court located in the State and City of New York.  Each Company and Guarantor hereby submits to the nonexclusive jurisdiction of any such court in any such suit, action or proceeding and agrees that service of process upon the Agent shall be deemed to be effective service of process upon such Company or such Guarantor, as applicable, in such suit, action or proceeding.

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If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Initial Purchasers, this letter and such acceptance hereof shall constitute a binding agreement among each of the Initial Purchasers, the Guarantors and the Companies.  It is understood that your acceptance of this letter on behalf of each of the Initial Purchasers is pursuant to the authority set forth in a form of Agreement among Initial Purchasers, the form of which shall be submitted to the Companies for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

AERCAP IRELAND CAPITAL LIMITED

By:
Name:
Title:

AERCAP GLOBAL AVIATION TRUST

By:
Name:
Title:

AERCAP HOLDINGS N.V.

By:
Name:
Title:

AERCAP AVIATION SOLUTIONS B.V.

By:
Name:
Title:

AERCAP IRELAND LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]

INTERNATIONAL LEASE FINANCE CORPORATION

By:
Name:
Title:

AERCAP U.S. GLOBAL AVIATION LLC

By:
Name:
Title:

[SIGNATURE PAGE TO EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]

J.P. Morgan Securities LLC

By:
(J.P. Morgan Securities LLC)

On behalf of each of the Initial Purchasers

[SIGNATURE PAGE TO EXCHANGE AND REGISTRATION RIGHTS AGREEMENT]

Exhibit A

AerCap Ireland Capital Limited
AerCap Global Aviation Trust

INSTRUCTION TO DTC PARTICIPANTS

(Date of Mailing)

URGENT - IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE:  [DATE]*

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in one or more of the 5.00% Senior Notes due 2021 (the “Securities”) of AerCap Ireland Capital Limited (the “Irish Issuer”) and AerCap Global Aviation Trust (the “Co-Issuer” and, together with the Irish Issuer, the “Companies”) are held.

The Companies are in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof.  In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response].  Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you.  If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact [AerCap Holdings N.V., AerCap House, Stationsplein 965, 1117 CE Schiphol, The Netherlands, Telephone number:  +31 20 655 9655, Fax number:  +31 20 655 9100].

*  Not less than 28 calendar days from date of mailing.

A-1

AerCap Ireland Capital Limited
AerCap Global Aviation Trust

Notice of Registration Statement
and
Selling Securityholder Questionnaire

(Date)

Reference is hereby made to the Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) between AerCap Ireland Capital Limited (the “Irish Issuer”), AerCap Global Aviation Trust (the “Co-Issuer” and, together with the Irish Issuer, the “Companies”), AerCap Holdings N.V. (the “Parent Guarantor”), the other guarantors party thereto (such guarantors, along with the Parent Guarantor, the “Guarantors”) and the Initial Purchasers named therein.  Pursuant to the Exchange and Registration Rights Agreement, the Companies have filed or will file with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Companies’ 5.00% Senior Notes due 2021 (the “Securities”).  A copy of the Exchange and Registration Rights Agreement has been filed as an exhibit to the Shelf Registration Statement and can be obtained from the Commission’s website at www.sec.gov.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Exchange and Registration Rights Agreement.

Each beneficial owner of Registrable Securities (as defined in the Exchange and Registration Rights Agreement) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement.  In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company’s counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response].  Beneficial owners of Registrable Securities who do not properly complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

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ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3).  The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Exchange and Registration Rights Agreement, including, without limitation, Section 6 of the Exchange and Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

Pursuant to the Exchange and Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Companies, their directors and officers who sign any Shelf Registration Statement, and each person, if any, who controls a Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended (the “Exchange Act”), the Guarantors and all other Electing Holders of Registrable Securities, against certain losses arising out of an untrue statement, or the alleged untrue statement, of a material fact in the Shelf Registration Statement or the related prospectus or the omission, or alleged omission, to state a material fact required to be stated in such Shelf Registration Statement or the related prospectus, but only to the extent such untrue statement or omission, or alleged untrue statement or omission, was made in reliance on and in conformity with the information provided in this Notice and Questionnaire.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Companies and Trustee the Notice of Transfer set forth in Appendix A to the Prospectus and as Exhibit B to the Exchange and Registration Rights Agreement.

The Selling Securityholder hereby provides the following information to the Companies and represents and warrants that such information is accurate and complete:

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QUESTIONNAIRE

(1)         (a)         Full legal name of Selling Securityholder:

(b)         Full legal name of registered Holder (if not the same as in (a) above) of Registrable Securities listed in Item (3) below:

(c)          Full legal name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

(2)         Address for notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

E-mail for Contact Person:

(3)         Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

(a)         Principal amount of Registrable Securities beneficially owned:

CUSIP No(s). of such Registrable Securities:

(b)         Principal amount of Securities other than Registrable Securities beneficially owned:

CUSIP No(s). of such other Securities:

(c)          Principal amount of Registrable Securities that the undersigned wishes to be included in the Shelf Registration Statement:

CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

(4)         Beneficial Ownership of Other Securities of the Companies:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Companies other than the Securities listed above in Item (3).

State any exceptions here:

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(5)         Individuals who exercise dispositive powers with respect to the Securities:

If the Selling Securityholder is not an entity that is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (a “Reporting Company”), then the Selling Securityholder must disclose the name of the natural person(s) who exercise sole or shared dispositive powers with respect to the Securities.  Selling Securityholders should disclose the beneficial holders, not nominee holders or other such others of record.  In addition, the Commission has provided guidance that Rule 13d-3 of the Securities Exchange Act of 1934 should be used by analogy when determining the person or persons sharing voting and/or dispositive powers with respect to the Securities.

(a)         Is the holder a Reporting Company?

Yes ☐	No ☐

If “No”, please answer Item (5)(b).

(b)         List below the individual or individuals who exercise dispositive powers with respect to the Securities:

Please note that the names of the persons listed in (b) above will be included in the Shelf Registration Statement and related Prospectus.

(6)         Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Companies (or their predecessors or affiliates) during the past three years.

State any exceptions here:

(7)         Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all):  Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder.  Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the

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Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the- counter market, or (iv) through the writing of options.  In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume.  The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

Note:  In no event may such method(s) of distribution take the form of an underwritten offering of Registrable Securities without the prior written agreement of the Companies.

(8)         Broker-Dealers:

The Commission requires that all Selling Securityholders that are registered broker-dealers or affiliates of registered broker-dealers be so identified in the Shelf Registration Statement.  In addition, the Commission requires that all Selling Securityholders that are registered broker- dealers be named as underwriters in the Shelf Registration Statement and related Prospectus, even if they did not receive the Registrable Securities as compensation for underwriting activities.

(a)         State whether the undersigned Selling Securityholder is a registered broker-dealer:

Yes ☐	No ☐

(b)         If the answer to (a) is “Yes”, you must answer (i) and (ii) below, and (iii) below if applicable.  Your answers to (i) and (ii) below, and (iii) below if applicable, will be included in the Shelf Registration Statement and related Prospectus.

(i)                                     Were the Securities acquired as compensation for underwriting activities?

Yes ☐	No ☐

If you answered “Yes”, please provide a brief description of the transaction(s) in which the Securities were acquired as compensation:

(ii)                                  Were the Securities acquired for investment purposes?

Yes ☐	No ☐

(iii)                               If you answered “No” to both (i) and (ii), please explain the Selling Securityholder’s reason for acquiring the Securities:

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(c)          State whether the undersigned Selling Securityholder is an affiliate of a registered broker-dealer and, if so, list the name(s) of the broker-dealer affiliate(s):

Yes ☐	No ☐

(d)         If you answered “Yes” to question (c) above:

(i)                                     Did the undersigned Selling Securityholder purchase Registrable Securities in the ordinary course of business?

Yes ☐	No ☐

If the answer is “No” to question (d)(i), provide a brief explanation of the circumstances in which the Selling Securityholder acquired the Registrable Securities:

(ii)                                  At the time of the purchase of the Registrable Securities, did the undersigned Selling Securityholder have any agreements, understandings or arrangements, directly or indirectly, with any person to dispose of or distribute the Registrable Securities?

Yes ☐	No ☐

If the answer is “Yes” to question (d)(ii), provide a brief explanation of such agreements, understandings or arrangements:

If the answer is “No” to Item (8)(d)(i) or “Yes” to Item (8)(d)(ii), you will be named as an underwriter in the Shelf Registration Statement and the related Prospectus.

(9)         Hedging and short sales:

(a)         State whether the undersigned Selling Securityholder has or will enter into “hedging transactions” with respect to the Registrable Securities:

Yes ☐	No ☐

If “Yes”, provide below a complete description of the hedging transactions into which the undersigned Selling Securityholder has entered or will enter and the purpose of such hedging transactions, including the extent to which such hedging transactions remain in place:

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(b)         Set forth below is Interpretation A.65 of the Commission’s July 1997 Manual of Publicly Available Interpretations regarding short selling:

“An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective.  One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date.  The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made.  There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Notice and Questionnaire, the undersigned Selling Securityholder will be deemed to be aware of the foregoing interpretation.

*                                         *                                         *                                         *                                         *

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act, particularly Regulation M (or any successor rule or regulation).

The Selling Securityholder hereby acknowledges its obligations under the Exchange and Registration Rights Agreement to indemnify and hold harmless the Companies and certain other persons as set forth in the Exchange and Registration Rights Agreement.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Companies, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus.  The Selling Securityholder understands that such information will be relied upon by the Companies in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Securityholder’s obligation under Section 3(d) of the Exchange and Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the applicable Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect and to provide such additional information that the Companies may reasonably request regarding such Selling Securityholder and the intended method of distribution of Registrable Securities in order to comply with the Securities Act.  Except as otherwise provided in the Exchange and Registration Rights Agreement, all notices hereunder and pursuant to the Exchange and Registration Rights Agreement shall be made in writing, by hand- delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i)                                     To the Company:

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(ii)                                  With a copy to:

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Companies’ counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Companies and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above.  This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANIES’ COUNSEL AT:

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Exhibit B

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Wilmington Trust, National Association
AerCap Ireland Capital Limited (the “Irish Issuer”)
AerCap Global Aviation Trust (the “Co-Issuer” and, together with the Irish Issuer, the “Companies”)
c/o Wilmington Trust, National Association
Corporate Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN  55402

Attention:  Trust Officer

Re:                             The Companies’ 5.00% Senior Notes due 2021 (the “Securities”)

Dear Sirs:

Please be advised that                                                   has transferred $                                                  aggregate principal amount of the above-referenced Securities pursuant to an effective Registration Statement on Form [      ] (File No. 333-            ) filed by the Companies.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Securities is named as a “Selling Holder” in the Prospectus dated [date] or in supplements thereto, and that the aggregate principal amount of the Securities transferred are the Securities listed in such Prospectus opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)

EXHIBIT 12

AERCAP GLOBAL AVIATION TRUST AND SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

(Unaudited)

	Successor		Predecessor
(Dollars in thousands)	Period beginning February 5, 2014 and ending December 31, 2014		Period beginning January 1, 2014 and ending May 13, 2014		2013	2012		2011	2010
Earnings:
Net Income (Loss)	$687,814		$143,908		$(517,083)	$410,322		$(723,901)	$(495,668)
Add:
Provision (benefit) for income taxes	127,516		77,328		(279,401)	(39,231)		(310,078)	(268,968)
Fixed charges	575,142		509,611		1,456,055	1,576,700		1,581,480	1,577,210
Less:
Capitalized interest	(69,268)		(10,872)		(24,052)	(16,146)		(8,113)	(6,539)
Earnings as adjusted (A)	$1,321,204		$719,975		$635,519	$1,931,645		$539,388	$806,035
Fixed charges and preferred stock dividends:
Preferred dividend requirements	$187		$90		$336	$420		$544	$601
Ratio of income (loss) before provision (benefit) for income taxes to net income (loss)	119%		154%		154%	90%		143%	154%
Preferred dividend factor on pretax basis	223		139		517	378		778	926
Fixed Charges:
Interest expense	502,052		496,535		1,426,900	1,555,567		1,569,468	1,567,369
Capitalized interest	69,268		10,872		24,052	16,146		8,113	6,539
Interest factors of rents	3,822		2,204		5,103	4,987		3,899	3,302
Fixed charges as adjusted (B)	575,142		509,611		1,456,055	1,576,700		1,581,480	1,577,210

Fixed charges and preferred stock dividends (C)	$575,365		$509,750		$1,456,572	$1,577,078		$1,582,258	$1,578,136

Ratio of earnings to fixed charges ((A) divided by (B))	2.30	x	1.41	x	— (a)	1.23	x	— (a)	— (a)

Ratio of earnings to fixed charges and preferred stock dividends ((A) divided by (C))	2.30	x	1.41	x	— (a)	1.22	x	— (a)	— (a)

(a)          In the twelve months ended December 31, 2013, 2011 and 2010, earnings were insufficient to cover fixed charges and preferred stock dividends by $821.1 million, $1,042.9 million and $772.1 million, respectively, primarily due to non-cash impairment and lease related charges aggregating $1.4 billion, $1.7 billion and $1.8 billion, respectively.

 EXHIBIT 31.1

CERTIFICATIONS

I, Tom Kelly, certify that:

        1.     I have reviewed this Annual Report of AerCap Global Aviation Trust;

        2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

        3.     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

        4.     The Company's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and have:

          a.     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b.     Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

          c.     Evaluated the effectiveness of the Company's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          d.     Disclosed in this report any change in the Company's internal control over financial reporting that occurred during the Company's most recent fiscal quarter (the Company's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting; and

        5.     The Company's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company's auditors and the audit committee of the Company's board of directors (or persons performing the equivalent functions):

          a.     All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and

          b.     Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

Date: March 30, 2015

/s/ TOM KELLY TOM KELLY Chief Executive Officer

 EXHIBIT 31.2

CERTIFICATIONS

I, Ian Sutton, certify that:

        1.     I have reviewed this Annual Report of AerCap Global Aviation Trust;

        2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

        3.     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report;

        4.     The Company's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and have:

          a)    Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b)    Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

          c)     Evaluated the effectiveness of the Company's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          d)    Disclosed in this report any change in the Company's internal control over financial reporting that occurred during the Company's most recent fiscal quarter (the Company's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting; and

        5.     The Company's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company's auditors and the audit committee of the Company's board of directors (or persons performing the equivalent functions):

          a)    All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and

          b)    Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

Date: March 30, 2015

/s/ IAN SUTTON IAN SUTTON Vice President and Chief Financial Officer

 EXHIBIT 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

        Each of the undersigned, TOM KELLY, the CHIEF EXECUTIVE OFFICER, and IAN SUTTON, the VICE PRESIDENT AND CHIEF FINANCIAL OFFICER of AERCAP GLOBAL AVIATION TRUST (the "Company"), pursuant to 18 U.S.C. §1350, hereby certifies that to the best of their knowledge:

  (i)
  the Company's Annual Report for the year ended December 31, 2014 (the "Report") fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

  (ii)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2015	/s/ TOM KELLY TOM KELLY
Dated: March 30, 2015	/s/ IAN SUTTON IAN SUTTON

 Exhibit 99

Temporary Hardship Exemption

        IN ACCORDANCE WITH THE TEMPORARY HARDSHIP EXEMPTION PROVIDED BY RULE 201 OF REGULATION S-T, THE DATE BY WHICH THE INTERACTIVE DATA FILE IS REQUIRED TO BE SUBMITTED HAS BEEN EXTENDED BY SIX BUSINESS DAYS.